                                                                    EXHIBIT 10.2

================================================================================

                             NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                             ACE CASH EXPRESS, INC.
                                 AS THE COMPANY

                                       AND

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
                                    AS AGENT

                                       AND

                          THE PURCHASERS IDENTIFIED ON
                                 ANNEX A HERETO

                                 MARCH 31, 2003

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                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS..................................................................     2

      1.1     Certain Definitions......................................................     2
      1.2     Accounting Principles....................................................    18
      1.3     Other Definitional Provisions; Construction..............................    18

ARTICLE 2 ISSUE AND SALE OF SECURITIES.................................................    18

      2.1     Authorization and Issuance of the Notes..................................    18
      2.2     Sale and Purchase........................................................    19
      2.3     The Closing..............................................................    19

ARTICLE 3 REPAYMENT OF THE NOTES.......................................................    19

      3.1     Interest Rates and Interest Payments.....................................    19
      3.2     Repayment of the Notes...................................................    20
      3.3     Optional Prepayment of Notes.............................................    21
      3.4     Notice of Optional Prepayment............................................    23
      3.5     Mandatory Prepayment.....................................................    23
      3.6     Home Office Payment......................................................    24
      3.7     Taxes....................................................................    25
      3.8     Maximum Lawful Rate......................................................    25
      3.9     Capital Adequacy.........................................................    26
      3.10    Certain Waivers..........................................................    26

ARTICLE 4 CONDITIONS...................................................................    26

      4.1     Conditions to Purchase of the Notes......................................    26

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................    31

      5.1     Representations and Warranties of Company................................    31
      5.2     Absolute Reliance on the Representations and Warranties..................    37

ARTICLE 6 TRANSFER OF NOTES............................................................    37

      6.1     Restricted Notes.........................................................    37
      6.2     Legends; Purchaser's Representations.....................................    38
      6.3     Transfer of Notes........................................................    38
      6.4     Replacement of Lost Notes................................................    38
      6.5     No Other Representations Affected........................................    38

ARTICLE 7 COVENANTS....................................................................    39

      7.1     Affirmative Covenants....................................................    39
      7.2     Negative Covenants.......................................................    47
      7.3     Financial Covenants......................................................    56

ARTICLE 8 EVENTS OF DEFAULT............................................................    57

      8.1     Events of Default........................................................    57
      8.2     Consequences of Event of Default.........................................    60

                                        i

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
      8.3     Security.................................................................    61

ARTICLE 9 THE AGENT....................................................................    61

      9.1     Authorization and Action.................................................    61
      9.2     Delegation of Duties.....................................................    61
      9.3     Exculpatory Provisions...................................................    61
      9.4     Reliance.................................................................    62
      9.5     Non-Reliance on Agent and Other Purchasers...............................    62
      9.6     Agent in its Individual Capacity.........................................    62
      9.7     Successor Agent..........................................................    62
      9.8     Collections and Disbursements............................................    63
      9.9     Reporting................................................................    64
      9.10    Consent of Purchasers....................................................    64
      9.11    This Article Not Applicable to Company...................................    65

ARTICLE 10 MISCELLANEOUS...............................................................    65

      10.1    Successors and Assigns...................................................    65
      10.2    Modifications and Amendments.............................................    65
      10.3    No Implied Waivers; Cumulative Remedies; Writing Required................    65
      10.4    Reimbursement of Expenses................................................    65
      10.5    Holidays.................................................................    66
      10.6    Notices..................................................................    66
      10.7    Survival.................................................................    67
      10.8    Governing Law............................................................    67
      10.9    Jurisdiction, Consent to Service of Process..............................    67
      10.10   Jury Trial Waiver........................................................    69
      10.11   Severability.............................................................    69
      10.12   Headings.................................................................    69
      10.13   Indemnity................................................................    69
      10.14   Environmental Indemnity..................................................    69
      10.15   Counterparts.............................................................    70
      10.16   Integration..............................................................    70
      10.17   Confidentiality..........................................................    70
      10.18   Subordination............................................................    71

                                       ii

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                             NOTE PURCHASE AGREEMENT

                    $10,000,000 Aggregate Principal Amount of
              Senior Subordinated Secured Series A Notes of Company
                               Due March 31, 2006

                    $10,000,000 Aggregate Principal Amount of
              Senior Subordinated Secured Series B Notes of Company
                               Due March 31, 2008

                    $10,000,000 Aggregate Principal Amount of
              Senior Subordinated Secured Series C Notes of Company
                               Due March 31, 2009

                    $10,000,000 Aggregate Principal Amount of
              Senior Subordinated Secured Series D Notes of Company
                               Due March 31, 2010

         THIS NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March 31, 2003, is by and among ACE CASH EXPRESS, INC., a Texas corporation ("Company"), and the purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity, "Agent"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

         A. Company has proposed to sell (i) the Series A Notes to the Purchasers in the aggregate principal amount of $10,000,000, (ii) the Series B Notes to the Purchasers in the aggregate principal amount of $10,000,000, (iii) the Series C Notes to the Purchasers in the aggregate principal amount of $10,000,000, and (iv) the Series D Notes to the Purchasers in the aggregate principal amount of $10,000,000, in each case for the purpose of refinancing the Existing Term Debt and paying related transaction fees and expenses.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings are equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACAS" shall mean American Capital Strategies, Ltd., a Delaware corporation.

         "Acceptable Acquisition" shall mean (i) any acquisition by the Company of all, or substantially all of the business of, any business entity (whatever organizational form and whether accomplished as an asset acquisition or a stock purchase or acquisition of other forms of ownership interests) engaged in the same business or a substantially similar line of business, but only if (a) the purchase price of such acquisition (including the amount of Indebtedness of the business entity or of the seller or sellers assumed in connection therewith) is no more than $7,000,000 and (b) such business entity has either (I) positive EBITDA for the 12 month period immediately preceding the proposed date of such acquisition or (II) positive Restated EBITDA for the 12 month period immediately preceding the proposed date of such acquisition (as determined by Agent and Company), or (ii) any other acquisition approved by Required Purchasers in their sole discretion.

         "ACE Funding" shall mean ACE Funding, LLC, a Delaware limited liability company, and wholly-owned Subsidiary of the Company.

         "ACFS" shall mean American Capital Financial Services, Inc., a Delaware corporation.

         "Administrative Fee" shall have the meaning assigned to such term in
Section 7.1(l) hereof.

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds 10% or more of any class of voting securities of such Person or 10% or more of the equity interest in such Person,
(b) any Person of which such Person beneficially owns or holds 10% or more of any class of voting securities or in which such Person beneficially owns or holds 10% or more of the equity interest in such Person and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.

         "Agent" shall have the meaning assigned to such term in the preamble hereto and any successor agent appointed pursuant to the terms of this Agreement.

         "Agreement" shall mean this Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Asset Sale" shall mean any sale, transfer or other disposition of assets by Company or any of its Subsidiaries to any Person, other than the transfer or assignment of assets (a) by a Subsidiary of Company to Company, (b) any Subsidiary of Company to a Guarantor or (c) any Guarantor to another Guarantor.

         "Business" shall mean the principal business of Company as set forth in
Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Notes.

         "Business Day" shall mean any day on which banking institutions in Texas and California are open for substantially all their banking business in Dallas and San Francisco, provided, however, "Business Day" shall exclude (a) a Saturday, (b) a Sunday, (c) any other legal holiday, or (d) any day on which banks are not open for dealings in United States dollar deposits in the London interbank market.

         "By-laws" shall mean the by-laws, partnership agreement, operating agreement or analogous instrument governing the operations of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

         "Capital Expenditures" shall mean for any period of determination the sum of capital expenditures and payments under Capitalized Leases of the Loan Parties for such period determined on a Consolidated basis in accordance with GAAP.

         "Capitalized Leases" shall mean, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in Section 1.2 hereof), either would be required to be classified and accounted for as Capitalized Leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

         "Cash Flow Coverage Ratio" shall mean, in each case, with respect to the Company and its Consolidated Subsidiaries, (a) the total without duplication, during the 12-month period preceding the applicable date of determination, of (i) EBITDA, minus (ii) federal, state and local income taxes actually paid in cash minus (iii) total capital expenditures paid in cash, minus
(iv) cash dividends paid, minus (v) treasury stock purchased, plus (vi) rent expense, divided by (b) the total without duplication during the same specified 12 month period of (i) Interest Expense paid in cash, plus (ii) the current portion of all Capitalized Leases, plus (iii) the current portion of all long-term debt, plus (iv) rent expense.

         "Cash Holdings" shall mean Company's cash in the Company's stores, plus Company's cash in the Company's depository accounts with Revolving Lenders, plus Company's cash in the Company's depository accounts with Other Financial Institutions, plus the amount of items of the Company in clearing at Revolving Lenders and at Other Financial Institutions, plus cash of the Company in transit with armored couriers.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.Section 9601, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

         "Certificate of Update" shall mean a Certificate signed by a Responsible Officer of the Company which sets forth any changes during the prior month to Schedule 5.1(v) attached hereto, any of the schedules attached to the Intercreditor Agreement, or any of the schedules attached to the Security Agreement.

         "Change of Control" shall mean the occurrence of any of the following:

                           (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Company by Company representing in the aggregate more than 50% of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Company by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Company on a fully diluted basis and the receipt of any consideration in connection therewith;

                           (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of Company immediately prior to such transaction receive, in exchange for securities of Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of Company hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

                           (c) a sale, transfer or other disposition for value of 30% or more of the assets of the Loan Parties (excluding Asset Sales permitted by Section 7.2(f) hereof), on a Consolidated basis; and

                           (d) any sale or issuance or series of sales or issuances of the common stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of Company within a 12-month period that results in a transfer of more than 50% of the issued and outstanding shares of voting stock of Company or a transfer of more than 50% of the voting power of Company.

         "Charter Documents" shall mean the Articles of Incorporation, Certificate of Incorporation, certificate of limited partnership, certificate of limited liability company, charter or analogous organic instrument filed with the appropriate Governmental Authorities of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

         "Closing" shall mean the closing of the purchase and sale of the Notes pursuant to this Agreement.

         "Closing Date" shall mean the date and time for delivery and payment of the Notes as finally determined pursuant to Section 2.3 hereof.

         "Closing Processing Fee" shall mean a fee in an amount equal to $1,000,000 ($100,000 of which was paid by Company to ACFS on or before February 9, 2003) payable by Company to ACFS in consideration of the structuring of the financing contemplated hereby.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean all assets, tangible or intangible, real, personal or mixed, of the Company and each of its Subsidiaries (other than ACE Funding) including, without limitation, all Deposit Accounts in which Cash Holdings or any Subsidiary's Cash Holdings are maintained, all Cash Holdings and each Subsidiary's Cash Holdings, all other cash, accounts receivable, instruments, patents, trademarks, service marks, all other intellectual property, all software whether purchased by or developed by the Company or any of its Subsidiaries (other than ACE Funding), general intangibles, furniture and equipment of the Company and its Subsidiaries (other than ACE Funding), and all partnership interest, capital stock or other Equity Interests of each Subsidiary of the Company (other than ACE Funding), but excluding any assets held by the Company for the benefit of non-Affiliates in which no security interest or other Lien may be granted, the Company's interest in any Indebtedness of ACE Funding owed to the Company, and all assets or properties of ACE Funding.

         "Collateral Agency Agreement" shall have the meaning assigned to such term in Section 4.1(d) hereof.

         "Collateral Agent" shall have the meaning assigned to such term in the Collateral Agency Agreement.

         "Company" shall have the meaning assigned to such term in the introductory paragraph hereto.

         "Condition" shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

         "Consolidated" shall mean, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the Person and all consolidated Subsidiaries thereof.

         "Controlled Group" shall mean the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which Company is a part from time to time.

         "Covered Taxes" shall have the meaning assigned to such term in Section
3.7 hereof.

         "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Deferred Payment Obligations" shall mean the amount of the Company's (or any of the Company's Subsidiaries') obligations to make payments to sellers of either stock or assets pursuant to an Acceptable Acquisition, in periods subsequent to the closing of such acquisition.

         "EBITDA" shall mean, for any period of determination, the sum of (a) Net Income for the Loan Parties on a Consolidated basis, plus (b) Interest Expense deducted in arriving at such Net Income, plus (c) federal, state and local income taxes deducted in arriving at such Net Income, plus (d) depreciation, amortization and other non-cash charges deducted in arriving at such Net Income as computed and calculated in accordance with GAAP (excluding, however, any reserves or non-cash charges relating to, or in respect of Payday Loans or any other loan program administered by the Company or its Subsidiaries), minus (e) extraordinary gains computed and calculated in accordance with GAAP, plus (f) extraordinary losses computed and calculated in accordance with GAAP.

         "Environmental Law" or "Environmental Laws" shall mean any Laws which address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or threatened releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

         "Environmental Liabilities" shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

                           (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

                           (b) based upon or related to (i) any provision of past, present or future Environmental Laws (including CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

         The term "Environmental Liabilities" includes: (a) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorney's and consultant's fees), expenses and disbursements; (b) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (c) financial responsibility for (i) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (ii) any other compliance or remedial measures.

         "Equity Interests" shall have the meaning ascribed to such term as
Section 7.2(v) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

         "Event of Default" shall mean any of the events of default described in
Section 8.1 hereof.

         "Excess Cash Flow" means, for any fiscal year, the sum of the following, (a) EBITDA for such fiscal year, minus (b) the amount equal to actual cash Capital Expenditures incurred during such fiscal year, minus (c) cash interest expense paid during such fiscal year, minus (d) cash taxes during such fiscal year, minus (e) scheduled payments of principal on the Indebtedness permitted by this Agreement actually paid in cash during such fiscal year, minus
(f) cash payments made to settle any litigation involving any Loan Party (other than ACE Funding) (provided that the aggregate amount deducted pursuant to this clause (f) over the term of this Agreement shall not exceed $2,500,000), minus
(g) the amount by which Loan Receivables at the end of such Fiscal Year exceeds the amount of Loan Receivables at the end of the immediately preceding Fiscal Year, plus (h) the amount by which Loan Receivables at the end of the immediately preceding Fiscal Year exceeds the amount of Loan Receivables at the end of such Fiscal Year, minus (i) the aggregate cash purchase price of all Acceptable Acquisitions consummated in such Fiscal Year (provided that such aggregate amount deducted pursuant to this clause (i) during any Fiscal Year shall not exceed $2,500,000). The calculations of the amounts in clauses (g) and
(h) above shall be determined exclusive of adjustments caused by a Loan Reduction Event.

         "Existing Term Debt" shall mean the obligations of Company pursuant to the term loan credit facility as set forth in that certain Amended and Restated Credit Agreement, dated as of November 9, 2000, by and among Company, Wells Fargo Bank Texas, National Association, as agent for certain lenders party thereto (as amended, modified or supplemented from time to time).

         "Facility Fee" shall have the meaning ascribed to such term as Section 7.1(m) hereof.

         "Financial Projections" shall have the meaning assigned to such term in
Section 5.1(c) hereof.

         "Financing Statements" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

         "Fiscal Year" or "fiscal year" shall mean each twelve month period ending on June 30 of each year.

         "Funded Debt" shall mean and include, as of any date of determination (without duplication) (a) all obligations of the Loan Parties for borrowed money, including but not limited to bank debt (including outstanding amounts under the Revolving Financing), senior notes and subordinated debt, (b) all obligations of the Loan Parties evidenced by bonds, debentures, notes or similar instruments (excluding Deferred Payment Obligations which are unsecured and in an amount not to exceed $2,000,000 in the aggregate outstanding at any time),
(c) all obligations of the Loan Parties upon which interest charges are customarily paid, (d) all contingent obligations of the Loan Parties, (e) all Capitalized Leases of the Loan Parties, and (f) all outstanding letters of credit issued for the account of the Loan Parties, but shall exclude all amounts owed by ACE Funding and all current accounts payable arising in the ordinary course of business.

         "Funded Debt to EBITDA Ratio" shall mean the ratio of (i) Funded Debt of Company, on a Consolidated basis, as of a particular Measurement Date, to
(ii) the EBITDA for the Measurement Period ending on such Measurement Date. For purposes of this definition, the EBITDA of any Person acquired by the Loan Parties pursuant to an Acceptable Acquisition during any period shall be included in the Funded Debt to EBITDA Ratio on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (a) with respect to any such Acceptable Acquisition of such Person, the consolidated balance sheet of such acquired Person as at the end of the period preceding the acquisition of such Person and its consolidated subsidiaries and the related statements of income and stockholders' equity and of cash flows for the period in respect of which the Funded Debt to EBITDA Ratio is to be calculated have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing, unless such audit requirement is waived by Agent, and (b) if any such Acceptable Acquisition involved the incurrence of Funded Debt, the incurrence of such Funded Debt was permitted hereunder.

         "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

         "Goleta Agreement" shall mean that Master Loan Agency Agreement between the Company and Goleta dated as of August 11, 1999, as in effect on the date hereof, without giving effect to any amendment, restatement or modification thereof.

         "Governmental Authorities" shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

         "Guarantor" shall mean, individually and collectively, each Person who guaranties the Indebtedness of the Loan Parties to the Purchasers, including, without limitation, each Subsidiary of Company (other than ACE Funding) that is or becomes a guarantor of the Indebtedness of the Loan Parties to the Purchasers on or after the date hereof.

         "Guaranty" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Guaranty Agreement" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

         "Hedging Contract" shall mean (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds or indexes based on any of the foregoing, (b) any option, fixtures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Indebtedness" shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (a) all obligations for borrowed money or with respect to deposits or advances of any kind, (b) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (c) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers' acceptances issued for such Person's account (excluding current accounts payable which are not aged more than 120 days from the billing date therefor), (d) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person,
(e) all obligations for which such Person is obligated pursuant to a Guaranty,
(f) the capitalized portion of lease obligations under Capitalized Leases, (g) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, and (h) all obligations of such Person upon which interest charges are customarily paid or accrued. The Indebtedness of any Person shall include, but without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Persons ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provided that such Person is not liable therefore.

         "Intellectual Property Schedule" shall have the meaning assigned to such term in Section 5.1(q) hereof.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the agent for the Revolving Lenders, Travelers, Agent and the Company.

         "Interest Expense" shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP.

         "Interest Period" shall mean for any Note, a period of 30 day duration, as determined in accordance with the customary practice in the applicable LIBOR market; provided, that, no Interest Period will end after the last day of the then-current term of this Agreement.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

         "Investment" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

         "Key Management" shall mean Donald H. Neustadt, Jay B. Shipowitz, Joe
W. Conner and Barry M. Barron.

         "Laws" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

         "Letter Agreement" shall mean the letter agreements substantially in the forms of Exhibits F-1, F-2, and G attached hereto (or any other or similar agreements in form and substance satisfactory to Agent, in its sole discretion).

         "LIBOR" shall mean with respect to the Interest Period for a Note, an interest rate per annum determined by Agent to be equal to the London Interbank Offered Rate for such period set at or about 11:00 a.m. (London time) 2 Business Days prior to the commencement of such Interest Period for an amount substantially equal to the then-current principal amount of such Note, with a maturity of comparable duration to the Interest Period.

         "Lien" shall mean (a) any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract, (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (c) with respect to any asset, any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such asset or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "Litigation Schedule" shall have the meaning assigned to such term in
Section 5.1(i) hereof.

         "Loan and Servicing Agreement" shall mean that certain agreement, dated as of December 18, 2002, by and among the Company, ACE Funding, ACE Funding Lender, as in effect on the Closing Date, without giving effect to any amendment, restatement or modification thereof.

         "Loan Parties" shall mean Company and its Subsidiaries. Notwithstanding the fact that ACE Funding is defined as a Loan Party, the parties hereto hereby acknowledge that, pursuant to Section 7.2(w), ACE Funding is neither obligated nor liable for the Indebtedness evidenced by the Notes to the Purchasers and has not made any covenants with, to, or for the benefit of the Purchasers.

         "Loan Receivables" shall mean, as of any date, the aggregate amount of loan receivables (as accounted for in the Company's SEC Form 10-K most recently filed with the SEC) of the Loan Parties solely related to Payday Loans as of such date.

         "Loan Receivables Collection Amount" shall mean an amount equal to the cash actually collected by the Loan Parties (using commercially reasonable collection methods and efforts) in the 90 day period immediately following a Loan Reduction Event with respect to all Loan Receivables which originated in the State or States that originally gave rise to such Loan Reduction Event.

         "Loan Receivables Payment Reduction Conditions" shall mean, with respect to any Loan Reduction Event: (a) the Company has made a mandatory prepayment to the Agent, for the benefit of the Purchasers, due to such Loan Reduction Event in accordance with Section 3.5(b)(iii) hereof; (b) prior to the expiration of 730 days after the occurrence of such Loan Reduction Event, the Loan Parties resume making Payday Loans in the State that gave rise to such Loan Reduction Event; and (c) prior to the expiration of 180 days after the occurrence of the events described in clause (b) above, the Loan Parties make, and have outstanding, Payday Loans in an aggregate principal amount not less than the Loan Receivables Prepayment Amount related to the State subject to such Loan Reduction Event.

         "Loan Receivables Prepayment Amount" shall have the meaning assigned to such term in Section 3.5(b)(iii) hereof.

         "Loan Reduction Event" shall mean the occurrence or imposition of a binding ruling, decision, rulemaking, or regulation by a Governmental Authority with regulatory or other jurisdiction over a Loan Party whereby any or all of the Loan Parties are prohibited from making Payday Loans in a State or would be subject to legal or administrative actions due to the continued making of Payday Loans in a State.

         "London Interbank Offered Rate" shall mean the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits.

         "Manage" and "Management" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

         "Material Adverse Effect" shall mean (a) a material adverse effect upon the Collateral or on the business, assets, liabilities, condition (financial or otherwise) or prospects of (i) the

Company or (ii) the Loan Parties, taken as a whole or (b) the material impairment of the ability of any Loan Party (other than ACE Funding) to perform any of its obligations under any Purchase Document on a timely basis or (c) a material impairment of (i) the validity or enforceability of the rights or benefits available to the Agent and/or Purchasers, (ii) the Liens granted by the Company and the Guarantors to Agent on behalf of the Purchasers or (iii) the ability of Purchasers to enforce or collect any of the Indebtedness of the Company or any Guarantor owed to the Purchasers pursuant to the Purchase Documents. In determining whether any individual amount would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred, if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Measurement Date" shall have the meaning assigned to such term in
Section 7.3 hereof.

         "Measurement Period" shall mean the 12-month period ending on a Measurement Date.

         "Money Order Agreement" shall mean that certain money order agreement between the Company and Travelers, dated April 16, 1998, as amended, restated or modified from time to time in accordance with the terms of this Agreement.

         "Moody's" shall have the meaning assigned to such term in Section 7.2(i) hereof.

         "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

         "Net Cash Proceeds" shall mean:

         (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by a Loan Party pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including brokerage fees, sales and other commissions, legal, accounting and investment banking fees, survey costs, title insurance premiums and other customary fees and expenses incurred in connection therewith),
                  (ii) taxes paid or reasonably estimated by such Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of principal of any Indebtedness (and related prepayment premiums or prepayment fees) secured by a Lien on the assets subject to such Asset Sale (other than Indebtedness hereunder and under the Revolving Credit Documents), (iv) appropriate amounts to be provided by such Loan Party, as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Loan Party, after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such

                  Asset Sale (provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds, to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a)), and (v) in the case of any proceeds arising out of the sublease of any property, amounts required to be paid in respect of the lease of such property; and

         (b) with respect to any issuance of equity securities or Indebtedness (excluding Indebtedness under the Revolving Facility), the aggregate cash proceeds received by such Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

         "Net Income" shall mean, with respect to any Person for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to (a) net revenues and other items of income for such Person, less
(b) the aggregate for such Person of any and all items that are treated as expenses under GAAP, less (c) federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

         "Net Worth" shall mean, with respect to any Person at any date of determination, the sum of (a) the total amount of capital stock, including preferred stock, of such Person, plus (b) the paid-in-capital of such Person, plus (c) the retained earnings of such Person, minus (d) the treasury stock of such Person, all calculated in accordance with GAAP.

         "Notes" shall have the meaning set forth in Section 2.1 hereof.

         "Organizational Schedule" shall have the meaning assigned to such term in Section 5.1(a) hereof.

         "Other Financial Institutions" shall mean any financial institution other than Revolving Lenders.

         "Other Taxes" shall have the meaning assigned to such term in Section
3.7 hereof.

         "Payday Loan" shall mean a consumer loan with a maturity of less than 30 days provided by a Loan Party (other than ACE Funding) in exchange for which, the borrower of such consumer loan endorses for presentment or deposit a check for the benefit of such Loan Party or executes an authorization for such Loan Party to debit such borrower's bank account and enters into an agreement with such Loan Party that such Loan Party shall defer the presentment or deposit of such check or the initiation of such debit (as the case may be) for a period of time which shall not exceed 30 days.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

         "Permitted Encumbrances Schedule" shall have the meaning assigned to such term in Section 7.2(b)(iv) hereof.

         "Permitted Liens" shall have the meaning assigned to such term Section 7.2(b) hereof.

         "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of Company or any member of the Controlled Group.

         "Pledge Agreement" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

         "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

         "Properties and Facilities" shall have the meaning assigned to such term in Section 5.1(p) hereof.

         "Properties Schedule" shall have the meaning assigned to such term in
Section 5.1(p) hereof.

         "Proprietary Rights" shall mean all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how, trade secrets and goodwill related to any of the foregoing, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

         "Purchase Documents" shall mean this Agreement, the Notes and the Security Documents and all other agreements, instruments and documents delivered in connection therewith, but excluding documentation evidencing the Revolving Financing and the Travelers Documents, as any or all of the foregoing may be supplemented or amended from time to time.

         "Purchaser" shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

         "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C.Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

         "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under "removal," "remedial," or other "response" actions.

         "Reportable Event" shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R.
Section 2615.3(a) is waived.

         "Required Purchasers" shall mean, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time.

         "Responsible Officer" shall mean, with respect to any Person other than the Company, such Person's president, chairman, senior vice president, vice president, chief financial officer or vice president-finance and shall mean with respect to the Company, its chief executive officer, its chief operating officer, its chief financial officer, its senior vice president-operations, and its controller.

         "Restated EBITDA" shall mean, with respect to any Person, such Person's actual EBITDA (regardless if calculated pursuant to an audit conducted by independent public accountants of recognized national standing acceptable to Agent) restated to substitute, in lieu of actual expenses deducted in determining such actual EBITDA, expenses that are, in the judgment of Agent and Company, contractually controllable by Company (e.g., officer or employee compensation, bank and/or depository fees, courier fees and other similar expense items).

         "Revolving Credit Agreement" shall mean that certain Credit Agreement, dated March 31, 2003, by and among Company, the lenders from time to time party thereto, Wells Fargo Bank Texas, National Association, as administrative agent for such lenders and co-lead arranger, and JPMorgan Chase Bank, as agent for such lenders and co-lead arranger, as the same may be amended or modified from time to time as permitted hereunder.

         "Revolving Credit Documents" shall mean the Revolving Credit Agreement and all documents, instruments, certificates, and agreements contemplated thereby or executed in connection therewith.

         "Revolving Financing" shall mean a secured revolving line of credit facility of Company in an aggregate amount not to exceed $175,000,000.

         "Revolving Lenders" shall mean, collectively, the lenders from time to time party to the Revolving Credit Agreement.

         "S&P" shall have the meaning assigned to such term in Section 7.2(i)(ii) hereof.

         "SEC" shall mean the Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

         "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Guaranty Agreement, the Collateral Agency Agreement, the Financing Statements, and all other documents, instruments and other materials now or hereafter executed or delivered by any Loan Party (other than ACE Funding) to create or perfect a Lien in the Collateral in favor of Agent, for the benefit of Purchasers, and all amendments, modifications, supplements, renewals, extensions, increases, rearrangements of, and substitutions for the foregoing.

         "Series A Notes" shall mean the Senior Subordinated Secured Series A Notes issued pursuant to Section 2.1 hereof.

         "Series B Notes" shall mean the Senior Subordinated Secured Series B Notes issued pursuant to Section 2.1 hereof.

         "Series C Notes" shall mean the Senior Subordinated Secured Series C Notes issued pursuant to Section 2.1 hereof.

         "Series D Notes" shall mean the Senior Subordinated Secured Series D Notes issued pursuant to Section 2.1 hereof.

         "Significant Asset Sale" shall have the meaning assigned to such term in Section 3.5(b)(i)(A) hereof.

         "Significant Equity Rights Issuance" shall have the meaning assigned to such term in Section 3.5(b)(ii)(A) hereof.

         "Significant Subsidiary" shall have the meaning given such term by 17 CFR Section 210.1-02(w) (Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission).

         "SSM" shall mean self-service check-cashing machines.

         "State" shall mean one of the 50 States of the United States of America, and any territory, possession or protectorate of the United States of America.

         "Stores" shall mean the store locations of the Loan Parties that are a portion of the Properties and Facilities.

         "Structuring Fee" shall mean a fee in an amount equal to $1,575,000 payable by the Company to ACFS in consideration of the structuring of the financing contemplated hereby.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity in which said Person or one or more Subsidiaries of said Person owns or controls, directly or indirectly, securities or other ownership interests representing more than 50% of the ordinary voting power. As used in this Agreement with respect to the Company, the term "Subsidiary" shall include all direct and indirect Subsidiaries of the Company.

         "Subsidiary's Cash Holdings" shall mean, with respect to a Subsidiary of the Company, other than ACE Funding, such Subsidiary's cash in such Subsidiary's stores, plus such Subsidiary's cash in such Subsidiary's depository accounts with Revolving Lenders, plus such Subsidiary's cash in such Subsidiary's depository accounts with Other Financial Institutions, plus the amount of items of such Subsidiary in clearing at Revolving Lenders and at Other Financial Institutions, plus cash of such Subsidiary in transit with armored couriers.

         "Transaction Documents" shall have the meaning assigned to such term in
Section 5.1(e) hereof.

         "Transactions" shall mean the incurrence of debt and the issuance of securities in connection therewith, as contemplated by this Agreement, the Notes and all other agreements contemplated hereby and thereby.

         "Travelers" shall mean Travelers Express Company, Inc.

         "Travelers Documents" shall mean the Travelers Primary Agreements and all agreements, certificates and instruments executed and/or delivered in connection therewith.

         "Travelers Primary Agreements" shall mean the Money Order Agreement, that certain Money Transfer Agreement dated June 30, 2000, by and between Company and Travelers, as amended, supplemented, restated or otherwise modified through and including the Closing Date, and that certain Bill Payment Processing and Funds Transfer Services Agreement dated April 1, 1998, by and between Travelers and Company, as amended, supplemented, restated or otherwise modified through and including the Closing Date.

         "Unrestricted Indebtedness" shall mean Indebtedness (i) as to which neither the Company nor any other Loan Party (other than ACE Funding) is directly or primarily liable (by virtue of the Company or one of the other Loan Parties being the primary obligor on, guarantor of, or otherwise liable with respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any of the other Loan Parties (other than ACE Funding) to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Usage Period" shall mean shall mean the period from January 7 (or the preceding Business Day if January 7 is not a Business Day) through April 30 (or the next Business Day if April 30 is not a Business Day) of each calendar year.

         "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

         1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

         1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this Agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Agent and Purchasers. References in this Agreement to any Persons shall include such Persons' successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in
Article 9 of the Texas Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                    ARTICLE 2

                          ISSUE AND SALE OF SECURITIES

         2.1 Authorization and Issuance of the Notes. Company has duly authorized the issuance and sale to Purchasers of (a) $10,000,000 in the aggregate principal amount of Company's Senior Subordinated Secured Series A Notes Due March 31, 2006, to be substantially in the form of the Note attached hereto as Exhibit A-1 (including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, the "Series A Notes"), (b) $10,000,000 in the aggregate principal amount of Company's Senior Subordinated Secured Series B Notes Due March 31, 2008, to be substantially in the form of the Note attached hereto as Exhibit A-2 (including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, the "Series B Notes"), (c) $10,000,000 in the aggregate principal amount of Company's Senior Subordinated Secured Series C Notes Due March 31, 2009, substantially in the form attached hereto as Exhibit A-3 (including any Notes issued in substitution thereof pursuant to Sections 6.3 and 6.4 hereof, the "Series C Notes,") and (d) $10,000,000 in the aggregate principal amount of Company's Senior Subordinated Secured Series D Notes Due March 31, 2010, substantially in the form attached hereto as Exhibit A-4 (including any Notes issued in substitution thereof pursuant to Sections 6.3 and 6.4 hereof, the "Series D Notes", and together with the Series A Notes, the Series B Notes and the Series C Notes, the "Notes").

         2.2 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, Company shall sell to Purchasers, and Purchasers shall purchase from Company, in an amount equal to the pro rata portion of the Notes as set forth on Annex A attached hereto, the Notes in the aggregate principal amount set forth in
Section 2.1 hereof for $40,000,000 in the aggregate.

         2.3 The Closing. Delivery of and payment for the Notes (the "Closing") shall be made at the offices of Patton Boggs LLP, Dallas, Texas, commencing at 10:00 a.m., local time, on March 31, 2003 or at such place or on such other date on or before March 31, 2003 as may be mutually agreeable to Company and Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the "Closing Date." Delivery of the Notes shall be made to Purchasers against payment of the purchase price therefor, less the Closing Processing Fee, the Structuring Fee and any other amounts payable pursuant to Section 4.1(h) hereof, by wire transfer of immediately available funds in the manner agreed to by Company and Purchasers. The Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchasers may request in writing not less than two (2) Business Days before the Closing Date.

                                    ARTICLE 3

                             REPAYMENT OF THE NOTES

         3.1 Interest Rates and Interest Payments. Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Notes payable in arrears on the last Business Day of each month commencing on April 30, 2003. Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The Notes will bear interest as follows:

                           (a) Series A Notes. The Series A Notes will bear interest on the outstanding principal amount thereof at a rate equal to the sum of LIBOR plus 8.0% per annum;

                           (b) Series B Notes. The Series B Notes will bear interest on the outstanding principal amount thereof at a rate equal to the sum of LIBOR plus 10.0% per annum;

                           (c) Series C Notes. The Series C Notes will bear interest on the outstanding principal amount thereof at a rate equal to the sum of LIBOR plus 13.0% per annum; and

                           (d) Series D Notes. The Series D Notes will bear interest on the outstanding principal amount thereof at a rate equal to the sum of LIBOR plus 13.25% per annum.

Notwithstanding anything to the contrary contained herein, Agent and Purchasers shall not be required to purchase United States dollar deposits in the London interbank market or other applicable LIBOR market to fund any or all of the Notes, but the provisions hereof shall be deemed to apply as if Agent and Purchasers had purchased such deposits to fund such Notes.

         3.2      Repayment of the Notes.

                           (a) Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest, fees (including, without limitation, any breakage or other fees related to all LIBOR contracts associated therewith) and other amounts due hereunder as follows:

                                    (i)      Series A Notes. On the Series A
                           Notes, in eleven (11) equal quarterly payments of $833,333.34, payable on the last Business Day of each calendar quarter, commencing on June 30, 2003 and one
                           (1) final payment of the principal amount as is then outstanding, together with all accrued and unpaid interest, fees and other amounts due hereunder on March 31, 2006;

                                    (ii)     Series B Notes. On the Series B
                           Notes, the following quarterly payments shall be payable on the last Business Day of each calendar quarter in the following amounts for the corresponding period set forth below:

     Period                             Quarterly Principal Payment
-------------------                     ---------------------------
June 30, 2003                                     $  125,000
September 30, 2003                                $  125,000
December 31, 2003                                 $  125,000
March 31, 2004                                    $  125,000

June 30, 2004                                     $  125,000
September 30, 2004                                $  125,000
December 31, 2004                                 $  125,000
March 31, 2005                                    $  125,000

June 30, 2005                                     $  125,000
September 30, 2005                                $  125,000
December 31, 2005                                 $  125,000
March 31, 2006                                    $  125,000

June 30, 2006                                     $1,062,500
September 30, 2006                                $1,062,500
December 31, 2006                                 $1,062,500
March 31, 2007                                    $1,062,500

June 30, 2007                                     $1,062,500
September 30, 2007                                $1,062,500
December 31, 2007                                 $1,062,500
March 31, 2008                   One (1) final payment of the principal amount
                                 as is then outstanding, together with all
                                 accrued and unpaid interest, fees and other
                                 amounts due hereunder.

                                    (iii)    Series C Notes. On the Series C
                           Notes, on March 31, 2009; and

                                    (iv)     Series D Notes. On the Series D
                           Note, on March 31, 2010.

                           (b) Notwithstanding anything to the contrary contained in Section 3.2(a) above, on and after the date following the occurrence of a Loan Reduction Event and the subsequent satisfaction by the Loan Parties of all Loan Receivables Payment Reduction Conditions with respect to such Loan Reduction Event, (i) the remaining scheduled payments of principal on the Series B Notes due after such date shall be reduced by an aggregate amount equal to 50% of the Loan Receivables Prepayment Amount related to such Loan Reduction Event (the "Series B Loan Receivables Reduction Amount"), such reduction to be applied to the remaining principal payments on the Series B Notes, in order of maturity, until the aggregate amount of reduced scheduled payments of principal on the Series B Notes equals the Series B Loan Receivables Reduction Amount, and (ii) the remaining scheduled payments of principal on the Series A Notes due after such date shall be reduced by an aggregate amount equal to the remaining 50% of the Loan Receivables Prepayment Amount related to such Loan Reduction Event (the "Series A Loan Receivables Reduction Amount"), such reduction to be applied to the remaining principal payments on the Series A Notes, in order of maturity, until the aggregate amount of reduced scheduled payments of principal on the Series A Notes equals the Series A Loan Receivables Reduction Amount. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that nothing contained in this Section 3.2(b) is intended to reduce the aggregate principal amount of the Series A Notes or the Series B Notes (rather, this Section 3.2(b) is solely intended to modify, under the circumstances described above, the amortization schedule related to such Notes).

         3.3      Optional Prepayment of Notes. Subject to the terms of this
Section 3.3, Company may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Notes in whole or in part in multiples of $500,000, or such lesser amount as is then outstanding, at any time at a price equal to (a) the accrued interest, if any, to the date set for prepayment, plus (b) all breakage and other fees of LIBOR contracts associated with the Notes being prepaid (if any), plus (c) a prepayment premium representing the amortization of certain of Purchasers' costs incurred in connection with the purchase of the:

         (i) Series A Notes equal to the principal amount of the Series A Note prepaid multiplied by the following percentage:

If Prepaid During the 12-Month
   Period Ending on March 31
     of the Following Year:                  Percentage
              2004                               1%
     2005 and thereafter                         0%

         (ii) Series B Notes equal to the principal amount of the Series B Note prepaid multiplied by the following percentage:

If Prepaid During the 12-Month
   Period Ending on March 31
     of the Following Years:                 Percentage
              2004                               3%
              2005                               1%
     2006 and thereafter                         0%

         (iii) Series C Notes equal to the principal amount of the Series C Note prepaid multiplied by the following percentage:

If Prepaid During the 12-Month
   Period Ending on March 31
     of the Following Years:                 Percentage
              2004                               4%
              2005                               3%
              2006                               2%
              2007                               1%
     2008 and thereafter                         0%

         (iv) Series D Notes equal to the principal amount of the Series D Note prepaid multiplied by the following percentage:

If Prepaid During the 12-Month
   Period Ending on March 31
     of the Following Years:                 Percentage
                 2004                            5%
                 2005                            4%
                 2006                            3%
                 2007                            2%
                 2008                            1%
     2009 and thereafter                         0%

All such prepayments shall be applied by Agent (w) first, to the Series B Notes,
(x) second, to the Series A Notes, (y) third, to the Series C Notes and (z) finally, to the Series D Notes, in each case to the outstanding principal in the inverse order of maturity after application of such prepayment to any accrued interest, all fees associated therewith, and any prepayment premium payable in connection therewith. Notwithstanding anything to the contrary in Sections 3.3,
3.4 and/or 3.5, no prepayment premium shall be payable in connection with a prepayment of the Series A Notes and/or the Series B Notes, if such prepayment is made pursuant to Section 3.5(b) or if the source of funds of such prepayment is derived solely from the Loan Parties' Excess Cash Flow.

         3.4 Notice of Optional Prepayment. If Company shall elect to prepay any Notes pursuant to Section 3.3 hereof, Company shall give notice of such prepayment to Agent and each holder of the Notes to be prepaid not less than 30 days or more than 90 days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of such Notes to be prepaid on such date, and (c) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of a Responsible Officer of Company that such prepayment is being made in compliance with Section 3.3 hereof. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon, all fees associated therewith, and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

         3.5      Mandatory Prepayment.

         (a) The Notes shall be prepaid in full, together with all interest, fees (including, without limitation, all breakage fees associated therewith (if any) and expenses plus a prepayment premium computed in accordance with Section 3.3 hereof, as if such prepayment was a voluntary prepayment, in the event of a Change of Control.

         (b) The Series A Notes and Series B Notes shall be prepaid (i) with respect to any Asset Sales permitted by Section 7.2(f) hereof, by the amounts specified in Section 7.2(f) (together with all interest, fees and expenses computed in accordance with Section 3.3), as if such prepayment was a voluntary prepayment; provided, however, that a prepayment by the Loan Parties pursuant to this Section 3.5(b)(i) shall be made only if (A) an individual Asset Sale results in Net Cash Proceeds to the Loan Parties in an amount in excess of $50,000 (a "Significant Asset Sale"), or (B) in any fiscal quarter of the Loan Parties, the Loan Parties have consummated Assets Sales (other than Significant Asset Sales) resulting in aggregate Net Cash Proceeds of at least $10,000 since the last prepayment pursuant to this Section 3.5(b)(i)(B), in which case a prepayment pursuant to this Section 3.5(b)(i)(B) shall be due and payable at the end of such fiscal quarter in an amount equal to the aggregate amount of all such Net Cash Proceeds; (ii) by an amount equal to the Net Cash Proceeds received by any Loan Party (other than ACE Funding) from any and all issuances of equity (which do not constitute a Change of Control) or Indebtedness (excluding Indebtedness under the Revolving Facility or Indebtedness arising under the Money Order Agreement, in the ordinary course of business) by any Loan Party (other than ACE Funding) or all Loan Parties (other than ACE Funding), together with all interest, fees and expenses computed in accordance with Section 3.3, as if such prepayment was a voluntary prepayment; provided, however, that with respect to any issuance of equity due to the exercise of stock options, warrants or other similar rights issued to the officers, directors or employees of any Loan Party, a prepayment by the Loan Parties pursuant to this Section 3.5(b)(ii) shall be made only if (A) an individual issuance of equity results in Net Cash Proceeds to the Loan Parties in an amount in excess of $50,000 (a "Significant Equity Rights Issuance") or (B) in any fiscal quarter of the Loan Parties, the Loan Parties have consummated issuances of equity due to the exercise of stock options, warrants or other similar rights issued to the officers, directors or employees of any Loan Party (other than Significant Equity Rights Issuances) resulting in aggregate Net Cash Proceeds of at least $10,000 since the last payment pursuant to this Section 3.5(b)(ii)(B), in which case a prepayment pursuant to this Section 3.5(b)(ii)(B) shall be due and payable at the end of such fiscal quarter in an amount equal to the aggregate amount of all such Net Cash Proceeds; (iii) prior to the expiration of 91 days after the occurrence of a Loan Reduction Event, by an amount equal to 50% of the Loan Receivables Collection Amount (such amount, the "Loan Receivables Prepayment Amount"), together with all interest, fees and expenses computed in accordance with
Section 3.3, as if such prepayment was a voluntary prepayment; and (iv) prior to the expiration of 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending on June 30, 2004), by an amount equal to 50% of the Loan Parties' Excess Cash Flow for such fiscal year (or, with respect to the fiscal year ending June 30, 2004, the 15-month period ending on such date) together with all interest, fees and expenses computed in accordance with
Section 3.3, as if such prepayment was a voluntary prepayment. Any and all prepayments pursuant to this Section 3.5(b) shall be applied first, to the Series B Notes and second, to the Series A Notes.

         (c) Any prepayment of the Notes under Sections 3.5(a), 3.5(b)(i)(A) and 3.5(b)(ii)(A) shall be made within one (1) Business Day of the event giving rise to the mandatory prepayment requirement.

         3.6 Home Office Payment. Company will pay all sums becoming due on such Note for principal, premium, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A attached hereto, or by such other method or at such other address as Purchasers shall have from time to time specified to Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to Company at their principal executive office.

         3.7 Taxes. Any and all payments by Company hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding taxes imposed on Agent's or Purchasers' net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Agent for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. Company shall make such deductions and Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, Company agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Purchasers of their respective rights under any and all Purchase Documents (collectively, "Other Taxes"). Company will indemnify Agent and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date Agent or Purchasers provide Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or Purchasers in good faith to Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of Company under this Section 3.7 shall survive the payment of the Notes and the termination of this Agreement. Within 30 days after Company having received a receipt for payment of Covered Taxes and/or Other Taxes, Company shall furnish to Agent, the original or certified copy of a receipt evidencing payment thereof.

         3.8 Maximum Lawful Rate. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.8. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under such applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to Company.

         3.9 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any Governmental Authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Agent or Purchasers in their sole discretion, the existence of any Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchasers, Company immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of Company under this Section 3.9 shall survive the payments of the Notes and the termination of this Agreement.

         3.10 Certain Waivers. Company unconditionally waives (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that Company may have or claim against any Purchaser, the Agent or any prior Purchaser or Agent.

                                    ARTICLE 4

                                   CONDITIONS

         4.1 Conditions to Purchase of the Notes. The obligation of Purchasers to purchase and pay for the Notes is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                           (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                           (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of Company or the capital markets since June 30, 2002.

                           (c) Security Agreement. The Loan Parties (other than ACE Funding) shall have executed and delivered to Agent, for the benefit of the Purchasers, (i) a security agreement or security agreements granting to Agent a security interest in substantially all of the assets of the Loan Parties (other than ACE Funding), subordinate in lien priority only to the Liens in favor of the Revolving Lenders as contemplated by the Intercreditor Agreement, in each case in form and substance substantially as set forth in Exhibit B attached hereto (individually and collectively, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"),
                  (ii) a pledge agreement or pledge agreements granting to Agent a pledge of all equity securities held by the Loan Parties (other than Company's interest in ACE Funding), in each case in form and substance substantially as set forth in Exhibit C attached hereto (individually and collectively, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), and (iii) a guaranty agreement or guaranty agreements, in each case in form and substance substantially as set forth in Exhibit D attached hereto (individually and collectively, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Guaranty Agreement"). The Loan Parties (other than ACE Funding) shall have executed and delivered to Agent, for the benefit of the Purchasers, such financing statements and other instruments (collectively, "Financing Statements") as Agent shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Documents. Agent shall have received reports of filings with appropriate Government Authorities showing that there are no Liens on the assets of the Loan Parties (other than ACE Funding) other than Permitted Liens.

                           (d) Collateral Agency Agreement; Intercreditor Agreement. Company, Wells Fargo Bank Texas, National Association, as administrative agent for the Revolving Lenders, JPMorgan Chase Bank, as agent for the Revolving Lenders, the Agent, Travelers Express Company, Inc. and Wilmington Trust Company shall have entered into the Collateral Agency Agreement, in form and substance as set forth on Exhibit E attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement"). Company, Wells Fargo Bank Texas, National Association, as administrative agent for the Revolving Lenders, JPMorgan Chase Bank, as agent for the Revolving Lenders, the Agent and Travelers shall have entered into the Intercreditor Agreement (as set forth in Exhibit I hereto), in form and substance as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                           (e) Environmental Reports. Agent shall have received reports covering Company's properties in form and substance satisfactory to Agent regarding Company's compliance with Environmental Laws.

                           (f) Senior Secured Notes. The Agent shall have received evidence that the Company's 9.03% Senior Secured Notes due November 15, 2003, issued to Principal Mutual Life Insurance in the aggregate principal amount of $20,000,000, have been paid in full and that the Liens in favor of Principal Mutual Life Insurance have been either terminated or assigned to an agent of the Revolving Lenders, for the benefit of the Revolving Lenders.

                           (g) Closing Documents. Company will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to
                  Agent:

                                    (i)      the Notes (as designated by Agent
                           and Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by Company;

                                    (ii)     certificates of good standing dated
                           not more than 10 days prior to the Closing Date for each of the Loan Parties (other than ACE Funding) issued by their respective jurisdictions of organization and each jurisdiction where they are qualified to operate as a foreign corporation, or its equivalent;

                                    (iii)    a copy of the Charter Documents of
                           each of the Loan Parties (other than ACE Funding), certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 days prior to the Closing Date;

                                    (iv)     a copy of the By-laws of each of
                           the Loan Parties (other than ACE Funding), certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of each respective Loan Party (other than ACE Funding);

                                    (v)      a certificate of the secretary,
                           assistant secretary, manager or general partner of each of the Loan Parties (other than ACE Funding), certifying as to the names and true signatures of the officers or other authorized person of the respective Loan Party (other than ACE Funding) authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party (other than ACE Funding) hereunder;

                                    (vi)     copies of the resolutions duly
                           adopted by the each of the Loan Party's (other than ACE Funding's) board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the respective Loan Party (other than ACE Funding) of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party (other than ACE Funding) is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner of the respective Loan Party (other than ACE Funding);

                                    (vii)    a certificate dated as of the
                           Closing Date from an officer of Company stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Agent;

                                    (viii)   certificates of insurance
                           evidencing the existence of all insurance required to be maintained by the Loan Parties (other than ACE Funding) pursuant to Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;

                                    (ix)     an opinion of Gardere Wynne Sewell,
                           L.L.P., counsel to Company, in form and substance satisfactory to Agent;

                                    (x)      a Guaranty Agreement from each of
                           the Company's Subsidiaries (other than ACE Funding) in favor of Agent, for the ratable benefit of the Purchasers;

                                    (xi)     an accountant's letter from the
                           Loan Parties (other than ACE Funding) to their accountants regarding their disclosure of financial information to Agent and Purchasers;

                                    (xii)    a certificate regarding financial
                           statements from the president and the chief financial officer of the Loan Parties (other than ACE Funding) regarding the financial statements referenced therein, together with the appropriate attachments;

                                    (xiii)   copies of the Company's Form 10-K
                           filed with the SEC for the period ending June 30, 2002 and the Company's Form 10-Q filed with the SEC for the period ending September 30, 2002 and December 31, 2002; and

                                    (xiv)    such other documents relating to
                           the Transactions contemplated by this Agreement as Agent or its special counsel may reasonably request.

                           (h)      Purchaser's Fees and Expenses.

                                    (i)      Closing Processing Fee: On the
                           Closing Date, Company shall pay the Closing
                           Processing Fee to ACFS (and Company hereby authorizes Agent to deduct from the aggregate proceeds from the sales of the Notes by Company, the unpaid amount of such Closing Processing Fee);

                                    (ii)     Structuring Fee: On the Closing
                           Date, Company shall pay the Structuring Fee to ACFS (and Company hereby authorizes Agent to deduct from the aggregate proceeds from the sales of the Notes by Company, the unpaid amount of such Structuring Fee); and

                                    (iii)    Other Fees and Expenses. On the
                           Closing Date, Company shall have paid the fees and expenses of Agent and Purchasers, payable by Company pursuant to Section 10.4 hereof (and Company hereby authorizes Agent to deduct from the aggregate proceeds of the sale of the Notes by Company, all such amounts not previously paid).

                           (i) Legal Investment. On the Closing Date, Purchasers' purchases of the Notes shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

                           (j) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Agent and its special counsel and to Purchaser and its special counsel.

                           (k) Background Investigations. Agent shall be satisfied with the results of background investigations of Key Management.

                           (l) Change of Control Agreements. Company shall have delivered to Agent, a copy of each change of control agreement with each member of Key Management, the terms and conditions of which shall be acceptable to Agent and Purchasers in their sole discretion. Company shall have provided Purchaser with copies of all other agreements providing compensation in any form whatsoever, including but not limited to, any benefit plans, between Company and any and all of their respective directors, officers or employees.

                           (m) Consummation of Revolving Credit Documents. The Revolving Credit Documents shall be concurrently executed with the Purchase Documents in form and substance satisfactory to Agent, in Agent's sole discretion, and Agent shall have been provided certified copies of all such agreements, instruments and documents delivered in connection therewith.

                           (n) Liquidity. Company shall have available cash and immediately accessible availability in an amount greater than $10,000,000 under the Revolving Financing on the Closing Date after giving effect to the payment of (i) prior Indebtedness, (ii) funding of the Notes, (iii) all fees payable to Purchasers under the terms of this Agreement and the Purchase Documents and (iv) all costs and expenses arising as a result of the Transactions contemplated by this Agreement, and the Revolving Credit Agreement which Company is party, and each Purchaser shall have received satisfactory evidence thereof.

                           (o)      Waiver. Any condition specified in this
                  Section 4.1 may be waived by Agent; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.

                           (p) Perfection Letters. The Company shall have used its best efforts to cause (i) all financial institutions at which the Loan Parties' (other than ACE Funding's) deposits are maintained to have executed and delivered a Letter Agreement substantially in the form of Exhibit F-1 or F-2 attached hereto, and Agent shall be satisfied that a sufficient number of such financial institutions have executed and delivered such Letter Agreements, and (ii) all armored couriers that transport cash, checks or other remittances for the Loan Parties (other than ACE Funding) to have executed and delivered a Letter Agreement substantially in the form of Exhibit G attached hereto, and Agent shall be satisfied that a sufficient number of such armored couriers have executed and delivered such Letter Agreements.

                           (q) Travelers. Travelers shall have released all Liens which encumber Collateral that are in its favor (or included such provisions in the Intercreditor Agreement) which were granted under the Money Order Agreement, and all existing financing statements which relate to such Lines shall have been terminated and (ii) all other Liens encumbering the Collateral, other than Permitted Liens, shall have been released and all existing financing statements which related to such Liens shall have been terminated.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         5.1 Representations and Warranties of Company. As a material inducement to Agent and Purchasers to enter into this Agreement and purchase the Notes, Company hereby represents and warrants to Agent and Purchasers as follows:

                           (a) Organization and Power. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on Schedule 5.1(a) attached hereto (the "Organizational Schedule"), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has its principal place of business as set forth on the "Organizational Schedule". The copies of the Charter Documents and By-Laws of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                           (b) Principal Business. The Loan Parties are primarily engaged in the business of providing retail financial services, including, without limitation, check cashing, short-term lending and ancillary services, money order sales, wire transfer, bill payment and pre-paid telecommunications services (the "Business").

                           (c)      Financial Statements and Financial
                  Projections.

                                    (i)      Financial Statements. Company has
                           delivered to Agent copies of Company's audited Consolidated year-end financial statements for and as of the end of the 3 fiscal years ended June 30, 2002 (the "Annual Statements"). The Annual Statements were compiled from the books and records maintained by Company's management, are correct and complete in all material respects and fairly present the Consolidated financial condition of Company as of their dates and the results of

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

                           operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                                    (ii)     Financial Projections. Company has
                           delivered to Agent financial projections of the Loan Parties for the period July 1, 2002 through June 30, 2008 derived from various assumptions of the Loan Parties' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the Business and the Loan Parties, present and foreseeable conditions, reasonable assumptions, and the intentions of the Loan Parties' management. The Financial Projections accurately reflect the Loan Parties' liabilities (in accordance with GAAP) upon consummation of the transactions contemplated hereby as of March 28, 2003.

                                    (iii)    Accuracy of Financial Statements.
                           Company does not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Loan Parties neither of which may cause a Material Adverse Effect.

                           (d) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organizational Schedule.

                           (e) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents, the Revolving Credit Documents and all other agreements contemplated hereby and thereby to which each of the Loan Parties (other than ACE Funding) is a party (collectively, the "Transaction Documents"), and the consummation of the Transactions have been duly authorized by each of Loan Parties (other than ACE Funding). The execution and delivery by each of the Loan Parties (other than ACE Funding) of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
                  (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice (other than as required by the Company's status as a public company) to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, any law, statute, rule or regulation to which any of the Loan Parties is subject, or any material agreement, instrument, order, judgment or decree to which any of the Loan Parties is a party or to which they or their assets are subject.

                           (f)      Governmental Approvals. Except as
                   specifically provided by the Transaction Documents, no
                  registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.

                           (g) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by each of Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties who are the parties thereto enforceable in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

                           (h) No Material Adverse Change. Since June 30, 2002, there has been no event or occurrence that is likely to have a Material Adverse Effect.

                           (i) Litigation. Except as described in Schedule 5.1(i) attached hereto (the "Litigation Schedule"), there are no material actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties' management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties. At any Purchaser's request, the Loan Parties shall promptly provide Agent with a copy of all pleadings of all lawsuits filed against any of the Loan Parties or any of their directors or officers or the business, assets or rights of any of the Loan Parties and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings. None of the actions, suits or proceedings at law or in equity now pending against the Loan Parties and described on the Litigation Schedule, either individually or taken as a whole, (i) which, if adversely determined, could reasonably be expected to materially impair the ability of the Loan Parties (taken as a whole) to conduct business substantially as now conducted, or otherwise could reasonably be expected to have a Material Adverse Effect, except as disclosed on the Litigation Schedule, (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination, or (iii) which involve any of the transactions contemplated by the Purchase Documents or the Revolving Credit Documents.

                           (j) Compliance with Laws. The Loan Parties are not in violation in any material respect of any applicable Law. The Loan Parties are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. The Loan Parties are not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or, to the Company's knowledge, threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule.

                  Except as set forth in the Litigation Schedule, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. During the past 5 years, none of the officers or directors of the Loan Parties have been convicted of any felony involving moral turpitude. During the past 2 years, none of the officers or directors of Loan Parties have been bankrupt nor an executive officer of a bankrupt company.

                           (k)      Environmental Protection. Except as
                  specified in Schedule 5.1(k) attached hereto (the "Environmental Schedule") and after giving effect to the
                  Transactions: (i) the business of the Loan Parties, the methods and means employed by the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; (iii) the Loan Parties have not received
                  (A) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (1) the environmental condition of any of their Properties or any other property, or (2) the release or threatened release of any Pollutant, or (B) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of the Loan Parties' knowledge, none of the operations of the Loan Parties are the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (iv) except as disclosed in the Environmental Schedule, neither the Loan Parties nor any prior owner or operator have incurred in the past, or are now subject to, any Environmental Liabilities; (v) except as disclosed in the Environmental Schedule, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (vi) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the

                  PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.

                           (l) Legal Investments; Use of Proceeds. The Loan Parties (other than ACE Funding) will use the proceeds from the sale of the Notes to refinance the Existing Term Debt and to pay related transaction fees and expenses. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

                           (m) Taxes. The Loan Parties have filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

                           (n) Labor and Employment. The Loan Parties are, and each of its Plans is, in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Loan Parties are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

                           (o) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (i) an "investment company" or "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (p) Properties; Security Interests. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the

                  "Properties and Facilities", subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition (ordinary wear and tear excepted) and all such assets and properties are owned by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Agreement creates and grants to Agent a valid and perfected security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by the Loan Parties is listed on Schedule 5.1(p) attached hereto (the "Properties Schedule"). The Store locations are listed on
                  Schedule 5.1(p) attached hereto indicating the street address of each Store.

                           (q) Intellectual Property; Licenses. Each of the Loan Parties possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All Proprietary Rights registered in the name of any of the Loan Parties and applications therefor filed by any of the Loan Parties are listed on Schedule 5.1(q) attached hereto (the "Intellectual Property Schedule"). No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations, could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties has any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' ability to retain or obtain any authorization necessary for the operation of the Business.

                           (r) Solvency. Without regard to ACE Funding, after giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, whether subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and liabilities, whether subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such Business is now conducted and is proposed to be conducted following the Closing Date.

                           (s) Complete Disclosure. All factual information furnished by or on behalf of the Loan Parties to Agent for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading taken as a whole at such time in light of the circumstances under which such information was provided.

                           (t) Side Agreements. Neither the Loan Parties nor any Affiliate of the Loan Parties, nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any material side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate agreed to undertake any material obligation that would be binding on a Loan Party beyond the requirements of the formal, written contracts executed by any Loan Party and disclosed to Purchasers and Agent herein which could be reasonably expected to have an adverse effect on the Collateral or the business, assets, liabilities, condition (financial or otherwise) or prospects of the Loan Parties (individually or taken as a whole).

                           (u) Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issue of the Notes or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to Stephens, Inc. and to ACFS, Purchasers and Agent. Company agrees to indemnify Agent and Purchasers and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or Purchasers without the knowledge of the Loan Parties.

                           (v) Schedule 5.1(v) lists (i) all Deposit Accounts (as defined in the Security Agreement) maintained by Company, (ii) all Deposit Accounts maintained by Company's Subsidiaries (other than ACE Funding), (iii) each armored courier service that transports Collateral, and (iv) all agreements with armored courier services which transport Collateral to which either Company or a Subsidiary of Company (other than ACE Funding) is a party.

         5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent's or Purchasers' behalf.

                                    ARTICLE 6

                                TRANSFER OF NOTES

         6.1 Restricted Notes. Purchasers acknowledge that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that Company are not required to register the Notes.

         6.2 Legends; Purchaser's Representations. Each of the Purchasers hereby represents and warrants to Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Notes for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Notes to an Affiliate or Affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. Company may place an appropriate legend on the Notes owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Notes, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes, or portion thereof.

         6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. Company shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to Company and Agent of such assignment specifying the new holder's name and address; in such case, Company shall promptly acknowledge such assignment in writing to both the old and new holder. Company shall not be required to recognize any subsequent holder of a Note unless and until Company have received reasonable assurance that all applicable transfer taxes have been paid.

         6.4 Replacement of Lost Notes. Upon receipt of evidence reasonably satisfactory to Company of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Company shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Company; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Company with an indemnity in writing to save it harmless in respect of such replaced Note.

         6.5      No Other Representations Affected. Nothing contained in this
Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

                                    ARTICLE 7

                                    COVENANTS

         7.1 Affirmative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, the Loan Parties shall:

                           (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except for the dissolution or other cessation of existence of any Subsidiary of the Company which the Company has reasonably determined to be unnecessary to the conduct of the Business.

                           (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other authorizations which may be material to the conduct of their businesses; (ii) comply in all material respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted, (iii) take all reasonable action which may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. Without limitation of the foregoing, after Company obtains knowledge that it does not have a license, permit, or other authorization from a Governmental Authority to conduct any facet of its or any of its Subsidiary's (other than ACE Funding) business, Company shall (i) apply for such license, permit, or other authorization within the earlier of (A) 30 days after Company obtains such knowledge or (B) the date stated by any Governmental Authority before which Company is required to apply for such license, permit, or other authorization and (ii) diligently thereafter pursue the obtaining of such license, permit, or other authorization.

                           (c) Insurance. Maintain insurance required by the Purchase Documents, including but not limited to: (i) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (ii) public liability; (iii) workers' compensation; (iv) business interruption; and (v) such other risks as are customary with companies similarly situated and in the same or similar business as that of the

                  Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties (other than ACE Funding) shall pay all insurance premiums payable by it and Company shall deliver certificates of insurance with copies of such policies to Agent. All insurance policies of the Loan Parties (other than ACE Funding) shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon 30 days prior written notice to Agent. Agent, on behalf of Purchasers, shall be shown as a loss payee and an additional named insured party under all such insurance policies.

                           (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

                           (e)      Financial Statements; Reports. Furnish to
                  Agent:

                                    (i)      Annual Statements. Within 90 days
                           after the end of each fiscal year (or such earlier date as the same are required to be filed with the SEC under applicable law), a Consolidated and consolidating balance sheet and statements of operations, stockholders' equity and cash flows of the Loan Parties showing the financial condition of the Loan Parties as of the close of such year and the results of operations during such year, all the foregoing Consolidated financial statements to be audited by Grant Thornton LLP or another firm of independent certified public accountants of recognized national standing acceptable to Agent and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or scope limitation not acceptable to Agent) stating that in the course of its regular audit of the Business of the Loan Parties, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to covenant compliance has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof, together with a copy of the Company's SEC Form 10-K filed for such fiscal year.

                                    (ii)     Monthly Statements. Within 30
                           calendar days after the end of each calendar month,
                           (A) financial statements (including a balance sheet and cash flow and income statements), comparable to current monthly financial information delivered to the Company's directors, showing the financial condition and results of operations of the Loan Parties as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer of the Company that such financial statements have been prepared in accordance with GAAP (exclusive of footnotes, year-end adjustments and similar modifications for interim statements), consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and (B) a report of all Asset Sales of the Loan Parties consummated during such calendar month accompanied by a certificate of an officer of the Company that such report is true and correct in all material respects.

                                    (iii)    Format; Management Report;
                           Certificate of Compliance: Each balance sheet, operations statement and cash flow statement furnished to Agent or Purchasers pursuant to subsections (i) and (ii) of this Section 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as may be specified by Agent. Each financial statement furnished to Agent pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of the Loan Parties explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the Loan Parties' chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and a compliance certificate in the form of Exhibit H showing Loan Parties' compliance with the covenants set forth in Section 7.3.

                                    (iv)     Accountant Reports. Promptly upon
                           the receipt thereof, copies of all reports, if any, submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                                    (v)      Projections. As soon as available,
                           but in no event later than 30 days after the beginning of each fiscal year, a projection of Loan Parties' balance sheet, and income, retained earnings, stockholders' equity and cash flow statements, respectively, for the following 5 fiscal years and comparable actual and budgeted figures for the current fiscal year; and

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

                           within 10 days after the completion of any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall have been prepared on the basis of the Loan Parties' historical financial statements and records, together with the assumptions set forth in such projection and that it reasonably reflects expectations, after considered analysis, of the Loan Parties' management as to the matters set forth therein.

                                    (vi)     Public Reports. As soon as possible
                           after being made publicly available, copies of such registration statements, annual periodic and other reports (including, without limitation, the Company's SEC Form 10-Q), and such proxy statements, financial information and other information, if any, as shall be filed by any Loan Party with the SEC pursuant to the Securities Act or the Securities Exchange Act.

                                    (vii)    Revolving Financing Reports.
                           Promptly upon request by Agent, copies of all information, notices, and reports provided to, or received from, Revolving Lenders or any agent of Revolving Lenders under the Revolving Credit Agreement.

                                    (viii)   Certificate of Update. Within ten
                           (10) days after the end of each month, a Certificate of Update.

                                    (ix)     Additional Information. Promptly,
                           from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties (other than ACE Funding) as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

                           (f) Litigation and Other Notices. Give Agent prompt written notice of the following:

                                    (i)      Orders; Injunctions. The issuance
                           by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or invalidating, or having the effect of invalidating, any provision of this Agreement, any of the Notes, any other Purchase Document or the second priority lien of the Agent on the Collateral or the initiation of any litigation or proceeding seeking any such injunction, order, decision or other restraint.

                                    (ii)     Litigation. The notice, filing or
                           commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any Governmental Authority (A) that is a class action, (B) that could be reasonably be expected to result in a settlement by any of the Loan Parties of $1,000,000 or more, or (C) that, if adversely determined against any of the Loan Parties, could reasonably be expected to result in (1) liability of the Loan Parties in an amount of $1,500,000 or more or (2) a Material Adverse Effect.

                                    (iii)    Environmental Matters. (A) Any
                           release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about any of the Properties and Facilities, (C) any violation by any of the Loan Parties of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that any of the Loan Parties might be subject to an Environmental Liability.

                                    (iv)     Default. Any Default or Event of
                           Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

                                    (v)      Material Adverse Effect. Any
                           development in the business or affairs of any of Company that could have a Material Adverse Effect.

                                    (vi)     Board Meetings. Each regular or
                           special meeting of each Loan Party's board of directors (but excluding actions taken by unanimous written consent of such board of directors) concurrently when delivered to such board of directors, but in any case such notice shall be delivered no later than the date on which the members of the board of directors are notified of such meeting.

                                    (vii)    Asset Sales. Each Asset Sale giving
                           rise to an obligation to make a prepayment in accordance with Section 3.5(b)(i) hereof.

                           (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent and if so requested in writing, Purchasers (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of a Responsible Officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and
                  (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                           (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable prior written notice, at all reasonable times and as often as Agent or any Purchasers may reasonably request (and at any time regardless of notice after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent to visit, verify and inspect the Collateral, properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' expense, up to one (1) time annually (or upon the occurrence and during the continuance of an Event of Default, as often as the Agent may request), and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officer and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

                           (i) Board of Directors. Each of the Loan Parties shall, (i) within 5 Business Days after any meeting of any Loan Party's board of directors or any committee thereof (including, without limitation, any audit committee meeting or executive committee), provide to Agent the agenda for each such meeting, (ii) promptly provide to Agent any and all reports, documents or other materials prepared by management for, and discussed at, any regular or special meeting of any Loan Party's board of directors, and (iii) within 10 Business Days after Agent's request, arrange for a meeting between (x) Agent and any members of senior management of the Loan Parties acceptable to Agent, in its reasonable discretion, or (y) Agent and any directors of the Loan Parties acceptable to Agent, in its reasonable discretion, but only if necessary to provide Agent with information regarding any committee meeting at which no member of senior management of the Loan Parties was present, in each case for purposes of discussing any matters included on any agenda described in clause (i) above (and, if requested by Agent, the Loan Parties shall furnish to Agent at such meeting copies of all reports, documents and other materials prepared for and discussed at any meeting of any committee of any Loan Party's board of directors).

                           (j) Interest Rate Hedging. From and after July 1, 2003, cause an amount equal to or greater than the Acceptable Sum to (i) bear interest at a fixed rate or (ii) be subject to a Hedging Contract that is an Acceptable Hedging Contract, each for a minimum term of one year. As used herein, "Acceptable Hedging Contract" shall mean a Hedging Contract entered into by the Loan Parties (other than ACE Funding) with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Person that is accruing interest at a variable rate, provided that
                  (i) the aggregate notional amount of such Hedging Contract never exceeds 100% of the anticipated outstanding principal amount of the Indebtedness to be hedged by such Hedging Contract or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of such Hedging Contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such Hedging Contract, and (iii) each such Hedging Contract is with a counterparty or has a guarantor of the obligation of the counterparty which (unless such counterparty is a Revolving Lender or an Affiliate of a Revolving Lender) at the time such Hedging Contract is made has long-term unsecured and unenhanced debt obligations rated AA or Aa2 (or their equivalents) or better or is an investment-grade industry participant or otherwise acceptable to Required Purchasers. As used herein, "Acceptable Sum" shall mean, as of any date of determination, the sum of $60,000,000, plus 50% of the then outstanding aggregate principal amount of the Notes.

                           (k) Further Assurances. The Loan Parties (other than ACE Funding) will, with reasonable promptness, execute and deliver to each Purchaser, from time to time, upon the reasonable request of such Purchaser, supplemental agreements, statements, assignments and transfers, or instructions or documents as any Purchaser may request in order that the full intent of this Agreement and the other Transaction Documents may be carried into effect.

                           (l) Administrative Fee. Pay an administrative fee (the "Administrative Fee") to ACFS equal to $300,000 per annum, payable in equal quarterly payments, commencing on June 30, 2006, and on each September 30, December 31, March 31 and June 30 thereafter until the Notes are repaid in full in cash; provided, however, such administrative fee shall be reduced
                  (i) upon the repayment in full in cash of the principal amount of the Series A Notes (including all accrued interest, all applicable related fees and prepayment premium, if any), to $270,000 per annum, (ii) upon the repayment in full in cash of the principal amount of the Series B Notes (including all accrued interest, all applicable related fees and prepayment premium, if any), to $225,000 per annum, (iii) upon the repayment in full in cash of the principal amount of the Series C Notes (including all accrued interest, all applicable related fees and prepayment premium, if any), to $120,000 per annum, and (iv) upon the repayment in full in cash of the principal amount of the Series D Notes (including all accrued interest, all applicable related fees and prepayment premium, if any), to $0 per annum. The adjusted annual payments due pursuant to clauses (i), (ii), (iii) and (iv) above will be adjusted upon the date the applicable payment is made by Company and the subsequent quarterly payments shall be reduced to reflect such payment and the reduced amount then owing.

                           (m) Facility Fee. Pay a facility fee (the "Facility Fee") to ACFS equal to $425,000 per annum, payable in equally monthly payments in arrears, commencing on April 30, 2006, and continuing on the last Business Day of each calendar month thereafter until the Series D Notes are repaid in full in cash. Upon repayment, in full and in cash, of the Series C Notes, the Facility Fee shall be reduced to $300,000 per annum. The adjusted annual payments due will be adjusted upon the date the Series C Notes are repaid, in full in cash, and the subsequent monthly payments shall be reduced to reflect such payment and the reduced amount then owing.

                           (n) Additional Guarantors and Pledge of Assets. Inform the Agent within 5 Business Days before the creation or acquisition of any direct or indirect Subsidiary. The Company and the Purchasers intend that any such newly formed or acquired Subsidiary of the Company shall obtain the benefit of the Notes and shall become a Guarantor pursuant to terms similar to each Guarantor on the date hereof. Within 15 Business Days from the acquisition or formation of any such additional Subsidiary, the Company shall cause such Subsidiary
                  (i) to promptly execute, in form and substance satisfactory to the Agent, all documents necessary for such Subsidiary to become a Guarantor hereunder (including a Guaranty Agreement substantially in the form executed by the Guarantors as of the Closing Date), and (ii) to effect such Subsidiary's conveyance of a Lien in its assets (subject only to Permitted Liens) in favor of the Agent for the benefit of the Purchasers pursuant to the Security Documents (but only if, with respect to this clause (ii), such Subsidiary is a Significant Subsidiary). Any such additional Significant Subsidiary's assets shall thereupon become part of the Collateral. In addition, within 15 Business Days from the acquisition or formation of any additional Subsidiary of the Company, the Company shall execute, or shall cause its Subsidiary to execute, as applicable, all documents (including a Pledge Agreement in form and content substantially similar to other Pledge Agreements executed in connection with the Revolving Credit Agreement) necessary to effect the Company's or such Subsidiary's, as applicable, conveyance of a second priority Lien in the capital stock of such additional Subsidiary in favor of Agent for the benefit of the Purchasers, and such additional Subsidiary's capital stock shall thereupon become part of the Collateral. If reasonably requested by the Agent, the Company shall cause its legal counsel to deliver to the Agent, simultaneously with the Purchase Documents referred to in this Section 7.1(n), a legal opinion containing opinions reasonably requested by the Agent with respect to, if applicable, (U) the stock or asset acquisition, (V) the formation of such Subsidiary, (W) the pledge of such Subsidiary's capital stock to the Agent, (W) the pledge of acquired assets to the Agent and the perfection of the Agent's security interest therein, (Y) the addition of such Subsidiary as a Guarantor, and (Z) such other matters reasonably related thereto; such legal opinion to be in form and substance satisfactory to the Agent.

                           (o) Assignment of Leases. At the request of Required Purchasers, or after the occurrence of an Event of Default at the request of Agent, promptly execute and deliver, in form and substance satisfactory to Agent, assignments of leases and/or leasehold deeds of trust with respect to any real property leases of office space or real property leases covering any of the Loan Parties' (other than

                  ACE Funding) stores; provided, however, that Loan Parties shall not be required to deliver an assignment of lease with respect to any particular lease of office space or store if
                  (i) the consent of the relevant landlord is required as a condition to such assignment, and (ii) despite its best efforts to do so, such Loan Party is unable to obtain such consent from the relevant landlord.

                           (p) Mortgages. At the request of Required Purchasers, or after the occurrence of an Event of Default at the request of Agent, promptly execute and deliver, in form and substance satisfactory to Agent, mortgages and/or deeds of trust with respect to any real property owned by the Loan Parties (other than ACE Funding).

                           (q) Supplemental Litigation Meeting. Upon Agent's or any Purchaser's request, within (i) 5 days after the Borrower's filing of its quarterly report on SEC Form 10-Q or its Annual Report on Form 10-K with the SEC or (ii) 15 days after the occurrence of a material event, condition or change involving any legal proceeding then pending against or involving any Loan Party, make available for a meeting with representatives of Agent and any other Purchaser desiring to participate at least one knowledgeable executive officer of the Company to respond to questions about (a) the disclosures in any such report regarding the Borrower's legal proceedings and (b) any other actions, suits or proceedings then pending against or involving any Loan Party.

                           (r) Perfection Letters. The Company shall use its best efforts to cause (i) all financial institutions at which the Loan Parties' (other than ACE Funding's) deposits are maintained to execute and deliver a Letter Agreement substantially in the form of Exhibit F-1 or F-2 attached hereto, and (ii) all armored couriers that transport cash, checks or other remittances for the Loan Parties (other than ACE Funding) to execute and deliver a Letter Agreement substantially in the form of Exhibit G attached hereto.

         7.2 Negative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

                           (a) Indebtedness. None of the Loan Parties (other than ACE Funding) shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                                    (i)      Indebtedness under this Agreement;

                                    (ii)     Indebtedness under the Revolving
                           Financing;

                                    (iii)    Indebtedness secured by Liens
                           permitted by Section 7.2(b) hereof in an amount not to exceed $3,000,000 per item of Indebtedness and $5,000,000 in the aggregate outstanding at any time;

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

                                    (iv)    Indebtedness existing on the date
                           hereof; provided, that, such Indebtedness shall not after the date hereof (A) increase in amount (except increases subject to limitations in amount in existence on the date hereof), (B) be secured by Liens not in existence on the date hereof, or (C) change in regard to seniority in any respect;

                                    (v)     Indebtedness incurred in the
                           ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities incurred in connection with the Business not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

                                    (vi)    Indebtedness that is unsecured
                           consisting of (A) current accounts payable and unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business of the Loan Parties to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms, including (without limitation) obligations pursuant to the Money Order Agreement and (B) Indebtedness evidenced by Deferred Payment Obligations in an amount not to exceed $4,000,000 in the aggregate at any time; and

                                    (vii)   Hedging Contracts.

                  (b) Negative Pledge; Liens. Loan Parties (other than ACE Funding) shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                                    (i)     Liens created pursuant to the
                           Revolving Financing and the Travelers Documents;

                                    (ii)    Liens for or priority claims imposed
                           by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and constitutional, statutory and contractual landlords' liens which secure Indebtedness that are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, except as set forth hereinabove, the obligation secured is not more than 15 days overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties (other than ACE Funding) as the case may be; and provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;

                                    (iii)   Liens securing the payments of
                           taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (A) are not delinquent, or (B) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties (other than ACE Funding) shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

                                    (iv)    Liens listed on Schedule 7.2(b)
                           attached hereto (the "Permitted Encumbrances
                           Schedule");

                                    (v)     extensions, renewals and
                           replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

                                    (vi)    Liens created in favor of the
                           Collateral Agent in accordance with the Collateral Agency Agreement;

                                    (vii)   Liens securing the performance of
                           bids, tenders, leases, contracts (other than the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business of the Loan Parties; and

                                    (viii)  Liens (including any Capitalized
                           Leases) originally created to secure payment of a portion of the purchase price or construction costs, as the case may be, relating to any real property or equipment or any interest therein, upon such real property, equipment (including furniture and fixtures) or interest therein; provided, that, (A) the outstanding principal Indebtedness secured by such Lien does not exceed 100% of the purchase price actually paid by the Loan Parties (other than ACE Funding) (or in the case of a Capitalized Lease, by the owner) for the real property or equipment or interest therein (which is encumbered by such Lien, and/or the construction costs actually incurred by the Loan Parties (other than ACE Funding) with respect to the improvements thereto, as the case may be, (B) the Indebtedness secured by any such Lien (including, in the case of any Capitalized Lease, the Indebtedness related thereto) is permitted by this Agreement, and (C) any such Lien does not encumber any other asset at any time owned by the Loan Parties (other than ACE Funding).

                           (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except for (i) Guaranties to Revolving Lenders, agents for Revolving Lenders, for the benefit of the Revolving Lenders and Travelers, and
                  (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                           (d) Deposit Accounts and Armored Couriers. Company shall not, at any time after June 30, 2003, permit (i) more than 5% of the aggregate amount of Company's Cash Holdings and each Subsidiary's Cash Holdings (other than ACE Funding's Cash Holdings) held in deposit accounts to be held in deposit accounts maintained by financial institutions with which there is no Letter Agreement and (ii) more than 5% of the aggregate dollar amount of Company's Cash Holdings and instruments and each Subsidiary's Cash Holdings (other than ACE Funding's Cash Holdings) and instruments to be transported by armored couriers with which there is no Letter Agreement.

                           (e) Capital Expenditures. The Loan Parties shall not incur Capital Expenditures in an amount which exceeds in the aggregate (i) $5,500,000 in Fiscal Year 2003, (ii) $10,725,000 in Fiscal Year 2004, (iii) $12,100,000 in Fiscal
                  Year 2005, (iv) $13,475,000 in Fiscal Year 2006, (v)
                  $12,500,000 in Fiscal Year 2007, and (vi) $12,250,000 in any
                  Fiscal Year thereafter. To the extent that any amount of permitted Capital Expenditures is not used during any Fiscal Year, then up to $1,000,000 of such unexpended amount may be carried forward and expended during the next Fiscal Year; provided, however, that (x) no amount of permitted Capital Expenditures may be carried forward for more than 1 Fiscal Year and (y) during any Fiscal Year in which such unexpended amounts have been carried forward, all Capital Expenditures shall be deemed to apply first to the amount carried forward and then to the amount of Capital Expenditures permitted during such Fiscal Year.

                           (f) Mergers, Asset Sales, etc. The Loan Parties shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business) or sell, transfer or otherwise dispose of any of its assets, except assets which are of nominal value or obsolete, in each case in the ordinary course of business; provided, however, that for so long as no Default or Event of Default has occurred and is continuing hereunder, the Loan Parties (other than ACE Funding) may consummate any Asset Sale if the aggregate Net Cash Proceeds derived from such Asset Sale, when combined with the Net Cash Proceeds derived from all other Asset Sales consummated during such Fiscal Year, does not exceed $5,000,000; provided, further, however, that 100% of the first $2,500,000 of aggregate Net Cash Proceeds derived from such Asset Sales during any Fiscal Year shall be applied by the Company as a mandatory prepayment of the Series A Notes and the Series B Notes in accordance with Section 3.5(b)(i) hereof and 50% of the aggregate Net Cash Proceeds during any Fiscal Year derived from such Asset Sales in excess of $2,500,000 are used to prepay the Series A Notes and the Series B Notes in accordance with Section 3.5(b)(i) hereof.

                           (g) Affiliate Transactions. The Loan Parties shall not make any loan or advance (except as permitted pursuant to Section 7.2(i)(x) hereof) to any director, officer or employee of the Loan Parties or any Affiliate of the Loan Parties, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate. The Company shall not make any loan or advance with the proceeds of the Notes to ACE Funding.

                           (h) Dividends and Stock Purchases. The Loan Parties shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment related to their outstanding capital stock of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities, but excluding (i) repayments upon forfeiture of restricted stock issued to officers, directors and employees of amounts paid to Company by such parties for such restricted stock and (ii) warrants, options or other rights to acquire common stock which are exercisable into the Company's common stock), or set aside any sum for any such purpose other than for such dividends, distributions or payments paid solely to other Loan Parties.

                           (i) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any Investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

                                    (i)      securities issued or directly and
                           fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 6 months from the date of acquisition;

                                    (ii)    United States dollar-denominated
                           time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

                                    (iii)   commercial paper with a rating of at
                           least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

                                    (iv)    marketable direct obligations issued
                           by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 6 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                                    (v)     Investments in money market funds
                           substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                                    (vi)    deposit accounts maintained in
                           accordance with the Revolving Credit Agreement;

                                    (vii)   Investments (including debt
                           obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                                    (viii)  receivables owing to the Loan
                           Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

                                    (ix)    deposits made in the ordinary course
                           of business consistent with past practices to secure the performance of leases or contracts in connection with bidding on government contracts;

                                    (x)     advances to officers and employees
                           in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $50,000;

                                    (xi)    loans and advances, to the Company's
                           retail financial service customers in the ordinary course of business;

                                    (xii)   Acceptable Acquisitions, so long as
                           no Default or Event of Default has occurred and is then continuing;

                                    (xiii)  Until September 30, 2003, purchase
                           of participations in consumer loans originated by Goleta National Bank in accordance with the terms and conditions of the Master Agency Agreement dated August 11, 1999 between Company and Goleta National Bank, as in effect as of such date;

                                    (xiv)   the stock of Public Currency, Inc.
                           and ePacific Incorporated; and

                                    (xv)    securities issued by the Loan
                           Parties.

                           (j) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                           (k) Stock Issuances. The Loan Parties shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of the Loan Parties' equity interests; provided, however, this
                  Section 7.2(k) shall not restrict issuances by the Company of its common stock or of warrants, options or other rights to acquire common stock exercisable into its common stock.

                           (l) Amendment of Charter Documents. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their respective Charter Documents, or By-laws.

                           (m) Subsidiaries. None of the Loan Parties shall establish or acquire any Subsidiary, except for those established in connection with Acceptable Acquisitions.

                           (n) Business. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Business.

                           (o) Fiscal Year; Accounting. None of the Loan Parties shall change its Fiscal Year from ending on June 30 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

                           (p) Establishment of New or Changed Business Locations; Change in Jurisdiction of Organization. None of the Loan Parties shall relocate its principal executive offices or its jurisdiction of incorporation, organization or formation, or establish new business locations or store any inventory or other assets at a location not identified to Agent on or before the date hereof, without providing not less than thirty
                  (30) days advance written notice to Agent.

                           (q) Changed or Additional Business Names. None of the Loan Parties shall change its corporate name without providing less than 30 days advance written notice to Agent.

                           (r) Other Agreements. None of the Loan Parties (other than ACE Funding) shall enter into any agreement which requires it to comply with any financial covenant (excluding financial covenants contained in the Revolving Credit Agreement) to the extent that such financial covenant could reasonably be expected to be more restrictive than any of the financial covenants contained in this Agreement, unless this Agreement is amended to include such financial covenant contemporaneously upon the execution and delivery of such other agreement.

                           (s) Modification of Certain Documents. Company will not agree or consent, without first obtaining the prior written consent of the Purchasers, to any modification or amendment of any of the terms or provisions of the Revolving Credit Documents (as in effect on the date hereof) (provided that nothing set forth in this Agreement shall require any Purchasers' consent to a waiver of any failure of Company to comply with the provisions of the Revolving Credit Documents) that has the effect of (i) increasing the interest rates on the Revolving Financing in excess of the stated applicable maximum non-default rates set forth in the Revolving Credit Agreement as in effect on the date of this Agreement (other than the application of default interest as set forth in the Revolving Credit Agreement or due to fluctuations of the LIBOR, prime or base rates used in determining the interest rates under the Revolving Credit Documents), (ii) accelerating the dates upon which payments of principal on the Revolving Facility are due (other than an acceleration on account of an event of default under the Revolving Credit Agreement), (iii) adding or changing any event of default or condition to a default with respect to the Revolving Credit Agreement, (iv) changing or amending any of Sections 6.07 through 6.10, inclusive, of the Revolving Credit Agreement in a manner that would make any such covenant more restrictive as to any Loan Party (other than Loan Party) in comparison with the terms of such provisions as in effect on the date hereof, (v) increasing any premiums or fees payable to any Revolving Lender or any agent for the Revolving Lenders, (vi) increasing the aggregate maximum principal amount available in respect of the Total Seasonal Revolving Credit Commitment and/or the Total Revolving Credit Commitments (in each case, as defined in the Revolving Credit Agreement in effect on the date hereof, without giving effect to any amendment, restatement or modification thereof, other than an amendment, restatement or modification pursuant to Section 2.15 thereof, as in effect on the date hereof), (vii) changing the borrowing base related to the Revolving Financing, or (viii) modifying any covenant or provision of the Revolving Credit Documents to expressly prohibit the Loan Parties (other than ACE Funding) from making payments in respect of the Notes that are permitted to be made on the date hereof. Company will not agree or consent, without first obtaining the prior written consent of the Purchasers, to any modification or amendment of any of the terms or provisions of (i) the Goleta

                  Agreement or (ii) to the extent such modification or amendment would have a Material Adverse Effect, the Travelers Documents.

                           (t) Restrictive Agreements. Except as provided in the Revolving Credit Agreement or in the Loan and Servicing Agreement, the Loan Parties shall not create any restriction of any kind on the ability of any Subsidiary (including, but not limited to, ACE Funding) to: (i) pay dividends or make any other distributions to the Company or any Subsidiary of the Company, (ii) pay any Indebtedness owed to any Loan Party,
                  (iii) make loans or advances to the any Loan Party, (iv) transfer any of its properties or assets to any Loan Party, or
                  (v) grant a Lien on any of its properties or assets.

                           (u) Sale and Lease-Back Transactions. Except as described on Schedule 7.2(u) hereto, the Loan Parties shall not enter into any arrangement, directly or indirectly, with any Person whereby any of them shall sell or transfer any property, real or personal, used or useful in their respective business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Loan Party intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangements that are entered into in the Company's ordinary course of business.

                           (v) Equity Interest in Subsidiaries. The Loan Parties shall not sell, transfer, encumber, pledge or otherwise dispose of any partnership interests, stock or equity securities of, or other equity interests (including, without limitation, any options, warrants or other rights to acquire any equity interests) ("Equity Interests") in, any Subsidiary or permit any of its Subsidiaries to issue any additional equity other than to the Company or to a Subsidiary of the Company; or otherwise permit any Subsidiary to be other than a direct or indirect wholly-owned Subsidiary.

                           (w) ACE Funding. Notwithstanding anything to the contrary contained in this Agreement, (i) ACE Funding shall not incur or be liable in respect of any Indebtedness other than Unrestricted Indebtedness in favor of Autobahn Funding Company LLC ("ACE Funding Lender"), and such Unrestricted Indebtedness may be secured by Liens on any or all of ACE Funding's assets or properties, (ii) the Company shall be permitted to (A) make an equity investment in ACE Funding not to exceed $1,000,000 and (B) loan to ACE Funding up to the lesser of (x) $3,000,000 or (y) 1% of the total aggregate financial commitment of the ACE Funding Lender to ACE Funding, during the Usage Period for purposes of allowing ACE Funding to (1) satisfy its minimum funding requirements under one or more reserve accounts to be established by ACE Funding in favor of the ACE Funding Lender and (2) provide cash to its SSMs in various H&R Block business locations, (iii) ACE Funding shall not be required to become a Guarantor hereunder,
                  (iv) neither the Company nor ACE Funding shall allow ACE Funding Lender to have or obtain a Lien on any assets or properties of the Company or any of its other Subsidiaries,
                  (v) except as provided in this Section 7.2(w), neither Company nor any of its other Subsidiaries will engage in any transaction (excluding transactions contemplated by the Loan and Servicing Agreement), merger or consolidation with ACE Funding or provide any credit support for any Unrestricted Indebtedness which ACE Funding is permitted to incur hereunder, (vi) ACE Funding shall not own any equity in, or Indebtedness of, the Company or any of its other Subsidiaries, (vii) neither Company nor any of its other Subsidiaries will sell, lease, transfer or otherwise assign any of its assets or properties to, or acquire, for any amount of consideration, any assets or properties of, or enter into any contract or agreement with ACE Funding (provided, however, that the Company shall be permitted to lease its SSMs to ACE Funding) and (viii) except as specifically permitted under clause (ii) above, neither Company nor any of its other Subsidiaries will make any loans or advances to, or make any equity investments in, ACE Funding (other than the minimum equity investment, if any, required to form ACE Funding under its jurisdiction of organization); provided, however, that at any time ACE Funding or Company fails to comply with this
                  Section 7.2(w), ACE Funding shall be immediately required to execute and deliver Purchase Documents of the type required of newly created Subsidiaries of Company under Section 7.1(n).

         7.3 Financial Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain, on a Consolidated basis at the end of each calendar quarter (each such date being a "Measurement Date") beginning April 30, 2003:

                           (a) Cash Flow Coverage Ratio. A minimum Cash Flow Coverage Ratio of at least 1.05 to 1.00

                           (b) Funded Debt to EBITDA Ratio. A maximum Debt to EBITDA Ratio as of the Measurement Date as follows:

           Measurement Date                                    Ratio
           ----------------                                    -----
From Closing Date through and including                     3.85 to 1.00
December 31, 2003
March 31, 2004                                             4.125 to 1.00

June 30, 2004 through and including                         3.85 to 1.00
December 31, 2004
March 31, 2005                                             4.125 to 1.00

June 30, 2005 through and including                         3.85 to 1.00
December 31, 2005
March 31, 2006                                             4.125 to 1.00

June 30, 2006 through and including                         3.50 to 1.00
December 31, 2006
March 31, 2007                                              4.00 to 1.00

             Measurement Date                                  Ratio
             ----------------                                  -----
June 30, 2007 through and including                         3.40 to 1.00
December 31, 2007
March 31, 2008                                              3.90 to 1.00

June 30, 2008 through and including                         3.30 to 1.00
December 31, 2008
March 31, 2009                                              3.80 to 1.00

June 30, 2009 through and including                         3.20 to 1.00
December 31, 2009
March 31, 2010 and thereafter                               3.70 to 1.00

                           For the purpose of calculating the Funded Debt to
                  EBITDA Ratio only, the Indebtedness outstanding under the Revolving Facility as of any date of determination shall be deemed to be the average amount outstanding hereunder during the 7 calendar days immediately preceding such date of determination.

                           (c) Net Worth. A minimum Net Worth of at least the sum of $57,634,200 plus (b) 75% of all Net Income earned after the Closing Date during any completed fiscal quarter, provided, however that fiscal quarters in which Net Income is a negative amount will be excluded from the calculation of Net Income earned after the Closing Date, plus (c) an amount equal to all proceeds of any offering of Equity Interests (net of offering and professional fees and expenses) by the Loan Parties occurring after the Closing Date that is permitted hereunder.

                           (d) Minimum EBITDA. At the end of any fiscal quarter, permit the aggregate EBITDA on a Consolidated basis for the four previous quarters to be less than 75% of the aggregate EBITDA on a Consolidated basis for the four consecutive fiscal quarters reported at the prior fiscal quarter end.

Notwithstanding the foregoing, the calculations of the financial covenants contained in this Section 7.3 shall include (x) dividends or other distributions paid by ACE Funding to the Company in respect of Equity Interests issued by ACE Funding and owned by Company, (y) all payments made by ACE Funding to the Company on loans or other advances made to ACE Funding by the Company, and (z) for balance sheet purposes, amounts invested in or loaned to ACE Funding by Company.

                                   ARTICLE 8

                                EVENTS OF DEFAULT

         8.1 Events of Default. An Event of Default means the occurrence of one or more of the following described events:

                           (a) any Loan Party (other than ACE Funding) shall default in the payment of (i) interest on the Notes, within 5 days after its due date, (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4, upon any scheduled payment date, by acceleration or otherwise or (iii) the Administrative Fee and/or the Facility Fee, within 5 days after the due date;

                           (b) any Loan Party (other than ACE Funding) shall default under any agreement (other than the Revolving Credit Documents) under which any Indebtedness in an aggregate principal amount of $500,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness.

                           (c) any representation or warranty herein made by any Loan Party (other than ACE Funding), or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

                           (d) any Loan Party (other than ACE Funding) shall default in the performance of any covenant, condition or provision of (i) Sections 7.1(f), 7.1(h), 7.1(n), 7.2 or 7.3;
                  or (ii) Sections 7.1(a), 7.1(b), 7.1(c), or 7.1(e) of this
                  Agreement and such default shall continue unremedied for 5 or more consecutive Business Days after the earlier of (x) the date notice thereof shall have been given to the Company by Agent or any Purchaser, or (y) the date on which such failure becomes known to any Responsible Officer of the Company; or
                  (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of any Loan Party (other than ACE Funding) pursuant to this Agreement and not otherwise specifically covered by this Section 8.1 and such default shall continue unremedied for 30 or more consecutive Business Days after the earlier of (x) the date notice thereof shall have been given to such Loan Party by Agent or any Purchaser, or (y) the date on which such failure becomes known to any Responsible Officer of such Loan Party; provided, however, the grace periods provided for in this Section 8.1(d) shall be void and of no effect unless such Loan Party shall, to the extent such Loan Party has actual knowledge thereof, provide prompt notice to the Agent (in writing) of (A) the occurrence or expected occurrence of such Default, with a certification to the Agent of the Company's good faith expectation that such Default shall be cured by the Company before the end of the grace period; and (B) the occurrence of the Company's cure of the Default before the end of the grace period. During the grace period, a Default shall be deemed to have occurred and be continuing until actually cured by the Company. If any such Default is not cured before the end of the grace period, the Agent shall have all of the rights described in this Agreement and each of the other Purchase Documents without any restriction imposed by this Section 8.1(d) whatsoever;

                           (e) a default or event of default shall occur and shall continue, without waiver by the Revolving Lenders pursuant to the Revolving Credit Agreement, under the Revolving Credit Documents, beyond any applicable notice or cure periods, and the Revolving Lenders shall have accelerated the maturity of the Revolving Financing;

                           (f) the occurrence of an event or condition (after giving effect to any applicable notice and cure provisions) that permits Travelers to terminate the Money Order Agreement under Section 18.b thereof because of default by the Company thereunder;

                           (g) any Loan Party (other than ACE Funding) shall default in the performance of any covenant, condition or provision of the Purchase Documents (excluding the Notes and this Agreement), and such default shall not be remedied to Agent's or Required Purchasers' satisfaction for a period of 30 days of the earlier of (i) written notice from a Agent of such default or (ii) actual knowledge by any Loan Party (other than ACE Funding) of such default;

                           (h) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 45 days;

                           (i) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

                           (j) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $500,000 at such time;

                           (k) (i) a final judgment which, with other undischarged final judgments against any Loan Party, exceeds an aggregate of $1,000,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not exceed $1,000,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any Loan Party if, within 30 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or (ii) after the Closing Date, the Loan Parties (other than ACE Funding) shall settle any lawsuit or cause of action filed against it or them requiring the Loan Parties (other than ACE Funding) to pay an amount (net of insurance proceeds) (x) equal to or greater than $5,000,000 with respect to any single lawsuit or cause of action or (y) equal to or greater than $10,000,000 with respect to all lawsuits or causes of action in the aggregate;

                           (l) this Agreement, any Note or any Security Document shall for any reason cease to be, or shall be asserted by the Company or any Guarantor not to be, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms;

                           (m) any Guarantor revokes, terminates or fails to perform any of the terms, conditions, covenants or provisions of any Guaranty Agreement, Security Document, endorsement or other agreement of such Person to the Purchasers;

                           (n) any Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes;

                           (o) any event or change in circumstances occurs which would result in a Material Adverse Effect; and/or

                           (p)      a Change of Control shall have occurred.

         8.2      Consequences of Event of Default.

                           (a) Bankruptcy. If an Event of Default specified in paragraphs (h) or (i) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties (other than ACE Funding) to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

                           (b) Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties (other than ACE Funding), declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph

                  (a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

                           (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred (200) basis points.

                           (d) Premium. In the event of any acceleration of any Note pursuant to Section 8.2(b) hereof, the Loan Parties shall also pay to Agent, for the ratable benefit of Purchasers the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Note.

         8.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties (other than ACE Funding) under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                    ARTICLE 9

                                    THE AGENT

         9.1 Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

         9.2 Delegation of Duties Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them

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under or in connection with this Agreement (except for its, their or such
Person's own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by the Agent at the direction of the Required Purchasers), or (b) responsible in any manner to any of Purchasers for any recitals, statements, representations or warranties made by Company contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of Company to perform its respective obligations hereunder, or for the satisfaction of any condition specified in
Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Company.

         9.4 Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Company), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of the Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

         9.5 Non-Reliance on Agent and Other Purchasers Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties (other than ACE Funding) and made its own decision to enter into this Agreement.

         9.6 Agent in its Individual Capacity Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with Company or any Affiliate of the Loan Parties (other than ACE Funding) as though Agent were not Agent hereunder.

         9.7 Successor Agent. Agent may, upon 45 days' notice to Company and Purchasers, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual

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capacity), resign as Agent. If Agent shall resign, then the Required Purchasers during such 45-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such 45-day period, then effective upon the expiration of such 45-day period, Purchasers shall perform all of the duties of Agent hereunder and Company shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         9.8      Collections and Disbursements.

                           (a) Agent will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Purchase Documents with regard to the Notes, and Agent will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Agent (other than pursuant to the Fee Letter) in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which shall be no later than two (2) Business Days following receipt thereof.

                           (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Purchase Documents, each Purchaser will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

                           (c) All payments by Agent and Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Agent's keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser's sole expense. Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3 hereof. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to Purchaser evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Agent, the Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the

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

                  pro rata obligations owed by Company to each Purchaser shall be in an amount equal to the pro rata amount owed by Company before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser's Note as a result of the payment of any excess amount.

         9.9 Reporting During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of Company required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent's possession as any Purchaser may reasonably request. Agent will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Purchase Documents.

         9.10     Consent of Purchasers

                           (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.

                           (b) Notwithstanding anything to the contrary contained in Section 9.10(a) hereof, Agent shall not without the prior written consent of all Purchasers then holding
                  Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under Section 8.1(a), (iv) compromise or settle all or a portion of the Indebtedness under the Note, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.10(b).

                           (c) Notwithstanding anything to the contrary contained in Section 9.10(a) hereof, and subject to any applicable limitation set forth in Section 9.10(b) hereof, Agent shall not, without the prior written consent of Required
                  Purchasers: (i) waive any Event of Default; (ii) consent to any Loan Party's taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.

                           (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights,

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

                  remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Agent and Purchasers and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party (other than ACE Funding) or to collect the Indebtedness under the Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent's or any Purchaser's rights or remedies.

         9.11 This Article Not Applicable to Company. This Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of Company and all rights and obligations of Company (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) Company may not assign or transfer their rights hereunder or any interest herein or delegate their duties hereunder and (b) Purchasers shall have the right to assign their rights hereunder and under the Notes in accordance with Article 6.

         10.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by Company to be bound thereby, and to the extent such modification, amendment or waiver relates to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.10.

         10.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.10 and shall be effective only to the extent in such writing specifically set forth.

         10.4 Reimbursement of Expenses. Company upon demand shall pay or reimburse Agent and Purchasers for all reasonable fees and expenses incurred or payable by Agent or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for

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

Agent and Purchasers), from time to time (a) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (c) arising in connection with the enforcement of this Agreement or collection of the Notes.

         10.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         10.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

                  to Company:

                           ACE Cash Express, Inc.
                           1231 Greenway Drive, Suite 800
                           Irving, Texas 75038
                           Attn.:  Mr. Jay B. Shipowitz
                           Telecopier:  (972) 582-1430

                  with a copy to:

                           Gardere Wynne Sewell, L.L.P.
                           3000 Thanksgiving Tower
                           Dallas, Texas 75201
                           Attn.:  Richard A. Tulli, Esq.
                           Telecopier:  (214) 999-3676

                  to Agent:

                           American Capital Financial Services, Inc.
                           2 Bethesda Metro Center, 14th Floor
                           Bethesda, Maryland  20814
                           Attn:  Compliance Officer
                           Telecopier:  (301) 654-6714

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

                  with a copy to:

                           Arnold & Porter
                           555 12th Street, N.W.
                           Washington, D.C. 20004
                           Attn:  Samuel A. Flax, Esq.
                           Telecopier:  (202) 942-5999

                  and to:

                           American Capital Strategies, Ltd.
                           2200 Ross Avenue, Suite 4500W
                           Dallas, Texas  75201
                           Attn:  Jeffrey N. MacDowell
                           Telecopier:  (214) 273-6635

                  with a copy to:

                           Patton Boggs LLP
                           2001 Ross Avenue, Suite 3000
                           Dallas, Texas  75201
                           Attn:  R. Jeffery Cole, Esq.
                           Telecopier:  (214) 758-1550

                  to Purchasers:

                  As set forth on Annex A attached hereto

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, 3 Business Days after the date sent; or in the case of telecopy, when received.

         10.7 Survival. All representations, warranties, covenants and agreements of Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and shall continue in full force and effect so long as any Note is outstanding and until payment in full of all of Company's obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

         10.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         10.9     Jurisdiction, Consent to Service of Process

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

                           (a)      THE COMPANY HEREBY IRREVOCABLY AND
                  UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY (i) MARYLAND STATE COURT OR TEXAS STATE COURT SITTING IN DALLAS COUNTY OR (ii) FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN EITHER THE STATE OF MARYLAND OR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION OR (iii) ANY APPELLATE COURT FROM ANY OF THE AFOREMENTIONED JURISDICTIONS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MARYLAND OR TEXAS COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT AND PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                           (b)      THE COMPANY HEREBY IRREVOCABLY AND
                  UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY MARYLAND STATE COURT, TEXAS STATE COURT SITTING IN DALLAS COUNTY OR FEDERAL COURT LOCATED IN EITHER THE STATE OF MARYLAND OR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                           (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS

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

                  AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
                  LAW.

         10.10 Jury Trial Waiver. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         10.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         10.12 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         10.13 Indemnity. Company hereby agrees to indemnify, defend and hold harmless Agent and Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which Agent or any Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, Company or its Affiliates or any officer, director, employee, agent or representative of Company or its Affiliates with respect to the Transactions, the Notes, Charter Documents, the By-laws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Agent and Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, Company agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 10.13 which is permissible under applicable law. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Company under the Notes.

         10.14 Environmental Indemnity. Company, and its successors and assigns, hereby jointly and severally release and discharge, and jointly and severally agree to defend, indemnify and hold harmless, Agent, Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental

Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (a) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (b) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of Company; (c) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (d) (including Management either from the Properties and Facilities or from any property covered by clause
(d), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (d)); (d) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date, (i) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) Company, (B) any of Company's Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (ii) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of Company;
(e) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (f) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (g) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (h) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by Company in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Company under the Notes.

         10.15 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         10.16 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

         10.17 Confidentiality. Each of Agent and Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal

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

counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17 any assignee or any prospective assignee of any of its rights or obligations under this Agreement, (g) with the consent of Company, (h) to any Person that provides financing to any Purchaser, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17 or
(ii) becomes available to Agent or any Purchaser on a nonconfidential basis from a source other than Company; provided, however, that with respect to disclosures of Information pursuant to clauses (b) and (c) above, unless prohibited by law or applicable court order, each Purchaser and Agent shall make a reasonable attempt to notify Company of any request by any governmental agency or representative thereof for disclosure of such Information after receipt of such request, and, if reasonable, practicable, and permissible, before such disclosure (it being understood that Company and its Subsidiaries may rely upon this Section 10.17 in order to comply with Regulation FD promulgated by the SEC as of the date hereof ("Regulation FD")). For the purposes of this Section 10.17, "Information" means all information (including material non-public information within the meaning of Regulation FD) received from Company relating to it or its business, other than any such information that is available to the Agent or any Purchaser on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.18 Subordination. THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN AND PAYMENT PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, AGENT AND CERTAIN OTHER CREDITORS OF THE COMPANY (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE COMPANY UNDER AND PURSUANT TO THAT CERTAIN Credit Agreement, dated as of the date hereof, by and among the Company, the lenders from time to time party thereto, wells fargo bank texas, national association, as administrative agent for such lenders, and JPMorgan Chase Bank, as agent for such lenders, as the same may be amended or modified from time to time AND EACH RELATED "CREDIT DOCUMENTs" (AS SUCH TERM IS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

                                SIGNATURE PAGE TO
                             NOTE PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       ACE CASH EXPRESS, INC.

                                       By: /s/ JOE W. CONNER
                                          -------------------------------------
                                       Name: Joe W. Conner

                                       Title: Senior Vice President and
                                       Chief Financial Officer

                                       AGENT:

                                       AMERICAN CAPITAL FINANCIAL SERVICES, INC.

                                       By: /s/ JEFFREY N. MACDOWELL
                                           Jeffrey N. MacDowell
                                           Vice President

                                       PURCHASERS:

                                       AMERICAN CAPITAL STRATEGIES, LTD.

                                       By: /s/ JEFFREY N. MACDOWELL
                                           Jeffrey N. MacDowell
                                           Vice President

         ACKNOWLEDGEMENT AND AGREEMENT:

         The undersigned have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written for purposes of acknowledging their obligations hereunder as Loan Parties and, by so executing this Agreement, the undersigned hereby agree to be bound by the terms of this Agreement applicable to the Loan Parties or any Loan Party.

                                    LOAN PARTIES:

                                    Q.C. & G. FINANCIAL, INC.

                                    By: /s/ JOE W. CONNER
                                       ------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK EXPRESS, INC.

                                    By: /s/ JOE W. CONNER
                                       ------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK EXPRESS FLORIDA, INC.

                                    By: /s/ JOE W. CONNER
                                       ------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK EXPRESS FINANCE, INC.

                                    By: /s/ JOE W. CONNER
                                       -------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK-X-CHANGE CORPORATION

                                    By: /s/ JOE W. CONNER
                                       ------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK EXPRESS SOUTH CAROLINA, INC.

                                    By: /s/ JOE W. CONNER
                                       -----------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    PUBLIC CURRENCY, INC.

                                    By: /s/ JOE W. CONNER
                                       ------------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                    CHECK EXPRESS USA, INC.

                                    By: /s/ JOE W. CONNER
                                       -----------------------------------
                                    Name: Joe W. Conner
                                    Title: Sr. Vice President and CFO

                                      ANNEX

         Annex A                        Purchaser and Payment Information

                                          SCHEDULES
                                          ---------
"Organizational Schedule"             (Section 5.1(a))
"Litigation Schedule"                 (Section 5.1(i))
"Environmental Schedule"              (Section 5.1(k))
"Properties Schedule"                 (Section 5.1(p))
"Intellectual Property Schedule"      (Section 5.1(q))
"Permitted Encumbrances Schedule"     (Section 7.2(b)(iv))
"Sale Leaseback"                      (Section 7.2(b)(v))

                                                      EXHIBITS
                                                      --------
EXHIBIT A-1                            Form of  Series A Note
EXHIBIT A-2                            Form of  Series B Note
EXHIBIT A-3                            Form of Series C Note
EXHIBIT A-4                            Form of Series D Note
EXHIBIT B                              Form of Security Agreement
EXHIBIT C                              Form of Pledge Agreement
EXHIBIT D                              Form of Guaranty Agreement
EXHIBIT E                              Form of Collateral Agency Agreement
EXHIBIT F-1                            Form of Perfection Letter--Bank (Long Form)
EXHIBIT F-2                            Form of Perfection Letter--Bank (Short Form)
EXHIBIT G                              Form of Perfection Letter--Armored Car Courier
EXHIBIT H                              Form of Compliance Certificate
EXHIBIT I                              Intercreditor Agreement

                                     ANNEX A

                       INFORMATION RELATING TO PURCHASERS

Name and Address
of Purchasers

AMERICAN CAPITAL STRATEGIES, LTD.
2 Bethesda Metro Center
14th Floor
Bethesda, MD  20814

                  All Notes issued to ACAS will be assigned to:

                  ACS FUNDING TRUST I
                  c/o AMERICAN CAPITAL STRATEGIES, LTD.,
                  as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, MD  20814

                  (1)      All payments:

                           If by wire:

                           Account Name:  ACS Funding Trust I
                           Account #: 4000037515
                           Bank:  Wells Fargo Bank, N.A.
                           ABA #: 121000248

                  If by U.S. mail (make checks payable to "ACS Funding Trust I"), to:

                           ACS Funding Trust I
                           NW 7941
                           P.O. Box 1450
                           Minneapolis, MN  55485-7941

                  If by overnight delivery service (e.g., FedEx, Airborne, UPS, etc), to:

                           ACS Funding Trust I #7941
                           C/O REGULUS
                           1350 Energy Lane, Suite 200
                           St. Paul, MN 55108
         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of
         such wire transfers:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Comptroller
                  Telecopier:  (301) 654-6714

(3)      All other communications:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Compliance Officer
                  Telecopier:  (301) 654-6714

         and to:

                  American Capital Strategies, Ltd.
                  2200 Ross, Suite 4500W
                  Dallas, Texas  75201
                  Attn:  Jeffrey N. MacDowell
                  Telecopier:  (214) 273-6635

                                 SCHEDULE 5.1(a)

                             ORGANIZATIONAL SCHEDULE

The principal place of business of each of the Loan Parties is 1231 Greenway Drive, Suite 600, Irving, Texas 75038.

                                                                  STATES AUTHORIZED TO
                           COMPANY             JURISDICTION OF    CONDUCT BUSINESS
                                               INCORPORATION
                    ---------------------      ---------------    ---------------------
                    Ace Cash Express, Inc.           Texas        Alabama
                                                                  Alaska
                                                                  Arizona
                                                                  Arkansas
                                                                  California
                                                                  Colorado
                                                                  Connecticut
                                                                  Delaware
                                                                  Washington DC
                                                                  Florida
                                                                  Georgia
                                                                  Indiana
                                                                  Iowa
                                                                  Kansas
                                                                  Louisiana
                                                                  Maryland
                                                                  Michigan
                                                                  Minnesota
                                                                  Mississippi
                                                                  Missouri
                                                                  Montana
                                                                  Nebraska
                                                                  Nevada
                                                                  New Jersey
                                                                  New Mexico
                                                                  North Carolina
                                                                  Ohio
                                                                  Oklahoma
                                                                  Oregon
                                                                  Pennsylvania
                                                                  Rhode Island
                                                                  South Carolina
                                                                  Tennessee
                                                                  Texas
                                                                  Utah
                                                                  Vermont
                                                                  Virginia
                                                                  Washington
                                                                  Wisconsin
                                                                  Wyoming
                                                                  District of Columbia

                                                JURISDICTION OF     STATES AUTHORIZED TO
                     NAME OF SUBSIDIARY         INCORPORATION         CONDUCT BUSINESS
                 ---------------------------    ---------------     --------------------
                   Check Express, Inc. (all         Florida               Florida
                 outstanding shares of stock
                    owned by the Company)
                 ---------------------------    ---------------     --------------------

                 CHECK EXPRESS FLORIDA, INC.        Florida               Florida
                  (all outstanding shares of                            California
                     stock owned by Check                                 Georgia
                        Express, Inc.)                                     Ohio
                                                                           Texas
                 ---------------------------    ---------------     --------------------

                 CHECK EXPRESS FINANCE, INC.        Florida               Florida
                  (all outstanding shares of
                     stock owned by Check
                        Express, Inc.)
                 ---------------------------    ---------------     --------------------

                     CHECK EXPRESS SOUTH            Florida               Florida
                        CAROLINA, INC.                                    Indiana
                  (all outstanding shares of                           South Carolina
                     stock owned by Check
                        Express, Inc.)
                 ---------------------------    ---------------     --------------------

                   Check Express USA, Inc.          Florida               Florida
                  (all outstanding shares of
                     stock owned by Check
                        Express, Inc.)
                 ---------------------------    ---------------     --------------------

                  CHECK-X-CHANGE CORPORATION      California            California
                  (all outstanding shares of
                     stock owned by Check
                        Express, Inc.)
                 ---------------------------    ---------------     --------------------

                  Q. C. & G. FINANCIAL, INC.        Arizona               Arizona
                  (all outstanding shares of                               Texas
                 stock owned by the Company)                             Virginia
                 ---------------------------    ---------------     --------------------

                    PUBLIC CURRENCY, INC.         California            California
                  (all outstanding shares of
                 stock owned by the Company)
                 ---------------------------    ---------------     --------------------

                       ACE Funding, LLC            Delaware                Texas
                  (all membership interests
                    owned by the Company)

o The Company owns (a) 257,142.96 shares of Series A Convertible Preferred Stock represented by Certificate No. EP A-0003, (b) 210,000 shares of non-voting common stock represented by Certificate No. EP-18 and (c) 90,000 shares of common stock represented by Certificate No. EP-17, of ePacific Incorporated, a Delaware corporation. All of the capital stock of ePacific Incorporated owned by the Company is subject to a Stockholders' Agreement dated as of March 30, 2000 which provides, among other things, that no stockholder of ePacific Incorporated may effect certain sales of such securities without affording the other stockholders of ePacific a right to participate in each such sale and no party to such Stockholders' Agreement may assign its rights thereunder without the prior written consent of the other parties thereto.

                                 SCHEDULE 5.1(i)

                               LITIGATION SCHEDULE

o Jennafer Long v. Ace Cash Express, Inc.: This lawsuit regarding Goleta bank loans (the "Bank Loans") offered and made at the Company's locations in Florida was filed in Clay County, Florida and served on the Company on November 8, 2000. The plaintiff, for herself and others similar situated, alleges that the Bank Loans offered at the Company's locations in Florida were made by the Company rather than by Goleta and therefore those Bank Loans violated Florida usury laws and the offering of those Bank Loans involves misrepresentations and deceptive practices in violation of Florida law. The plaintiff seeks an unspecified amount of damages, including an amount equal to all interest charged on the Bank Loans made in Florida, the plaintiff's attorneys' fees, and court costs. The Company's attempt to remove this case to federal court was not successful. On October 2, 2001, the court granted Goleta's motion to intervene as a defendant in this lawsuit. The Company and Goleta filed a motion to dismiss the plaintiff's complaint on the basis that Goleta is the lender of the Bank Loans and, under federal law, is entitled to charge interest at the rate permitted by California law. But on March 20, 2002, the court denied that motion, and on April 19, 2002, each of the Company and Goleta filed its answer to the plaintiff's complaint. On February 10, 2003, the parties signed a Stipulation to stay the action pending consummation of present settlement negotiations regarding Beverly Purdie v. ACE Cash Express, Inc. (described below).

o Vonnie T. Hudson v. Ace Cash Express, Inc. et al.: This lawsuit regarding the Bank Loans offered and made at the Company's locations in Indiana was filed on September 11, 2001 in the U.S. District Court for the Southern District of Indiana. This lawsuit was filed against the Company; Goleta; the Company's Chairman of the Board, Raymond C. Hemmig; the Company's Chief Executive Officer, Donald H. Neustadt; the Company's President & Chief Operating Officer, Jay B. Shipowitz; and a former employee of the Company. The plaintiff alleged violations of (1) the Indiana UCCC and the Indiana "loansharking" statute, because the interest charged for the Bank Loans exceeded the finance charges permitted by those statutes, (2) the federal TILA, Regulation Z, and the Indiana UCCC, because the disclosures to borrowers of Bank Loans did not comply with the disclosure requirements of those laws, and (3) the federal Racketeer Influenced Corrupt Organizations
     (RICO) Act. In the complaint the plaintiff purported to represent a class of all persons to whom a Bank Loan has been made at any location of the Company in Indiana (a) since September 11, 1999, regarding the excess-charge claims, (b) since September 11, 2000, regarding the disclosure-violation claims, and (c) since September 11, 1997, regarding the federal RICO Act claims. The plaintiff sought relief of various kinds, including (i) for the members of the class of plaintiffs who were allegedly charged excessive interest, an order declaring the Loans to them "void," the refund of all finance charges or interest paid by them in excess of the maximum finance charges permitted under the Indiana UCCC, and a penalty (to be determined by the court) in a maximum amount equal to the greater of either all of the finance charges or interest received from them or up to ten times the amount of all excess finance charges or interest received from them; (ii) for the members of the class of plaintiffs who allegedly did not receive proper disclosures under the federal TILA, Regulation Z, and the Indiana UCCC, statutory damages of $500,000 each for violations of those statutes; (iii) for the members of the class of plaintiffs allegedly damaged because of violations of the RICO Act, an amount equal to three times those damages; and (iv) the plaintiff's attorneys' fees and court costs. On December 17, 2001, the defendants moved to dismiss the plaintiff's complaint, and on May 30, 2002, the court granted the motion. Based on its review of the complaint and other filed documents, the court concluded that Goleta made the Bank Loan to the plaintiff and then sold a participation interest in that Bank Loan to the Company, so that the claims asserted in the complaint were not sufficient to entitle the plaintiff to any damages or other legal relief. The court, however, afforded the plaintiff an opportunity to amend her complaint to assert legally sufficient claims. On June 25, 2002, the plaintiff filed an amended complaint that was substantially similar to the complaint that was dismissed, except the amended complaint did not name Goleta as a defendant and did not assert any disclosure-violation claims. On July 8, 2002, the Company and the remaining defendants filed a motion to dismiss the amended complaint, asserting that the amended complaint did not allege sufficient new facts to justify relief and that the court's initial decision was dispositive. On September 30, 2002, the court entered an order dismissing the amended complaint, with prejudice. On October 15, 2002, the plaintiff filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit. On January 15, 2003 the plaintiff's initial brief in his appeal of the trial court's dismissal of his complaint was filed. The parties met via telephone for a court-approved settlement conference on February 28, 2003. The parties have agreed to stay the proceedings in the plaintiff's appeal pending consummation of present settlement negotiations regarding Beverly Purdie v. ACE Cash Express, Inc. (described below).

o Rufus Patricia Brown v. Ace Cash Express, Inc. et al. This lawsuit regarding both the Company's former "payday loan" activities and the Bank Loans offered and made at the Company's locations in Maryland was filed on August 20, 2001 in the Circuit Court for Baltimore City, Maryland. On September 12, 2001, the plaintiff filed an amended complaint against the Company and unnamed franchisees of the Company. In the complaint, the plaintiff purports to represent a class of all consumers with whom the Company has entered into any payday-loan transaction or to whom a Bank Loan has been made at any location of the Company in Maryland since April 1, 2000. The plaintiff alleges that the defendants' loan-related activities violate the Maryland usury laws, the Maryland Consumer Loan Law, the Maryland Unsecured Closed End Credit Regulation Act, and the Maryland Consumer Protection Act and are unconscionable under Maryland law. The plaintiff seeks relief of various kinds, including a permanent injunction against any further alleged illegal activities, an order that all obligations of the class of plaintiffs to the defendants are void, the return (as restitution) to the class of plaintiffs of all amounts paid to the defendants, an order dissolving the Company and prohibiting all defendants from conducting any further financial services business, the disgorgement and return of all profits from the loan-related activities, the plaintiff's attorneys' fees and expenses, and court costs. On September 7, 2001, the Company removed this lawsuit to the United States District Court for the District of Maryland, but on November 14, 2001, the federal court granted the plaintiff's motion to remand this lawsuit back to the Circuit

     Court of Baltimore City. On January 3, 2002, Goleta filed a motion to intervene as a defendant in this lawsuit, and the court granted that motion on January 8, 2002.

o Beverly Purdie v. Ace Cash Express, Inc. et al.: This lawsuit regarding both the Company's former "payday loan" activities and the Bank Loans offered and made at the Company's locations was filed on September 6, 2001, in the United States District Court for the Northern District of Texas. The original complaint named as defendants the Company and certain executive officers and directors and a former employee of the Company. As the result of two amended complaints, however, only the Company and Goleta are currently defendants in this lawsuit. In her second amended complaint, the plaintiff purports to represent a class of all consumers in the United States with whom the Company has entered into any payday-loan transaction or to whom a Bank Loan has been made at any location of the Company since September 6, 1997, as well as sub-classes of persons who have engaged in those kinds of transactions with the Company or at the Company's locations and are alleged to be victims of usury or of unfair or deceptive lending practices under the laws of various states in the United States during the time periods within the various applicable statutes of limitations. The plaintiffs allege that the defendants' loan-related activities violate the federal RICO Act and the laws and regulations of various states regarding usury, deceptive trade practices (including the Texas Deceptive Trade Practices Act), and other consumer protections. The plaintiff seeks relief of various kinds, including a permanent injunction against any further alleged illegal activities; the return (as restitution) to the class and sub-classes of plaintiffs of all amounts paid to the defendants; damages equal to three times the amount of all fees and interests paid by the class & sub-classes of plaintiffs since Sept. 6, 1997; punitive damages of at least $250 million; the plaintiff's attorneys' fees; and court costs. On January 18, 2002, the Company and Goleta filed a motion to dismiss the second amended complaint, asserting that the federal RICO Act claims were legally deficient and should be dismissed and that, if those claims are dismissed, the court should not retain jurisdiction of the remaining state-law claims. On October 29, 2002, the court granted the Company's and Goleta's motion to dismiss the plaintiff's complaint. The court found that the plaintiff did not allege sufficient facts to support her federal RICO claims and, accordingly, dismissed those claims with prejudice. In the absence of federal-law claims, the court declined to retain jurisdiction over the plaintiff's state-law claims and, accordingly, dismissed those claims without prejudice. On November 12, 2002, the plaintiff filed a motion with the trial court requesting that the court vacate its judgment, amend its order dismissing her complaint, and grant the plaintiff permission to file an amended complaint. The Company and Goleta currently have until April 1, 2003, to respond to the plaintiff's motion. The parties are engaged in ongoing settlement discussions.

o Hale v. Ace Cash Express, Inc.: On December 18, 2002, the Company was served with a lawsuit that had originally been filed (but not served) in late October 2002 in the United States District Court for the Western District of Virginia. The amended class action complaint served on the Company names only the Company as a defendant and relates to the Company's activities in connection with the short-term consumer loans of Goleta offered at the Company's stores in Virginia between April 1, 2000 and October 10, 2002.

     The plaintiff, for himself and others similarly situated, alleges that the Company's loan-related activities during that period violated the federal RICO Act, the Virginia Consumer Finance (or Small Loan) Act, the Virginia Payday Loan Act, and the Virginia Consumer Protection Act and constituted fraud. The plaintiff seeks actual and punitive damages of various kinds, including (under the RICO Act) an amount equal to three times all of the Company's proceeds from the loans made in Virginia during the approximate two and one-half years; an amount equal to three times the actual damages or $1,000, whichever is greater, for each violation of the Virginia Consumer Protection Act; attorneys' fees & court costs. The key issue in this lawsuit is whether the Company or Goleta should properly be characterized as the lender or the maker of the short-term loans. Contrary to the plaintiff's contentions, the Company maintains that Goleta was the lender and that, because Goleta was a national bank located in California, the short-term loans were governed by federal and California law, not Virginia law. On February 5, 2003, the Company moved to compel arbitration and to stay all proceedings until completion of arbitration. The plaintiff has filed an opposition to the Company's motion to compel arbitration.

o Ace Cash Express, Inc. v. Valley Check Cashiers, Inc., Jeffrey D. Silverman, and Morris Silverman: On November 27, 2001, the Company filed this lawsuit in state court in Travis County, Texas, seeking damages relating to the defendants' misrepresentations and breaches of warranties in an Asset Purchase Agreement between the Company and the defendants, and certain other entities affiliated with the defendants, dated as of November 10, 2000. Under the Asset Purchase Agreement, the Company acquired the assets of 107 check-cashing and retail financial services locations owned and managed by the defendants and their affiliated entities for a total purchase price of $29.7 million in cash. Eleven of the acquired locations were in third-party grocery stores, operated under the "Handy Andy" name, in and around San Antonio, Texas. Following the foreclosure and sale of those grocery stores by the secured creditor of the grocery store operator, the Company (in cooperation with the sellers under the Asset Purchase Agreement) instituted litigation against that creditor and its purchaser in January 2001 to maintain the Company's right to operate in those locations. At a trial in April 2001, the court found that the lease agreement under which the Company claimed the right to occupy those eleven locations, which had been assigned to the Company by the defendants and their affiliated entities, was not enforceable under Texas law. The court therefore ordered the Company to vacate those eleven locations, which the Company did in June 2001. Because of the court's finding, the Company requested the defendants to satisfy their monetary obligations to the Company, based on their representations and warranties, regarding those locations. When it appeared that further negotiations regarding the Company's request would be unsuccessful, the Company filed this lawsuit to recover the damages suffered in connection with, and as a result of, the loss of those eleven locations. In its complaint, the Company seeks actual damages in excess of $2 million. On January 14, 2002, the defendants filed their answer denying all of the Company's material claims. On October 15, 2002, Jeffrey Silverman and Morris Silverman, but not Valley Check Cashiers, Inc., filed a motion for summary judgment requesting the court to dismiss the Company's complaint against them. The hearing on such motion was held on November 12, 2002. By letter dated December 13, 2002, the court advised the parties that it would grant the motion to dismiss the Company's complaint against those two defendants. No formal order has yet been submitted to or signed by the court, however. The Company and the defendants have agreed to sever the Silvermans' summary judgment to allow the Company to appeal it and have further agreed to stay the Company's remaining claims against Valley Check Cashiers pending the outcome of that appeal.

o Ace Cash Express, Inc. v. Illinois Union Insurance Company, and Westchester Surplus Lines Insurance Company: On May 17, 2002, the Company filed suit against Illinois Union Insurance Company and Westchester Surplus Lines Insurance Company for failing to defend and indemnify the Company for the Goleta Bank Loan related lawsuits as the Company claims it was insured for the Bank Lone business under the insurance policies. The petition alleges breach of contract - failure to indemnify; breach of contract - failure to defend; a declaratory judgment declaring the insurance company's ongoing obligation to pay the defense costs of the lawsuits; an award for attorney fees for the services of legal counsel to pursue this action and an award of all damages the Company has suffered as a result of the alleged breaches of insurance contracts with the two companies including prejudgment and post-judgment interest and statutory penalties. Each of the defendants generally denied the Company's allegations. On September 13, 2002, the defendants filed a counterclaim requesting judgment declaring, inter alia, no coverage exists for the claims set forth in each of the Goleta Bank Loan related lawsuits.

o Ace Currency Exchange, Inc. v. Ace Cash Express, Inc.; alleging breach of Consent Decree dated May 23, 1993 in Ace Currency Exchange, Inc. v. Ace Cash Express, Inc. This lawsuit regarding the Company's use of the name "Ace" in the City of Baltimore, Maryland and Baltimore, Howard and a portion of Anne Arundel counties, Maryland in alleged violation of that certain Consent Decree dated May 23, 1993 was filed on or about March 4, 2003 in the United States District Court for the District of Maryland. The plaintiff alleges the Company's violation of the Consent Decree and seeks that (1) the Company be held in contempt of court, (2) the Company pay compensatory damages of $500,000 plus interest and costs, (3) the Company be enjoined from continuing to violate the Consent Decree, (4) the Company account to and pay the plaintiff all profits received during the period of violation and that such damages be trebled and (5) costs, attorneys' fees and other appropriate relief be awarded to the plaintiff against the Company.

o The Company and its Subsidiaries are also involved from time to time in various legal proceedings incidental to the conduct of their business. Management believes that none of these legal proceedings will result in any material impact on the Company's financial condition and results of operations.

5.1(j)

o See Ace Currency Exchange, Inc. v. Ace Cash Express, Inc.; alleging breach of Consent Decree dated May 23, 1993 in Ace Currency Exchange, Inc. v. Ace Cash Express, Inc. described above. Court order to resolve lawsuit in accordance with an Agreement dated October 24, 1989, between the Borrower and Ace Currency Exchange, Inc. In that Agreement, the Borrower agreed to do the following in the City of Baltimore, Maryland, in the counties of Baltimore and Howard, Maryland, and in a portion of the County of Anne Arundel, Maryland: (1) cease using A.C.E. in all permanent storefront signage, (2) cease using A.C.E. on all temporary banners and signage (though temporary posters may include the Borrower's logo with A.C.E. appearing not larger than approximately 1 1/2"), (3) cease reference to ACE when answering the telephone at its locations, and (4) cease reference to ACE in all future media advertising.

o Settlement Agreement between Ace Cash Express, Inc. and the Ohio Division of Financial Institutions dated as of December 31, 2002 - See Company's Form 8-K dated as of December 20, 2002 filed with the Securities and Exchange Commission ("SEC") on January 6, 2003

o Final Order of the State of Florida, Department of Banking and Finance, Division of Securities and Finance dated December 30, 2002 In re Ace Cash Express, Inc. d/b/a Ace America's Cash Express - See Company's Form 8-K dated as of December 20, 2002 filed with the SEC on January 6, 2003

o Consent Judgment dated December 13, 2002 in State of North Carolina ex rel. Roy Cooper, Attorney General and Joseph A. Smith, Jr., Commissioner of Banks v. Ace Cash Express, Inc. - See Company's Form 10-Q for the quarterly period ended December 31, 2002 filed with the SEC on February 14, 2003

o Consent Order In the Matter of Ace Cash Express, Inc., Agent and Bank Service Provider for Goleta National Bank, dated October 25, 2002 - See Company's Form 8-K dated as of October 25, 2002 filed with the SEC on November 5, 2002

o Consent Decree dated May 6, 2002 - State of Colorado, ex rel. Ken Salazar, Attorney General for the state of Colorado, and Laura E. Udis, Administrator, Uniform Consumer Credit Code v. Ace Cash Express, Inc. - See Company's Form 10-Q for the quarterly period ended March 31, 2002 filed with the SEC on May 15, 2002

o    Agreed Final Judgment and Permanent Injunction in Western Union Corporation
     v. Ace Cash Express, Inc., dated March 27, 1990 - Injunction prohibiting the use of the slogan "We Do Western Union Only Better" in connection with the promotion and advertisement of money transfer services.

o The Company has supplied information regarding certain of its payday loans to the Federal Trade Commission ("FTC") in response to the FTC's letter dated December 12, 2002.

                                 SCHEDULE 5.1(k)

                             ENVIRONMENTAL SCHEDULE

o With regard to leased Properties and Facilities, the Company does not have any knowledge with respect to the presence or absence any USTs, PCBs, lead paint or asbestos located in, at, on, under or a part of, or otherwise related thereto and the Company has not undertaken any investigation of such Properties and Facilities with respect thereto.

                                 SCHEDULE 5.1(p)

                               PROPERTIES SCHEDULE


           25320 NORTH BROADWAY.                     DENVER                       CO               80203
           406499 LEETSDALE DR.                      DENVER                       CO               80224
           411407 W. 84TH ST.                        FEDERAL HEIGHTS              CO               80221
           432896 S. BROADWAY                        ENGLEWOOD                    CO               80110
           461305 KRAMERIA UNIT J                    DENVER                       CO               80220
           47862 S BUCKLEY RD                        AURORA                       CO               80017
           483375 COLORADO BLVD                      DENVER                       CO               80205
           491155 SOUTH HAVANA                       AURORA                       CO               80012
           52640 SIXTEENTH                           DENVER                       CO               80202
           5413110 E. MISSISSIPPI AVE.               AURORA                       CO               80012
           5710390 E. COLFAX                         AURORA                       CO               80010
           5814410 E 6TH AVENUE                      AURORA                       CO               80010
           591105 SOUTH WADSWORTH                    LAKEWOOD                     CO               80226
           60636-B PEORIA STREET                     AURORA                       CO               80011
           6111703 E. COLFAX                         AURORA                       CO               80010
           74361 S. COLORADO BLVD                    DENVER                       CO               80222
           769315 W. RALSON ROAD                     ARVADA                       CO               80002
           792061 S. FEDERAL BLVD                    DENVER                       CO               80219
           803108 S. PARKER ROAD                     AURORA                       CO               80014
           813912 S. BROADWAY                        ENGLEWOOD                    CO               80110
           828800 WASHINGTON                         THORNTON                     CO               80229
           8415037 E. COLFAX AVE                     AURORA                       CO               80011
           876585 WEST COLFAX AVENUE                 LAKEWOOD                     CO               80214
           881965 WEST 38TH AVENUE                   DENVER                       CO               80204
           892101 E. COLFAX AVE                      DENVER                       CO               80206
           916125 E. 72ND PLACE                      COMMERCE CITY                CO               80022
           937200 FEDERAL BLVD                       WESTMINSTER                  CO               80030
           972401 W. ALAMEDA AVENUE                  DENVER                       CO               80223
           983248 CHAMPA STREET                      DENVER                       CO               80205
          1034134 AUSTIN BLUFFS PKWY                 COLORADO SPRINGS             CO               80918
          1075520 SOUTH HIGHWAY 85-87                COLORADO SPRINGS             CO               80911
          1102322 E. PLATTE AVENUE                   COLORADO SPRINGS             CO               80909
          111498 N. MURRAY BLVD                      COLORADO SPRINGS             CO               80909
          1122064 S. ACADEMY BLVD.                   COLORADO SPRINGS             CO               80916
          113893 N. ACADEMY BLVD.                    COLORADO SPRINGS             CO               80909
          1143279 S ACADEMY BLVD                     COLORADO SPRINGS             CO               80916
          1153014 N NEVADA AVE                       COLORADO SPRINGS             CO               80907
          1161640 SOUTH CIRCLE DR.                   COLORADO SPRINGS             CO               80910
          1171406 S. NEVADA AVE.                     COLORADO SPRINGS             CO               80906
          1183058 W. NORTHERN AVE.                   PUEBLO                       CO               81005
          1193003 NORTH ELIZABETH, #B                PUEBLO                       CO               81008
          120829 CHEYENNE MEADOWS RD.                COLORADO SPRINGS             CO               80906

          1225863 CONSTITUTION AVE.                  COLORADO SPRINGS             CO               80915
          1231453 SOUTH MURRAY BLVD.                 COLORADO SPRINGS             CO               80916
          1246910 N. ACADEMY BLVD.                   COLORADO SPRINGS             CO               80918
          1503924 WADSWORTH                          WHEAT RIDGE                  CO               80033
          1513150 S. PEORIA ST.                      AURORA                       CO               80014
          1525335 WEST 38TH AVE.                     DENVER                       CO               80212
          1541410 SOUTH SHERIDAN BLVD.               DENVER                       CO               80214
          1556006 W. ALAMEDA AVENUE                  LAKEWOOD                     CO               80026
          1563913B - EAST 120TH AVENUE               THORNTON                     CO               80233
          1572120 S. BROADWAY                        DENVER                       CO               80210
          2016025 N 27TH AVENUE                      PHOENIX                      AZ               85017
          2024948 W INDIAN SCHOOL ROAD               PHOENIX                      AZ               85031
          2032835 N 16TH STREET                      PHOENIX                      AZ               85006
          2063458 W. VAN BUREN                       PHOENIX                      AZ               85009
          2071905 W INDIAN SCHOOL RD                 PHOENIX                      AZ               85015
          2092410 S. 6TH AVENUE                      SOUTH TUCSON                 AZ               85713
          210454 W. VALENCIA                         TUCSON                       AZ               85706
          2112081 N. ARIZONA AVE.                    CHANDLER                     AZ               85225
          2126018 S. CENTRAL AVENUE                  PHOENIX                      AZ               85040
          2174338 WEST THOMAS ROAD                   PHOENIX                      AZ               85031
          2192709 W. VAN BUREN                       PHOENIX                      AZ               85009
          2203030 E. 22ND STREET                     TUCSON                       AZ               85713
          2221775 W. AJO WAY                         TUCSON                       AZ               85713
          2235114 W. MCDOWELL RD                     PHOENIX                      AZ               85035
          224450 S. COUNTRY CLUB                     MESA                         AZ               85202
          2256020 N. 59TH AVENUE                     GLENDALE                     AZ               85301
          2271225 W. ST. MARY'S                      TUCSON                       AZ               85713
          228635 W. VALENCIA                         TUCSON                       AZ               85706
          2322032 E. THOMAS ROAD                     PHOENIX                      AZ               85006
          2341928 W. BUCKEYE ROAD                    PHOENIX                      AZ               85009
          2366544 W. THOMAS RD                       PHOENIX                      AZ               85033
          2374430 E. MCDOWELL RD.                    PHOENIX                      AZ               85008
          2403770 N. 7TH STREET                      PHOENIX                      AZ               85014
          2411029 N. SCOTTSDALE RD.                  SCOTTSDALE                   AZ               85257
          2459401 N. CAVE CREEK RD.                  PHOENIX                      AZ               85020
          2462716 W. INDIAN SCHOOL RD.               PHOENIX                      AZ               85017
          247760 N. COUNTRY CLUB                     MESA                         AZ               85201
          2498385 NORTHWEST GRAND                    PEORIA                       AZ               85345
          250719 E. FORT LOWEL                       TUCSON                       AZ               85719
          2511830 EAST IRVINGTON                     TUCSON                       AZ               85714
          25215249 NORTH 32ND STREET                 PHOENIX                      AZ               85032
          2533205 E. MCDOWELL ROAD                   PHOENIX                      AZ               85008
          2578210 W. INDIAN SCHOOL RD                PHOENIX                      AZ               85033
          2614727 E. SOUTHERN                        PHOENIX                      AZ               85040
          2635011 NORTH 35TH AVENUE                  PHOENIX                      AZ               85017
          267424 YARBROUGH SUITE A                   EL PASO                      TX               79915
          268835 N. ZARAGOZA                         EL PASO                      TX               79907

          26912135 MONTWOOD #103                     EL PASO                      TX               79936
          2736114 N. 59TH AVENUE                     GLENDALE                     AZ               85301
          2746402 S. CENTRAL                         PHOENIX                      AZ               85041
          275777 N. ARIZONA AVENUE                   CHANDLER                     AZ               85225
          2763544 W. GLENDALE AVENUE                 PHOENIX                      AZ               85051
          2776750 E. MAIN                            MESA                         AZ               85205
          280758 S. ALMA SCHOOL ROAD                 MESA                         AZ               85210
          2828838 VISCOUNT                           EL PASO                      TX               79925
          2838220 B DYER STREET                      EL PASO                      TX               79904
          2844700 MONTANA ST.                        EL PASO                      TX               79903
          28677 SOUTH KOLB AVENUE                    TUCSON                       AZ               85710
          2871750 S. RURAL RD.                       TEMPE                        AZ               85281
          2887500 N. MESA                            EL PASO                      TX               79912
          290400 W. 16TH ST.                         YUMA                         AZ               85364
          291450 N. GRAND COURT                      NOGALES                      AZ               85621
          292101 FIRST ST., #2                       DOUGLAS                      AZ               85607
          2931965 N. GRAND AVE.                      NOGALES                      AZ               85621
          294205 NORTH MAIN ST                       SAN LUIS                     AZ               85349
          295570 W. MARIPOSA                         NOGALES                      AZ               85621
          2964750 E. BROADWAY                        PHOENIX                      AZ               85040
          29720 E. BUCKEYE RD.                       PHOENIX                      AZ               85004
          298421 EAST BROADWAY                       MESA                         AZ               85204
          2994040 N. 24TH ST.                        PHOENIX                      AZ               85016
          3011604 ELM ST STE A                       DALLAS                       TX               75201
          3081515 S BUCKNER BLVD                     DALLAS                       TX               75217
          3102980 W. NORTHWEST HWY                   DALLAS                       TX               75220
          3113504 W. WALNUT ST.                      GARLAND                      TX               75042
          3122643 S. HAMPTON ROAD                    DALLAS                       TX               75224
          3134119 E LANCASTER AVE                    FORT WORTH                   TX               76103
          3143171 DENTON HIGHWAY                     HALTOM CITY                  TX               76117
          3153117 GRAND AVE                          DALLAS                       TX               75215
          3163204 N MAIN ST                          FORT WORTH                   TX               76106
          3177100 HWY. 80 WEST                       FORT WORTH                   TX               76116
          3183029 S. FREEWAY                         FORT WORTH                   TX               76104
          3191401 BROWN TRAIL                        BEDFORD                      TX               76021
          320201 W. MAIN ST                          GRAND PRAIRIE                TX               75050
          321500 N. GALLOWAY AVE                     MESQUITE                     TX               75149
          3233418 OAK LAWN AVE                       DALLAS                       TX               75219
          3245111 GREENVILLE AVE.                    DALLAS                       TX               75206
          3281914 EAST BELTLINE ROAD                 CARROLLTON                   TX               75006
          32911355 HARRY HINES BLVD                  DALLAS                       TX               75229
          330604 W RANDOL MILL ROAD                  ARLINGTON                    TX               76011
          3312243 S COOPER ST                        ARLINGTON                    TX               76013
          334903 NORTHWEST HWY                       GARLAND                      TX               75041
          3354003 W CAMP WISDOM RD                   DALLAS                       TX               75237
          3373658 NORTH BELTLINE RD                  IRVING                       TX               75038
          3383936 S. POLK ST                         DALLAS                       TX               75224

          3411409 N. BELTLINE ROAD                   IRVING                       TX               75061
          3422230 N. COLLINS ST                      ARLINGTON                    TX               76011
          3442001 W. AIRPORT FRWY                    IRVING                       TX               75062
          3452302 GUS THOMASSON RD                   DALLAS                       TX               75228
          3463004 W. 7TH STREET                      FORT WORTH                   TX               76107
          34812921 JUPITER ROAD                      DALLAS                       TX               75238
          3503159 S GARLAND AVE                      GARLAND                      TX               75041
          3513302 HARWOOD RD                         BEDFORD                      TX               76021
          35214320 MARSH LANE                        ADDISON                      TX               75001
          3532810 E. TRINITY MILLS RD.               CARROLLTON                   TX               75006
          3549730 ABRAMS ROAD                        DALLAS                       TX               75243
          3552905 ARKANSAS LANE                      GRAND PRAIRIE                TX               75052
          356506 E. AVENUE K                         GRAND PRAIRIE                TX               75050
          3574801 S COOPER ST                        ARLINGTON                    TX               76017
          35814902 PRESTON ROAD                      DALLAS                       TX               75254
          3593708 ALTA MESA BLVD                     FORT WORTH                   TX               76133
          3609096 HIGHWAY 80 WEST                    FORT WORTH                   TX               76116
          36313519 MONTFORT DR                       DALLAS                       TX               75240
          366383 EAST PIPELINE ROAD                  BEDFORD                      TX               76022
          3671915 W TARRANT ROAD                     GRAND PRAIRIE                TX               75050
          370615 N. COLLINS ST                       ARLINGTON                    TX               76001
          3721221 WOODHAVEN BLVD.                    FORT WORTH                   TX               76112
          3753317 WALNUT HILL LANE                   IRVING                       TX               75038
          3764303 S LANCASTER RD                     DALLAS                       TX               75216
          37710806 GARLAND ROAD                      DALLAS                       TX               75218
          378800 E ARAPAHO RD                        RICHARDSON                   TX               75081
          3801095 WYNNEWOOD VILLAGE SH               DALLAS                       TX               75224
          3816245 RUFE SNOW DR                       WATAUGA                      TX               76148
          3828224 PARK LANE                          DALLAS                       TX               75231
          3841120 W CAMP WISDOM RD                   DALLAS                       TX               75232
          3858010 SPRING VALLEY RD                   DALLAS                       TX               75240
          3862500 AVE. K                             PLANO                        TX               75074
          3881060 NORTH MAIN ST                      EULESS                       TX               76039
          3891125 WEST 6TH STREET                    IRVING                       TX               75060
          390512 SOUTH GARLAND AVE.                  GARLAND                      TX               75040
          3926526 SKILLMAN STREET                    DALLAS                       TX               75231
          393105 S CENTRAL EXPRESSWAY                RICHARDSON                   TX               75080
          3953801 GUS THOMASSON RD                   MESQUITE                     TX               75150
          3965441 ALPHA ROAD                         DALLAS                       TX               75240
          3974346 MAPLE AVE.                         DALLAS                       TX               75219
          3982544 E ABRAM ST                         ARLINGTON                    TX               76010
          3999778 FOREST LANE                        DALLAS                       TX               75243
          4029690 MESA DR                            HOUSTON                      TX               77078
          4041801 ELLA BLVD                          HOUSTON                      TX               77008
          4092015 YALE STREET                        HOUSTON                      TX               77008
          4105510 BELLAIRE BLVD                      HOUSTON                      TX               77081
          4116883 SOUTH GESSNER RD                   HOUSTON                      TX               77036

          4135616 W. TIDWELL DR                      HOUSTON                      TX               77091
          4247917 WESTHEIMER ROAD                    HOUSTON                      TX               77063
          4257518 RICHMOND AVENUE                    HOUSTON                      TX               77063
          4266436 BELLAIRE BLVD                      HOUSTON                      TX               77074
          428732 GREENS ROAD                         HOUSTON                      TX               77060
          4294507 FM 1960 RD W                       HOUSTON                      TX               77069
          4317542 W.BELFORT STREET                   HOUSTON                      TX               77071
          43211142 WESTHEIMER RD                     HOUSTON                      TX               77042
          4341205 BAY AREA BLVD.                     HOUSTON                      TX               77058
          4352619 RED BLUFF RD                       PASADENA                     TX               77506
          4366848 SPENCER HWY                        PASADENA                     TX               77505
          43813946 WESTHEIMER RD                     HOUSTON                      TX               77077
          44011843 BISSONNET ST                      HOUSTON                      TX               77099
          44111103 BRIAR FOREST DR                   HOUSTON                      TX               77042
          44213509 NORTHWEST FREEWAY                 HOUSTON                      TX               77040
          4439301 BISSONNET                          HOUSTON                      TX               77074
          4459 UVALDE ROAD                           HOUSTON                      TX               77015
          44612331 FONDREN RD.                       HOUSTON                      TX               77035
          44719767 HIGHWAY 59                        HUMBLE                       TX               77338
          44810944 FUQUA ST                          HOUSTON                      TX               77089
          4499201 CULLEN BLVD.                       HOUSTON                      TX               77051
          4533516 S SHEPHERD DR                      HOUSTON                      TX               77098
          454203 WEST GREENS ROAD                    HOUSTON                      TX               77067
          45510990 I-45 NORTH                        HOUSTON                      TX               77037
          4561414 N. GESSNER DRIVE                   HOUSTON                      TX               77080
          45813640 TOMBALL PARKWAY                   HOUSTON                      TX               77086
          4604550 NORTH FWY                          HOUSTON                      TX               77022
          4629790 FONDREN ROAD                       HOUSTON                      TX               77096
          4638602 BROADWAY ST                        HOUSTON                      TX               77061
          4641136 W DALLAS ST                        CONROE                       TX               77301
          4658631 BEECHNUT ST                        HOUSTON                      TX               77036
          466810 FM 1960 RD WEST                     HOUSTON                      TX               77090
          46711415 BELLAIRE BOULEVARD                HOUSTON                      TX               77072
          46810008 GULF FREEWAY                      HOUSTON                      TX               77034
          4715788 BINGLE ROAD                        HOUSTON                      TX               77092
          47211890 WESTHEIMER RD                     HOUSTON                      TX               77077
          4731400 GRAHAM DR                          TOMBALL                      TX               77375
          47517430 NORTHWEST FRWY                    HOUSTON                      TX               77040
          4772033 BINGLE RD                          HOUSTON                      TX               77055
          4793304 E 29TH ST                          BRYAN                        TX               77802
          4801217 N LOOP 336 WEST                    CONROE                       TX               77301
          4811348 E SOUTHMORE AVE                    PASADENA                     TX               77502
          4825806 BELLFORT ST                        HOUSTON                      TX               77033
          4834502 GRIGGS RD                          HOUSTON                      TX               77021
          48412603 MARKET ST.                        HOUSTON                      TX               77015
          4866872 HARRISBURG BLVD                    HOUSTON                      TX               77011
          4871213 S. MAIN ST                         PASADENA                     TX               77506

          4883634  GARTH ROAD                        BAYTOWN                      TX               77521
          4929150 MAIN ST.                           HOUSTON                      TX               77025
          4953010 GARTH ROAD                         BAYTOWN                      TX               77521
          49711210 HEMPSTEAD HWY                     HOUSTON                      TX               77092
          4989819 BISSONNET ST                       HOUSTON                      TX               77036
          4992525 SOUTHWEST FREEWAY 59               HOUSTON                      TX               77098
          5019910 SAN PEDRO                          SAN ANTONIO                  TX               78216
          5026804 MILITARY DRIVE WEST                SAN ANTONIO                  TX               78227
          5038458 FREDERICKSBURG                     SAN ANTONIO                  TX               78229
          5046998 ZARZAMORA                          SAN ANTONIO                  TX               78224
          505145 EAST COMMERCE                       SAN ANTONIO                  TX               78205
          5071308 AUSTIN HIGHWAY                     SAN ANTONIO                  TX               78209
          5094263 NORTHWEST LOOP 410                 SAN ANTONIO                  TX               78201
          510828 S.W. MILITARY DR                    SAN ANTONIO                  TX               78221
          511933  S.W.W. WHITE ROAD                  SAN ANTONIO                  TX               78220
          512803 CASTROVILLE ROAD                    SAN ANTONIO                  TX               78237
          513534 NORTH NEW BRAUNFELS                 SAN ANTONIO                  TX               78202
          5141151 CULEBRA                            SAN ANTONIO                  TX               78201
          5156893-A BANDERA ROAD                     LEON VALLEY                  TX               78238
          5164447 FREDERICKSBURG RD                  SAN ANTONIO                  TX               78201
          5176900 SAN PEDRO AVENUE                   SAN ANTONIO                  TX               78216
          5183678 B. CULEBRA                         SAN ANTONIO                  TX               78228
          519414 S.NEW BRAUNFELS                     SAN ANTONIO                  TX               78203
          521827 SAN PEDRO AVENUE                    SAN ANTONIO                  TX               78212
          52211751 BLANCO ROAD                       SAN ANTONIO                  TX               78216
          5238248-1 MARBACH ROAD                     SAN ANTONIO                  TX               78227
          5251960 SW MILITARY DR                     SAN ANTONIO                  TX               78221
          5264931 WALZEM ROAD                        SAN ANTONIO                  TX               78218
          5278515 PERRIN BEITEL ROAD                 SAN ANTONIO                  TX               78217
          5294877 W. COMMERCE                        SAN ANTONIO                  TX               78237
          5301918 PAT BOOKER RD.                     UNIVERSAL CITY               TX               78148
          5315836-2 BABCOCK RD.                      SAN ANTONIO                  TX               78229
          5326003 SOUTH IH-35                        SAN ANTONIO                  TX               78211
          5334802 RITTIMAN ROAD                      SAN ANTONIO                  TX               78218
          5342501 BANDERA ROAD                       SAN ANTONIO                  TX               78238
          5353815 BLANCO ROAD                        SAN ANTONIO                  TX               78212
          53613900 NACOGDOCHES ROAD                  SAN ANTONIO                  TX               78217
          5371420 WELLS BRANCH PKWY                  PFLUGERVILLE                 TX               78660
          53813410 U.S. 281 NORTH #102               SAN ANTONIO                  TX               78232
          5406750 INGRAM ROAD                        SAN ANTONIO                  TX               78238
          5415634-A WEBER STREET                     CORPUS CHRISTI               TX               78411
          543727 SO. 14TH STREET                     KINGSVILLE                   TX               78363
          5445425 PADRE ISLAND DRIVE                 CORPUS CHRISTI               TX               78415
          5453504 LEOPARD STREET                     CORPUS CHRISTI               TX               78469
          5461508 WILDCAT DRIVE                      PORTLAND                     TX               78374
          5471132 E. MAIN                            ALICE                        TX               78332
          5505341 CAMERON ROAD                       AUSTIN                       TX               78723

          551730 W. STASSNEY LANE #150               AUSTIN                       TX               78745
          55210205 N. LAMAR #107                     AUSTIN                       TX               78753
          5538728 B RESEARCH BLVD                    AUSTIN                       TX               78758
          5542425 EAST 7TH STREET                    AUSTIN                       TX               78702
          5555300 N.LAMAR BLVD. #101                 AUSTIN                       TX               78751
          5576929 AIRPORT BLVD. #137                 AUSTIN                       TX               78752
          5588501 BURNET ROAD, STE. C                AUSTIN                       TX               78758
          5599411 DESSAU ROAD                        AUSTIN                       TX               78753
          5627408-A CAMERON ROAD                     AUSTIN                       TX               78752
          563517 W. OLTORF ST.                       AUSTIN                       TX               78704
          5642541 SO. INTERSTATE HWY35               ROUND ROCK                   TX               78664
          5655332 MANCHACA RD.                       AUSTIN                       TX               78745
          5672217 EAST RIVERSIDE DRIVE               AUSTIN                       TX               78741
          568906 BANDERA ROAD                        SAN ANTONIO                  TX               78228
          5805951 INGRAM ROAD                        SAN ANTONIO                  TX               78228
          581115 HWY 35 SOUTH, STE 19                NEW BRAUNFELS                TX               78130
          582805 W. HILDEBRAND                       SAN ANTONIO                  TX               78212
          5831443 S.W. MILITARY                      SAN ANTONIO                  TX               78221
          584231 SAN PEDRO                           SAN ANTONIO                  TX               78205
          5853310 S. ZARZAMORA                       SAN ANTONIO                  TX               78225
          5862308 GUADALUPE                          LAREDO                       TX               78043
          587500 W. CLATRON ROAD                     LAREDO                       TX               78041
          5883502 SAN BERNARDO                       LAREDO                       TX               78041
          59011600 SH 16 NORTH #118                  SAN ANTONIO                  TX               78250
          5912102 GOLIAD RD, SUITE 1                 SAN ANTONIO                  TX               78223
          5922864 THOUSAND OAKS                      SAN ANTONIO                  TX               78247
          6011251 WEST PRATT STREET                  BALTIMORE                    MD               21223
          602803 - A SOUTHERN AVENUE                 OXON HILL                    MD               20745
          603200 NORTH HIGHLAND                      BALTIMORE                    MD               21224
          6045684 SILVER HILL ROAD                   DISTRICT HEIGHTS             MD               20747
          6075900 PULASKI HWY.                       BALTIMORE                    MD               21205
          6108010 NEW HAMPSHIRE AVE                  LANGLEY PARK                 MD               20783
          611719 NORTHPOINT BLVD.                    BALTIMORE                    MD               21224
          613602 WASHINGTON BLVD.                    LAUREL                       MD               20707
          6146256 CENTRAL AVE.                       SEAT PLEASANT                MD               20743
          618601 H. STREET, N.E.                     WASHINGTON                   DC               20002
          6216301 LIVINGSTON ROAD                    OXON HILL                    MD               20745
          6237039 M. L. KING HIGHWAY                 LANDOVER                     MD               20785
          6256719 CHESAPEAKE CENTER DR               GLEN BURNIE                  MD               21060
          6261964 DANIEL STUART SQUARE               WOODBRIDGE                   VA               22191
          6281940 14TH STREET NW.                    WASHINGTON                   DC               20009
          62910610 BALTIMORE BOULEVARD               BELTSVILLE                   MD               20705
          630508-A S. VAN DORN STREET                ALEXANDRIA                   VA               22304
          6323234 DONNELL DRIVE                      FORESTVILLE                  MD               20747
          6336190 ARLINGTON BOULEVARD                FALLS CHURCH                 VA               22044
          634428 EAST 33RD STREET                    BALTIMORE                    MD               21218
          6353903 BENNING RD.,NE                     WASHINGTON                   DC               20019

          6365221 INDIAN HEAD HYWY.                  OXEN HILL                    MD               20745
          6374811 MARLBORO PIKE                      CORA HILL                    MD               20743
          6383663 GEORGIA AVE, NW                    WASHINGTON                   DC               20010
          639311 N. GLEBE ROAD                       ARLINGTON                    VA               22203
          6406421 ANNAPOLIS RD                       HYATTSVILLE                  MD               20784
          6415416 YORK ROAD                          BALTIMORE                    MD               21212
          6445624 COLUMBIA PIKE                      FALLS CHURCH                 VA               22041
          6463046 GREENMOUNT AVENUE                  BALTIMORE                    MD               21218
          6495500 SINCLAIR LANE                      BALTIMORE                    MD               21206
          6502200 EAST MONUMENT STREET               BALTIMORE                    MD               21202
          654909 H STREET, N.E.                      WASHINGTON                   DC               20002
          6559920 YORK ROAD                          COCKEYSVILLE                 MD               21030
          6598470 ANNAPOLIS ROAD                     NEW CARROLLTON               MD               20784
          661645 PENNSYLVANIA AVE. S.E               WASHINGTON                   DC               20003
          6632332 IVERSON STREET                     TEMPLE HILLS                 MD               20748
          6642012 W. STREET, UNIT C                  ANNAPOLIS                    MD               21401
          665211 NORTH FREDERICK AVE.                GAITHERSBURG                 MD               20877
          6671512 BENNING RD, NE                     WASHINGTON                   DC               20002
          6682337 PENNSYLVANIA AVE SE                WASHINGTON                   DC               20020
          6693829 PENNSYLVANIA AVE                   WASHINGTON                   DC               20020
          6701786 FLORIDA AVE NW                     WASHINGTON                   DC               20009
          67111337 GEORGIA AVE                       WHEATON                      MD               20902
          6726221 GEORGIA AVE, NW                    WASHINGTON                   DC               20011
          6748505 PINEY BRANCH                       TAKOMA PARK                  MD               20901
          6755429 KENNEDY STREET NW                  WASHINGTON                   DC               20011
          6761245 GOOD HOPE ROAD                     WASHINGTON                   DC               20020
          677401 M STREET, S.W.                      WASHINGTON                   DC               20024
          6781170-A WEST PATRICK ST                  FREDERICK                    MD               21702
          6796603 RIVERDALE RD                       RIVERDALE                    MD               20737
          6822922 MLK JR AVE,                        WASHINGTON                   DC               20032
          6832254 HUNTINGTON AVENUE                  ALEXANDRIA                   VA               22303
          6844121 MT. VERNON AVENUE                  ALEXANDRIA                   VA               22305
          6867517 LANDOVER ROAD                      LANDOVER                     MD               20785
          68711311-A LOCKWOOD DRIVE                  SILVER SPRING                MD               20901
          6883441 CLIFTON AVENUE                     BALTIMORE                    MD               21216
          6908815 CENTERVILLE ROAD                   MANASSAS                     VA               22110
          6923400 EAST WEST HIGHWAY                  HYATTSVILLE                  MD               20780
          6943010 WEST MERCURY BLVD                  HAMPTON                      VA               23666
          6958337 SUDLEY ROAD                        MANASSAS                     VA               20109
          6964815-A ANNAPOLIS ROAD                   BLADENSBURG                  MD               20710
          6971312 EASTERN BLVD                       BALTIMORE                    MD               21221
          6992441 GOOD HOPE ROAD                     WASHINGTON                   DC               20020
          7013804 DUBLIN                             NEW ORLEANS                  LA               70118
          7024523 WEST BANK EXPRESSWAY               MARRERO                      LA               70072
          703624 TERRY PARKWAY                       TERRYTOWN                    LA               70056
          7042541 WILLIAMS BOULEVARD                 KENNER                       LA               70062
          7059701 I-10                               NEW ORLEANS                  LA               70127

          7068720 W. JUDGE PEREZ DRIVE               CHALMETTE                    LA               70043
          7075741 CROWDER BLVD.                      NEW ORLEANS                  LA               70127
          7091157 N. BROAD ST                        NEW ORLEANS                  LA               70119
          7102766 BELLE CHASE HWY                    GRETNA                       LA               70053
          7114103 JEFFERSON HWY                      JEFFERSON                    LA               70121
          7121028 MANHATTAN BLVD                     HARVEY                       LA               70058
          7133816 VETERANS BOULEVARD                 METAIRIE                     LA               70002
          7144041 WILLIAMS BOULEVARD                 KENNER                       LA               70065
          7154639 MAGAZINE STREET                    NEW ORLEANS                  LA               70115
          716401 S. CLAIBORNE AVE                    NEW ORLEANS                  LA               70112
          7175949 PLANK ROAD                         BATON ROUGE                  LA               70805
          7185025 FLORIDA BLVD.                      BATON ROUGE                  LA               70806
          7193601 NORTH CAUSEWAY BLVD                METAIRIE                     LA               70002
          720334 CARONDELET                          NEW ORLEANS                  LA               70130
          72112330 FLORIDA BLVD                      BATON ROUGE                  LA               70815
          722904 WEST AIRLINE                        LAPLACE                      LA               70068
          7234427 PERKINS ROAD                       BATON ROUGE                  LA               70808
          72419973 THAD CAIN LANE                    BATON ROUGE                  LA               70809
          8012363 S. COBB DRIVE                      SMYRNA                       GA               30080
          8043570 MEMORIAL DRIVE                     DECATUR                      GA               30032
          8064058 PEACHTREE RD                       ATLANTA                      GA               30319
          8072261 CHESHIRE BRIDGE ROAD               ATLANTA                      GA               30324
          8095659 RIVERDALE ROAD                     COLLEGE PARK                 GA               30337
          8106635 GEORGIA HIGHWAY                    RIVERDALE                    GA               30274
          8112841 GREENBRIAR PARKWAY,                ATLANTA                      GA               30331
          8136443 TARA BOULEVARD                     JONESBORO                    GA               30236
          8141030-3 WINDY HILL ROAD                  SMYRNA                       GA               30080
          816461 PONCE DE LEON, N.E.                 ATLANTA                      GA               30308
          8175345-N  JIMMY CARTER BLVD               NORCROSS                     GA               30093
          8183210-I NORCROSS -                       TUCKER                       GA               30084
          8206200 BUFORD HIGHWAY                     NORCROSS                     GA               30071
          821277 S. MARIETTA PKY.                    MARIETTA                     GA               30064
          8221618 WILLINGHAM ROAD                    EAST POINT                   GA               30344
          8234703 JONESBORO ROAD                     FOREST PARK                  GA               30297
          824863 OAK STREET                          ATLANTA                      GA               30310
          8274801 MEMORIAL DRIVE                     DECATUR                      GA               30030
          8291974 CANDLER                            DECATUR                      GA               30032
          8302798 CAMP CREEK PKWY.                   COLLEGE PARK                 GA               30337
          831495-C WHITEHALL STREET                  ATLANTA                      GA               30303
          8355190 OLD NATIONAL HIGHWAY               COLLEGE PARK                 GA               30348
          8367512 HWY 85 @ HWY 138                   RIVERDALE                    GA               30274
          8374065 MEMORIAL, STE. F                   DECATUR                      GA               30032
          8382800 DELK ROAD                          MARIETTA                     GA               30067
          8393583 MLK JR. DRIVE                      ATLANTA                      GA               30331
          8402581 PIEDMONT RD.                       ATLANTA                      GA               30324
          8413714 ROSWELL RD. NE                     ATLANTA                      GA               30342
          8433675 SATELLITE BLVD. #830               DULUTH                       GA               30096

          8441284 ROSWELL RD.                        MARIETTA                     GA               30062
          845795 HOLCOMB BRIDGE RD                   ROSWELL                      GA               30076
          8464070 AUSTELL ROAD                       AUSTELL                      GA               30060
          8477050 JIMMY CARTER BLVD.                 NORCROSS                     GA               30092
          848209 LAKESHORE PARKWAY                   HOMEWOOD                     AL               35209
          8508763 DUNWOODY PLACE                     DUNWOODY                     GA               30350
          8512697 SPRING ROAD                        SMYRNA                       GA               30080
          8521153 HUFFMAN ROAD                       BIRMINGHAM                   AL               35206
          853904 THORNTON ROAD                       LITHIA SPRINGS               GA               30122
          8551853 TERRELL MILL ROAD                  MARIETTA                     GA               30062
          856381 MORELAND AVENUE, SE                 ATLANTA                      GA               30316
          858233 SOUTH MAIN STREET                   ALPHARETTA                   GA               30004
          860350 SHALLOWFORD ROAD,#D                 GAINESVILLE                  GA               30504
          90159 E. DERENNE AVE                       SAVANNAH                     GA               31405
          902424 WEST BROUGHTON STREET               SAVANNAH                     GA               31401
          9051093 EISENHOWER PARKWAY                 MACON                        GA               31206
          906586 POPLAR STREET                       MACON                        GA               31210
          907305 SOUTH SLAPPY ROAD                   ALBANY                       GA               31701
          9082418 SYLVESTER HWY STE.2                ALBANY                       GA               31707
          9092625 DEANS BRIDGE ROAD                  AUGUSTA                      GA               30906
          9101502 WALTON WAY                         AUGUSTA                      GA               30901
          9116432 K TWO KNOTCH ROAD                  COLUMBIA                     SC               29223
          9122300-C TAYLOR STREET                    COLUMBIA                     SC               29202
          914418 WEST MAIN STREET                    SPARTANBURG                  SC               29301
          9152000 MCMILLIAN AVE. #B                  NORTH CHARLESTON             SC               29405
          9162706 B FREEDOM DRIVE                    CHARLOTTE                    NC               28208
          9172419 WILLIAMSON ROAD                    ROANOKE                      VA               24011
          9183925 MELROSE AVE                        ROANOKE                      VA               24017
          9196824-E ALBERMARLE RD                    CHARLOTTE                    NC               28212
          9212611-A CENTRAL AVE                      CHARLOTTE                    NC               28205
          9221520 BROAD RIVER ROAD                   COLUMBIA                     SC               29210
          9231603 SOUTH BLVD                         CHARLOTTE                    NC               28203
          9241420 KNOX ABBOTT DR                     WEST COLUMBIA                SC               29169
          9256600 E. INDEPENDENCE BLVD               CHARLOTTE                    NC               28212
          9262154-A WARDS ROAD                       LYNCHBURG                    VA               24502
          9281038 N PLEASANTBURG DR                  GREENVILLE                   SC               29607
          9291101 EAST                               SAVANNAH                     GA               31406
          9301081 JOHN C. CALHOUN DR                 ORANGEBURG                   SC               29115
          9316111 SOUTH BLVD.                        CHARLOTTE                    NC               28217
          9323301 FREEDOM DR                         CHARLOTTE                    NC               28209
          93372 COLONY ROAD                          NEWPORT NEWS                 VA               23602
          934412 NEWTOWN ROAD                        VIRGINIA BEACH               VA               23462
          9353844 GEORGE WASHINGTON                  PORTSMOUTH                   VA               23702
          937109 WELLONS VILLAGE                     DURHAM                       NC               27703
          9384213 PORTSMOUTH                         PORTSMOUTH                   VA               23701
          9392700 HAMPTON BLVD                       NORFOLK                      VA               23517
          94010143-A JEFFERSON AVENUE                NEWPORT NEWS                 VA               23605

          94112917 J JEFFERSON BLVD                  NEWPORT NEWS                 VA               23608
          9423819 KECOUGHTAN AVENUE                  HAMPTON                      VA               23661
          9437522 TIDEWATER DRIVE                    NORFOLK                      VA               23505
          944476 MEETING STREET                      CHARLESTON                   SC               29403
          9461766 E. LITTLE CREEK                    NORFOLK                      VA               23518
          9473636 VIRGINIA BEACH BLVD                VIRGINIA BEACH               VA               23452
          9523061 N. SHARON-AMITY RD                 CHARLOTTE                    NC               28212
          9534391 DORCHESTER RD                      NORTH CHARLESTON             SC               29405
          9541015 E. CONE BLVD                       GREENSBORO                   NC               27405
          956901 B NTH WENDOVER RD                   CHARLOTTE                    NC               28211
          9581499 NEW WALKERTOWN RD                  WINSTON SALEM                NC               27101
          9591259 - BS PLEASANTBURG                  GREENVILLE                   SC               29605
          960606 1/2 EDGEFIELD RD                    NORTH AUGUSTA                SC               29841
          9632915 - B THE PLAZA                      CHARLOTTE                    NC               28205
          9654402 MARKET STREET                      WILMINGTON                   NC               28403
          9661709 DAWSON STREET                      WILMINGTON                   NC               28403
          967103-A VILLAGE ROAD                      LELAND                       NC               28451
          968762 CHERRY ROAD                         ROCK HILL                    SC               29732
          9694420 ALTAMA AVENUE                      BRUNSWICK                    GA               31520
         10011409 E. NINTH STREET                    CLEVELAND                    OH               44114
         10021530 HAYDEN AVENUE                      EAST CLEVELAND               OH               44112
         10032750 VAN AKEN BOULEVARD                 CLEVELAND                    OH               44120
         10043712 PEARL ROAD                         CLEVELAND                    OH               44109
         10057148 DENISON AVE                        CLEVELAND                    OH               44102
         100615500 EUCLID AVE                        EAST CLEVELAND               OH               44112
         10075498 CHESTER AVE                        CLEVELAND                    OH               44103
         100824800 ROCKSIDE ROAD                     BEDFORD HEIGHTS              OH               44146
         10102079 W. 25TH STREET                     CLEVELAND                    OH               44113
         101111411 BUCKEYE ROAD                      CLEVELAND                    OH               44104
         10122167 SOUTH TAYLOR ROAD                  UNIVERSITY HEIGHTS           OH               44118
         101314782 DETROIT AVENUE                    LAKEWOOD                     OH               44107
         10146277 #D PEARL RD                        PARMA HEIGHTS                OH               44130
         101516604 LORAIN AVENUE                     CLEVELAND                    OH               44111
         101614001 TRISKETT ROAD                     CLEVELAND                    OH               44111
         101715701 BROADWAY ROAD                     MAPLE HEIGHTS                OH               44137
         101810589 ST. CLAIR AVENUE                  CLEVELAND                    OH               44108
         10197470 BROOKPARK ROAD                     BROOKLYN                     OH               44129
         102134861 EUCLID AVE.                       WILLOUGHBY                   OH               44094
         12021829 MONTANA                            EL PASO                      TX               79903
         12035501 DYER ST., B                        EL PASO                      TX               79932
         12041911 WEST MAIN STREET                   MESA                         AZ               85201
         12098225 W.INDIAN SCHOOL ROAD               PHOENIX                      AZ               85033
         121016874 N.CAVE CREEK ROAD                 PHOENIX                      AZ               85032
         12144239 W.MCDOWELL ROAD                    PHOENIX                      AZ               85009
         12154344 W. INDIAN SCHOOL                   PHOENIX                      AZ               85031
         12167227 SOUTH CENTRAL AVE.                 PHOENIX                      AZ               85040
         12176601 W. INDIAN SCHOOL                   PHOENIX                      AZ               85033

         1218702 W. CAMELBACK, STE. 7                PHOENIX                      AZ               85013
         12194822 NORTH 27TH AVENUE                  PHOENIX                      AZ               85017
         12201635 E. INDIAN  SCHOOL RD               PHOENIX                      AZ               85016
         12213343 W. PEORIA AVE. #8                  PHOENIX                      AZ               85029
         122217220 NORTH 19TH AVE.                   PHOENIX                      AZ               85023
         12233460 EAST SOUTHERN AVE.                 MESA                         AZ               85204
         1224724 W. UNIVERSITY DRIVE                 MESA                         AZ               85201
         12258345 W. GLENDALE AVE.                   GLENDALE                     AZ               85305
         12272760 E. MAIN STREET                     MESA                         AZ               85213
         1229238 W. WESTERN                          AVONDALE                     AZ               85323
         12305052 WEST OLIVE                         GLENDALE                     AZ               85302
         12314444 E. GRANT STREET                    TUCSON                       AZ               85712
         12325644 E. BROADWAY                        TUCSON                       AZ               85711
         13011509 NEW YORK AVENUE                    ARLINGTON                    TX               76010
         1302205 N BARTON ST                         GRAPEVINE                    TX               76051
         13036304 JACKSBORO HIGHWAY                  LAKE WORTH                   TX               76135
         13052540 N JOSEY LN                         CARROLLTON                   TX               75006
         13065606 BROADWAY BLVD                      GARLAND                      TX               75043
         13076334 MEADOWBROOK DRIVE                  FORT WORTH                   TX               76112
         1308251 SOUTHWEST WILSHIRE BL               BURLESON                     TX               76028
         13095920 SAMUELL BLVD                       DALLAS                       TX               75228
         1310836 W UNIVERSITY DR                     DENTON                       TX               76201
         13115628 LEMMON AVE                         DALLAS                       TX               75209
         13123520 N BUCKNER BLVD                     DALLAS                       TX               75228
         13133905 EAST BELKNAP STREET                FORT WORTH                   TX               76111
         131414500 JOSEY LANE                        FARMERS BRANCH               TX               75234
         13161704 MILITARY PARKWAY                   MESQUITE                     TX               75149
         13174215 SOUTH BROADWAY AVE                 TYLER                        TX               75701
         131817630 PRESTON ROAD                      DALLAS                       TX               75252
         13191324 W. MAIN STREET                     LEWISVILLE                   TX               75067
         1320215 SOUTH HIGH STREET                   LONGVIEW                     TX               75602
         13212101 WEST GENTRY PARKWAY                TYLER                        TX               75702
         13293714 W LEDBETTER DR                     DALLAS                       TX               75233
         13303330 NORTH GALLOWAY AVE                 MESQUITE                     TX               75150
         13322351 VALWOOD PARKWAY                    FARMERS BRANCH               TX               75234
         1335934 N COLLINS ST                        ARLINGTON                    TX               76011
         13364749 E LANCASTER AVE                    FORT WORTH                   TX               76103
         13393306 W CAMP WISDOM RD                   DALLAS                       TX               75237
         13411901 E. IRVING BLVD                     IRVING                       TX               75061
         1342112 E. SEMINARY DRIVE                   FORT WORTH                   TX               76115
         134310201 LAKE JUNE ROAD                    DALLAS                       TX               75217
         13441500 N CENTRAL EXPY                     PLANO                        TX               75074
         13454498 S. MARSALIS AVENUE                 DALLAS                       TX               75216
         13463802 JEWELLA AVENUE                     SHREVEPORT                   LA               71109
         13475200 DENTON HWY                         HALTOM CITY                  TX               76148
         13482709 W. 70TH STREET                     SHREVEPORT                   LA               71118
         1349733 BENTON ROAD                         BOSSIER CITY                 LA               71111

         13502102 NORTHWEST HWY                      GARLAND                      TX               75041
         1351410 E. PIONEER PARKWAY                  GRAND PRAIRIE                TX               75051
         13521700 S. CHERRY LANE                     WHITE SETTLEMENT             TX               76108
         13532821 LIVE OAK STREET                    DALLAS                       TX               75204
         13543250 W PLEASANT RUN RD                  LANCASTER                    TX               75146
         13555820 CAMP BOWIE BLVD                    FORT WORTH                   TX               76107
         13564801 LITTLE ROAD                        ARLINGTON                    TX               76017
         13571302 S. HWY 121                         LEWISVILLE                   TX               75057
         13591016 WEST LOOP 281                      LONGVIEW                     TX               75604
         136017509 COIT RD                           DALLAS                       TX               75252
         13618405 HARWOOD ROAD                       NORTH RICHLAND HILLS         TX               76180
         13622802 N.MACARTHUR BLVD                   IRVING                       TX               75062
         13632215 S. LOOP 288                        DENTON                       TX               76205
         13662809 WEST BERRY STREET                  FORT WORTH                   TX               76109
         13673405 MANSFIELD HWY.                     FORT WORTH                   TX               76119
         13684750 BRYANT IRVIN                       FORT WORTH                   TX               76132
         13867824 SOUTH FWY 35 WEST                  FORT WORTH                   TX               76134
         13872248 CENTRAL DR                         BEDFORD                      TX               76021
         1388508 WEST EULESS BLVD                    EULESS                       TX               76040
         13892231 W LEDBETTER DR                     DALLAS                       TX               75224
         1390401 S. CENTRAL EXPRESSWAY               MCKINNEY                     TX               75069
         13912309 GILMER RD.                         LONGVIEW                     TX               75604
         1392319 E. FRONT STREET                     TYLER                        TX               75702
         13939475 BENBROOK BLVD                      BENBROOK                     TX               76126
         13941918 EPHRIHAM AVE                       FT. WORTH                    TX               76016
         13958988 MANSFIELD ROAD                     SHREVEPORT                   LA               71118
         140113315 EAST FREEWAY                      HOUSTON                      TX               77015
         14026464 WEST LITTLE YORK RD                HOUSTON                      TX               77091
         14044926 WASHINGTON AVE                     HOUSTON                      TX               77007
         1405815 SOUTH 75TH ST.                      HOUSTON                      TX               77012
         14065700 SOUTH LOOP E                       HOUSTON                      TX               77033
         14082805 SAM HOUSTON AVE.                   HUNTSVILLE                   TX               77340
         14093011 HIGHWAY 30 WEST                    HUNTSVILLE                   TX               77340
         14103103 FM 1960 RD WEST                    HUMBLE                       TX               77338
         14115201 RICHMOND AVE                       HOUSTON                      TX               77056
         14123967 SOUTH GESSNER RD                   HOUSTON                      TX               77063
         1413100 EAST NASA ROAD 1                    WEBSTER                      TX               77598
         14147812 ALMEDA RD                          HOUSTON                      TX               77054
         14154010 FAIRMONT PARKWAY                   PASADENA                     TX               77504
         14174607 HIGHWAY 6 NORTH                    HOUSTON                      TX               77084
         1419442 W LITTLE YORK RD                    HOUSTON                      TX               77076
         14208311 LONG POINT RD.                     HOUSTON                      TX               77055
         14216010 S. GESSNER DR.                     HOUSTON                      TX               77036
         14222904 MAGNUM RD.                         HOUSTON                      TX               77092
         14236239 WESTHEIMER RD                      HOUSTON                      TX               77057
         14246475 HILLCROFT ST.                      HOUSTON                      TX               77081
         14261019 DAIRY ASHFORD ST                   HOUSTON                      TX               77079

         142810804 SOUTH POST OAK RD                 HOUSTON                      TX               77035
         14296123 TELEPHONE ROAD                     HOUSTON                      TX               77087
         143218553 KUYKENDAHL RD                     SPRING                       TX               77379
         14339539 S. MAIN ST                         HOUSTON                      TX               77025
         14342001 FANNIN ST                          HOUSTON                      TX               77002
         14358304 BROADWAY ST                        HOUSTON                      TX               77061
         143614708 HIRAM CLARKE RD                   HOUSTON                      TX               77053
         14377614 CLAREWOOD DR                       HOUSTON                      TX               77036
         14395214 BELLAIRE BLVD                      BELLAIRE                     TX               77401
         14407080 BISSONNET ST                       HOUSTON                      TX               77074
         144111401 N. FREEWAY                        HOUSTON                      TX               77060
         14422209 S MAIN ST                          STAFFORD                     TX               77477
         14433112 SPENCER HWY                        PASADENA                     TX               77504
         144412580 BELLAIRE BLVD                     HOUSTON                      TX               77072
         1446202 SAWDUST RD                          WOODLANDS                    TX               77380
         14475390 RENWICK DR                         HOUSTON                      TX               77081
         14482838 HIGHWAY 6 SOUTH                    HOUSTON                      TX               77082
         14493849 SOUTH SHAVER ST                    HOUSTON                      TX               77504
         14514130 AYERS ST                           CORPUS CHRISTI               TX               78415
         14525145 EVERHART RD                        CORPUS CHRISTI               TX               78411
         14533765 LEOPARD ST                         CORPUS CHRISTI               TX               78408
         14545488 S. PADRE ISLAND DR                 CORPUS CHRISTI               TX               78411
         14553216 S. PORT AVENUE                     CORPUS CHRISTI               TX               78415
         14561305 S. PORT AVENUE                     CORPUS CHRISTI               TX               78405
         14571602 N. LAURENT ST.                     VICTORIA                     TX               77901
         1459905 PAREDES LINE ROAD                   BROWNSVILLE                  TX               78521
         14602921 BOCA CHICA BLVD                    BROWNSVILLE                  TX               78521
         1461623 W HARRISON AVE                      HARLINGEN                    TX               78550
         14652109 N.10TH STREET                      MCALLEN                      TX               78504
         14661101 N CAGE BLVD                        PHARR                        TX               78577
         1467630 S. 23RD STREET                      MCALLEN                      TX               78503
         14681001 SOUTH 10TH ST.,STE I               MCALLEN                      TX               78503
         14691025 N. TEXAS BLVD                      WESLACO                      TX               78596
         14712629 W PECAN BLVD.                      MCALLEN                      TX               78501
         1472102 W. 9TH STREET                       MISSION                      TX               78572
         147411918 WILCREST DR                       HOUSTON                      TX               77031
         147510434 RICHMOND AVENUE                   HOUSTON                      TX               77042
         14768708 SOUTH GESSNER DR                   HOUSTON                      TX               77074
         14778366 WESTHEIMER RD                      HOUSTON                      TX               77063
         14781029 HWY 6 NORTH                        HOUSTON                      TX               77079
         14804611 GARTH ROAD                         BAYTOWN                      TX               77522
         1481928 E TIDWELL RD                        HOUSTON                      TX               77022
         148210959 FM 1960 RD WEST                   HOUSTON                      TX               77070
         1484819 N 10TH ST                           MCALLEN                      TX               78501
         14861789 FRY RD.                            KATY                         TX               77449
         16016672 INDIAN RIVER ROAD                  VIRGINIA BEACH               VA               23464
         16026040 E. VIRGINIA BEACH BL               NORFOLK                      VA               23502

         16044524 ST BARNABAS ROAD                   TEMPLE HILLS                 MD               20748
         16053579 PLANK ROAD                         FREDRICKSBURG                VA               22407
         16071064 LYNHAVEN PKWY, #103                VIRGINIA BEACH               VA               23452
         16081879 EAST OCEANVIEW AVE                 NORFOLK                      VA               23518
         1609407 W. BALTIMORE STREET                 BALTIMORE                    MD               21201
         20127621 S. PENN                            OKLAHOMA CITY                OK               73159
         20146601 NW EXPRESSWAY                      OKLAHOMA CITY                OK               73132
         2017900 S. BROADWAY                         EDMOND                       OK               73034
         20182505 NW 23RD ST                         OKLAHOMA CITY                OK               73107
         2021216 NW 23RD STREET                      OKLAHOMA CITY                OK               73103
         20223631 N. MACARTHUR BLVD                  WARR ACRES                   OK               73122
         2034824 S. AIR DEPOT BLVD                   MIDWEST CITY                 OK               73110
         20355305 S. WESTERN AVE                     OKLAHOMA CITY                OK               73109
         20365943 NW 23RD ST                         OKLAHOMA CITY                OK               73127
         20373537 N SHIELDS BLVD                     MOORE                        OK               73160
         20383001 N MAY AVE                          OKLAHOMA CITY                OK               73107
         20413001 S MAY AVE                          OKLAHOMA CITY                OK               73119
         20421107 S HARVARD AVE                      TULSA                        OK               74112
         20435804 S MEMORIAL DR                      TULSA                        OK               74145
         20447861 E. ADMIRAL PLACE                   TULSA                        OK               74115
         20456005 S PEORIA AVE                       TULSA                        OK               74105
         204610664 E 31ST ST                         TULSA                        OK               74146
         20474721 S.E. 15TH STREET                   DEL CITY                     OK               73115
         20484503 N.W. 23RD STREET                   OKLAHOMA CITY                OK               73127
         20511425 S.W. 59TH STREET                   OKLAHOMA CITY                OK               73119
         20522216 N.W. 23RD STREET                   OKLAHOMA CITY                OK               73107
         21026416 ASHER AVE                          LITTLE ROCK                  AR               72204
         21032801 S OLIVE ST                         PINE BLUFF                   AR               71601
         21042139 LAMAR AVE.                         MEMPHIS                      TN               38114
         21053310 JACKSON AVE.                       MEMPHIS                      TN               38122
         21067508 GEYER SPRINGS RD                   LITTLE ROCK                  AR               72209
         21075169 WINCHESTER ROAD                    MEMPHIS                      TN               38118
         21083422 PIKE AVENUE                        NORTH LITTLE ROCK            AR               72118
         21091631 POPLAR AVENUE                      MEMPHIS                      TN               38104
         21111100 EAST ROOSEVELT RD                  LITTLE ROCK                  AR               72206
         21125513 CHARLOTTE AVENUE                   NASHVILLE                    TN               37209
         21131143 GALLATIN ROAD                      NASHVILLE                    TN               37206
         21143417 NOLENSVILLE ROAD                   NASHVILLE                    TN               37211
         2115367 HARDING PL STE C                    NASHVILLE                    TN               37211
         2116717 CRAIGHEAD STREET                    NASHVILLE                    TN               37204
         21171330 E SHELBY DR                        MEMPHIS                      TN               38116
         21181979 S 3RD ST                           MEMPHIS                      TN               38109
         21192117 SYCAMORE VIEW RD                   MEMPHIS                      TN               38134
         21202012 S HAMILTON RD                      NASHVILLE                    TN               37218
         21223606 GALLATIN PIKE                      NASHVILLE                    TN               37206
         21234985 NAVY ROAD                          MILLINGTON                   TN               38053
         2124100 E. BROADWAY ST                      WEST MEMPHIS                 AR               72301

         21253102 AUSTIN PEAY HWY                    MEMPHIS                      TN               38128
         2126310 S. BROADWAY ST                      LITTLE ROCK                  AR               72201
         21314899 SUMMER AVE                         MEMPHIS                      TN               38122
         21344085 AMERICAN WAY                       MEMPHIS                      TN               38118
         21362811 WEST 28TH AVENUE                   PINE BLUFF                   AR               71603
         22014720 CENTRAL AVE. SE                    ALBUQUERQUE                  NM               87108
         22022121 CENTRAL NW                         ALBUQUERQUE                  NM               87104
         22031331 JUAN TABO NE                       ALBUQUERQUE                  NM               87112
         2204636 SAN MATEO SE                        ALBUQUERQUE                  NM               87108
         22059001 CENTRAL AVE, NE                    ALBUQUERQUE                  NM               87123
         22065310 FOURTH STREET, N.W.                ALBUQUERQUE                  NM               87107
         2207111 COORS BLVD. N.W.                    ALBUQUERQUE                  NM               87121
         22084001 SAN MATEO                          ALBUQUERQUE                  NM               87110
         22097122 MENAUL BLVD9  NE                   ALBUQUERQUE                  NM               87110
         22103200 - 4 COORS BLVD, NW                 ALBUQUERQUE                  NM               87120
         22119600 MONTANA                            EL PASO                      TX               79925
         22127138 ALAMEDA                            EL PASO                      TX               79915
         22131360 LEE TREVINO                        EL PASO                      TX               79935
         22141830 GEORGE DIETER #104                 EL PASO                      TX               79936
         22169130 DYER STREET                        EL PASO                      TX               79924
         22175070 DONIPHAN, SUITE C                  EL PASO                      TX               79932
         2301679 JEFFCO BLVD.                        ARNOLD                       MO               63010
         230210578 PAGE ST.                          ST. LOUIS                    MO               63132
         2303116 W. TERRA LANE                       O'FALLON                     MO               63366
         230413001 NEW HALLS FERRY RD                ST LOUIS                     MO               63136
         23067028 W. FLORISSANT                      JENNINGS                     MO               63136
         230714636 MANCHESTER ROAD                   BALLWIN                      MO               63021
         2308601 FIRST CAPITAL RD.                   ST. CHARLES                  MO               63301
         23129144 W. FLORISSANT                      ST LOUIS                     MO               63136
         23133655 S. GRAND                           ST LOUIS                     MO               63118
         231410004 GRAVOIS ROAD                      ST.LOUIS                     MO               63123
         23158434 LINDBERGH                          FLORISSANT                   MO               63031
         24011701 LINCOLN HWY                        NORTH VERSAILLES             PA               15137
         240321 YOST BLVD., SUITE 132                PITTSBURG                    PA               15221
         2404128 CHARTIERS AVE                       MCKEES ROCKS                 PA               15136
         24056401 PENN AVENUE                        PITTSBURGH                   PA               15206
         24067404 CHURCH STREET                      SWISSVALE                    PA               15218
         24074528 LIBERTY AVENUE                     PITTSBURGH                   PA               15224
         24091059 WASHINGTON AVENUE                  CARNEGIE                     PA               15106
         2410722-R PENN AVENUE                       PITTSBURGH                   PA               15221
         2411100 FORBES AVENUE, #115                 PITTSBURGH                   PA               15221
         24132101 PENN AVENUE                        PITTSBURGH                   PA               15222
         24143306 MAHONING AVENUE                    YOUNGSTOWN                   OH               44509
         2415272 BOARDMAN-CANFIELD RD                YOUNGSTOWN                   OH               44512
         24167773 MCKNIGHT ROAD                      PITTSBURGH                   PA               15237
         24174040 YOUNGSTOWN-POLAND RD               YOUNGSTOWN                   OH               44514
         2418206 FIFTH AVENUE                        PITTSBURGH                   PA               15222

         24202351 NOBLESTOWN ROAD #B-3               GREENTREE BOROUGH            PA               15205
         24212020 E. CARSON STREET                   PITTSBURGH                   PA               15203
         2422710 E. WARRINGTON AVE. E                PITTSBURGH                   PA               15211
         24231922 SPRING GARDEN AVE                  PITTSBURGH                   PA               15212
         24243029 BELMONT AVE.                       YOUNGSTOWN                   OH               44505
         24252550 1/2 MARKET STREET                  YOUNGSTOWN                   OH               44512
         25015061 E. 38TH STREET                     INDIANAPOLIS                 IN               46218
         25032435 N SHERMAN                          INDIANAPOLIS                 IN               46218
         25062620 S. MADISON AVENUE                  INDIANAPOLIS                 IN               46225
         25083801 LAFAYETTE ROAD                     INDIANAPOLIS                 IN               46254
         25107025 PENDLETON PIKE                     INDIANAPOLIS                 IN               46225
         25114001 E. 10TH STREET                     INDIANAPOLIS                 IN               46201
         25121017 E. COLISEUM                        FT. WAYNE                    IN               46805
         25135608 GEORGETOWN                         INDIANAPOLIS                 IN               46254
         25148091 S. MADISON                         INDIANAPOLIS                 IN               46227
         25181119 EAST MCGALLIARD RD                 MUNCIE                       IN               47303
         2519711 W. FRYE ROAD                        GREENWOOD                    IN               46142
         25208939 E. 38TH STREET                     INDIANAPOLIS                 IN               46226
         25215841 CRAWFORDSVILLE RD                  INDIANAPOLIS                 IN               46224
         252340 NORTH DELAWARE                       INDIANAPOLIS                 IN               46204
         25243915 MADISON AVENUE                     INDIANAPOLIS                 IN               46227
         25258027 PENDELTON PIKE                     INDIANAPOLIS                 IN               46226
         25273406 W. 16TH STREET                     INDIANAPOLIS                 IN               46222
         25289515 E. WASHINGTON STREET               INDIANAPOLIS                 IN               46229
         25293762 N. MERIDIAN                        INDIANPOLIS                  IN               46208
         25331115 EAST 86TH STREET                   INDIANAPOLIS                 IN               46240
         2534600 TWIN AIRE DRIVE #9                  INDIANAPOLIS                 IN               46203
         25358605 N. MICHIGAN ROAD                   INDIANAPOLIS                 IN               46268
         25362321 EAST 38TH ST.,STE.A                INDIANAPOLIS                 IN               46218
         25375357 N. KEYSTONE AVENUE                 INDIANAPOLIS                 IN               46220
         25384112 N. HIGH SCHOOL ROAD                INDIANAPOLIS                 IN               46254
         25395103 WASHINGTON STREET W.               INDIANAPOLIS                 IN               46241
         27011535 E CENTRAL AVE                      WICHITA                      KS               67214
         27021606 S BROADWAY ST                      WICHITA                      KS               67211
         27031105 W PAWNEE ST                        WICHITA                      KS               67213
         27046259 E 21ST ST N                        WICHITA                      KS               67208
         310114615 1ST AVENUE SOUTH                  BURIEN                       WA               98168
         31022632 SOUTH 38TH STREET                  TACOMA                       WA               98406
         310313754-A AURORA AVE.N                    SEATTLE                      WA               98133
         310610519 BRIDGEPORT WAY SW                 TACOMA                       WA               98499
         310710707 PACIFIC AVENUE #D                 TACOMA                       WA               98444
         31086302 6TH AVENUE                         TACOMA                       WA               98406
         31093110 SW CEDAR HILLS BLVD                BEAVERTON                    OR               97005
         31102722 NORTH LOMBARD                      PORTLAND                     OR               97217
         3111407 SW ALDER                            PORTLAND                     OR               97204
         31127332 POWELL BLVD.                       PORTLAND                     OR               97206
         311316502 SE DIVISION                       PORTLAND                     OR               97236

         31145108 E. EVERGREEN WAY                   EVERETTE                     WA               98208
         3115251 SUNSET BLVD. NORTH                  RENTON                       WA               98055
         31163109 RANIER AVE., SOUTH                 SEATTLE                      WA               98144
         31182029 N.E. BURNSIDE RD.                  GRESHAM                      OR               97030
         312113607 S. E. POWELL BLVD.                PORTLAND                     OR               97236
         31232105 AUBURN WAY SOUTH                   AUBURN                       WA               98002
         31242719 FOURTH PLAIN BLVD                  VANCOUVER                    WA               98661
         312527009 PACIFIC HWY SOUTH                 DES MOINES                   WA               98198
         312713127 PACIFIC AVE.                      TACOMA                       WA               98444
         312812965 SW PACIFIC HWY.                   TIGARD                       OR               97223
         32018207 N. FLORIDA AVENUE                  TAMPA                        FL               33604
         32032005 GULF-TO-BAY                        CLEARWATER                   FL               33765
         32045105 SILVER STAR RD.                    ORLANDO                      FL               32808
         320525720 U.S. HWY 19 NORTH                 CLEARWATER                   FL               33763
         32062509 E. COLONIAL DRIVE                  ORLANDO                      FL               32803
         32072940 34TH STREET SOUTH                  ST. PETERSBURG               FL               33711
         32081415 N. ARMENIA AVENUE                  TAMPA                        FL               33607
         32094100 E. BAY DRIVE, B-10                 CLEARWATER                   FL               33764
         32104001 E. HILLSBOROUGH                    TAMPA                        FL               33610
         32122705 54TH AVE #18                       ST PETERSBURG                FL               33714
         3216820 3RD AVENUE SOUTH                    ST. PETERSBURG               FL               33701
         32185561 PARK BLVD.                         PINELLAS PARK                FL               33781
         32202355-B W. HILLSBOROUGH                  TAMPA                        FL               33603
         32232520 S. SEMORAN BLVD.                   ORLANDO                      FL               32822
         32242532-B BEARSS AVENUE                    TAMPA                        FL               33613
         32264712 S. ORANGE BLOSSOM TR               ORLANDO                      FL               32839
         32274756 US HWY 19                          NEW PORT RICHEY              FL               34652
         32281335 BRANDON BLVD. #F                   BRANDON                      FL               33511
         32291711-B N.50TH STREET                    TAMPA                        FL               33619
         32375169 14TH ST WEST                       BRADENTON                    FL               34207
         32385526 66TH STREET NORTH                  ST. PETERSBURG               FL               33709
         32415701 EDGEWATER DRIVE                    ORLANDO                      FL               32810
         32426851 HWY 17-92 SOUTH                    FERN PARK                    FL               32730
         32483921 N.FLORIDA AVENUE                   TAMPA                        FL               33603
         324911144 US HIGHWAY 19, #3                 PORT RICHEY                  FL               34668
         32533254 CENTRAL AVENUE                     ST. PETERSBURG               FL               33705
         3254806 NE WALDO ROAD                       GAINESVILLE                  FL               32461
         3255246 BLANDING BOULEVARD                  ORANGE PARK                  FL               32073
         3256810 GOLFAIR BOULEVARD                   JACKSONVILLE                 FL               32209
         32575124 BLANDING BLVD. SOUTH               JACKSONVILLE                 FL               32210
         325810152 ATLANTIC BLVD.                    JACKSONVILLE                 FL               32211
         32593547 KINGSTON STREET                    JACKSONVILLE                 FL               32205
         3260854 N. NOVA RD                          DAYTONA BEACH                FL               32117
         32616030 MERRILL ROAD                       JACKSONVILLE                 FL               32211
         32621740 SEMORAN BLVD STE.140               WINTER PARK                  FL               32792
         32636821 W. HILLSBOROUGH #16                TAMPA                        FL               33634
         3264631 W. INTERNATIONAL                    DAYTONA BEACH                FL               32114

         32651036-50 DUNN AVENUE                     JACKSONVILLE                 FL               32218
         3266946 CASSAT AVENUE                       JACKSONVILLE                 FL               32205
         3269833 N. RIDGEWOOD AVENUE                 DAYTONA BEACH                FL               32114
         32705631 UNIVERSITY BLVD                    JACKSONVILLE                 FL               32216
         32711420 NORTH MISSOURI AVE                 LARGO                        FL               33770
         32729303 N. 56TH @BUSCH                     TEMPLE TERRACE               FL               33617
         32731560 S. FRENCH                          SANFORD                      FL               32771
         32744207 W. COLONIAL                        ORLANDO                      FL               32808
         327510526 E. COLONIAL DRIVE                 ORLANDO                      FL               32817
         32774644 GANDY BLVD                         TAMPA                        FL               33611
         32781523 S. CRYSTAL LAKE DR.                ORLANDO                      FL               32806
         32792191 B-TAMIAMI TRAIL                    PORT CHARLOTTE               FL               33948
         3280408 N. DALE MABRY HWY                   TAMPA                        FL               33609
         32842920 35TH ST                            ORLANDO                      FL               32839
         3287833 BEACH BLVD                          JACKSONVILLE                 FL               32250
         3288500 34TH STREET SOUTH                   ST. PETERSBURG               FL               33712
         32899741 SAN JOSE BLVD                      JACKSONVILLE                 FL               32257
         32901600 PARK AVENUE                        ORANGE PARK                  FL               32073
         32911538 N. W. 6TH STREET                   GAINSVILLE                   FL               32601
         3292905 N. WILSON                           BARTOW                       FL               33830
         32938230 4TH STREET NORTH                   ST. PETERSBURG               FL               33702
         32945509 US HIGHWAY 19 NORTH                NEW PORT RICHEY              FL               34652
         32954812 A EAST BUSCH BLVD.                 TAMPA                        FL               33617
         32962317 E. HILLSBOROUGH AVE                TAMPA                        FL               33610
         32975130 S. DALE MABRY HWY                  TAMPA                        FL               33611
         329811502 N. NEBRASKA AVE                   TAMPA                        FL               33617
         32991750 SUN SHADOW DRIVE                   CASSELBERRY                  FL               32707
         33023050 FIRST AVENUE NORTH                 ST PETERSBURG                FL               33713
         33066935 LITTLE ROAD                        NEW PORT RICHEY              FL               34655
         33115383 EHRLICH ROAD,STE 101               TAMPA                        FL               33625
         33152400 SW COLLEGE ROAD                    OCALA                        FL               34474
         33216581 102ND AVE                          PINELLAS PARK                FL               33782
         332413502 N. NEBRASKA AVENUE                TAMPA                        FL               33613
         3326817 E. BLOOMINGDALE AVE.                BRANDON                      FL               33511
         4001658 W. HOLT BLVD.                       ONTARIO                      CA               91762
         400216920 FOOTHILL BLVD.                    FONTANA                      CA               92336
         4003804  W. HIGHLAND AVE.                   SAN BERNARDINO               CA               92405
         4004527 E. FOOTHILL BLVD.                   RIALTO                       CA               92376
         40084003 SOUTHWESTERN AVE.                  LOS ANGELES                  CA               90062
         40091377 WEST IMPERIAL                      LOS ANGELES                  CA               90044
         40105848 SANTA MONICA BLVD.                 LOS ANGELES                  CA               90038
         40113025 N. BROADWAY                        LINCOLN HEIGHTS              CA               90032
         401422 WEST 7TH ST.                         CALEXICO                     CA               92231
         40165803 N. FIGUEROA                        LOS ANGELES                  CA               90042
         4017745 S. VERMONT                          LOS ANGELES                  CA               90005
         40181049 N. MOUNT VERNON AVE                COLTON                       CA               92324
         40198905 VENICE BLVD.                       LOS ANGELES                  CA               90034

         402020469 SHERMAN                           CANOGA PARK                  CA               91306
         40211803 N. CAHUENGA BLVD.                  HOLLYWOOD                    CA               90028
         40228652-A WOODMAN AVE.                     ARLETA                       CA               91331
         40247654 WOODMAN AVENUE                     VAN NUYS                     CA               91405
         4029507 N. TUSTIN AVENUE                    ORANGE                       CA               92667
         40321993 E. FLORENCE                        LOS ANGELES                  CA               90001
         40331232 E. FLORENCE                        LOS ANGELES                  CA               90001
         40345151 W. PICO BLVD                       LOS ANGELES                  CA               90019
         40353928 W. ROSECRANS                       HAWTHORNE                    CA               90250
         40361648 W. CARSON ST                       TORRANCE                     CA               90501
         40374005 W. 3RD ST                          LOS ANGELES                  CA               90020
         4038104-A W. ANAHEIM                        WILMINGTON                   CA               90744
         403913131 HARBOR BLVD                       GARDEN GROVE                 CA               92643
         40407335 VAN NUYS BLVD.                     VAN NUYS                     CA               91405
         40421514 S. VERMONT ST. STE.J               LOS ANGELES                  CA               90006
         4044500 E. WASHINGTON BLVD                  LOS ANGELES                  CA               90015
         40451070 STORY ROAD                         SAN JOSE                     CA               95122
         40471136 W.MAIN STREET                      MERCED                       CA               95340
         40484970 E. KINGS CANYON                    FRESNO                       CA               93727
         40493241 W. SHAW                            FRESNO                       CA               93711
         4050415 PARADISE ROAD                       MODESTO                      CA               95351
         40514128 CHESTER AVENUE                     BAKERSFIELD                  CA               93301
         40526300 WHITE LANE                         BAKERSFIELD                  CA               93309
         40531540 N. FIRST STREET                    FRESNO                       CA               93703
         405427300 HESPERIAN                         HAYWARD                      CA               94541
         4055591 TRES PINO'S ROAD                    HOLLISTER                    CA               95023
         40561825 COUNTRYSIDE                        TURLOCK                      CA               95380
         40581700 HIGH STREET                        DELANO                       CA               93215
         4059351 BELLEVUE                            ATWATER                      CA               95301
         40602020 W.BRIGGS MORE                      MODESTO                      CA               95350
         40615422 N. BLACKSTONE                      FRESNO                       CA               93710
         40622517 #B MITCHELL ROAD                   CERES                        CA               95307
         40631190 EAST F STREET                      OAKDALE                      CA               95361
         4064420 H STREET                            MODESTO                      CA               95354
         40652001-C TULLY ROAD                       MODESTO                      CA               95350
         40661550 YOSEMITE BLVD.                     MODESTO                      CA               95354
         40674831 BUTLER                             FRESNO                       CA               93727
         40686465 NILES STREET                       BAKERSFIELD                  CA               93306
         406950 W. OLIVE                             PORTERVILLE                  CA               93257
         407013220 SAN PABLO AVENUE                  SAN PABLO                    CA               94608
         40711833 N. TEXAS                           FAIRFIELD                    CA               94533
         40721320 STANDIFORD, STE E8                 MODESTO                      CA               95350
         40732508 OAKDALE ROAD                       MODESTO                      CA               95355
         40741187 S. MAIN                            MANTECA                      CA               95336
         40751610 E.HATCH ROAD                       MODESTO                      CA               95351
         40762700 SAN PABLO AVENUE                   OAKLAND                      CA               94612
         40779001 INTERNATIONAL BLVD                 OAKLAND                      CA               94601

         40783229 INTERNATIONAL BLVD                 OAKLAND                      CA               94601
         40793889 SAN PABLO AVENUE                   EMERYVILLE                   CA               94608
         4080610 HEGENBERGER                         OAKLAND                      CA               94601
         40822038 MISSION STREET                     SAN FRANCISCO                CA               94110
         40861189 E. MARCH LANE                      STOCKTON                     CA               95210
         40872300 CUTTING BLVD.                      RICHMOND                     CA               94804
         40892150 E. ELMONTE                         DINUBA                       CA               93618
         4090170 E.CROSS                             TULARE                       CA               93274
         40911550 N. BEN MADDOX                      VISALIA                      CA               93292
         40923637 S. MOONEY                          VISALIA                      CA               93277
         40936000 LINDHURST                          MARYSVILLE                   CA               95901
         40945227 ELKHORN BLVD                       SACRAMENTO                   CA               95842
         40955427 AUBURN BLVD                        SACRAMENTO                   CA               95841
         40967615 GREENBACK                          CITRUS HEIGHTS               CA               95610
         40977250 FAIR OAKS BLVD,STE.F               CARMICHAEL                   CA               95608
         40984341 ELKHORN BLVD.                      SACRAMENTO                   CA               95842
         41012419 DEL PASO BLVD                      SACRAMENTO                   CA               95815
         41024211 NORWOOD AVENUE                     SACRAMENTO                   CA               95838
         41036650 VALLEY HI DRIVE                    SACRAMENTO                   CA               95823
         41046527 FLORIN ROAD                        SACRAMENTO                   CA               95828
         41065609 W. SUNSET BLVD.                    HOLLYWOOD                    CA               90028
         41102774 WILLOW AVE. #115                   CLOVIS                       CA               93612
         41111585 N.W. WEST AVENUE                   FRESNO                       CA               93728
         4112432 E. BULLARD AVENUE                   FRESNO                       CA               93710
         41132134 WEST SUNSET BLVD.                  LOS ANGELES                  CA               90026
         41144911 S SEPULVEDA BLVD                   CULVER CITY                  CA               90230
         45011411 N. JONES BLVD.                     LAS VEGAS                    NV               89108
         45023125 E. TROPICANA AVE.                  LAS VEGAS                    NV               89121
         45034300 E. CHARLESTON                      LAS VEGAS                    NV               89121
         45041155 E. TWAIN                           LAS VEGAS                    NV               89109
         45051000 N. RANCHO RD.                       LAS VEGAS                   NV               89106
         45064972 MARYLAND PARKWAY                   LAS VEGAS                    NV               89119
         45073108 N. LAS VEGAS BLVD.                 LAS VEGAS                    NV               89115
         4508235 N. EASTERN AVE.                     LAS VEGAS                    NV               89101
         45092987 N. LAS VEGAS BLVD.                 LAS VEGAS                    NV               89030
         45102255 LAS VEGAS BLVD. S.                 LAS VEGAS                    NV               89104
         45111941 N. DECATUR BLVD.                   LAS VEGAS                    NV               89108
         45123602 E. BONANZA RD.                     LAS VEGAS                    NV               89110
         4514742 SOUTH BOULDER HWY                   HENDERSON                    NV               89015
         45165516 BOULDER HWY                        LAS VEGAS                    NV               89122
         91013278 S. WADSWORTH BLVD.                 LAKEWOOD                     CO               80227

         61003317 WALNUT HILL LANE                   IRVING                       TX               75062SSM
         61013658 N. BELTLINE STE3664                IRVING                       TX               75038SSM
         61023418 OAK LAWN AVE                       DALLAS                       TX               75219SSM
         61049730 ABRAMS ROAD                        DALLAS                       TX               75243SSM
         61052810 TRINITY MILLS ROAD                 CARROLLTON                   TX               75006SSM

         61082230 NORTH COLLINS STREET               ARLINGTON                    TX               76011SSM
         61122540 NORTH JOSEY                        CARROLLTON                   TX               75006SSM
         614515037 E. COLFAX AVE.                    AURORA                       CO               80011SSM
         6146320 NORTH BROADWAY                      DENVER                       CO               80203SSM
         6147640 SIXTEENTH                           DENVER                       CO               80202SSM
         61531017 E. COLISEUM                        FT. WAYNE                    IN               46805SSM
         61573675 SATELLITE BLVD. #830               DULUTH                       GA               30096SSM
         61582620 S. MADISON AVE.                    INDIANAPOLIS                 IN               46225SSM
         61653655 S. GRAND                           ST. LOUIS                    MO               63118SSM
         61674720 CENTRAL AVE. SE                    ALBUQUERQUE                  NM               87108SSM
         61698800 WASHINGTON                         THORNTON                     CO               80229SSM
         61701520 BROAD RIVER RD.                    COLUMBIA                     SC               29210SSM
         6179810 FM 1960 WEST                        HOUSTON                      TX               77090SSM
         6181933 S.W.W. WHITE RD.                    SAN ANTONIO                  TX               78220SSM
         61824447 FREDERICKSBURG RD.                 SAN ANTONIO                  TX               78201SSM
         6192145 E. COMMERCE @                       SAN ANTONIO                  TX               78205SSM
         619811854 BISCAYNE BLVD                     NORTH MIAMI                  FL               33181SSM
         61991435 W. 49TH STREET                     HIALEAH                      FL               33012SSM
         62001231 GREENWAY DRIVE                     IRVING                       TX               75038SSM
         62028215 S. DIXIE HWY                       MIAMI                        FL               33143SSM


See also Schedule 7.2(u) with respect to the properties in North Charleston, South Carolina and the property in Indianapolis, Indiana.

                                 SCHEDULE 5.1(q)

                        INTELLECTUAL PROPERTIES SCHEDULE


    o See Litigation Schedule regarding Ace Currency Exchange, Inc. v. Ace Cash Express, Inc.

    TRADEMARKS



OWNER                       TRADEMARK NAME                 JURISDICTION          APPLICATION       REGISTRATION
                                                                                 STATUS            NUMBER/
                                                                                                   APPLICATION NO.
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      A C E AMERICA'S CASH EXPRESS   Mexico                Registered        667241
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      A A C E AMERICA'S CASH         United States of      Registered        1,831,546
                            EXPRESS and design             America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      A A-C-E AMERICA'S CASH         Canada                Registered        TMA445484
                            EXPRESS and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      ACE                            United States of      Registered        2,155,964
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      A A C E and design             United States of      Registered        1,806,389
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      ACE AMERICA'S CASH EXPRESS     Texas                 Registered        052565
                            and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      ACE AMERICA'S CASH EXPRESS     Texas                 Registered        052564
                            and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      ACE CANADA'S CASH EXPRESS      Canada                Pending           Serial No.
                            and design                                                             1132776
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      AFTER ALL... IT'S YOUR MONEY!  United States of      Pending           Serial No.
                                                           America                                 76/490562
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      CASH IN ON OUR CONVENIENCE     United States of      Registered        1,846,958
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      CASH IN ON OUR CONVENIENCE     United States of      Registered        1,831,538
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      CASH IN ON OUR CONVENIENCE     United States of      Registered        2,108,173
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      CASH IS OUR MIDDLE NAME        United States of      Registered        2,318,222
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Ace Cash Express, Inc.      IT'S YOUR MONEY. WHY WAIT?     United States of      Pending           Serial No.
                                                           America                                 76/491255
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  United States of      Registered        1,370,520
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  Canada                Registered        TMA496291
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  Mexico                Registered        482464
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  Mexico                Registered        486677
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  United States of      Pending           Serial No.
                                                           America                                 76/491366
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS                  United States of      Pending           Serial No.
                                                           America                                 76/490563
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS and design       United States of      Registered        1,476,206
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS MONEY CENTERS    Canada                Registered        TMA503892
                            and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS MONEY CENTERS    Mexico                Registered        503683
                            and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         CHECK EXPRESS MONEY CENTERS    Mexico                Registered        514567
                            and design
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         EXPRESS and check design       United States of      Registered        1,489,647
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         EXPRESS and check design       United States of      Registered        2,183,193
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         EXPRESS and check design       Canada                Registered        TMA532292
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         EXPRESS and check design       Mexico                Pending           Serial No.
                                                                                                   233980
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check Express, Inc.         EXPRESS and check design       Mexico                Registered        514566
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check X Change Corporation  CHECK-X-CHANGE                 United States of      Registered        1,793,853
                                                           America
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check X Change Corporation  CHECK-X-CHANGE and design      Oregon                Registered        0015726
--------------------------- ------------------------------ --------------------- ----------------- -------------------

Check X Change Corporation  X-CHANGE-CHECK-X-CHANGE and    United States of      Registered        1,374,191
                            design                         America

     PATENT APPLICATIONS


           OWNER                        TITLE              FILING DATE    APPLICATION NO.       ATTY. DOCKET NO.
----------------------------- --------------------------- -------------- ------------------ --------------------------

Ace Cash Express, Inc.        Automated    Method    and   05/09/2002       10/142,351             300003-1001
                              System for Enrollment
----------------------------- --------------------------- -------------- ------------------ --------------------------

Ace Cash Express, Inc.        Check and Cash  Dispensing   06/19/2002       10/175,584             300003-1002
                              Machine and Method
----------------------------- --------------------------- -------------- ------------------ --------------------------


                                 SCHEDULE 5.1(v)

                      DEPOSIT ACCOUNTS AND ARMORED COURIERS

(i)      Deposit Accounts of Company:

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
ARKANSAS DEP                                 89440513          BANK OF AMERICA
ARKANSAS R/I                                 89440526          BANK OF AMERICA
ARKANSAS CURR                                89440539          BANK OF AMERICA
NEW MEXICO DEP                               109650382         BANK OF AMERICA
NEW MEXICO CURR                              109650390         BANK OF AMERICA
NEW MEXICO R/I                               109650408         BANK OF AMERICA

NASHVILLE TN. DEP                            112485669         BANK OF AMERICA

NASHVILLE TN. CURR                           112485677         BANK OF AMERICA

NASHVILLE TN. R/I                            112485685         BANK OF AMERICA
WICHITA KANSAS DEP                           2861440603        BANK OF AMERICA
WICHITA KANSAS R/I                           2861440616        BANK OF AMERICA
WICHITA KANSAS CURR                          2861440629        BANK OF AMERICA

SAVANNAH GA. CURR                            3266408527        BANK OF AMERICA

SAVANNAH GA. DEP                             3266408535        BANK OF AMERICA

SAVANNAH GA. R/I                             3266408543        BANK OF AMERICA
WILMINGTON  NC. CURR                         3783622508        BANK OF AMERICA
WILMINGTON  NC. DEP                          3783622511        BANK OF AMERICA
WILMINGTON  NC. R/I                          3783622524        BANK OF AMERICA
CHARLESTON SC. CURR                          3783730461        BANK OF AMERICA
CHARLESTON SC. DEP                           3783730474        BANK OF AMERICA
CHARLESTON SC. R/I                           3783730487        BANK OF AMERICA
CAPITOL R/I                                  3783832589        BANK OF AMERICA
CAPITOL CURR                                 3783832592        BANK OF AMERICA
CAPITOL DEP                                  3783832602        BANK OF AMERICA
HUNTSVILLE CURR                              4771913193        BANK OF AMERICA
HUNTSVILLE DEP                               4771913201        BANK OF AMERICA
HUNTSVILLE R/I                               4771913219        BANK OF AMERICA
PINE BLUFF DEP                               8007072791        BANK OF AMERICA
PINE BLUFF R/I                               8007072805        BANK OF AMERICA

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
PINE BLUFF CURR                              8007072813        BANK OF AMERICA
OKLAHOMA R/I                                 70108364923       BANK OF AMERICA
OKLAHOMA DEP                                 70108364931       BANK OF AMERICA
OKLAHOMA CURR                                70108364958       BANK OF AMERICA

ST.LOUIS MO. DEP                             100101249510      BANK OF AMERICA

ST.LOUIS MO. CURR                            100101249529      BANK OF AMERICA

ST.LOUIS MO. R/I                             100101249537      BANK OF AMERICA

FT.WAYNE IN. CURR                            715001269599      BANK ONE
FT.WAYNE IN. DEP                             715001269615      BANK ONE
FT.WAYNE IN. R/I                             715002369607      BANK ONE

SAN / AUS DEP                                43509122128       JPMORGAN CHASE BANK
SAN / AUS R/I                                43509122144       JPMORGAN CHASE BANK
SAN / AUS CURR                               43509122151       JPMORGAN CHASE BANK

EL PASO DEP                                  43509122169       JPMORGAN CHASE BANK

EL PASO R/I                                  43509122177       JPMORGAN CHASE BANK

EL PASO CURR                                 43509122185       JPMORGAN CHASE BANK

VALLEY DEP                                   84609288218       JPMORGAN CHASE BANK

VALLEY R/I                                   84609288226       JPMORGAN CHASE BANK

VALLEY CURR                                  84609288234       JPMORGAN CHASE BANK


NEW ORLEANS DEP                              812315781         HIBERNIA NAT'L
NEW ORLEANS CURR                             812315803         HIBERNIA NAT'L
NEW ORLEANS R/I                              812315811         HIBERNIA NAT'L

LONGVIEW TX CURR                             3420000752        HIBERNIA NAT'L

LONGVIEW TX DEP                              3420000760        HIBERNIA NAT'L

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
LONGVIEW TX R/I                              3420000779        HIBERNIA NAT'L

CLEVELAND OH. DEP                            3765199           NATIONAL CITY

CLEVELAND OH. CURR                           3765201           NATIONAL CITY

CLEVELAND OH. R/I                            3765228           NATIONAL CITY

INDIANAN CURR                                501912286         NATIONAL CITY

INDIANAN DEP                                 501912338         NATIONAL CITY

INDIANAN R/I                                 501912341         NATIONAL CITY

PITTSBURGH CURR                              4600658771127     NATIONAL CITY

PITTSBURGH DEP                               4600658771143     NATIONAL CITY

PITTSBURGH R/I                               4600658771151     NATIONAL CITY

HOMEWOOD AL. DEP                             301060694         REGION'S
HOMEWOOD AL. CURR                            301060708         REGION'S
HOMEWOOD AL. R/I                             301060813         REGION'S
ALBANY CURR                                  2507841006        REGION'S
ALBANY DEP                                   2507842206        REGION'S
ALBANY R/I                                   2507843406        REGION'S


CORPUS CHRISTI R/I                           1411001371        TEXAS CAPITOL

CORPUS CHRISTI DEP                           1411001678        TEXAS CAPITOL

CORPUS CHRISTI CURR                          1411001686        TEXAS CAPITOL

NO. CAROLINA DEP                             2000000566115     WACHOVIA

NO. CAROLINA R/I                             2000000566128     WACHOVIA

NO. CAROLINA CURR                            2000000566131     WACHOVIA

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
ACE CollectionsTrustAcct/ALA                 2000014786923     WACHOVIA
ACE CollectionsTrustAcct/DITORE              2000014787809     WACHOVIA

SO.CAROLINA DEP                              2010000169829     WACHOVIA

SO.CAROLINA R/I                              2010000169832     WACHOVIA

SO.CAROLINA CURR                             2010000175703     WACHOVIA

VIRGINIA DEP                                 2050000054237     WACHOVIA

VIRGINIA R/I                                 2050000054240     WACHOVIA

VIRGINIA CURR                                2050000054253     WACHOVIA
GEORGIA DEP                                  2080000230403     WACHOVIA
GEORGIA R/I                                  2080000230416     WACHOVIA
GEORGIA CURR                                 2080000230429     WACHOVIA
FLORIDA DEP                                  2090001409155     WACHOVIA
FLORIDA CURR                                 2090001409168     WACHOVIA
FLORIDA R/I                                  2090001409171     WACHOVIA
                                             2090001409414     WACHOVIA

CALIFORNIA R/I                               4091219998        WELLS FARGO
CALIFORNIA DEP                               4091220004        WELLS FARGO
CALIFORNIA CURR                              4091220012        WELLS FARGO
BRYAN TX. DEP                                4122047780        WELLS FARGO
BRYAN TX. CURR                               4122049745        WELLS FARGO
BRYAN TX. R/I                                4122099898        WELLS FARGO
ACH COLLECTIONS / RETURNS                    4123473928        WELLS FARGO
CORE DATA                                    4127070845        WELLS FARGO
PHOENIX AZ. DEP                              4159500198        WELLS FARGO
PHOENIX AZ. R/I                              4159500214        WELLS FARGO
PHOENIX AZ. CURR                             4159500222        WELLS FARGO

WASHINGTON DEP                               4159662725        WELLS FARGO

WASHINGTON CURR                              4159662733        WELLS FARGO

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
WASHINGTON R/I                               4159662741        WELLS FARGO
DENVER CO. CURR                              4159663293        WELLS FARGO
DENVER CO. R/I                               4159663301        WELLS FARGO
DENVER CO. DEP                               4159663319        WELLS FARGO
COLORADO SPRINGS R/I                         4159663335        WELLS FARGO
COLORADO SPRINGS CURR                        4159663343        WELLS FARGO
COLORADO SPRINGS DEP                         4159663350        WELLS FARGO
FRANCHISE REVENUE                            4159698323        WELLS FARGO
CORPORATE DEPOSIT                            4159698331        WELLS FARGO
DALLAS / FT.WORTH DEP                        4159698356        WELLS FARGO
DALLAS / FT.WORTH CURR                       4159698364        WELLS FARGO
DALLAS / FT.WORTH R/I                        4159698380        WELLS FARGO
MONEY ORDERS                                 4159698406        WELLS FARGO
HOUSTON TX. DEP                              4159698489        WELLS FARGO
HOUSTON TX. CURR                             4159698497        WELLS FARGO
HOUSTON TX. R/I                              4159698513        WELLS FARGO
INSURANCE                                    4159698521        WELLS FARGO
CONCENTRATION                                4159698539        WELLS FARGO
DEFERRED COMP.                               4159698562        WELLS FARGO
401K DEPOSIT                                 4159698570        WELLS FARGO
PORTLAND OR. DEP                             4178528691        WELLS FARGO
PORTLAND OR. R/I                             4178528709        WELLS FARGO
PORTLAND OR. CURR                            4178528717        WELLS FARGO
NEVADA CURR                                  4311262364        WELLS FARGO
NEVADA DEP                                   4311262372        WELLS FARGO
NEVADA R/I                                   4311262380        WELLS FARGO
DIRECT DEP ACCT                              4375652658        WELLS FARGO
GNB DEPOSITORY ACCT                          4375669348        WELLS FARGO
MEDICAL BENEFITS                             4375669561        WELLS FARGO
CALIFORNIA OPER                              4375687324        WELLS FARGO
LAREDO TX. CURR                              4496885856        WELLS FARGO
LAREDO TX. DEP                               4496886227        WELLS FARGO
LAREDO TX. R/I                               4496886235        WELLS FARGO
IBM CREDIT ACCOUNT                           4584708721        WELLS FARGO
CENTRAL DISBURSING ACCOUNT                   4588542456        WELLS FARGO
PAYROLL                                      4759630080        WELLS FARGO
ACCOUNTS PAYABLE OPER                        4759630098        WELLS FARGO

(ii)     Deposit Accounts of Company's Subsidiaries (other than ACE Funding):


Q C & G FINANCIAL INC.                     328911240          FIRST AMERICAN



(iii)    Armored courier services that transport Collateral:

     o   Arkansas Armored Car Service, L.L.C.

     o   Armored Transport Texas, Inc. a/k/a AT Systems Southwest, Inc.

     o   Brink's Incorporated

     o   Dunbar Armored, Inc.

     o   First Star Transport

     o   Loomis Fargo & Co.

     o   MidFlorida Armored

     o   Rochester Armored Car Co., Inc.

     o   Triple D Security, Inc.

(iv)     Agreements with armored courier services that transport Collateral:

     o Armored Car Service Agreement between Arkansas Armored Car Service, L.L.C. and the Company

     o Armored Car Service Agreement between Armored Transport Texas, Inc. a/k/a AT Systems Southwest, Inc. and the Company

     o   Contract No. 447961 between Brink's Incorporated and the Company

     o   Service Contract No. 11000375 between Dunbar Armored, Inc. and the
         Company

     o   Armored Car Service Agreement between First Star Transport and the
         Company

     o   Service Agreement between Loomis Fargo & Co. and the Company

     o   Agreement between MidFlorida Armored and the Company

     o   Agreement between Rochester Armored Car Co, Inc. and the Company

     o   Agreement between Triple D Security, Inc. and the Company

                               SCHEDULE 7.2(b)(IV)

                             PERMITTED ENCUMBRANCES


        JURISDICTION          FILE DATE      SECURED PARTY             COLLATERAL
        -------------------   ------------   ------------------------  ----------
        California            4/28/97        State of California,      Tax Lien
                                             Employment Development
                                             Department

o        Liens or security interests on cash used to secure letters of credit.

o The following items are disclosed because the Loan Parties obtain short-term possession and control over certain assets of third parties:

               o that certain Marketing and Servicing Agreement dated as of October 21, 2002 by and between Republic Bank & Trust Company and the Company, as the same may be amended, supplemented, restated, otherwise modified or superceded;

               o that certain Money Order Agreement dated as of April 16, 1998 between the Company and Travelers, as the same may be amended, supplemented, restated, otherwise modified or superceded;

               o that certain Money Transfer Agreement dated as of June 30, 2000 among the Company, Travelers and MoneyGram Payment Systems, Inc., as the same may be amended, supplemented, restated, otherwise modified or superceded;

               o any contract of the Loan Parties to accept customer payments of utilities, as the same may be amended, supplemented, restated, otherwise modified or superceded;

               o any contract of the Loan Parties to accept customer funds for pre-paid calling cards or other debit cards, as the same may be amended, supplemented, restated, otherwise modified or superceded;

               o any contract of the Loan Parties to sell lottery tickets, as the same may be amended, supplemented, restated, otherwise modified or superceded; and

               o any and all contracts similar in nature to any of the foregoing.

                                 SCHEDULE 7.2(u)

                          SALE LEASE-BACK TRANSACTIONS


o The Company may enter into sale and lease-back transactions for any or all of the following properties:

               o E. Meeting Street, North Charleston, South Carolina (owned by Check Express of South Carolina, Inc.);

               o 2122 Cosgrove Ave., North Charleston, South Carolina (owned by Check Express South Carolina, Inc.);

               o 2620 Madison Ave., Indianapolis, Indiana (owned by Check Express, Inc.); and

               o 3921 N. Florida Ave., Tampa, Florida (owned by Check Express Florida, Inc.).

EXHIBIT A-1

THIS INSTRUMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN AND PAYMENT PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, AGENT AND CERTAIN OTHER CREDITORS OF THE COMPANY (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE COMPANY UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS, AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENTS" (AS SUCH TERM IS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

                    SENIOR SUBORDINATED SECURED SERIES A NOTE
                             ACE CASH EXPRESS, INC.
                               DUE MARCH 31, 2006

$10,000,000                                                      March 31, 2003

         FOR VALUE RECEIVED, the undersigned, AcE CASH EXPRESS, INC., a Texas corporation (the "Company"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation, or its registered assigns (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser amount as may be outstanding hereunder from time to time, with interest thereon on the terms and conditions set forth in the hereinafter defined Purchase Agreement, and the payment of the principal and premium, if any, and interest on this Note are secured pursuant to the terms of the Security Documents (as defined in the Purchase Agreement).

         Notwithstanding any provision to the contrary in this Note, the Purchase Agreement, or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is one of a series of Series A Notes issued March 31, 2003, pursuant to the Note Purchase Agreement, dated as of March 31, 2003 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), by and among the Company, Holder, the other Purchasers signatory thereto and American Capital Financial Services, Inc., as Agent for Holder and the other Purchasers, and Holder is entitled to the benefits thereof. All capitalized terms used but not defined herein shall have the meanings respectively ascribed to them in the

Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

         This Note is transferable only by surrender hereof at the principal office of the Company in Irving, Texas, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note as shown in the register of the Company or as otherwise provided in the Purchase Agreement.

         This Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default (as such term is defined in the Purchase Agreement) occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Note are secured by the liens granted pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said state, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

                                ACE CASH EXPRESS, INC.

                                By:____________________________________
                                Name:__________________________________
                                Title:_________________________________

                                    SCHEDULES

EXHIBIT A-2

THIS INSTRUMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN AND PAYMENT PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, AGENT AND CERTAIN OTHER CREDITORS OF THE COMPANY (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE COMPANY UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS, AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENTS" (AS SUCH TERM IS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

                    SENIOR SUBORDINATED SECURED SERIES B NOTE
                             ACE CASH EXPRESS, INC.
                               DUE MARCH 31, 2008

$10,000,000                                                      March 31, 2003

         FOR VALUE RECEIVED, the undersigned, AcE CASH EXPRESS, INC., a Texas corporation (the "Company"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation, or its registered assigns (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser amount as may be outstanding hereunder from time to time, with interest thereon on the terms and conditions set forth in the hereinafter defined Purchase Agreement, and the payment of the principal and premium, if any, and interest on this Note are secured pursuant to the terms of the Security Documents (as defined in the Purchase Agreement).

         Notwithstanding any provision to the contrary in this Note, the Purchase Agreement, or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is one of a series of Series B Notes issued March 31, 2003, pursuant to the Note Purchase Agreement, dated as of March 31, 2003 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), by and among the Company, Holder, the other Purchasers signatory thereto and American Capital Financial Services, Inc., as Agent for Holder and the other Purchasers, and Holder is entitled to the benefits thereof. All capitalized terms used but not defined herein shall have the meanings respectively ascribed to them in the

Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

         This Note is transferable only by surrender hereof at the principal office of the Company in Irving, Texas, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note as shown in the register of the Company or as otherwise provided in the Purchase Agreement.

         This Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default (as such term is defined in the Purchase Agreement) occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Note are secured by the liens granted pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said state, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

                               ACE CASH EXPRESS, INC.

                               By:______________________________________
                               Name:____________________________________
                               Title:___________________________________

EXHIBIT A-3

THIS INSTRUMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN AND PAYMENT PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, AGENT AND CERTAIN OTHER CREDITORS OF THE COMPANY (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE COMPANY UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS, AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENTS" (AS SUCH TERM IS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

                    SENIOR SUBORDINATED SECURED SERIES C NOTE
                             ACE CASH EXPRESS, INC.
                               DUE MARCH 31, 2009

$10,000,000                                                      March 31, 2003

         FOR VALUE RECEIVED, the undersigned, AcE CASH EXPRESS, INC., a Texas corporation (the "Company"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation, or its registered assigns (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser amount as may be outstanding hereunder from time to time, with interest thereon on the terms and conditions set forth in the hereinafter defined Purchase Agreement, and the payment of the principal and premium, if any, and interest on this Note are secured pursuant to the terms of the Security Documents (as defined in the Purchase Agreement).

         Notwithstanding any provision to the contrary in this Note, the Purchase Agreement, or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is one of a series of Series C Notes issued March 31, 2003, pursuant to the Note Purchase Agreement, dated as of March 31, 2003 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), by and among the Company, Holder, the other Purchasers signatory thereto and American Capital Financial Services, Inc., as Agent for Holder and the other Purchasers, and Holder is entitled to the benefits thereof. All capitalized terms used but not defined herein shall have the meanings respectively ascribed to them in the

Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

         This Note is transferable only by surrender hereof at the principal office of the Company in Irving, Texas, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note as shown in the register of the Company or as otherwise provided in the Purchase Agreement.

         This Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default (as such term is defined in the Purchase Agreement) occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Note are secured by the liens granted pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said state, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

                              ACE CASH EXPRESS, INC.

                              By:_____________________________________
                              Name:___________________________________
                              Title:__________________________________

EXHIBIT A-4

THIS INSTRUMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN AND PAYMENT PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, AGENT AND CERTAIN OTHER CREDITORS OF THE COMPANY (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE COMPANY UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS, AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENTS" (AS SUCH TERM IS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

                    SENIOR SUBORDINATED SECURED SERIES D NOTE
                             ACE Cash Express, Inc.
                               Due March 31, 2010

$10,000,000                                                      March 31, 2003

         FOR VALUE RECEIVED, the undersigned, ACE CASH EXPRESS, INC., a Texas corporation (the "Company"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation, or its registered assigns (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser amount as may be outstanding hereunder from time to time, with interest thereon on the terms and conditions set forth in the hereinafter defined Purchase Agreement, and the payment of the principal and premium, if any, and interest on this Note are secured pursuant to the terms of the Security Documents (as defined in the Purchase Agreement).

         Notwithstanding any provision to the contrary in this Note, the Purchase Agreement, or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is one of a series of Series A Notes issued March 31, 2003, pursuant to the Note Purchase Agreement, dated as of March 31, 2003 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), by and among the Company, Holder, the other Purchasers signatory thereto and American Capital Financial Services, Inc., as Agent for Holder and the other Purchasers, and Holder is entitled to the benefits thereof. All capitalized terms used but not defined herein shall have the meanings respectively ascribed to them in the

Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

         This Note is transferable only by surrender hereof at the principal office of the Company in Irving, Texas, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note as shown in the register of the Company or as otherwise provided in the Purchase Agreement.

         This Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default (as such term is defined in the Purchase Agreement) occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Note are secured by the liens granted pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said state, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

                                ACE CASH EXPRESS, INC.

                                By:__________________________________
                                Name:________________________________
                                Title:_______________________________

EXHIBIT B - ACE

THIS ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE DEBTOR, AGENT AND CERTAIN OTHER CREDITORS OF THE DEBTOR (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE DEBTOR UNDER AND PURSUANT TO THAT CERTAIN Credit Agreement, dated as of the date hereof, by and among the DEBTOR, the lenders from time to time party thereto, wells fargo bank texas, national association, as administrative agent for such lenders ("BANK AGENT"), and JPMorgan Chase Bank, as agent for such lenders, as the same may be amended or modified from time to time AND EACH RELATED "CREDIT DOCUMENT" (AS SUCH TERM IS DEFINED THEREIN).

              ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT

         This ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT (this "Security Agreement") dated as of March 31, 2003, is made by ACE CASH EXPRESS, INC., a Texas corporation (the "Debtor"), in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent (ACFS in such capacity, "Agent") for the purchasers (the "Purchasers") from time to time a party to the Note Agreement (as such term is defined below).

                              W I T N E S S E T H:

         WHEREAS, the Debtor, Agent, and Purchasers have entered into that certain Note Purchase Agreement of even date herewith (as amended, supplemented, restated, or otherwise modified from time to time, the "Note Agreement"); and

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to Purchasers' obligations under the Note Agreement, that the Debtor, Agent and certain other creditors of the Pledgor enter into that certain Intercreditor Agreement of even date herewith (as amended, modified or restated from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, Agent and the other parties thereto shall establish their relative rights and respective lien priorities in and to the Collateral.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, in order to induce the Purchasers under the Note Agreement to extend credit thereunder, Debtor, intending to be legally bound, hereby agrees as follows:

         1. DEFINITIONS. As used herein, all terms describing items or types of collateral defined in the Uniform Commercial Code in effect in the State of Texas shall have the meanings given therein unless otherwise defined herein, capitalized terms used herein that are not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Note Agreement, and the following terms shall have the meanings given in this Section 1.

         1.1. The term "Center" shall mean a location where the Debtor conducts check cashing and related business. All of the Debtor's Centers are identified on Schedule 2 hereto, and the term Center shall include, without limitation, each and every location where the Debtor conducts check cashing and related business irrespective of whether such location is listed on Schedule 2 hereto or is timely disclosed on a Certificate of Update.

         1.2.     The term "Collateral" shall mean and include:

                  a.       All of the Deposit Accounts;

                  b. All of the Cash Holdings (to the extent Cash Holdings are not otherwise included in the definitions of Deposit Accounts or Inventory);

                  c.       All of the Receivables;

                  d.       All of the Inventory;

                  e.       All of the Equipment;

                  f. All documents and instruments (whether negotiable or nonnegotiable), chattel paper, checks (of any nature), money orders (in blank form or completed), drafts, notes, investments, securities (including the stock of any Subsidiaries of Debtor, other than ACE Funding), acceptances, certificates of deposit, trust receipts, and any other writings evidencing a right to the payment of money, and all cash and currency, whether now or hereafter owned by the Debtor, whether or not in the possession of the Debtor (collectively, the "Instruments");

                  g. All certificates of title, documents of title, certificates and policies of insurance, and fidelity bonds, whether now or hereafter owned by the Debtor, and whether or not in the possession of the Debtor;

                  h. All patents, trademarks, trade names, service marks, registration marks, logos and the like, whether now or hereafter owned by the Debtor;

                  i. (i) All of the Debtor's rights as a consignee or an unpaid vendor, whether now owned or hereafter acquired; (ii) all additional amounts, whether now owned or hereafter acquired, due to the Debtor from any Person, irrespective of whether such additional amounts have been specifically assigned to Agent; and (iii) all of the Debtor's right, title and interest in other property, including warranty claims, relating to any goods whatsoever securing the Obligations;

                  j. All of the Debtor's ledger sheets, files, records, books of account, business papers and documents (including, but not limited to, computer programs, source codes, object codes, tapes and related electronic data processing software and system documentation and manuals), whether now owned or hereafter acquired;

                  k. All of the Debtor's rights under the agreements and contracts with Custodial Agents set forth in Schedule 5.1(v) to the Note Agreement and such other agreements or contracts whether now or hereafter entered into by the Debtor for the collection, safekeeping and/or deposit of checks, drafts and other instruments or Collateral, together with all renewals, extensions, amendments and modifications thereof (all such contracts and agreements and rights of the Debtor thereunder are herein collectively called the "Custodial Agreement Rights");

                  l. All of the Debtor's other tangible and intangible assets, including, but not limited to, any and all general intangibles, payment intangibles, and contract rights, all liens or charges arising under the laws of any state securing any portion of the Debtor's obligations in respect of any of the Obligations and any guaranties by any Person related to the Obligations, whether or not specifically enumerated above and whether now owned or hereafter acquired; and

                  m. All accessions or accretions to, substitutes for and proceeds and products of the assets of the Debtor described in the above subsections a. through l., in whatever form, and all insurance proceeds and proceeds of tort claims paid or payable in connection with the loss or damage of any of the assets of the Debtor described in the above subsections a. through l.; excluding, however, from the above subsections a. through l., all hazardous and nonhazardous wastes, including, but not limited to, recyclable waste materials.

         Notwithstanding the foregoing or any other provision of the Security Documents, Agent acknowledges and agrees that the Collateral shall not include
(i) any of the food stamp coupons or any other items held in trust by the Debtor or any of the rights of the Debtor under that certain Food Stamp Issuing Agent Contract with the Texas Department of Human Services or under similar contracts with similar governmental entities in Texas or in other states, or (ii) any of the lottery tickets or similar lottery items, together with any Deposit Accounts established for purposes of complying with any applicable jurisdiction's lottery statutes or governing regulations or any applicable lottery contracts, any and all rights of the Debtor under lottery contracts and applications with lottery authorities, and all cash and currency held in trust by the Debtor and due to any of the various state lottery authorities, or (iii) any demand accounts (whether interest-bearing or not, and if interest-bearing, then all interest accrued and paid or payable thereon, whether now or hereafter established and maintained from time to time by Debtor, and all moneys from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom, in the form of interest or otherwise) held by the Debtor as agent for third parties containing funds owned by such third parties to be used for the payment of utility bills, payday loans, or similar customer services to the extent (in the case of each of clause (i), (ii) and (iii)) a grant of any security interest therein would be void or otherwise impermissible in respect of such contract or property. In addition, notwithstanding the foregoing or any other provision of the Security Documents, Agent acknowledges and agrees that the Collateral shall not include (i) any Equipment that is owned by Travelers and that is provided by Travelers to the Debtor for use in the Debtor's business, or (ii) any money order stock (in blank form) that is owned by Travelers and that is provided by Travelers to the Debtor for use in the Debtor's business. Nothing contained in this Section 1.2 or elsewhere in this Security Agreement shall be deemed or interpreted to limit or otherwise diminish the exception provided for in Section 7.2(f) of the Note Agreement related to the sale of assets.

         1.3. The term "Custodial Agent" shall mean an armored car service organization utilized by the Debtor to transport Collateral from Centers to Depositories at which Deposit Accounts are maintained. All of the Debtor's Custodial Agents, and all of the Debtor's agreements with its Custodial Agents, are identified on Schedule 5.1(v) to the Note Agreement, and the term Custodial Agent shall include, without limitation, each and every armored car service organization utilized by the Debtor irrespective of whether it is listed on
Schedule 5.1(v) to the Note Agreement or is timely disclosed on a Certificate of Update.

         1.4. The term "Custodial Agreement Rights" shall have the meaning set forth in Section 1.2.k of this Security Agreement.

         1.5. The term "Debtor" shall mean Ace Cash Express, Inc., a Texas corporation, together with its successors and assigns. The Debtor also transacts business under the trade name(s) identified on Schedule 1 hereto.

         1.6. The term "Deposit Accounts" shall mean all demand, time, savings, passbook and other like accounts (including any account evidenced by a certificate of deposit), whether interest-bearing or not, and if interest-bearing then all interest accrued and paid or payable thereon, whether now or hereafter established and maintained from time to time by the Debtor, and all moneys from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom in the form of interest or otherwise. All of the Debtor's Deposit Accounts are identified on Schedule 5.1(v) to the Note Agreement, and the term Deposit Account shall include, without limitation each and every account established and maintained by the Debtor at a Depository irrespective of whether such account is listed on
Schedule 5.1(v) to the Note Agreement or is timely disclosed on a Certificate of Update.

         1.7. The term "Depository" shall mean each financial institution at which a Deposit Account is maintained.

         1.8. The term "Equipment" shall mean and include all of the Debtor's equipment, whether now owned or hereafter acquired, and includes all goods for use in the Debtor's business (including, without limitation, all vehicles, motor vehicles, mobile goods, machinery, furniture and trade fixtures) with all parts, equipment and attachments relating thereto. The Equipment is located at the locations of Collateral identified on Schedule 2 hereto.

         1.9.     The term "Instruments" shall have the meaning set forth in
Section 1.2.f of this Security Agreement.

         1.10. The term "Inventory" shall mean and include all of the Debtor's inventory, whether now owned or hereafter acquired, including, without limitation, all Instruments, cash and currency maintained by the Debtor for sale at its operating locations. The Inventory is located at the locations of Collateral identified on Schedule 2 hereto.

         1.11.    As used herein, the term "Obligations" means:

         (a) all indebtedness, obligations and liabilities, including all costs, expenses and fees, now or hereafter owing by Borrower to Agent or Purchasers under the Note Agreement, the Notes or any other Purchase Document;

         (b) any and all renewals, extensions, modifications and increases of such Obligations; and

         (c) all costs, expenses and fees, including but not limited to all court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities described in items (a) through (b) above, including all costs, expenses and fees arising in connection with the enforcement of this Security Agreement.

         1.12 The term "Obligor" shall mean any Person, other than the Debtor, obligated on or with respect to any Receivable, Instrument, document, chattel paper or general intangible, however such obligation may arise or be evidenced, whether such liability is direct or indirect, contingent or mature, primary or secondary.

         1.13. The term "Purchasers" shall have the meaning given to such term in the preamble of this Security Agreement.

         1.14. The term "Receivables" shall mean and include the following, whether now existing or hereafter arising: all of the Debtor's accounts and rights to payment for goods sold or leased or for services rendered, all sums of money due or becoming due with respect thereto, documents, instruments or agreements pertaining thereto, all guaranties and security therefor, and including all goods giving rise thereto and the rights pertaining to such goods (e.g., the right of stoppage in transit), and all related insurance and proceeds payable with respect to claims thereunder.

         2. GRANT OF SECURITY INTEREST. To secure the full and prompt payment, observance and performance of all of the Obligations, the Debtor hereby grants to Agent for the benefit of Agent and each Purchaser a continuing security interest in all of the Collateral, wherever located, whether in the Debtor's possession or in the possession and control of a third party for the Debtor's account. The Debtor agrees that all the Debtor's ledger sheets, files, records, books of account, business papers and documents shall, until delivered to or removed by Agent, be kept by the Debtor in trust for Agent and without cost to Agent in appropriate containers in safe places. Each confirmatory assignment schedule or other form of assignment hereafter executed by the Debtor shall be deemed to include the foregoing security interest grant, whether or not the same appears therein.

         3. CUSTODY, INSPECTION, COLLECTION AND MAINTENANCE OF THE COLLATERAL AND RECORDS.

         3.1. The Debtor will safeguard and protect all of the Collateral and make no disposition thereof, except for the disposition of Inventory in the ordinary and usual course of the Debtor's business or as otherwise permitted under the Note Agreement.

         3.2. The Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as it currently does, or as Agent hereafter shall reasonably require. At all reasonable times in accordance with the Note Agreement, Agent shall have full access to, and the right to audit, check, inspect and make abstracts and copies from, the Debtor's books, records, audits, correspondence and all other papers relating to the Collateral. In accordance with the Note Agreement, Agent and its agents, may enter upon any of the Debtor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto, provided that prior to a Default or an Event of Default, the Debtor's expense for any of the items referenced in this sentence and the preceding sentence shall be limited to $5,000 during any Fiscal Year. Agent acknowledges that the Debtor's security procedures may preclude unannounced inspections of some aspects of the Debtor's business, and the Debtor agrees to cooperate fully with Agent in the exercise of its rights hereunder. At any time a Event of Default exists, the Debtor shall pay when billed the reasonable costs and expenses (including attorneys' fees) incurred by Agent in connection with any inspections in accordance with this
Section 3.2. Nothing in this Section 3.2 shall in any way diminish the Debtor's obligations under Sections 7.1(h), 10.4 or 10.13 of the Note Agreement.

         3.3. The Debtor hereby irrevocably authorizes and directs all accountants and auditors employed by the Debtor or Agent at any time during the term of this Security Agreement during reasonable business hours (unless an Event of Default has occurred and is continuing, then at any time) to exhibit and deliver to Agent copies of any of the Debtor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent any information they may have concerning the Debtor's financial status and business operations, provided that Agent notify the Debtor of such exhibition or delivery to the Agent of such financial statements, trial balances or other accounting records or information concerning the Debtor's financial status and operations. The Debtor hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to the Debtor, whether made by the Debtor or otherwise; provided that Agent notify the Debtor of Agent's receipt of such reports and examinations. At any time a Event of Default exists, the Debtor shall pay when billed the reasonable costs and expenses (including attorneys' fees) incurred by Agent in connection with this Section 3.3. Nothing in this
Section 3.3 shall in any way diminish the Debtor's obligations under Sections 7.1(h), 10.4 or 10.13 of the Note Agreement.

         3.4. The Debtor will, immediately upon learning thereof, report to Agent all matters materially affecting the loss, value, enforceability or collectability of any material portion of the Collateral.

         3.5. Except as otherwise expressly provided herein, nothing herein contained shall be construed to constitute the Debtor as Agent's agent for any purpose whatsoever, and Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, unless the same results from Agent's gross negligence or willful misconduct. Agent does not, by any provision contained herein or in any assignment or otherwise, assume any of the Debtor's obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by the Debtor of any of the terms and conditions thereof except as Agent hereafter shall assume such responsibility expressly in writing.

         3.6. The Debtor has paid and shall continue to pay, when due, all taxes, assessments and other charges levied or assessed upon any of the Collateral; provided, however, the Debtor shall not be required to pay any such taxes, assessments or other charges if any such nonpayment will not have a Material Adverse Effect, or if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted, (b) the Debtor shall have set aside on its books reserves (segregated to the extent required by GAAP) reasonably determined by the Debtor to be adequate with respect thereto, and (c) the Debtor has notified Agent of such circumstances in detail reasonably satisfactory to the Required Purchasers.

         3.7. The Debtor presently complies with, and shall continue to comply with, all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Debtor's business, noncompliance with which would have a Material Adverse Effect. The Debtor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner; provided that Required Purchasers are satisfied that the contest or dispute will not have a Material Adverse Effect.

         3.8. Agent may at any time take such steps as Agent deems necessary to protect Agent's security interest in and to preserve the Collateral, including, but not limited to, the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate. Agent may, upon the occurrence and continuance of an Event of Default, employ and maintain at any of the Debtor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's security interest in the Collateral. The Debtor agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct, in each case subject to the Intercreditor Agreement. All of Agent reasonable expenses of preserving the Collateral, including any expenses relating to the compensation and bonding of a custodian, shall be charged to the Debtor's account and shall be deemed a part of the Obligations secured hereunder.

         3.9. All costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Agent in all efforts made to enforce payment of the Obligations or otherwise affect collection of any of the Collateral, as well as all costs and expenses, including attorneys' fees and legal expenses, incurred in connection with the entering into a proposed or actual modification to this Security Agreement or the enforcement of this Security Agreement and/or instituting, maintaining, preserving, protecting, enforcing or foreclosing Agent's security interest in any of the collateral, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to Agent's transactions with the Debtor, shall be charged to the Debtor's account and shall be deemed a part of the Obligations secured hereunder.

         3.10. The Debtor shall bear the full risk of loss with respect to the Instruments, Inventory or Equipment in which Agent has a security interest, except for any loss caused by Agent's gross negligence or willful misconduct. At the Debtor's own cost and expense, the Debtor shall keep all of the Instruments, Inventory and Equipment insured, with reputable insurance companies in amounts reasonably acceptable to Agent, against the hazards of fire, flood, sprinkler leakage, hazards covered by extended coverage insurance and such other hazards as may be required by the Debtor pursuant to the Note Agreement; provided that such insurance coverage shall be consistent with industry practices. The Debtor shall cause to be delivered to Agent, upon request, the insurance policies or binders therefor and, at least fifteen (15) days prior to the expiration of any such insurance, additional policies or duplicates thereof, or binders, evidencing the renewal or replacement of such insurance and the payment of the premiums therefor. Such policies shall provide, in a manner reasonably satisfactory to Agent, that any losses thereunder shall be payable first to Agent as Agent's interest may appear. Each insurance policy to be provided under this Section 3.10 shall contain an agreement by the insurer that it will not cancel such policy except upon at least thirty (30) calendar days' prior written notice to Agent, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Debtor which might, absent such agreement, result in a forfeiture of all or part of such insurance payment. In the event of any loss thereunder, the insurers are directed by the Debtor to make payment for such loss to Agent as its interest may appear if (a) the loss involves claims which exceed in the aggregate Twenty Five Thousand and 00/100 Dollars ($25,000.00) or (b) an Event of Default has occurred and is continuing, otherwise the payment for such losses shall be made directly to the Debtor. If any insurance losses are paid by check, draft or other instrument payable to the Debtor and Agent jointly, Agent may endorse the Debtor's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. All loss recoveries received by Agent upon any such insurance and not remitted to the Debtor shall be applied to the Obligations in the order provided in the Note Agreement. The Debtor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section 3.10, unless Agent is included therein as a named insured, with loss payable as required in this Section 3.10. The Debtor shall immediately notify Agent whenever any such separate insurance is applied for and shall promptly deliver to Agent the policy or policies or binders evidencing the same.

         3.11. Until the Debtor's authority to do so is terminated following the occurrence and continuance of an Event of Default, the Debtor will, at the Debtor's sole cost and expense, but on Agent's behalf and for Agent's account, collect in trust for Agent all Instruments, cash and currency included in the Collateral and received or receivable in the ordinary course of its business (including all amounts unpaid on the Debtor's Receivables), and shall not commingle such collections with the Debtor's other funds or use the same except as permitted by the Note Agreement. In the event of any commingling, such collected amounts shall be deemed impressed with a trust for the benefit of Agent.

         3.12. At any time following the occurrence and continuance of an Event of Default, without notice to the Debtor, Agent shall have the right to send notice of the assignment of and Agent's security interest in Receivables to any Obligor of the Debtor or any third party holding or otherwise concerned with any of the Collateral. Thereafter, following the occurrence and continuance of an Event of Default, Agent shall have the sole right, to collect Receivables and take possession of the Collateral. Any of Agent's actual, but reasonable, accrued collection expenses under such circumstances, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be charged to the Debtor's account and be deemed a part of the Obligations secured hereby.

         3.13. Upon Agent's request and upon the creation of any Receivables, or at such intervals as Agent may require, the Debtor shall provide Agent with such schedules, documents and/or information regarding the Receivables as Agent reasonably may require. Agent shall have the right to confirm and verify all Receivables and do whatever Agent reasonably may deem necessary to protect Agent's security interest. The items to be provided under this Section 3.13 are to be in form reasonably satisfactory to Agent and executed by the Debtor and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and the Debtor's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's security interest in any of the Collateral.

         3.14. The Debtor shall not, without Agent's consent, compromise or adjust any of the Receivables (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon other than, in each case, in the ordinary and usual course of the Debtor's business.

         3.15. If any of the Receivables includes a charge for any tax payable to any governmental taxing authority, Agent is hereby authorized in its discretion to pay the amount thereof to the proper taxing authority for the Debtor's account and to charge the Debtor's account therefor, such amount shall be deemed a part of the Obligations. The Debtor shall notify Agent if any of the Receivables includes any tax due to any such taxing authority, and in the absence of the Debtor's notice or Agent's actual knowledge of the inclusion of any tax due, Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Debtor by reason of the sale and delivery creating such Receivables.

         3.16. Agent shall have the irrevocable right, upon the occurrence and continuance of an Event of Default, to receive, endorse, assign and/or deliver in the name of Agent or the Debtor any check, draft or other Instrument, and the Debtor hereby waives notice of presentment, protest and nonpayment of any Instrument so endorsed. The Debtor hereby irrevocably appoints Agent or Agent's designee as the Debtor's attorney-in-fact with power to endorse the Debtor's name upon any Instruments or other evidences of payment or Collateral that may come into Agent's possession; to sign the Debtor's name on any invoice relating to any of the Receivables, drafts against Obligors, assignments and verifications of Receivables and notices to Obligors; to send verifications of Receivables to any Obligor; to notify the postal authorities to change the address for delivery of mail addressed to the Debtor to such address as Agent may designate; to sign the

Debtor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect or perfect Agent's interest in the Collateral and to file the same; and to do all other acts and things necessary to carry out the full intent of this Security Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, unless resulting from gross negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remains unpaid. Notwithstanding the generality of the foregoing provisions, Agent acknowledges that its exercise of such powers and authority shall be solely in a manner consistent with, and for the purpose of, enforcement, maintenance and protection of its rights under this Security Agreement.

         3.17. Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any Instrument, or for any damage resulting therefrom unless resulting from its gross negligence or willful misconduct. When entitled to exercise its rights, and powers hereunder, Agent may, without consent from the Debtor, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the Obligor thereon; provided that Agent shall provide the Debtor written notice of any actions taken by Agent pursuant to this Section 3; provided further, however, that Agent's failure to provide the Debtor with such written notice shall not affect the validity of Agent's actions taken hereunder.

         3.18. The Debtor shall keep and maintain the Equipment in good order and repair, ordinary wear and tear excepted, and shall not sell or otherwise dispose of the Equipment except as permitted under the Note Agreement.

         3.19. The Equipment shall be and shall remain personal property, and nothing shall affect the character of the Equipment or cause the Equipment to become part of realty, or prevent Agent from removing it from the premises on which it is located or to which it may be attached following the occurrence and continuance of an Event of Default.

         4. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Debtor hereby makes the following representations, covenants and warranties, which shall be deemed to be incorporated by reference, as true and correct in all material respects, in any request for an advance in connection with any indebtedness of the Debtor to the Purchasers for borrowed money, and each of the following representations, covenants and warranties shall be deemed repeated and confirmed, in all material respects, with respect to each item of the Collateral as it is created or otherwise acquired by the Debtor:

         4.1. The information set forth herein with respect to the definitions of "Custodial Agent," "Debtor," "Deposit Accounts," "Inventory" and "Equipment," as defined in Section 1 of this Security Agreement, and the agreements with Custodial Agents listed in Schedule 5.1(v) to the Note Agreement is complete and accurate in all material respects as of the date of this Security Agreement.

         4.2. The execution, delivery and performance hereof and of any other document executed and delivered by the Debtor in connection with the Obligations are within the Debtor's corporate powers, have been duly authorized by the Debtor, and comply in all material respects with any applicable law, rule or regulation and the terms of the Debtor's current Restated Articles of Incorporation, Bylaws or other applicable documents, instruments or agreements relating to the Debtor's corporate organization or governance or material to the conduct of the Debtor's business, or of any indenture or other material agreement or undertaking to which the Debtor is a party or by which the Debtor is bound, except as permitted under the Note Agreement.

         4.3. There is no litigation or proceeding pending or, to the best knowledge of the Debtor, threatened against the Debtor or any of its assets which, if determined adversely to the Debtor, reasonably may be expected to result in a Material Adverse Effect.

         4.4 At the time the Collateral becomes subject to Agent's security interest: (a) the Debtor shall be the sole owner of and fully authorized to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral, which interests shall be prior to any other already existing secured interests in favor of any other creditor; (b) all documents, instruments and agreements shall be true and correct and in all respects what they purport to be; (c) all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; and (d) none of the transactions underlying or giving rise to the Collateral shall violate in any material respect any applicable state or federal laws or regulations, and all documents or instruments relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject to exceptions for insolvency laws and equitable principles). Notwithstanding anything to the contrary contained in this Section 4.4, all of the capital stock of ePacific Incorporated, a Delaware corporation ("ePacific") owned by the Debtor is subject to a Stockholders' Agreement dated as of March 30, 2000 which provides, among other things, that no stockholder of ePacific may effect certain sales of such securities without affording the other stockholders of ePacific a right to participate in each such sale and no party to such Stockholders' Agreement may assign its rights thereunder without the prior written consent of the other parties thereto.

         4.5. The Debtor shall from time to time take such actions as Agent may from time to time reasonably request in writing by way of obtaining, executing, delivering and/or filing financing statements, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Debtor shall take any and all steps and observe such formalities as may be necessary or as Agent may reasonably request, in order to create and maintain a valid first lien upon, pledge of, or paramount security interest in the Collateral, except with respect to any Permitted Lien. All charges, expenses and fees which Agent may incur in filing any of the foregoing, and any local taxes relating thereto, shall be charged to the Debtor's account and be deemed a part of the Obligations secured hereby, or, at Agent's option, shall be paid to Agent immediately upon demand. The Debtor hereby authorizes Agent to (a) file one or more UCC-1 financing statements indicating the Collateral as "all assets of Debtor and proceeds thereof" (or using substantially similar words) in such jurisdictions as Agent shall deem necessary or appropriate and (b) file the original or a photocopy of this Security Agreement as a financing statement.

         4.6. Until termination and release of the security interests granted pursuant to this Security Agreement, the security interest in the Collateral hereby granted to Agent shall continue in full force and effect. Until such time, the Debtor shall not, without Agent's prior written consent, pledge, sell, assign, transfer, create a security interest in, or encumber or allow to be encumbered in any way, any part of the Collateral to anyone other than Agent except for the Permitted Liens. The Debtor hereby agrees to defend Agent's interest in the Collateral against any and all persons whatsoever.

         4.7. The Debtor shall execute and deliver, or cause to be executed and delivered, to Agent, from time to time, upon Agent's reasonable request (in writing), such supplemental agreements, statements, assignments, and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent so request, in order that the full intent of this Security Agreement may be carried into effect.

         4.8. All balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Agent did and do and shall fairly represent the Debtor's financial condition as of the dates thereof and/or the results of the Debtor's operations for the period for which the same are furnished and have been and shall be prepared in accordance with GAAP, except that interim financial statements will not contain footnotes and will be subject to year-end adjustments, and any material adverse change in such financial condition or the Debtor's operations since the date of each such report shall be disclosed at the time of delivery thereof. The Debtor shall continue to furnish whatever information or reports concerning the Collateral and the Debtor's financial condition that Agent may reasonably request during the term of this Security Agreement. All other information, reports and other papers and data furnished to Agent is and shall be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Agent a true and accurate knowledge of the subject matter; provided, however, that any information, reports and other papers or data furnished by the Debtor to Agent as (a) budgets or forecasts shall be only what the Debtor believes to be reasonable under the circumstances, and (b) drafts of documents shall be subject to completion by any subsequent drafts and the final version of such documents. Agent acknowledges that only the annual financial statements of the Debtor will be audited.

         4.9. To the best knowledge of the Debtor, (a) each of the Receivables is and shall be a good and valid account representing the amount of the undisputed bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery of goods by the Debtor, or work, labor and/or services rendered by the Debtor, and (b) none of the Receivables is or shall be subject to any defense, setoff, counterclaim, discount or allowance, except as permitted by Section 3.14 or as disclosed in writing by the Debtor to Agent.

         4.10. The Debtor shall give Agent written notice of each office at which the Debtor keeps its records pertaining to accounts, contract rights, payment intangibles, and general intangibles and the location of the Debtor's chief executive office. Until and except as such notice is given, all such records shall be kept at the Debtor's address as it appears in Section 10.6 of the Note Agreement. The Debtor shall promptly (but in any event no later than five (5) days after the Debtor first has knowledge of any event described in clause (c) and (d) below in this Section 4.10) give Agent written notice of: (a) any change in the location of such records, its chief executive office, or its corporate name; (b) any additional trade name under which the Debtor transacts business; (c) the filing of any liens or judgments against the assets of the Debtor; and (d) any litigation or proceedings which if determined adversely to the Debtor reasonably may be expected to have a Material Adverse Effect.

         4.11. (a) Except as otherwise permitted under Section 7.2(d) of the Note Agreement, the Debtor and Agent have delivered or will be delivering letters of instruction to, and have obtained or will be obtaining agreements from, the Depositories with respect to the Deposit Accounts. Such letters of instruction shall be substantially similar to Exhibits F-1 or F-2, except for changes approved by Agent; provided such changes approved by Agent do not (i) prejudice the Lenders, or Travelers to a greater extent than Agent or (ii) substantially adversely affect the security interests and liens granted to the Bank Agent pursuant to the Credit Documents. To enable the Depositories' continuing compliance with all such instructions or agreements, the Debtor agrees that all cash, checks and other Instruments received in its operations shall be deposited initially by or for the account of the Debtor only in those Deposit Accounts designated as either a "Currency Account" (with respect to cash) or a "Deposit Account" (with respect to checks and other Instruments) in each such letter of instruction, except for cash retained at or delivered to the premises at which the Debtor conducts its business or funds transfers between Deposit Accounts, in either case as permitted by such instructions or agreements.

                  (b) No deposit, account, certificate of deposit, check, note, draft or other Instrument has been or shall be received by the Debtor unless the same is pledged and assigned to Agent, and each check, draft and all other Instruments are or shall be (i) duly endorsed by the Debtor "for deposit only" to a Deposit Account (or an equivalent endorsement), (ii) delivered to Agent, a Custodial Agent or another designated agent, bailee or trustee for Agent no later than the next Business Day following receipt by the Debtor and
(iii) deposited into a Deposit Account no later than the next Business Day following the date the Debtor receives the same; provided that, for purposes of subclauses (ii) and (iii) , the Debtor need not so deliver or deposit checks made payable to the Debtor (including post-dated checks) until the aggregate amount thereof received by the Debtor from time to time shall exceed Fifty Thousand and 00/100 Dollars ($50,000.00).

                  (c) Except for cash in Centers and cash in possession of Custodial Agents, all cash received by the Debtor has been and shall, unless otherwise approved by Agent in writing or as Debtor is otherwise directed in accordance with the Intercreditor Agreement, continue to be deposited in one or more Deposit Accounts. Except as otherwise expressly permitted herein, in the Intercreditor Agreement or in Section 7.2(d) of the Note Agreement, cash, checks, drafts and other Instruments used or arising in connection with business operations at the Centers shall be delivered, picked up and otherwise moved or transported only by a Custodial Agent that has executed a Letter Agreement substantially similar to Exhibit G to the Note Agreement.

                  (d) The Debtor is and shall remain in full compliance with all agency and trust agreements with Custodial Agents and Depositories, and all representations, warranties and certifications of the Debtor, and, to the best knowledge of the Debtor, all representations, warranties and certifications of the Custodial Agent or Depository, as applicable, contained therein are and shall continue to be true and correct in all material respects, and, to the best knowledge and belief of the Debtor, all Custodial Agents and Depositories are and shall continue to be in full compliance therewith.

         4.12. With respect to any Deposit Account for which a Depository shall not agree to provide a copy of the periodic bank statement therefor directly to Agent, the Debtor agrees to provide a copy of such statement (exclusive of all detail relating to items thereon) to Agent by facsimile transmission no later than the next Business Day following the date such statement is received by the Debtor. The Debtor shall promptly provide a copy of any such detail to Agent by mail or courier for delivery on the next Business Day following the facsimile transmission of the statement without detail.

         4.13. Schedule 1 to the Intercreditor Agreement, Schedule 5.1(v) to the Note Agreement and each of the Schedules to this Security Agreement, each as amended and revised pursuant to the Certificate of Update delivered pursuant to the Note Agreement, are complete and accurate in all material respects.

         4.14. The Debtor shall not grant any liens or security interests in any of its property to any Person except for Permitted Liens.

         4.15 Between the date which is 54 months after the date hereof and the date which is 56 months after the date hereof (and every 60 months thereafter) the Debtor shall provide a legal opinion issued by its outside counsel addressed to Agent confirming the perfection of the liens and security interests granted hereunder and specifying any action required to be taken between the date of such opinion and the date of such next opinion to maintain the perfection of Agent's liens and security interests.

         5.       AGENT'S RIGHTS AND REMEDIES.

         5.1.     Upon the occurrence and continuance of an Event of Default:

                   (a) Agent may at any time, without further notice to the Debtor, notify the Obligors and other Persons whose obligations have been assigned, or in which a security interest has been granted hereunder, that such obligations have been assigned, or a security interest therein has been granted, to Agent and/or that payments thereunder or in respect thereof shall be made directly to Agent or to Agent's designee. If requested by Agent, the Debtor will so notify the Obligors and other Persons whose obligations to the Debtor have been assigned or in which a security interest has been granted hereunder. Agent may in its own name or in the name of others (including, without limitation, the Debtor) communicate with such Obligors and other Persons, enforce payment or collect any of the Collateral by legal proceedings or otherwise, and adjust, settle or compromise the amount or payment thereof;

                  (b) All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for Agent, shall be segregated from other funds of the Debtor and shall, forthwith upon receipt by the Debtor, be turned over to Agent; and

                  (c) Any and all such payments so received by the Agent (whether from the Debtor or otherwise) shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement.

         5.2. Upon the occurrence and continuance of an Event of Default, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, the Intercreditor Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral), and under all other applicable law as in effect in any relevant jurisdiction. In addition, Agent may also:

                  (a) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of Agent, assemble all or any part of the Collateral as directed by Agent and make such Collateral available to Agent at a place to be designated by Agent, which place shall be reasonably convenient to Agent and the Debtor, whether at the premises of the Debtor or otherwise;

                  (b) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of the Debtor related thereto are or may be located and, without charge or liability to Agent, seize and remove such Collateral and such books and records from such premises or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of Agent under this Security Agreement; and

                  (c) sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of Agent's offices or elsewhere, at such prices as Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable; provided, however, that the Debtor shall not be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by Agent. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Debtor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to the Debtor if the Debtor has signed, a statement renouncing any right to notification of sale or other intended disposition. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor which right or equity is hereby expressly waived and released. In the event of a sale of Collateral, or any part thereof, to Agent following the occurrence of an Event of Default, Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Debtor. Any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in
Article 3 of the Note Agreement. Agent is hereby granted a license or other right to use, without charge, the Debtor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for sale and selling any Collateral.

         5.3. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of Agent, as the case may be. In no event, however, does the Debtor waive any obligations of Agent under applicable law to act in a commercially reasonable manner.

         5.4. The Debtor recognizes that in the event the Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to Agent and Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         5.5. The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

         5.6. All rights of action and rights to assert claims upon or under this Security Agreement and the other Purchase Documents may be enforced by Agent without the possession of any promissory note or other instrument, document or agreement evidencing the Obligations or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Agent shall be brought in its name on behalf of the Purchasers and any recovery of judgment shall be held as part of the Collateral.

         6.       WAIVERS.

         6.1. The Debtor hereby waives notice of nonpayment of any of the Obligations, demand, presentment, protest and notice thereof with respect to any and all Instruments, notice of acceptance thereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         6.2. No failure, omission or delay on the part of Agent in exercising any right, remedy, option or power under this Security Agreement, or in giving or insisting upon strict performance by the Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Debtor of any and all of the terms and provisions of this Security Agreement to be performed by the Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of Agent contained in the Security Documents, including, without limitation, this Security Agreement, shall not cure or waive any Event of Default. No waiver by Agent of any breach or default of or by any party hereunder shall be deemed to alter or affect Agent's rights under this Security Agreement with respect to any prior or subsequent default.

         6.3. The Debtor waives and releases the benefit of all valuation, appraisal, redemption and exemption laws to the extent permitted by applicable law. In the event Agent seeks to take possession of any of the Collateral by replevin or other court process, the Debtor hereby irrevocably waives (a) any bonds, and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession and (b) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

         6.4 The Debtor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted under this Security Agreement, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Security Agreement or the other Purchase Documents and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety. In no event, however, does the Debtor waive any obligations of the Agent or the Purchasers under applicable law to dispose of the Collateral in a commercially reasonable manner.

         7.       MISCELLANEOUS.

         7.1. THIS SECURITY AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Notwithstanding the general limitations set forth in Section 10.9 of the Note Agreement, or any applicable provisions of any other Purchase Document, the Debtor hereby consents and submits to the jurisdiction of any local, state or federal court located within a jurisdiction in which any of the Collateral shall be located for purposes of any action related to such Collateral that is commenced by Agent to enforce or foreclose its security interest hereunder. The Debtor warrants and represents that it has appointed CT Corporation or one of its affiliates as its registered agent in the jurisdictions of Alabama, Arkansas, Arizona, California, Colorado, Florida, Georgia, Indiana, Louisiana, Maryland, Missouri, North Carolina, New Mexico, Nevada, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Virginia, Washington,

Wyoming, and the District of Columbia, and covenants with Agent that such registered agent shall not be changed without written notice to, and the written consent of, Agent. The Debtor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Agent in accordance with this Section 7.1.

         7.2. Neither this Security Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the parties hereto.

         7.3. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 10.6 of the Note Agreement.

         7.4. The Debtor agrees that checks and other Instruments delivered to Agent in payment or on account of the Obligations constitute conditional payment only until payment is actually received in immediately payable funds by Agent, and, subject to the provisions of Article 3 of the Note Agreement, and similar provisions in any other Purchase Document, the Debtor waives the right to direct the application of any and all payments at any time or times hereafter received by Agent on account of the Obligations. The Debtor agrees that Agent shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records.

         7.5. If any part of this Security Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         7.6. The captions in this Security Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Security Agreement.

         7.7. To the extent that any of Agent receive payments on the Obligations or receive Proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, or are required to be repaid to a trustee, receiver or any other Person under the Bankruptcy Code or under state, federal or common law, then, to the extent the payments or Proceeds are so repaid, the Obligations or part thereof which was intended to be satisfied shall be revived and will continue to be in full force and effect as if those payments or Proceeds had never been received by Agent.

         7.8. This Security Agreement may be executed and delivered in counterparts, all of which taken together shall constitute this Security Agreement. Delivery of an executed signature page by any of the parties by facsimile transmission shall be deemed execution and delivery of this Security Agreement for all purposes hereof. Notwithstanding execution and delivery of this Security Agreement by facsimile transmission as provided above, the parties shall undertake to provide each other with original executed copies of this Security Agreement within two (2)

Business Days following the date hereof. In making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         7.9. In the event of any conflict between the terms, conditions, covenants, or agreements contained herein and in the Intercreditor Agreement, the terms, conditions, covenants and agreements contained in the Intercreditor Agreement shall control. Notwithstanding anything to the contrary contained herein, (a) each exercise of rights or remedies in respect of the Collateral hereunder by Agent shall be subject to, and shall only be made in accordance with, the Intercreditor Agreement and (b) any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms, of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement.

         7.10.    WAIVER OF JURY TRIAL, ETC.

         (A) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECURITY AGREEMENT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (b) EACH PARTY HERETO (I) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS HEREIN.

         7.11.    SUBMISSION TO JURISDICTION.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE DEBTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

        (b) THE DEBTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

         (c) THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS AT ACE CASH EXPRESS, INC., 1231 GREENWAY DRIVE, SUITE 800, IRVING, TEXAS 75038, ATTENTION: CHIEF FINANCIAL OFFICER, OR AT SUCH OTHER ADDRESS AS SHALL BE DESIGNATED BY IT IN A WRITTEN NOTICE TO BANK AGENT.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF ANY OF THE OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE DEBTOR IN ANY OTHER JURISDICTION.

                [Remainder of the Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                                        ACE CASH EXPRESS, INC., as Debtor

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                   Schedule 1

                                   Trade names

                                   Schedule 2

                        Centers and Collateral Locations

EXHIBIT B - ACE SUBSIDIARIES

THIS ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, AGENT AND CERTAIN OTHER CREDITORS OF BORROWER (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY BORROWER UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS ("BANK AGENT"), AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENT" (AS SUCH TERM IS DEFINED THEREIN).

         ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT

         This ASSIGNMENT OF DEPOSIT ACCOUNTS AND SECURITY AGREEMENT (this "Security Agreement") dated as of March 31, 2003, is made by each Subsidiary (as such term is defined in the hereinafter defined Note Agreement ) of Borrower (as hereinafter defined) now a signatory hereto and which shall hereafter become a party hereto pursuant to Section 7.12 hereof (each a "Debtor" and collectively, the "Debtors"), in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent (ACFS in such capacity, "Agent") for the purchasers (the "Purchasers") from time to time a party to the Note Agreement (as such term is defined below).

                              W I T N E S S E T H:

         WHEREAS, each Debtor is a direct or indirect wholly-owned Subsidiary of Ace Cash Express, Inc., a Texas corporation ("Borrower");

         WHEREAS, Borrower, Agent, and Purchasers have entered into that certain Note Purchase Agreement of even date herewith (as amended, supplemented, restated, or otherwise modified from time to time, the "Note Agreement");

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to the Purchasers' obligation under the Note Agreement that the Debtors shall have executed and delivered this Security Agreement;

         WHEREAS, the board of directors of each Debtor has determined that each Debtor will significantly benefit, directly or indirectly, from the extensions of credit by the Purchasers to Borrower under the Note Agreement and the other transactions contemplated by the Purchase Documents (as defined in the Note Agreement); and

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to Purchasers' obligations under the Note Agreement, that the Debtors, Agent and certain other creditors of the Debtor enter into that certain Intercreditor Agreement of even date herewith (as amended, modified or restated from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, Agent and the other parties thereto shall establish their relative rights and respective lien priorities in and to the Collateral. The Debtors have acknowledged and accepted the terms of the Intercreditor Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, in order to induce the Purchasers under the Note Agreement to extend credit thereunder to Borrower, each Debtor, intending to be legally bound, hereby agrees as follows:

         1. DEFINITIONS. As used herein, all terms describing items or types of collateral defined in the Uniform Commercial Code in effect in the State of Texas shall have the meanings given therein unless otherwise defined herein, capitalized terms used herein that are not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Note Agreement, and the following terms shall have the meanings given in this Section 1.

         1.1. The term "Center" shall mean a location where any Debtor conducts check cashing and related business. All of the Debtors' Centers are identified on Schedule 2 hereto, and the term Center shall include, without limitation, each and every location where any Debtor conducts check cashing and related business irrespective of whether such location is listed on Schedule 2 hereto or is timely disclosed on a Certificate of Update.

         1.2.     The term "Collateral" shall mean and include:

                  a.       All of the Deposit Accounts;

                  b. All of the Cash Holdings (to the extent Cash Holdings are not otherwise included in the definitions of Deposit Accounts or Inventory);

                  c.       All of the Receivables;

                  d.       All of the Inventory;

                  e.       All of the Equipment;

                  f. All documents and instruments (whether negotiable or nonnegotiable), chattel paper, checks (of any nature), money orders (in blank form or completed), drafts, notes, investments, securities, acceptances, certificates of deposit, trust receipts, and any other writings evidencing a right to the payment of money, and all cash and currency, whether now or hereafter owned by any Debtor, whether or not in the possession of any Debtor (collectively, the "Instruments");

                  g. All certificates of title, documents of title, certificates and policies of insurance, and fidelity bonds, whether now or hereafter owned by any Debtor, and whether or not in the possession of any Debtor;

                  h. All patents, trademarks, trade names, service marks, registration marks, logos and the like, whether now or hereafter owned by any Debtor;

                  i. (i) All of Debtors' rights as a consignee or an unpaid vendor, whether now owned or hereafter acquired; (ii) all additional amounts, whether now owned or hereafter acquired, due to any Debtor from any Person, irrespective of whether such additional amounts have been specifically assigned to Agent; and (iii) all of Debtors' right, title and interest in other property, including warranty claims, relating to any goods whatsoever securing the Obligations;

                  j. All of Debtors' ledger sheets, files, records, books of account, business papers and documents (including, but not limited to, computer programs, source codes, object codes, tapes and related electronic data processing software and system documentation and manuals), whether now owned or hereafter acquired;

                  k. All of Debtors' rights under the agreements and contracts with Custodial Agents set forth in Schedule 5.1(v) to the Note Agreement and such other agreements or contracts whether now or hereafter entered into by any Debtor for the collection, safekeeping and/or deposit of checks, drafts and other instruments or Collateral, together with all renewals, extensions, amendments and modifications thereof (all such contracts and agreements and rights of any Debtor thereunder are herein collectively called the "Custodial Agreement Rights");

                  l. All of Debtors' other tangible and intangible assets, including, but not limited to, any and all general intangibles, payment intangibles, and contract rights, all liens or charges arising under the laws of any state securing any portion of any Debtor's obligations in respect of any of the Obligations and any guaranties by any Person related to the Obligations, whether or not specifically enumerated above and whether now owned or hereafter acquired; and

                  m. All accessions or accretions to, substitutes for and proceeds and products of the assets of any Debtor described in the above subsections a. through l., in whatever form, and all insurance proceeds and proceeds of tort claims paid or payable in connection with the loss or damage of any of the assets of any Debtor described in the above subsections a. through l.; excluding, however, from the above subsections a. through l., all hazardous and nonhazardous wastes, including, but not limited to, recyclable waste materials.

         Notwithstanding the foregoing or any other provision of the Security Documents, Agent acknowledges and agrees that the Collateral shall not include
(i) any of the food stamp coupons or any other items held in trust by any Debtor or any of the rights of any Debtor under that certain Food Stamp Issuing Agent Contract with the Texas Department of Human Services or under similar contracts with similar governmental entities in Texas or in other states, or (ii) any of the lottery tickets or similar lottery items, together with any Deposit Accounts established for purposes of complying with any applicable jurisdiction's lottery statutes or governing regulations or any applicable lottery contracts, any and all rights of any Debtor under lottery contracts and applications with lottery authorities, and all cash and currency held in trust by any Debtor and due to any of the various state lottery authorities, or (iii) any demand accounts (whether interest-bearing or not, and if interest-bearing, then all interest accrued and paid or payable thereon, whether now or hereafter established and maintained from time to time by any Debtor, and all moneys from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom, in the form of interest or otherwise) held by any Debtor as agent for third parties containing funds owned by such third parties to be used for the payment of utility bills, payday loans, or similar customer services to the extent (in the case of each of clause (i), (ii) and (iii)) a grant of any security interest therein would be void or otherwise impermissible in respect of such contract or property. In addition, notwithstanding the foregoing or any other provision of the Security Documents, Agent acknowledges and agrees that the Collateral shall not include
(i) any Equipment that is owned by Travelers and that is provided by Travelers to any Debtor for use in such Debtor's business, or (ii) any money order stock (in blank form) that is owned by Travelers and that is provided by Travelers to any Debtor for use in such Debtor's business. Nothing contained in this Section
1.2 or elsewhere in this Security Agreement shall be deemed or interpreted to limit or otherwise diminish the exception provided for in Section 7.2(f) of the Note Agreement related to the sale of assets.

         1.3. The term "Custodial Agent" shall mean an armored car service organization utilized by any Debtor to transport Collateral from Centers to Depositories at which Deposit Accounts are maintained. All of Debtors' Custodial Agents, and all of Debtors' agreements with its Custodial Agents, are identified on Schedule 5.1(v) to the Note Agreement, and the term Custodial Agent shall include, without limitation, each and every armored car service organization utilized by any Debtor irrespective of whether it is listed on Schedule 5.1(v) to the Note Agreement or is timely disclosed on a Certificate of Update.

         1.4. The term "Custodial Agreement Rights" shall have the meaning set forth in Section 1.2.k of this Security Agreement.

         1.5. The term "Debtor" shall mean each Subsidiary of Borrower signatory hereto and which shall hereafter become a party hereto pursuant to
Section 7.12 hereof, together with their respective successors and assigns. The Debtors also transact business under the trade name(s) identified on Schedule 1 hereto.

         1.6. The term "Deposit Accounts" shall mean all demand, time, savings, passbook and other like accounts (including any account evidenced by a certificate of deposit), whether interest-bearing or not, and if interest-bearing then all interest accrued and paid or payable thereon, whether now or hereafter established and maintained from time to time by any Debtor, and all moneys from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom in the form of interest or otherwise. All of Debtors' Deposit Accounts are identified on Schedule 5.1(v) to the Note Agreement, and the term Deposit Account shall include, without limitation each and every account established and maintained by any Debtor at a Depository irrespective of whether such account is listed on Schedule 5.1(v) to the Note Agreement or is timely disclosed on a Certificate of Update.

         1.7. The term "Depository" shall mean each financial institution at which a Deposit Account is maintained.

         1.8. The term "Equipment" shall mean and include all of Debtors' equipment, whether now owned or hereafter acquired, and includes all goods for use in such Debtor's business (including, without limitation, all vehicles, motor vehicles, mobile goods, machinery, furniture and trade fixtures) with all parts, equipment and attachments relating thereto. The Equipment is located at the locations of Collateral identified on Schedule 2 hereto.

         1.9.     The term "Instruments" shall have the meaning set forth in
Section 1.2.f of this Security Agreement.

         1.10. The term "Inventory" shall mean and include all of the Debtors' inventory, whether now owned or hereafter acquired, including, without limitation, all Instruments, cash and currency maintained by such Debtor for sale at its operating locations. The Inventory is located at the locations of Collateral identified on Schedule 2 hereto.

         1.11.    As used herein, the term "Obligations" means:

         (a) all indebtedness, obligations and liabilities, including all costs, expenses and fees, now or hereafter owing by Borrower to Agent or Purchasers under the Note Agreement, the Notes or any other Purchase Document;

         (b) any and all renewals, extensions, modifications and increases of such Obligations; and

         (c) all costs, expenses and fees, including but not limited to all court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities described in items (a) through (b) above, including all costs, expenses and fees arising in connection with the enforcement of this Security Agreement.

         1.12 The term "Obligor" shall mean any Person, other than the Debtors, obligated on or with respect to any Receivable, Instrument, document, chattel paper or general intangible, however such obligation may arise or be evidenced, whether such liability is direct or indirect, contingent or mature, primary or secondary.

         1.13. The term "Purchasers" shall have the meaning given to such term in the preamble of this Security Agreement.

         1.14. The term "Receivables" shall mean and include the following, whether now existing or hereafter arising: all of Debtors' accounts and rights to payment for goods sold or leased or for services rendered, all sums of money due or becoming due with respect thereto, documents, instruments or agreements pertaining thereto, all guaranties and security therefor, and including all goods giving rise thereto and the rights pertaining to such goods (e.g., the right of stoppage in transit), and all related insurance and proceeds payable with respect to claims thereunder.

         2. GRANT OF SECURITY INTEREST. To secure the full and prompt payment, observance and performance of all of the Obligations, each Debtor hereby grants to Agent for the benefit of Agent and each Purchaser a continuing security interest in all of the right, title and interest of such Debtor in the Collateral, wherever located, whether in such Debtor's possession or in the possession and control of a third party for such Debtor's account. Each Debtor agrees that all such Debtor's ledger sheets, files, records, books of account, business papers and documents shall, until delivered to or removed by Agent, be kept by such Debtor in trust for Agent and without cost to Agent in appropriate containers in safe places. Each confirmatory assignment schedule or other form of assignment hereafter executed by any Debtor shall be deemed to include the foregoing security interest grant, whether or not the same appears therein.

         3. CUSTODY, INSPECTION, COLLECTION AND MAINTENANCE OF THE COLLATERAL AND RECORDS.

         3.1. Each Debtor will safeguard and protect all of the Collateral and make no disposition thereof, except for the disposition of Inventory in the ordinary and usual course of such Debtor's business or as otherwise permitted under the Note Agreement.

         3.2. Each Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as it currently does, or as Agent hereafter shall reasonably require. At all reasonable times in accordance with the Note Agreement, Agent shall have full access to, and the right to audit, check, inspect and make abstracts and copies from, each Debtor's books, records, audits, correspondence and all other papers relating to the Collateral. In accordance with the Note Agreement, Agent and its agents, may enter upon any of the Debtors' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto, provided that prior to a Default or an Event of Default, the Debtors' expense for any of the items referenced in this sentence and the preceding sentence shall be limited to $5,000 during any Fiscal Year. Agent acknowledges that each Debtor's security procedures may preclude unannounced inspections of some aspects of such Debtor's business, and each Debtor agrees to cooperate fully with Agent in the exercise of its rights hereunder. At any time a Event of Default exists, each Debtor shall pay when billed the reasonable costs and expenses (including attorneys' fees) incurred by Agent in connection with any inspections in accordance with this Section 3.2. Nothing in this Section 3.2 shall in any way diminish each Debtor's obligations under Sections 7.1(h), 10.4 or 10.13 of the Note Agreement.

         3.3. Each Debtor hereby irrevocably authorizes and directs all accountants and auditors employed by such Debtor or Agent at any time during the term of this Security Agreement during reasonable business hours (unless an Event of Default has occurred and is continuing, then at any time) to exhibit and deliver to Agent copies of any of such Debtor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent any information they may have concerning such

Debtor's financial status and business operations, provided that Agent notify such Debtor of such exhibition or delivery to the Agent of such financial statements, trial balances or other accounting records or information concerning such Debtor's financial status and operations. Each Debtor hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to such Debtor, whether made by such Debtor or otherwise; provided that Agent notify such Debtor of Agent's receipt of such reports and examinations. At any time an Event of Default exists, each Debtor shall pay when billed the reasonable costs and expenses (including attorneys' fees) incurred by Agent in connection with this Section 3.3. Nothing in this
Section 3.3 shall in any way diminish each Debtor's obligations under Sections 7.1(h), 10.4 or 10.13 of the Note Agreement.

         3.4. Each Debtor will, immediately upon learning thereof, report to Agent all matters materially affecting the loss, value, enforceability or collectability of any material portion of the Collateral.

         3.5. Except as otherwise expressly provided herein, nothing herein contained shall be construed to constitute any Debtor as Agent's agent for any purpose whatsoever, and Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, unless the same results from Agent's gross negligence or willful misconduct. Agent does not, by any provision contained herein or in any assignment or otherwise, assume any obligations of any Debtor under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by any Debtor of any of the terms and conditions thereof except as Agent hereafter shall assume such responsibility expressly in writing.

         3.6. Each Debtor has paid and shall continue to pay, when due, all taxes, assessments and other charges levied or assessed upon any of the Collateral; provided, however, no Debtor shall be required to pay any such taxes, assessments or other charges if any such nonpayment will not have a Material Adverse Effect, or if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted, (b) such Debtor shall have set aside on its books reserves (segregated to the extent required by GAAP) reasonably determined by such Debtor to be adequate with respect thereto, and (c) such Debtor has notified Agent of such circumstances in detail reasonably satisfactory to the Required Purchasers.

         3.7. Each Debtor presently complies with, and shall continue to comply with, all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of such Debtor's business, noncompliance with which would have a Material Adverse Effect. Each Debtor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner; provided that Required Purchasers are satisfied that the contest or dispute will not have a Material Adverse Effect.

         3.8. Agent may at any time take such steps as Agent deems necessary to protect Agent's security interest in and to preserve the Collateral, including, but not limited to, the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate. Agent may, upon the occurrence and continuance of an Event of Default, employ and maintain at any of the Debtor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's security interest in the Collateral. Each Debtor agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct, in each case subject to the Intercreditor Agreement. All of Agent reasonable expenses of preserving the Collateral, including any expenses relating to the compensation and bonding of a custodian, shall be charged to Borrower's account and shall be deemed a part of the Obligations secured hereunder.

         3.9. All costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Agent in all efforts made to enforce payment of the Obligations or otherwise affect collection of any of the Collateral, as well as all costs and expenses, including attorneys' fees and legal expenses, incurred in connection with the entering into a proposed or actual modification to this Security Agreement or the enforcement of this Security Agreement and/or instituting, maintaining, preserving, protecting, enforcing or foreclosing Agent's security interest in any of the collateral, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to Agent's transactions with the Debtors, shall be charged to Borrower's account and shall be deemed a part of the Obligations secured hereunder.

         3.10. Each Debtor shall bear the full risk of loss with respect to the Instruments, Inventory or Equipment in which Agent has a security interest, except for any loss caused by Agent's gross negligence or willful misconduct. At each Debtor's own cost and expense, each Debtor shall keep all of the Instruments, Inventory and Equipment insured, with reputable insurance companies in amounts reasonably acceptable to Agent, against the hazards of fire, flood, sprinkler leakage, hazards covered by extended coverage insurance and such other hazards as may be required by Agent pursuant to the Note Agreement; provided that such insurance coverage shall be consistent with industry practices. Each Debtor shall cause to be delivered to Agent, upon request, the insurance policies or binders therefor and, at least fifteen (15) days prior to the expiration of any such insurance, additional policies or duplicates thereof, or binders, evidencing the renewal or replacement of such insurance and the payment of the premiums therefor. Such policies shall provide, in a manner reasonably satisfactory to Agent, that any losses thereunder shall be payable first to Agent as Agent's interest may appear. Each insurance policy to be provided under this Section 3.10 shall contain an agreement by the insurer that it will not cancel such policy except upon at least thirty (30) calendar days' prior written notice to Agent, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the applicable Debtor which might, absent such agreement, result in a forfeiture of all or part of such insurance payment. In the event of any loss thereunder, the insurers are directed by each Debtor to make payment for such loss to Agent as its interest may appear if (a) the loss involves claims which exceed in the aggregate Twenty Five Thousand and 00/100 Dollars ($25,000.00) or (b) an Event of Default has occurred and is continuing, otherwise the payment for such losses shall be made directly to the applicable Debtor. If any insurance losses are paid by check, draft or other instrument payable to any Debtor and Agent jointly, Agent may endorse such Debtor's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. All loss recoveries received by Agent upon any such insurance and not remitted to the applicable Debtor shall be applied to the Obligations in the order provided in the Note Agreement. No Debtor shall take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section 3.10, unless Agent is included therein as a named insured, with loss payable as required in this Section 3.10. The Debtors shall immediately notify Agent whenever any such separate insurance is applied for and shall promptly deliver to Agent the policy or policies or binders evidencing the same.

         3.11. Until the Debtors' authority to do so is terminated following the occurrence and continuance of an Event of Default, each Debtor will, at such Debtor's sole cost and expense, but on Agent's behalf and for Agent's account, collect in trust for Agent all Instruments, cash and currency included in the Collateral and received or receivable in the ordinary course of its business (including all amounts unpaid on any Debtor's Receivables), and shall not commingle such collections with such Debtor's other funds or use the same except as permitted by the Note Agreement. In the event of any commingling, such collected amounts shall be deemed impressed with a trust for the benefit of Agent.

         3.12. At any time following the occurrence and continuance of an Event of Default, without notice to the Debtors, Agent shall have the right to send notice of the assignment of and Agent's security interest in Receivables to any Obligor of the Debtors or any third party holding or otherwise concerned with any of the Collateral. Thereafter, following the occurrence and continuance of an Event of Default, Agent shall have the sole right, to collect Receivables and take possession of the Collateral. Any of Agent's actual, but reasonable, accrued collection expenses under such circumstances, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be charged to Borrower's account and be deemed a part of the Obligations secured hereby.

         3.13. Upon Agent's request and upon the creation of any Receivables, or at such intervals as Agent may require, the Debtors shall provide Agent with such schedules, documents and/or information regarding the Receivables as Agent reasonably may require. Agent shall have the right to confirm and verify all Receivables and do whatever Agent reasonably may deem necessary to protect Agent's security interest. The items to be provided under this Section 3.13 are to be in form reasonably satisfactory to Agent and executed by each Debtor and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Debtor's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's security interest in any of the Collateral.

         3.14. No Debtor shall, without Agent's consent, compromise or adjust any of the Receivables (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon other than, in each case, in the ordinary and usual course of such Debtor's business.

         3.15. If any of the Receivables includes a charge for any tax payable to any governmental taxing authority, Agent is hereby authorized in its discretion to pay the amount thereof to the proper taxing authority for Borrower's account and to charge the applicable Debtor's account therefor, such amount shall be deemed a part of the Obligations. Each Debtor shall notify Agent if any of the Receivables includes any tax due to any such taxing authority, and in the absence of any Debtor's notice or Agent's actual knowledge of the inclusion of any tax due, Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from such Debtor by reason of the sale and delivery creating such Receivables.

         3.16. Agent shall have the irrevocable right, upon the occurrence and continuance of an Event of Default, to receive, endorse, assign and/or deliver in the name of Agent or any Debtor any check, draft or other Instrument, and each Debtor hereby waives notice of presentment, protest and nonpayment of any Instrument so endorsed. Each Debtor hereby irrevocably appoints Agent or Agent's designee as such Debtor's attorney-in-fact with power to endorse such Debtor's name upon any Instruments or other evidences of payment or Collateral that may come into Agent's possession; to sign such Debtor's name on any invoice relating to any of the Receivables, drafts against Obligors, assignments and verifications of Receivables and notices to Obligors; to send verifications of Receivables to any Obligor; to notify the postal authorities to change the address for delivery of mail addressed to such Debtor to such address as Agent may designate; to sign such Debtor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect or perfect Agent's interest in the Collateral and to file the same; and to do all other acts and things necessary to carry out the full intent of this Security Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, unless resulting from gross negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remains unpaid. Notwithstanding the generality of the foregoing provisions, Agent acknowledges that its exercise of such powers and authority shall be solely in a manner consistent with, and for the purpose of, enforcement, maintenance and protection of its rights under this Security Agreement.

         3.17. Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any Instrument, or for any damage resulting therefrom unless resulting from its gross negligence or willful misconduct. When entitled to exercise its rights, and powers hereunder, Agent may, without consent from the Debtors, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the Obligor thereon; provided that Agent shall provide the Debtors written notice of any actions taken by Agent pursuant to this Section 3; provided further, however, that Agent's failure to provide the Debtors with such written notice shall not affect the validity of Agent's actions taken hereunder.

         3.18. Each Debtor shall keep and maintain the Equipment in good order and repair, ordinary wear and tear excepted, and shall not sell or otherwise dispose of the Equipment except as permitted under the Note Agreement.

         3.19. The Equipment shall be and shall remain personal property, and nothing shall affect the character of the Equipment or cause the Equipment to become part of realty, or prevent Agent from removing it from the premises on which it is located or to which it may be attached following the occurrence and continuance of an Event of Default.

         4. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each Debtor hereby makes the following representations, covenants and warranties, which shall be deemed to be incorporated by reference, as true and correct in all material respects, in any request for an advance in connection with any indebtedness of Borrower to the Purchasers for borrowed money, and each of the following representations, covenants and warranties shall be deemed repeated and confirmed, in all material respects, with respect to each item of the Collateral as it is created or otherwise acquired by such Debtor:

         4.1. The information set forth herein with respect to the definitions of "Custodial Agent," "Debtor," "Deposit Accounts," "Inventory" and "Equipment," as defined in Section 1 of this Security Agreement, and the agreements with Custodial Agents listed in Schedule 5.1(v) to the Note Agreement is complete and accurate in all material respects as of the date of this Security Agreement.

         4.2. The execution, delivery and performance hereof and of any other document executed and delivered by each Debtor in connection with the Obligations are within such Debtor's corporate powers, have been duly authorized by such Debtor, and comply in all material respects with any applicable law, rule or regulation and the terms of such Debtor's current Articles of Incorporation, Bylaws or other applicable documents, instruments or agreements relating to such Debtor's corporate organization or governance or material to the conduct of such Debtor's business, or of any indenture or other material agreement or undertaking to which such Debtor is a party or by which such Debtor is bound, except as permitted under the Note Agreement.

         4.3. There is no litigation or proceeding pending or, to the best knowledge of any Debtor, threatened against such Debtor or any of its assets which, if determined adversely to such Debtor, reasonably may be expected to result in a Material Adverse Effect.

         4.4 At the time the Collateral becomes subject to Agent's security interest: (a) each Debtor shall be the sole owner of and fully authorized to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral, which interests shall be prior to any other already existing secured interests in favor of any other creditor; (b) all documents, instruments and agreements shall be true and correct and in all respects what they purport to be; (c) all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; and (d) none of the transactions underlying or giving rise to the Collateral shall violate in any material respect any applicable state or federal laws or regulations, and all documents or instruments relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject to exceptions for insolvency laws and equitable principles).

         4.5. Each Debtor shall from time to time take such actions as Agent may from time to time reasonably request in writing by way of obtaining, executing, delivering and/or filing financing statements, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and each Debtor shall take any and all steps and observe such formalities as may be necessary or as Agent may reasonably request, in order to create and maintain a valid first lien upon, pledge of, or paramount security interest in the Collateral, except with respect to any Permitted Lien. All charges, expenses and fees which Agent may incur in filing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Debtor's account and be deemed a part of the Obligations secured hereby, or, at Agent's option, shall be paid to Agent immediately upon demand. Each Debtor hereby authorizes Agent to
(a) file one or more UCC-1 financing statements indicating the Collateral as "all assets of Debtor and proceeds thereof" (or using substantially similar words) in such jurisdictions as Agent shall deem necessary or appropriate and
(b) file the original or a photocopy of this Security Agreement as a financing statement.

         4.6. Until termination and release of the security interests granted pursuant to this Security Agreement, the security interest in the Collateral hereby granted to Agent shall continue in full force and effect. Until such time, no Debtor shall, without Agent's prior written consent, pledge, sell, assign, transfer, create a security interest in, or encumber or allow to be encumbered in any way, any part of the Collateral to anyone other than Agent except for the Permitted Liens. Each Debtor hereby agrees to defend Agent's interest in the Collateral against any and all persons whatsoever.

         4.7. Each Debtor shall execute and deliver, or cause to be executed and delivered, to Agent, from time to time, upon Agent's reasonable request (in writing), such supplemental agreements, statements, assignments, and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent so request, in order that the full intent of this Security Agreement may be carried into effect.

         4.8. All balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Agent did and do and shall fairly represent the applicable Debtor's financial condition as of the dates thereof and/or the results of such Debtor's operations for the period for which the same are furnished and have been and shall be prepared in accordance with GAAP, except that interim financial statements will not contain footnotes and will be subject to year-end adjustments, and any material adverse change in such financial condition or such Debtor's operations since the date of each such report shall be disclosed at the time of delivery thereof. Each Debtor shall continue to furnish whatever information or reports concerning the Collateral and each Debtor's financial condition that Agent may reasonably request during the term of this Security Agreement. All other information, reports and other papers and data furnished to Agent is and shall be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Agent a true and accurate knowledge of the subject matter; provided, however, that any information, reports and other papers or data furnished by any Debtor to Agent as (a) budgets or forecasts shall be only what such Debtor believes to be reasonable under the circumstances, and (b) drafts of documents shall be subject to completion by any subsequent drafts and the final version of such documents. Agent acknowledges that only the annual financial statements of Borrower will be audited.

         4.9. To the best knowledge of each Debtor, (a) each of the Receivables is and shall be a good and valid account representing the amount of the undisputed bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery of goods by any Debtor, or work, labor and/or services rendered by any Debtor, and (b) none of the Receivables is or shall be subject to any defense, setoff, counterclaim, discount or allowance, except as permitted by Section 3.14 or as disclosed in writing by any Debtor to Agent.

         4.10. Each Debtor shall give Agent written notice of each office at which any Debtor keeps its records pertaining to accounts, contract rights, payment intangibles, and general intangibles and the location of any Debtor's chief executive office. Until and except as such notice is given, all such records shall be kept at Borrower's address as it appears in Section 10.6 of the Note Agreement. Each Debtor shall promptly (but in any event no later than five
(5) days after any Debtor first has knowledge of any event described in clause
(c) and (d) below in this Section 4.10) give Agent written notice of: (a) any change in the location of such records, its chief executive office, or its corporate name; (b) any additional trade name under which any Debtor transacts business; (c) the filing of any liens or judgments against the assets of any Debtor; and (d) any litigation or proceedings which if determined adversely to any Debtor reasonably may be expected to have a Material Adverse Effect.

         4.11. (a) Except as otherwise permitted under Section 7.2(d) of the Note Agreement, each Debtor and Agent have delivered or will be delivering letters of instruction to, and have obtained or will be obtaining agreements from, the Depositories with respect to the Deposit Accounts. Such letters of instruction shall be substantially similar to Exhibits F-1 or F-2, except for changes approved by Agent; provided such changes approved by Agent do not (i) prejudice the Lenders, or Travelers to a greater extent than Agent or (ii) substantially adversely affect the security interests and liens granted to the Bank Agent pursuant to the Credit Documents. To enable the Depositories' continuing compliance with all such instructions or agreements, each Debtor agrees that all cash, checks and other Instruments received in its operations shall be deposited initially by or for the account of such Debtor only in those Deposit Accounts designated as either a "Currency Account" (with respect to cash) or a "Deposit Account" (with respect to checks and other Instruments) in each such letter of instruction, except for cash retained at or delivered to the premises at which any Debtor conducts its business or funds transfers between Deposit Accounts, in either case as permitted by such instructions or agreements.

                  (b) No deposit, account, certificate of deposit, check, note, draft or other Instrument has been or shall be received by any Debtor unless the same is pledged and assigned to Agent, and each check, draft and all other Instruments are or shall be (i) duly endorsed by such Debtor "for deposit only" to a Deposit Account (or an equivalent endorsement), (ii) delivered to Agent, a Custodial Agent or another designated agent, bailee or trustee for Agent no later than the next Business Day following receipt by such Debtor and
(iii) deposited into a

Deposit Account no later than the next Business Day following the date such Debtor receives the same; provided that, for purposes of subclauses (ii) and
(iii) each Debtor need not so deliver or deposit checks made payable to such Debtor (including post-dated checks) until the aggregate amount thereof received by such Debtor from time to time shall exceed Fifty Thousand and 00/100 Dollars ($50,000.00).

                  (c) Except for cash in Centers and cash in possession of Custodial Agents, all cash received by each Debtor has been and shall, unless otherwise approved by Agent in writing or as Debtor is otherwise directed in accordance with the Intercreditor Agreement, continue to be deposited in one or more Deposit Accounts. Except as otherwise expressly permitted herein, in the Intercreditor Agreement or in Section 7.2(d) of the Note Agreement, cash, checks, drafts and other Instruments used or arising in connection with business operations at the Centers shall be delivered, picked up and otherwise moved or transported only by a Custodial Agent that has executed a Letter Agreement substantially similar to Exhibit G to the Note Agreement.

                  (d) Each Debtor is and shall remain in full compliance with all agency and trust agreements with Custodial Agents and Depositories, and all representations, warranties and certifications of such Debtor, and, to the best knowledge of each Debtor, all representations, warranties and certifications of the Custodial Agent or Depository, as applicable, contained therein are and shall continue to be true and correct in all material respects, and, to the best knowledge and belief of each Debtor, all Custodial Agents and Depositories are and shall continue to be in full compliance therewith.

         4.12. With respect to any Deposit Account for which a Depository shall not agree to provide a copy of the periodic bank statement therefor directly to Agent, each Debtor agrees to provide a copy of such statement (exclusive of all detail relating to items thereon) to Agent by facsimile transmission no later than the next Business Day following the date such statement is received by such Debtor. Each Debtor shall promptly provide a copy of any such detail to Agent by mail or courier for delivery on the next Business Day following the facsimile transmission of the statement without detail.

         4.13. Schedule 1 to the Intercreditor Agreement, Schedule 5.1(v) to the Note Agreement and each of the Schedules to this Security Agreement, each as amended and revised pursuant to the Certificate of Update delivered pursuant to the Note Agreement, are complete and accurate in all material respects.

         4.14. No Debtor shall grant any liens or security interests in any of its property to any Person except for Permitted Liens.

         4.15 Between the date which is 54 months after the date hereof and the date which is 56 months after the date hereof (and every 60 months thereafter) the Debtors shall provide a legal opinion issued by its outside counsel addressed to Agent confirming the perfection of the liens and security interests granted hereunder and specifying any action required to be taken between the date of such opinion and the date of such next opinion to maintain the perfection of Agent's liens and security interests.

         5.       AGENT'S RIGHTS AND REMEDIES.

         5.1.     Upon the occurrence and continuance of an Event of Default:

                  (a) Agent may at any time, without further notice to the Debtors, notify the Obligors and other Persons whose obligations have been assigned, or in which a security interest has been granted hereunder, that such obligations have been assigned, or a security interest therein has been granted, to Agent and/or that payments thereunder or in respect thereof shall be made directly to Agent or to Agent's designee. If requested by Agent, each Debtor will so notify the Obligors and other Persons whose obligations to any Debtor have been assigned or in which a security interest has been granted hereunder. Agent may in its own name or in the name of others (including, without limitation, any Debtor) communicate with such Obligors and other Persons, enforce payment or collect any of the Collateral by legal proceedings or otherwise, and adjust, settle or compromise the amount or payment thereof;

                  (b) All payments received by the Debtors under or in connection with any of the Collateral shall be held by such Debtor in trust for Agent, shall be segregated from other funds of such Debtor and shall, forthwith upon receipt by such Debtor, be turned over to Agent; and

                  (c) Any and all such payments so received by the Agent (whether from the Debtors or otherwise) shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement.

         5.2. Upon the occurrence and continuance of an Event of Default, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, the Intercreditor Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral), and under all other applicable law as in effect in any relevant jurisdiction. In addition, Agent may also:

                  (a) require each Debtor to, and each Debtor hereby agrees that it will at its expense and upon request of Agent, assemble all or any part of the Collateral as directed by Agent and make such Collateral available to Agent at a place to be designated by Agent, which place shall be reasonably convenient to Agent and such Debtor, whether at the premises of such Debtor or otherwise;

                  (b) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of any Debtor related thereto are or may be located and, without charge or liability to Agent, seize and remove such Collateral and such books and records from such premises or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of Agent under this Security Agreement; and

                  (c) sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of Agent's offices or elsewhere, at such prices as Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable; provided, however, that no Debtor shall credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by Agent. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to such Debtor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to any Debtor if such Debtor has signed, a statement renouncing any right to notification of sale or other intended disposition. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Debtor which right or equity is hereby expressly waived and released. In the event of a sale of Collateral, or any part thereof, to Agent following the occurrence of an Event of Default, Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Debtors. Any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement. Agent is hereby granted a license or other right to use, without charge, each Debtor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for sale and selling any Collateral.

         5.3. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of Agent, as the case may be. In no event, however, does any Debtor waive any obligations of Agent under applicable law to act in a commercially reasonable manner.

         5.4. Each Debtor recognizes that in the event any Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to Agent and Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         5.5. The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

         5.6. All rights of action and rights to assert claims upon or under this Security Agreement and the other Purchase Documents may be enforced by Agent without the possession of any promissory note or other instrument, document or agreement evidencing the Obligations or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Agent shall be brought in its name on behalf of the Purchasers and any recovery of judgment shall be held as part of the Collateral.

         6.       WAIVERS.

         6.1. Each Debtor hereby waives notice of nonpayment of any of the Obligations, demand, presentment, protest and notice thereof with respect to any and all Instruments, notice of acceptance thereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         6.2. No failure, omission or delay on the part of Agent in exercising any right, remedy, option or power under this Security Agreement, or in giving or insisting upon strict performance by any Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by each Debtor of any and all of the terms and provisions of this Security Agreement to be performed by such Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of Agent contained in the Security Documents, including, without limitation, this Security Agreement, shall not cure or waive any Event of Default. No waiver by Agent of any breach or default of or by any party hereunder shall be deemed to alter or affect Agent's rights under this Security Agreement with respect to any prior or subsequent default.

         6.3. Each Debtor waives and releases the benefit of all valuation, appraisal, redemption and exemption laws to the extent permitted by applicable law. In the event Agent seeks to take possession of any of the Collateral by replevin or other court process, each Debtor hereby irrevocably waives (a) any bonds, and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession and (b) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

         6.4 Each Debtor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted under this Security Agreement, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Security Agreement or the other Purchase Documents and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety. In no event, however, does any Debtor waive any obligations of the Agent or the Purchasers under applicable law to dispose of the Collateral in a commercially reasonable manner.

         7.       MISCELLANEOUS.

         7.1. THIS SECURITY AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Notwithstanding the general limitations set forth in Section 10.9 of the Note Agreement, or any applicable provisions of any other Purchase Document, each Debtor hereby consents and submits to the jurisdiction of any local, state or federal court located within a jurisdiction in which any of the Collateral shall be located for purposes of any action related to such Collateral that is commenced by Agent to enforce or foreclose its security interest hereunder. Each Debtor warrants and represents that it has appointed CT Corporation or one of its affiliates as its registered agent in the State of Texas, and covenants with Agent that such registered agent shall not be changed without written notice to, and the written consent of, Agent. Each Debtor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Agent in accordance with this Section 7.1.

         7.2. Neither this Security Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the parties hereto.

         7.3. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 10.6 of the Note Agreement, with the address of Borrower serving as the address of each Debtor.

         7.4. Each Debtor agrees that checks and other Instruments delivered to Agent in payment or on account of the Obligations constitute conditional payment only until payment is actually received in immediately payable funds by Agent, and, subject to the provisions of Article 3 of the Note Agreement, and similar provisions in any other Purchase Document, each Debtor waives the right to direct the application of any and all payments at any time or times hereafter received by Agent on account of the Obligations. Each Debtor agrees that Agent shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records.

         7.5. If any part of this Security Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         7.6. The captions in this Security Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Security Agreement.

         7.7. To the extent that any of Agent receive payments on the Obligations or receive Proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, or are required to be repaid to a trustee, receiver or any other Person under the

Bankruptcy Code or under state, federal or common law, then, to the extent the payments or Proceeds are so repaid, the Obligations or part thereof which was intended to be satisfied shall be revived and will continue to be in full force and effect as if those payments or Proceeds had never been received by Agent.

         7.8. This Security Agreement may be executed and delivered in counterparts, all of which taken together shall constitute this Security Agreement. Delivery of an executed signature page by any of the parties by facsimile transmission shall be deemed execution and delivery of this Security Agreement for all purposes hereof. Notwithstanding execution and delivery of this Security Agreement by facsimile transmission as provided above, the parties shall undertake to provide each other with original executed copies of this Security Agreement within two (2) Business Days following the date hereof. In making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         7.9. In the event of any conflict between the terms, conditions, covenants, or agreements contained herein and in the Intercreditor Agreement, the terms, conditions, covenants and agreements contained in the Intercreditor Agreement shall control. Notwithstanding anything to the contrary contained herein, (a) each exercise of rights or remedies in respect of the Collateral hereunder by Agent shall be subject to, and shall only be made in accordance with, the Intercreditor Agreement and (b) any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms, of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement.

         7.10.    WAIVER OF JURY TRIAL, ETC.

         (a) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECURITY AGREEMENT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (b) EACH PARTY HERETO (I) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS HEREIN.

         7.11.    SUBMISSION TO JURISDICTION.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH DEBTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

         (b) EACH DEBTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

         (c) EACH DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS AT ACE CASH EXPRESS, INC., 1231 GREENWAY DRIVE, SUITE 800, IRVING, TEXAS 75038, ATTENTION: CHIEF FINANCIAL OFFICER, OR AT SUCH OTHER ADDRESS AS SHALL BE DESIGNATED BY IT IN A WRITTEN NOTICE TO BANK AGENT.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF ANY OF THE OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY DEBTOR IN ANY OTHER JURISDICTION.

         7.12. Any Person that becomes a Subsidiary of Borrower subsequent to the date hereof and that was not a "Debtor" under this Security Agreement at the time of initial execution hereof shall become a "Debtor" hereunder by executing and delivering to Agent an Additional Subsidiaries Supplement in the form attached hereto as Exhibit A. Any such Subsidiary shall thereafter be deemed a "Debtor" for all purposes under this Security Agreement.

[Remainder of the Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                                        CHECK EXPRESS, INC.
                                        Q. C. & G. FINANCIAL, INC.
                                        PUBLIC CURRENCY, INC.
                                        CHECK EXPRESS FLORIDA, INC.
                                        CHECK EXPRESS FINANCE, INC.
                                        CHECK-X-CHANGE CORPORATION
                                        CHECK EXPRESS SOUTH CAROLINA, INC.
                                        CHECK EXPRESS USA, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                   Schedule 1

                                   Trade names

                                   Schedule 2

                        Centers and Collateral Locations

                                    EXHIBIT A

                       ADDITIONAL SUBSIDIARIES SUPPLEMENT

         THIS ADDITIONAL SUBSIDIARIES SUPPLEMENT is made by the undersigned as of [_________], to the Assignment of Deposit Accounts and Security Agreement dated as of March 31, 2003 (as amended, supplemented and otherwise modified, the "Security Agreement"), made by certain Subsidiaries of ACE Cash Express, Inc., a Texas corporation ("Borrower"), in favor of American Capital Financial Services, Inc. a Delaware corporation ("ACFS"), as administrative agent for the Purchasers (as defined in the Security Agreement), from time to time parties hereto (collectively, the "Debtors").

                                   WITNESSETH:

         WHEREAS, the Security Agreement provides that any Subsidiary of Borrower, although not a Debtor thereunder at the time of the initial execution thereof, may become a Debtor under the Security Agreement upon the delivery to the Agent of a supplement in substantially the form of this Additional Subsidiaries Supplement; and

         WHEREAS, the undersigned was not a Subsidiary of Borrower on the date of the Security Agreement and, therefore, was not a party to the Security Agreement but now desires to become a Debtor thereunder;

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Security Agreement applicable to a Debtor thereunder and agrees that it shall, on the date this Additional Subsidiaries Supplement is accepted by Agent, become a Debtor, for all purposes of the Security Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Unless otherwise defined herein, capitalized terms which are defined in the Security Agreement are used herein as so defined.

         IN WITNESS WHEREOF, the undersigned has caused this Additional Subsidiaries Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [NAME OF SUBSIDIARY]

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

THIS STOCK PLEDGE AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG PLEDGOR, AGENT AND CERTAIN OTHER CREDITORS OF PLEDGOR (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY PLEDGOR UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG PLEDGOR, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS (THE "BANK AGENT"), AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME (THE "CREDIT AGREEMENT") AND EACH RELATED "CREDIT DOCUMENT" (AS SUCH TERM IS DEFINED THEREIN).

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "Agreement") is executed as of the day of March 31, 2003 by ACE CASH EXPRESS, INC., a Texas corporation ("Pledgor"), in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent ("ACFS" in such capacity, "Agent") for the purchasers (the "Purchasers") from time to time a party to the Note Agreement (as such term is defined below).

                                    RECITALS:

         WHEREAS, Pledgor, Agent and Purchasers have entered into that certain Note Purchase Agreement of even date herewith (as amended, modified, increased, supplemented and/or restated from time to time the "Note Agreement"); and

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to Purchasers' obligations under the Note Agreement, that the Pledgor, Agent and certain other creditors of the Pledgor enter into that certain Intercreditor Agreement of even date herewith (as amended, modified or restated from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, Agent and the other parties thereto shall establish their relative rights and respective lien priorities in and to the Collateral (as hereafter defined).

         NOW, THEREFORE, in consideration of these premises and in order to induce the Purchasers to extend the credit represented by the Obligations, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENTS:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Note Agreement shall have such defined meanings when used herein. For purposes of this Agreement, the following terms shall have the respective meanings assigned thereto below:

         "Obligations" means

         (a) all indebtedness, obligations and liabilities, including all costs, expenses and fees, now or hereafter owing by Pledgor to Agent or Purchasers under the Note Agreement, the Notes, this Agreement or any other Purchase Document;

         (b) any and all renewals, extensions, modifications and increases of such Obligations; and

         (c) all costs, expenses and fees, including but not limited to all court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities described in items (a) through (b) above, including all costs, expenses and fees arising in connection with the enforcement of this Agreement.

         2. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers (subject to Section 26 hereof) to Agent, and hereby grants to Agent, a lien on, a security interest in and control (as defined in the Code (as defined in Section 10 hereof)) of: (a) all investment property (as defined in the Code) now owned or hereafter acquired by Pledgor (other than its membership interests in Ace Funding, LLC, a Delaware limited liability company) including but not limited to the pledged stock described on Schedule I hereto (the "Initial Pledged Stock") issued by the Persons described on Schedule I (each, an "Issuer"), (b) all shares of stock, common or preferred, certificate or uncertificated securities (as defined in the Code), options, interests, participations, and other equivalents, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or part, into any one or more of the foregoing (the property described in the foregoing clauses
(a) and (b) is referred to herein as the "Stock") of each Issuer or any other judicial person (each, an "Additional Issuer") which Pledgor shall, from time to time, become entitled to receive or shall receive as set forth in Section 3 hereof (together with any Stock options or rights received pursuant to Section 3 hereof, the "Additional Pledged Stock"; the Additional Pledged Stock and the Initial Pledged Stock being sometimes hereinafter referred to as the "Pledged Stock"), (c) all other Collateral (as defined in Section 4 hereto as may be pledged to Agent, at any time and from time to time hereunder, and (d) all Proceeds (as defined in the Intercreditor Agreement) thereof, together with appropriate undated stock powers duly executed in blank, as collateral security for the Obligations.

         3. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any Stock (including, without limitation, any Stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or otherwise, the Pledgor agrees (a) to cause the same to be certificated, and (b) to accept the same as Agent's agent and to hold the same in trust on behalf of and for the benefit of Agent segregated from the other assets of the Pledgor and to deliver (subject to Section 26 hereof) the same forthwith to Agent, in the exact form received, with the endorsement of the Pledgor, when necessary and/or appropriate, to execute undated stock powers, duly executed in blank, to be held by Agent, subject to the terms hereof, as additional collateral security for the Obligations, and such other documents as Agent shall reasonably request in order to perfect Agent's security interest therein and grant Agent control thereof. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of an Issuer or any Additional Issuer shall be paid over to Agent, to be held by it in trust as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of an Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered (subject to Section 26 hereof) to Agent, to be held by it as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Pledgor shall, until paid or delivered to Agent, be held by the Pledgor in trust, segregated from the other assets of the Pledgor, as additional collateral security for the Obligations.

         4. Collateral. The Pledged Stock and all other property at any time and from time to time pledged to Agent hereunder (whether described in Schedule I hereof or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         5. Record Ownership of Pledged Stock. Whether or not an Event of Default has occurred and is continuing, Agent at any time may have the Pledged Stock registered in its name, or in the name of its nominee or nominees, as pledgee, and, as to any Pledged Stock so registered, Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, entitlement orders, dividend coupons or orders, and other documents as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights and powers which it is entitled to exercise under this Agreement and to receive the dividends and other payments in respect of the Pledged Stock which it is authorized to receive and retain under this Agreement and the Purchase Documents.

         6. Voting of Pledged Stock. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting rights pertaining to the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or violate any provision of this Agreement or the Purchase Documents, including, without limitation, any act which would increase the authorized issued or outstanding shares of capital Stock of an Issuer or any Additional Issuer. Upon the occurrence and during the continuance of an Event of Default, the right to vote the Pledged Stock and all other corporate rights pertaining to the Pledged Stock shall be vested exclusively in Agent, including any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if Agent were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of an Issuer or any Additional Issuer or upon the exercise by an Issuer or any Additional Issuer or Agent of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options or be responsible for any failure to do so or delay in so doing. TO THIS END, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION, TO VOTE, AND TO ACT WITH RESPECT TO, THE PLEDGED STOCK STANDING IN THE NAME OF PLEDGOR OR WITH RESPECT TO WHICH PLEDGOR IS ENTITLED TO VOTE AND ACT, SUBJECT TO THE UNDERSTANDING THAT SUCH PROXY MAY NOT BE EXERCISED UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, IN EACH CASE PURSUANT TO NOTE AGREEMENT. THE PROXY HEREIN GRANTED IS COUPLED WITH AN INTEREST, IS IRREVOCABLE, AND SHALL CONTINUE UNTIL ALL COMMITMENTS OF ANY PURCHASER TO EXTEND CREDIT TO PLEDGOR HAVE BEEN TERMINATED AND THE OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL.

         7. Limitations on Agent's Obligations. Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall Agent be under any obligation to take any action whatsoever with regard thereto.

         8. Agent's Appointment as Attorney-in-Fact. (a) In addition to, and without limiting the scope of any other provision in this Agreement, the Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Agent, the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor upon the occurrence and during the continuance of an Event of Default, but with notice to and assent by Pledgor prior to the occurrence of an Event of Default, to do the following:
(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under the Collateral; (ii) in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Collateral; (iii) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under the Collateral whenever payable; (iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (v) to direct any party liable for any payment under the Collateral to make payment of any and all moneys due and to become due thereunder directly to Agent, or as Agent shall direct; (vi) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (vii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (viii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (ix) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (x) exercise voting rights attributable to the Pledged Stock pursuant to Section 6 hereof; and (xi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

         The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done.

                  (b) The powers conferred on Agent, hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act.

                  (c) The Pledgor also authorizes Agent, at any time and from time to time, to execute, in connection with any sale of the Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         9. Performance by Agent of the Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Agent incurred in connection with such performance or compliance, together with interest thereon to accrue at a rate of interest equal to the rate of interest set forth in Section 8.2(c) of the Note Agreement from the date five days after notice from Agent that such expenses are incurred, shall be payable by the Pledgor to Agent, on demand and shall constitute Obligations secured hereby.

         10. Remedies. (a) Upon the occurrence and during the continuance of an Event of Default and at any time thereafter, Agent may declare all of the Obligations or any part thereof immediately due and payable and, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, in accordance with the terms of the Intercreditor Agreement, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by Agent of any amount required by any provision of law, including, without limitation, Section 9.615 of the Uniform Commercial Code of the State of Texas (as amended, the "Code"), need Agent account for the surplus, if any, to the Pledgor. The Pledgor agrees that, to the extent permitted by law, Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. IN ADDITION TO THE RIGHTS AND REMEDIES GRANTED TO IT IN THIS AGREEMENT AND IN ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING OR RELATING TO ANY OF THE OBLIGATIONS, PLEDGEE SHALL HAVE ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE CODE. All waivers by the Pledgor of rights (including rights to notice) and all rights and remedies afforded the Pledgor herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon such waivers of the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral shall be in compliance with all provisions of law (including applicable securities laws, and regulations and applicable provisions of the Code).

                  (b) The Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933 (as amended, the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer or Additional Issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or Additional Issuer would agree to do so.

                  (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion of all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default of the covenants, terms or conditions of the Purchase Documents has occurred. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Agent by reason of a breach of any such covenants and, consequently, agrees that, if Agent, shall sue for damages for breach, Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Stock on the date Agent shall demand compliance with this paragraph.

         11. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement, unless and until all commitments of any Purchaser to extend credit to Pledgor have terminated and the Obligations have been indefeasibly paid and performed in full, the Pledgor hereby irrevocably waives all rights Pledgor may have at law or in equity (including, without limitation, any law subrogating the Pledgor to the rights of Agent) to seek contribution, indemnification, or any other form of reimbursement from any Issuer of Additional Issuer, any other guarantor or pledgor, or any other Person now or hereafter primarily or secondarily liable for any obligations of such Issuer or Additional Issuer to Agent, for any disbursement made by the Pledgor under or in connection with this Agreement or otherwise. The Pledgor further agrees that, to the extent that the waiver of any such subrogation, contribution, reimbursement, indemnity or otherwise is found to be void or voidable for any reason, any such rights which the Pledgor may have shall be junior and subordinate in all respects to the rights of Agent against any Issuer or any Additional Issuer.

         12. Actions by Agent. No action that any Purchaser may take or omit to take in connection with any of the Purchase Documents, any indebtedness owing by Pledgor to such Purchaser (including, without limitation, renewals, extensions, modifications and increases thereof), or any security for the payment of any indebtedness of Pledgor to any Purchaser, or for the performance of any obligation or undertaking of Pledgor, nor any course of dealing with Pledgor or any other Person, shall release the Pledgor from his obligations hereunder, affect this Agreement in any way, or afford the Pledgor any recourse against any Purchaser. By way of example, but not in limitation of the foregoing, the Pledgor hereby expressly agrees that Agent and any Purchaser may, from time to time, without notice to the Pledgor:

                  (a) sell, assign, transfer or grant participations in any Obligation and/or any right held by any Purchaser pursuant to or in connection with the Purchase Documents;

                  (b) amend, change, or modify, in whole or in part, any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Pledgor to any Purchaser;

                  (c) accelerate, change, extend, or renew the time for payment of the Obligations or any other indebtedness arising under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Pledgor to any Purchaser;

                  (d) compromise or settle any amount due or owing, or claimed to be due or owing, under the Obligations or under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Pledgor to any Purchaser;

                  (e) surrender, release, or subordinate any or all security for any indebtedness or undertaking of Pledgor to Agent or accept additional or substituted security therefor;

                  (f) release any guarantor or pledgor of any indebtedness or undertaking of the Pledgor to Agent, or substitute or add additional guarantors or pledgors; and

                 (g) apply collateral securing the Obligations to other indebtedness also secured by such collateral.

         The provisions of this Agreement shall extend and be applicable to all renewals, increases, amendments, extensions, modifications of and substitutions for the Purchase Documents, and all references herein to the Purchase Documents shall be deemed to include any renewal, increase, extension, amendment or modification thereof or substitution therefor.

         13. No Impairment. The obligations, guaranties, undertakings, covenants, agreements and duties of the Pledgor under this Agreement shall not be affected or impaired by any of the following, although without notice to or consent of the Pledgor:

                  (a) any failure, omission or delay on the part of any Purchaser (i) to enforce, assert or exercise any right, power or remedy conferred by the provisions of the Purchase Documents or otherwise inuring to the holders of the rights of any Purchaser under the Purchase Documents, or (ii) to make demand first upon Pledgor or to proceed against Pledgor;

                  (b) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, composition or other proceedings under laws for the protection of debtors affecting any Issuer or Additional Issuer or any of the assets of any Issuer or Additional Issuer, or any discharge from liability or rejection of burdensome contracts or obligations in the course of or resulting from any such proceedings;

                  (c) the release, by operation of law or otherwise, of any guarantor from any obligation under any of the Purchase Documents;

                  (d) the invalidity, deficiency, illegality or unenforceability of any of the Purchase Documents, in whole or in part, or of any of the provisions thereof, or failure to perfect or maintain perfection of any security, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever; or

                  (e) without limiting the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety.

         None of the foregoing shall be a defense to this Agreement, and this Agreement is a primary obligation of the Pledgor.

         14. Other Pledgors or Guarantors. The liabilities and obligations of the Pledgor hereunder shall not be reduced or limited by reason of any guaranty or pledge executed in favor of any Purchaser by any other Person, and this Agreement shall be enforceable against the Pledgor without regard to any such guaranty or pledge.

         15. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that (a) it owns 100% of the issued and outstanding capital stock of each Subsidiary listed on Schedule I hereto (except with respect to ePacific Incorporated, a Delaware corporation ("ePacific"), in which Pledgor owns the capital stock of ePacific as set forth on Schedule I hereto); (b) it is the legal, record and beneficial owner of, and has good and, subject to applicable securities laws described in Section 10 hereof, marketable title to, the Initial Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, voting proxy or other encumbrance whatsoever, except the existing lien and security interest created by this Agreement and those created by the Stock Pledge Agreements of even date herewith executed by Pledgor in favor of Bank Agent and Travelers; (c) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power, authority and legal right to pledge the Initial Pledged Stock pursuant to this Agreement; (d) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, and is enforceable in accordance with its terms; (e) no consent of any other party (including, without limitation, the stockholders or creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor or Agent in connection with the execution, delivery or performance of this Agreement or the pledge of such shares hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect; (f) to its best knowledge after due investigation, the execution, delivery and performance of this Agreement will not violate any provision of any applicable law, or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement or the Purchase Documents; (g) all the shares of the Initial Pledged Stock have been duly and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any Person; (h) the Pledgor has not created any options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character, which provide for the purchase, issuance, transfer or control of any shares of capital stock of any Issuer pledged hereby; and (i) the pledge, assignment and delivery of such Initial Pledged Stock pursuant to this Agreement constitutes and, provided Agent retains possession of the Initial Pledged Stock, at all times (disregarding, however the effects of the change in any law relating to the pledge of stock generally) will constitute a valid first lien on and a first perfected security interest in such shares of the Initial Pledged Stock, and the proceeds thereof, subject to no prior lien, or to any agreement purporting to grant to any third party other than Agent a security interest in or control of the property or assets of the Pledgor which would include the Initial Pledged Stock. Pledgor covenants and agrees that at its expense it will defend the right, title and security interest of Agent in and to the Pledged Stock and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Agent, as Collateral hereunder and will likewise defend the right of Agent and the Purchasers thereto and security interest therein. Notwithstanding anything to the contrary contained in this Section 15, all of the capital stock of ePacific owned by Pledgor is subject to a Stockholders' Agreement dated as of March 30, 2000 which provides, among other things, that no stockholder of ePacific may effect certain sales of such securities without affording the other stockholders of ePacific a right to participate in each such sale and no party to such Stockholders' Agreement may assign its rights thereunder without the prior written consent of the other parties thereto.

         16. No Disposition, etc. Except in accordance with the Purchase Documents, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to, or transfer or grant control of any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest and control provided for by this Agreement and except as permitted by this Agreement or by the Purchase Documents. Without the prior written consent of Agent, the Pledgor agrees that it will not vote to enable any Issuer or any Additional

Issuer to issue or sell any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Stock or grant or issue any options, warrants, or rights of any kind to acquire, or securities convertible into, shares of any Issuer's or any Additional Issuer's stock.

         17. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Agent, the Pledgor will, or will cause each Issuer and each Additional Issuer to, execute and deliver such further documents and do such further acts and things which are necessary in the reasonable judgment of Agent to effect the purpose of this Agreement or to obtain, maintain and perfect the security interest and control granted under this Agreement in any applicable jurisdiction, and any expense of Agent so incurred shall be a part of the Obligations.

         18. Financing Statement. Agent shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Agent to do so shall not impair the validity or enforceability of this Agreement. Pledgor shall pay all fees associated with such filing.

         19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. No Waiver; Cumulative Remedies. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         21. Waivers, Amendments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent, the Purchasers and their respective successors and assigns.

         22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS RULES THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

         23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         24. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or any Issuer or any Additional Issuer for liquidation or reorganization, should the Pledgor or such Issuer or Additional Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets or the assets of such Issuer or Additional Issuer and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount and not so rescinded, reduced, restored or returned.

         25. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         26. Intercreditor Agreement. In the event of any conflict between the terms, conditions, covenants, or agreements contained herein and in the Intercreditor Agreement, the terms, conditions, covenants and agreements contained in the Intercreditor Agreement shall control. Notwithstanding anything to the contrary contained herein, (a) each exercise of rights or remedies in respect of the Collateral hereunder by Agent shall be subject to, and shall only be made in accordance with, the Intercreditor Agreement and (b) any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of investment property, monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement. In addition, notwithstanding anything herein to the contrary, from the date hereof through and until the date that the Obligations (as such term is defined in the Credit Agreement) have been satisfied in full, any delivery requirements hereunder for purposes of perfecting the Agent's lien in the Pledged Stock, together with all appropriate powers and/or endorsements duly executed in blank by the Pledgor, shall be waived; provided, however, once the Obligations (as such term is defined in the Credit Agreement) have been satisfied in full, the Pledgor shall immediately deliver the Pledged Stock, together with all appropriate powers and/or endorsements duly executed in blank by the Pledgor, to the Agent.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            PLEDGOR:

                                            ACE CASH EXPRESS, INC.

                                            By:_________________________________

                                               Name:

                                               Title:

                                   SCHEDULE I

                                  Pledged Stock

THIS STOCK PLEDGE AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, AGENT AND CERTAIN OTHER CREDITORS OF BORROWER (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY BORROWER UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS (THE "BANK AGENT"), AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME (THE "CREDIT AGREEMENT") AND EACH RELATED "CREDIT DOCUMENT" (AS SUCH TERM IS DEFINED THEREIN).

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "Agreement") is executed as of the day of March 31, 2003 by CHECK EXPRESS, INC., a Florida corporation ("Pledgor"), in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent ("ACFS" in such capacity, "Agent") for the purchasers (the "Purchasers") from time to time a party to the Note Agreement (as such term is defined below).

                                    RECITALS:

         WHEREAS, the Pledgor is a wholly-owned subsidiary of Ace Cash Express, Inc., a Texas corporation ("Borrower");

         WHEREAS, Borrower, Agent and Purchasers have entered into that certain Note Purchase Agreement of even date herewith (as amended, modified, increased, supplemented and/or restated from time to time the "Note Agreement");

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to the Purchasers' obligations under the Note Agreement that the Pledgor shall have executed and delivered this Agreement;

         WHEREAS, the board of directors of the Pledgor has determined that the Pledgor will significantly benefit, directly or indirectly, from the extensions of credit by the Purchasers to Borrower under the Note Agreement and the other transactions contemplated by the Purchase Documents (as defined in the Note Agreement); and

         WHEREAS, it is a condition precedent to the extension of credit under the Note Agreement and to Purchasers' obligations under the Note Agreement, that Borrower, Agent and certain other creditors of Borrower enter into that certain Intercreditor Agreement of even date herewith (as amended, modified or restated from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, Agent and the other parties thereto shall establish their relative rights and respective lien priorities in and to the Collateral (as hereafter defined).

         NOW, THEREFORE, in consideration of these premises and in order to induce the Purchasers to extend the credit to Borrower represented by the Obligations, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENTS:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Note Agreement shall have such defined meanings when used herein. For purposes of this Agreement, the following terms shall have the respective meanings assigned thereto below:

         "Obligations" means

         (a) all indebtedness, obligations and liabilities, including all costs, expenses and fees, now or hereafter owing by Borrower to Agent or Purchasers under the Note Agreement, the Notes, this Agreement or any other Purchase Document;

         (b) any and all renewals, extensions, modifications and increases of such Obligations; and

         (c) all costs, expenses and fees, including but not limited to all court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities described in items (a) through (b) above, including all costs, expenses and fees arising in connection with the enforcement of this Agreement.

         2. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers (subject to Section 26 hereof) to Agent, and hereby grants to Agent, a lien on, a security interest in and control (as defined in the Code (as defined in Section 10 hereof)) of: (a) all investment property (as defined in the Code) now owned or hereafter acquired by Pledgor including but not limited to the pledged stock described on Schedule I hereto (the "Initial Pledged Stock") issued by the Persons described on Schedule I (each, an "Issuer"), (b) all shares of stock, common or preferred, certificate or uncertificated securities (as defined in the Code), options, interests, participations, and other equivalents, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or part, into any one or more of the foregoing (the property described in the foregoing clauses
(a) and (b) is referred to herein as the "Stock") of each Issuer or any other judicial person (each, an "Additional Issuer") which Pledgor shall, from time to time, become entitled to receive or shall receive as set forth in Section 3 hereof (together with any Stock options or rights received pursuant to Section 3 hereof, the "Additional Pledged Stock"; the Additional Pledged Stock and the Initial Pledged Stock being sometimes hereinafter referred to as the "Pledged Stock"), (c) all other Collateral (as defined in Section 4 hereto as may be pledged to Agent, at any time and from time to time hereunder, and (d) all Proceeds (as defined in the Intercreditor Agreement) thereof, together with appropriate undated stock powers duly executed in blank, as collateral security for the Obligations.

         3. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any Stock (including, without limitation, any Stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or otherwise, the Pledgor agrees (a) to cause the same to be certificated, and (b) to accept the same as Agent's agent and to hold the same in trust on behalf of and for the benefit of Agent segregated from the other assets of the Pledgor and to deliver (subject to Section 26 hereof) the same forthwith to Agent, in the exact form received, with the endorsement of the Pledgor, when necessary and/or appropriate, to execute undated stock powers, duly executed in blank, to be held by Agent, subject to the terms hereof, as additional collateral security for the Obligations, and such other documents as Agent shall reasonably request in order to perfect Agent's security interest therein and grant Agent control thereof. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of an Issuer or any Additional Issuer shall be paid over to Agent, to be held by it in trust as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of an Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered (subject to Section 26 hereof) to Agent, to be held by it as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Pledgor shall, until paid or delivered to Agent, be held by the Pledgor in trust, segregated from the other assets of the Pledgor, as additional collateral security for the Obligations.

         4. Collateral. The Pledged Stock and all other property at any time and from time to time pledged to Agent hereunder (whether described in Schedule I hereof or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         5. Record Ownership of Pledged Stock. Whether or not an Event of Default has occurred and is continuing, Agent at any time may have the Pledged Stock registered in its name, or in the name of its nominee or nominees, as pledgee, and, as to any Pledged Stock so registered, Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, entitlement orders, dividend coupons or orders, and other documents as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights and powers which it is entitled to exercise under this Agreement and to receive the dividends and other payments in respect of the Pledged Stock which it is authorized to receive and retain under this Agreement and the Purchase Documents.

         6. Voting of Pledged Stock. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting rights pertaining to the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or violate any provision of this Agreement or the Purchase Documents, including, without limitation, any act which would increase the authorized issued or outstanding shares of capital Stock of an Issuer or any Additional Issuer. Upon the occurrence and during the continuance of an Event of Default, the right to vote the Pledged Stock and all other corporate rights pertaining to the Pledged Stock shall be vested exclusively in Agent, including any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if Agent were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of an Issuer or any Additional Issuer or upon the exercise by an Issuer or any Additional Issuer or Agent of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options or be responsible for any failure to do so or delay in so doing. TO THIS END, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION, TO VOTE, AND TO ACT WITH RESPECT TO, THE PLEDGED STOCK STANDING IN THE NAME OF PLEDGOR OR WITH RESPECT TO WHICH PLEDGOR IS ENTITLED TO VOTE AND ACT, SUBJECT TO THE UNDERSTANDING THAT SUCH PROXY MAY NOT BE EXERCISED UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, IN EACH CASE PURSUANT TO NOTE AGREEMENT. THE PROXY HEREIN GRANTED IS COUPLED WITH AN INTEREST, IS IRREVOCABLE, AND SHALL CONTINUE UNTIL ALL COMMITMENTS OF ANY PURCHASER TO EXTEND CREDIT TO PLEDGOR HAVE BEEN TERMINATED AND THE OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL.

         7. Limitations on Agent's Obligations. Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall Agent be under any obligation to take any action whatsoever with regard thereto.

         8. Agent's Appointment as Attorney-in-Fact. (a) In addition to, and without limiting the scope of any other provision in this Agreement, the Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Agent, the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor upon the occurrence and during the continuance of an Event of Default, but with notice to and assent by Pledgor prior to the occurrence of an Event of Default, to do the following: (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under the Collateral; (ii) in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Collateral; (iii) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under the Collateral whenever payable; (iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (v) to direct any party liable for any payment under the Collateral to make payment of any and all moneys due and to become due thereunder directly to Agent, or as Agent shall direct; (vi) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (vii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (viii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (ix) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (x) exercise voting rights attributable to the Pledged Stock pursuant to Section 6 hereof; and (xi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

         The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done.

                  (b) The powers conferred on Agent, hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act.

                  (c) The Pledgor also authorizes Agent, at any time and from time to time, to execute, in connection with any sale of the Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         9. Performance by Agent of the Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Agent incurred in connection with such performance or compliance, together with interest thereon to accrue at a rate of interest equal to the rate of interest set forth in
Section 8.2(c) of the Note Agreement from the date five days after notice from Agent that such expenses are incurred, shall be payable by the Pledgor to Agent, on demand and shall constitute Obligations secured hereby.

         10. Remedies. (a) Upon the occurrence and during the continuance of an Event of Default and at any time thereafter, Agent may declare all of the Obligations or any part thereof immediately due and payable and, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, in accordance with the terms of the Intercreditor Agreement, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by Agent of any amount required by any provision of law, including, without limitation, Section 9.615 of the Uniform Commercial Code of the State of Texas (as amended, the "Code"), need Agent account for the surplus, if any, to the Pledgor. The Pledgor agrees that, to the extent permitted by law, Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. IN ADDITION TO THE RIGHTS AND REMEDIES GRANTED TO IT IN THIS AGREEMENT AND IN ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING OR RELATING TO ANY OF THE OBLIGATIONS, PLEDGEE SHALL HAVE ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE CODE. All waivers by the Pledgor of rights (including rights to notice) and all rights and remedies afforded the Pledgor herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon such waivers of the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral shall be in compliance with all provisions of law (including applicable securities laws, and regulations and applicable provisions of the Code).

                  (b) The Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933 (as amended, the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer or Additional Issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or Additional Issuer would agree to do so.

                  (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion of all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default of the covenants, terms or conditions of the Purchase Documents has occurred. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Agent by reason of a breach of any such covenants and, consequently, agrees that, if Agent, shall sue for damages for breach, Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Stock on the date Agent shall demand compliance with this paragraph.

         11. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement, unless and until all commitments of any Purchaser to extend credit to Borrower have terminated and the Obligations have been indefeasibly paid and performed in full, the Pledgor hereby irrevocably waives all rights Pledgor may have at law or in equity (including, without limitation, any law subrogating the Pledgor to the rights of Agent) to seek contribution, indemnification, or any other form of reimbursement from Borrower, any Issuer of Additional Issuer, any other guarantor or pledgor, or any other Person now or hereafter primarily or secondarily liable for any obligations of such Issuer or Additional Issuer to Agent, for any disbursement made by the Pledgor under or in connection with this Agreement or otherwise. The Pledgor further agrees that, to the extent that the waiver of any such subrogation, contribution, reimbursement, indemnity or otherwise is found to be void or voidable for any reason, any such rights which the Pledgor may have shall be junior and subordinate in all respects to the rights of Agent against any Issuer or any Additional Issuer.

         12. Actions by Agent. No action that any Purchaser may take or omit to take in connection with any of the Purchase Documents, any indebtedness owing by Borrower or Pledgor to such Purchaser (including, without limitation, renewals, extensions, modifications and increases thereof), or any security for the payment of any indebtedness of Borrower or Pledgor to any Purchaser, or for the performance of any obligation or undertaking of Borrower or Pledgor, nor any course of dealing with Borrower, Pledgor or any other Person, shall release the Pledgor from his obligations hereunder, affect this Agreement in any way, or afford the Pledgor any recourse against any Purchaser. By way of example, but not in limitation of the foregoing, the Pledgor hereby expressly agrees that Agent and any Purchaser may, from time to time, without notice to the Pledgor:

                  (a) sell, assign, transfer or grant participations in any Obligation and/or any right held by any Purchaser pursuant to or in connection with the Purchase Documents;

                  (b) amend, change, or modify, in whole or in part, any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower or Pledgor to any Purchaser;

                  (c) accelerate, change, extend, or renew the time for payment of the Obligations or any other indebtedness arising under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower or Pledgor to any Purchaser;

                  (d) compromise or settle any amount due or owing, or claimed to be due or owing, under the Obligations or under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower or Pledgor to any Purchaser;

                  (e) surrender, release, or subordinate any or all security for any indebtedness or undertaking of Borrower or Pledgor to Agent or accept additional or substituted security therefor;

                  (f) release any guarantor or pledgor of any indebtedness or undertaking of Borrower or Pledgor to Agent, or substitute or add additional guarantors or pledgors; and

                  (g) apply collateral securing the Obligations to other indebtedness also secured by such collateral.

         The provisions of this Agreement shall extend and be applicable to all renewals, increases, amendments, extensions, modifications of and substitutions for the Purchase

Documents, and all references herein to the Purchase Documents shall be deemed to include any renewal, increase, extension, amendment or modification thereof or substitution therefor.

         13. No Impairment. The obligations, guaranties, undertakings, covenants, agreements and duties of the Pledgor under this Agreement shall not be affected or impaired by any of the following, although without notice to or consent of the Pledgor:

                  (a) any failure, omission or delay on the part of any Purchaser (i) to enforce, assert or exercise any right, power or remedy conferred by the provisions of the Purchase Documents or otherwise inuring to the holders of the rights of any Purchaser under the Purchase Documents, or (ii) to make demand first upon Borrower or to proceed against Borrower;

                  (b) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, composition or other proceedings under laws for the protection of debtors affecting any Issuer or Additional Issuer or any of the assets of any Issuer or Additional Issuer, or any discharge from liability or rejection of burdensome contracts or obligations in the course of or resulting from any such proceedings;

                  (c) the release, by operation of law or otherwise, of any guarantor from any obligation under any of the Purchase Documents;

                  (d) the invalidity, deficiency, illegality or unenforceability of any of the Purchase Documents, in whole or in part, or of any of the provisions thereof, or failure to perfect or maintain perfection of any security, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever; or

                  (e) without limiting the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety.

         None of the foregoing shall be a defense to this Agreement, and this Agreement is a primary obligation of the Pledgor.

         14. Other Pledgors or Guarantors. The liabilities and obligations of the Pledgor hereunder shall not be reduced or limited by reason of any guaranty or pledge executed in favor of any Purchaser by any other Person, and this Agreement shall be enforceable against the Pledgor without regard to any such guaranty or pledge.

         15. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that (a) it owns 100% of the issued and outstanding capital stock of each Subsidiary listed on Schedule I hereto; (b) it is the legal, record and beneficial owner of, and has good and, subject to applicable securities laws described in Section 10 hereof, marketable title to, the Initial Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, voting proxy or other encumbrance whatsoever, except the existing lien and security interest created by this Agreement and those created by the Stock Pledge Agreements of even date herewith executed by Pledgor in favor of Bank Agent and Travelers; (c) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power, authority and legal right to pledge the Initial Pledged Stock pursuant to this Agreement; (d) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, and is enforceable in accordance with its terms; (e) no consent of any other party (including, without limitation, the stockholders or creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor or Agent in connection with the execution, delivery or performance of this Agreement or the pledge of such shares hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect; (f) to its best knowledge after due investigation, the execution, delivery and performance of this Agreement will not violate any provision of any applicable law, or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement or the Purchase Documents; (g) all the shares of the Initial Pledged Stock have been duly and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any Person; (h) the Pledgor has not created any options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character, which provide for the purchase, issuance, transfer or control of any shares of capital stock of any Issuer pledged hereby; and (i) the pledge, assignment and delivery of such Initial Pledged Stock pursuant to this Agreement constitutes and, provided Agent retains possession of the Initial Pledged Stock, at all times (disregarding, however the effects of the change in any law relating to the pledge of stock generally) will constitute a valid first lien on and a first perfected security interest in such shares of the Initial Pledged Stock, and the proceeds thereof, subject to no prior lien, or to any agreement purporting to grant to any third party other than Agent a security interest in or control of the property or assets of the Pledgor which would include the Initial Pledged Stock. Pledgor covenants and agrees that at its expense it will defend the right, title and security interest of Agent in and to the Pledged Stock and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Agent, as Collateral hereunder and will likewise defend the right of Agent and the Purchasers thereto and security interest therein.

         16. No Disposition, etc. Except in accordance with the Purchase Documents, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to, or transfer or grant control of any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest and control provided for by this Agreement and except as permitted by this Agreement or by the Purchase Documents. Without the prior written consent of Agent, the Pledgor agrees that it will not vote to enable any Issuer or any Additional Issuer to issue or sell any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Stock or grant or issue any options, warrants, or rights of any kind to acquire, or securities convertible into, shares of any Issuer's or any Additional Issuer's stock.

         17. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Agent, the Pledgor will, or will cause each Issuer and each Additional Issuer to, execute and deliver such further documents and do such further acts and things which are necessary in the reasonable judgment of Agent to effect the purpose of this Agreement or to obtain, maintain and perfect the security interest and control granted under this Agreement in any applicable jurisdiction, and any expense of Agent so incurred shall be a part of the Obligations.

         18. Financing Statement. Agent shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Agent to do so shall not impair the validity or enforceability of this Agreement. Pledgor shall pay all fees associated with such filing.

         19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. No Waiver; Cumulative Remedies. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         21. Waivers, Amendments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent, the Purchasers and their respective successors and assigns.

         22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS RULES THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT. The Pledgor represents and warrants that it has appointed CT Corporation or one of its affiliates as its registered agent for service of process in the State of Texas.

         23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         24. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or any Issuer or any Additional Issuer for liquidation or reorganization, should the Pledgor or such Issuer or Additional Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets or the assets of such Issuer or Additional Issuer and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount and not so rescinded, reduced, restored or returned.

         25. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         26. Intercreditor Agreement. In the event of any conflict between the terms, conditions, covenants, or agreements contained herein and in the Intercreditor Agreement, the terms, conditions, covenants and agreements contained in the Intercreditor Agreement shall control. Notwithstanding anything to the contrary contained herein, (a) each exercise of rights or remedies in respect of the Collateral hereunder by Agent shall be subject to, and shall only be made in accordance with, the Intercreditor Agreement and (b) any and all Proceeds received by Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral whether consisting of investment property, monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement. In addition, notwithstanding anything herein to the contrary, from the date hereof through and until the date that the Obligations (as such term is defined in the Credit Agreement) have been satisfied in full, any delivery requirements hereunder for purposes of perfecting the Agent's lien in the Pledged Stock, together with all appropriate powers and/or endorsements duly executed in blank by the Pledgor, shall be waived; provided, however, once the Obligations (as such term is defined in the Credit Agreement) have been satisfied in full, the Pledgor shall immediately deliver the Pledged Stock, together with all appropriate powers and/or endorsements duly executed in blank by the Pledgor, to the Agent.

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            PLEDGOR:

                                            CHECK EXPRESS, INC.

                                            By:_________________________________

                                               Name:

                                               Title:

                                   SCHEDULE I

                                  Pledged Stock

EXHIBIT D

THIS UNCONDITIONAL GUARANTY AGREEMENT IS SUBORDINATE (INCLUDING WITH RESPECT TO LIEN PRIORITY) IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, AGENT AND CERTAIN OTHER CREDITORS OF BORROWER (AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY BORROWER UNDER AND PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR SUCH LENDERS ("BANK AGENT"), AND JPMORGAN CHASE BANK, AS AGENT FOR SUCH LENDERS, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME AND EACH RELATED "CREDIT DOCUMENT" (AS SUCH TERM IS DEFINED THEREIN).

                        UNCONDITIONAL GUARANTY AGREEMENT

         THIS UNCONDITIONAL GUARANTY AGREEMENT (this "Guaranty") is made as of March 31, 2003 by each Subsidiary (as defined in the hereinafter defined Note Agreement) of Borrower (hereinafter defined) now a signatory hereto and which shall hereafter become a party hereto pursuant to Section 5.11 hereof (each a "Guarantor", and collectively, the "Guarantors"), for the benefit of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent (ACFS in such capacity, "Agent") for the purchasers from time to time party to the Note Agreement (as such term is defined below).

                                    RECITALS

         1. Pursuant to that certain Note Purchase Agreement (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the "Note Agreement"), dated as of the date hereof and executed by and among Ace Cash Express, Inc., a Texas corporation ("Borrower"), Agent, and the purchasers named in Annex A thereto (collectively, together with all successors and assigns, the "Purchasers"), Agent and the Purchasers have agreed to make certain loans to Borrower in the principal amount set forth therein;

         2. The Purchasers are willing to make certain loans under the Note Agreement but only on the condition, among others, that Guarantors shall have executed and delivered to Agent this Guaranty;

         3. Each Guarantor will derive substantial direct and indirect benefit from the making of the loans under the Note Agreement; and

         4. It is a condition precedent to the extension of credit under the Note Agreement and to Purchasers' obligations under the Note Agreement that the Borrower, Agent and certain other creditors of Borrower enter into that certain Intercreditor Agreement of even date herewith

(as amended, modified or restated from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, Agent and the other parties thereto shall establish the relative rights of all obligations owing by the Borrower and the Guarantors to Agent and Purchasers, Bank Agent and Revolving Lenders, and Travelers, respectively, including, but not limited to, the payment priority of all obligations of the Guarantors owing to Agent and Purchasers hereunder.

         NOW, THEREFORE, as an inducement to the Purchasers to extend credit to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby agree as follows:

                                   AGREEMENTS

                                    ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

         Section 1.01. Guaranty of Obligations. (a) Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to Agent and each Purchaser the due and punctual payment of the Obligations (hereinafter defined) and each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as primary obligor; provided, however, that, anything herein or in any other Credit Document (as herein defined) to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Purchase Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the Determination Date for such Guarantor, and provided further, that the Maximum Guaranteed Amount for each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to insolvency of debtors.

         (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of Agent and Purchasers hereunder.

         (c) For purposes of this Guaranty, the following terms shall have the respective meanings assigned thereto below:

         "Adjusted Net Worth" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair salable value" of the assets of such Guarantor as of the date of such determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise," as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

         "Purchase Documents" shall have the meaning given to such term in the Note Agreement.

         "Determination Date" shall mean, with respect to any Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor, and (b) the date enforcement hereunder is sought with respect to such Guarantor.

         "Extension of Credit" shall mean (i) all Loans (as defined in the Note Agreement) made to Borrower under any Credit Document, (ii) all other extensions of credit to or for the benefit of Borrower under any Credit Document, and (iii) to the extent not otherwise included in the foregoing, all Obligations.

         "Maximum Guaranteed Amount" for any Guarantor shall mean, as of the Determination Date for such Guarantor, the greater of (i) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date of the execution of this Guaranty before giving effect to any Extensions of Credit made on such date, and (ii) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the Determination Date for such Guarantor.

         Section 1.02. Defined Terms. Unless otherwise defined herein, terms defined in the Note Agreement shall have such defined meanings when used herein. As used herein, the term "Obligations" means:

         (a) all indebtedness, obligations and liabilities, including all costs, expenses and fees, now or hereafter owing by Borrower to Agent or Purchasers under the Note Agreement, the Notes or any other Purchase Document;

         (b) any and all renewals, extensions, modifications and increases of such Obligations; and

         (c) all costs, expenses and fees, including but not limited to all court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities described in items (a) through (b) of this SECTION 1.02, including all costs, expenses and fees arising in connection with the enforcement of this Guaranty.

         Section 1.03. Obligations Not Reduced by Offset. The Obligations, and the liabilities and obligations of any Guarantor to Agent or Purchasers hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Agent or any Purchaser or against payment of the Obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the obligations) or otherwise. Without limiting the foregoing or each Guarantor's liability hereunder, to the extent that any Purchaser advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, each Guarantor is absolutely liable to make such payments to (and confer such benefits on) Agent, on a timely basis up to its Maximum Guaranteed Amount.

         Section 1.04. "Borrower" and "Guarantor" to Include Successors. The terms "Borrower" and "Guarantor" as used herein shall include any new or successor entity formed as a result of any merger or reorganization of Borrower or Guarantor, respectively, and all other successors and assigns of Borrower or Guarantor, respectively.

         Section 1.05. Payment by Guarantor. If all or any part of the Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, each Guarantor shall, immediately upon demand by Agent or any Purchaser, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Obligations to Agent or such Purchaser at Agent's principal office in Bethesda, Maryland. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Obligations, and may be made from time to time with respect to the same or different items of Obligations. Such demand shall be deemed made, given and received in accordance with SECTION 5.02 hereof.

         Section 1.06. No Duty to Pursue Others. It shall not be necessary for Agent or any Purchaser (and each Guarantor hereby waives any rights which such Guarantor may have to require Agent or any Purchaser), in order to enforce such payment by Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Obligations or any other person, (b) enforce Agent's rights against any security which shall ever have been given to secure the Obligations, (c) enforce Agent's rights against any other guarantors of the Obligations, (d) join Borrower or any others liable on the Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Agent against any security which shall ever have been given to secure the Obligations, or (f) resort to any other means of obtaining payment of the Obligations. Without limitation of the foregoing, each Guarantor hereby waives all rights of such Guarantor under Chapter 34 of the Texas Business and Commerce Code, as amended from time to time. Neither Agent nor any Purchaser shall be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

         Section 1.07. Waiver of Notices, etc. Each Guarantor hereby waives notice of (a) any loans or advances made by any Purchaser to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of any Credit Document or of any other instrument or document pertaining to all or any part of the Obligations, (d) the execution and delivery by Borrower and any Purchaser of any Credit Document or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any breach by Borrower or Event of Default, (f) any transfer or disposition of the Obligations, or any part thereof, by any Purchaser, (g) protest, proof of non-payment or default by Borrower, or (h) any other action at any time taken or omitted by Agent or any Purchaser, and, generally, all demands and notices of every kind in connection with this Guaranty, or any documents or agreements evidencing, securing or relating to any of the Obligations, except as otherwise specifically provided herein or in the Purchase Documents or the Intercreditor Agreement.

         Section 1.08. Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty shall continue to be effective with respect to any Obligations existing or which arise out of commitments made by any Purchaser, prior to any attempted revocation by any Guarantor, and as to all renewals and extensions thereof, in whole or in part, whenever made. The fact that at any time or from time to time the Obligations may be increased or reduced shall not release, discharge or reduce the obligation of Guarantors with respect to indebtedness or obligations of Borrower any Purchaser thereafter incurred (or other Obligations thereafter arising). This

Guaranty may be enforced by Agent or any Purchaser and shall not be discharged by the assignment or negotiation of all or part of the Obligations.

         Section 1.09. Payment of Expenses. In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, within ten (10) days of written demand, pay Agent all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by Agent or any Purchaser in the enforcement hereof or the preservation of Agent's and the Purchasers' rights hereunder. Without limiting the foregoing, Borrower shall be directly liable for, and shall pay Agent within ten (10) days of written demand by Agent or any Purchaser, all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by Agent or any Purchaser in the enforcement of any breach of any Guarantor or failure by any Guarantor to timely perform any provision of this Guaranty or the preservation of Agent's, and the Purchasers' rights thereunder. The covenant contained in this SECTION 1.09 shall survive the payment of the Obligations.

         Section 1.10. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Agent or any Purchaser must rescind or restore any payment, or any part thereof, received by Agent or any Purchaser in satisfaction of the Obligations, any prior release or discharge from the terms of this Guaranty given to any Guarantor by Agent shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of each Guarantor that such Guarantor's obligations hereunder shall not be discharged except by such Guarantor's performance of such obligations and then only to the extent of such performance.

                                   ARTICLE II

              EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING
                             GUARANTORS' OBLIGATIONS

         Each Guarantor hereby consents and agrees to each of the following, and agrees that such Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights and defenses (including without limitation rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

         Section 2.01. Modifications, etc. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Obligations, or any Credit Document or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding between Borrower and Agent or any Purchaser or any other parties, pertaining to the Obligations;

         Section 2.02. Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Agent or any Purchaser to the Borrower;

         Section 2.03. Condition of Borrower. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Obligations; or any dissolution of Borrower, or any sale, lease or transfer of any or all of the assets of Borrower, or any changes in the shareholders of Borrower; or any reorganization of Borrower;

         Section 2.04. Invalidity of Obligations. The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (a) the Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the documents creating the Obligations acted in excess of their authority, (d) the Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (g) the documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

         Section 2.05. Release of Obligors. Any full or partial release of the liability of Borrower on the Obligations or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Obligations in full, without assistance or support of any other Guarantor or any other party, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Obligations, or that Agent or any Purchaser will look to other parties to perform the Obligations;

         Section 2.06. Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

         Section 2.07. Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

         Section 2.08. Care and Diligence. The failure of Agent or any Purchaser or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property, or security;

         Section 2.09. Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Obligations;

         Section 2.10. Offset. The Obligations, and the liabilities and obligations of each Guarantor to Agent hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Agent, any Purchaser or any other party, or against payment of the Obligations, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise;

         Section 2.11. Merger. The reorganization, merger or consolidation of Borrower into or with any other entity;

         Section 2.12. Preference. Any payment by Borrower to Agent or any Purchaser is held to constitute a preference under bankruptcy laws, or for any reason any Purchaser is required to refund such payment or pay such amount to Borrower or someone else; or

         Section 2.13. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Obligations, or security and collateral therefor, if any, whether or not such action or omission prejudices any Guarantor or increases the likelihood that such Guarantor will be required to pay the Obligations pursuant to the terms hereof. IT IS THE UNAMBIGUOUS AND UNEQUIVOCAL INTENTION OF EACH GUARANTOR THAT SUCH GUARANTOR SHALL BE OBLIGATED TO PAY THE OBLIGATIONS WHEN DUE UP TO ITS MAXIMUM GUARANTEED AMOUNT, NOTWITHSTANDING ANY OCCURRENCE, CIRCUMSTANCE, EVENT, ACTION, OR OMISSION WHATSOEVER, (INCLUDING, WITHOUT LIMITATION, THE UNENFORCEABILITY OF THE OBLIGATIONS AGAINST THE BORROWER) WHETHER OR NOT CONTEMPLATED, AND WHETHER OR NOT OTHERWISE OR PARTICULARLY DESCRIBED HEREIN, EXCEPT FOR THE FULL AND FINAL PAYMENT AND SATISFACTION OF THE OBLIGATIONS.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Purchasers to extend credit to Borrower, each Guarantor represents and warrants to Agent that:

         Section 3.01. Familiarity and Reliance. Such Guarantor is familiar with, and has independently reviewed books and records regarding the financial condition of Borrower and the terms of the Obligations and the Purchase Documents;

         Section 3.02. No Representation by Agent or any Purchaser. Neither Agent, any Purchaser nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty;

         Section 3.03. Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, as limited in Section 1.01 hereof, such Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities as they mature;

         Section 3.04. Benefit. Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Obligations.

         Section 3.05. Directors' Determination of Benefit. Such Guarantor's board of directors, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in its best interests.

         Section 3.06. Legality. The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary corporate and stockholder action, or limited liability company or member action, as the case may be, of such Guarantor, and (b) do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material indenture, mortgage, deed of trust, charge, lien, or any material contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor or any of its assets, or violate any provisions of its Articles (or Certificate) of Incorporation or Organization, as the case may be, Bylaws or Operating Agreement, as the case may be, or any other organizational document of such Guarantor; this Guaranty is a legal, valid and binding obligation of such Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

         Section 3.07. Organization and Good Standing. Each Guarantor (a) is, and will continue to be, a legal entity duly organized, validly existing, and in good standing under the laws of the state in which it is organized, and (b) possesses all requisite power and authority to execute and deliver and comply with the terms of this Guaranty; and

         Section 3.08. Survival. All representations and warranties made by such Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV

                      SUBORDINATION OF CERTAIN INDEBTEDNESS

         Section 4.01. Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Grantor. Until all commitments of any

Purchaser to extend credit to Borrower shall have been terminated and the Obligations shall be indefeasibly paid and satisfied in full, and in cash as to monetary Obligations, and each Guarantor shall have performed all of its obligations hereunder, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

         Section 4.02. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, Agent and each Purchaser shall have the right to prove the Guarantors' claims in any such proceeding so as to establish the Guarantors' rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Agent for the benefit of the Purchasers.

         Section 4.03. Payments Held in Trust. In the event that, notwithstanding SECTIONS 4.01 and 4.02 above, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by such Sections, each Guarantor agrees to hold in trust for Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions, except to pay them promptly to Agent, and each Guarantor covenants promptly to pay the same to Agent.

         Section 4.04. Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Obligations, regardless of whether such encumbrances in favor of such Guarantor, Agent or any Purchaser presently exist or are hereafter created or attached. Without the prior written consent of Agent, no Guarantor shall (a) exercise or enforce any creditor's right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by such Guarantor.

         Section 4.05. Notation of Records. All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

         Section 4.06. Disgorged Payments. If after receipt of any payment of all or any part of the Obligations, Agent or any Purchaser is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any reason, this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Agent or any Purchaser in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the rights of Agent any Purchaser under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01. Waiver. No failure to exercise, and no delay in exercising, on the part of Agent or any Purchaser, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent and the Purchasers hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and signed by Agent and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         Section 5.02. Notices. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and in the manner and at the addresses set forth in the Note Agreement.

         Section 5.03. Usury Compliance. It is the intention of Borrower, each Guarantor, Agent, and each Purchaser to confirm strictly to applicable usury laws. Accordingly, no agreements, conditions, provisions or stipulations contained in this Guaranty or any other instrument, document or agreement between any Guarantor or Borrower and Agent, or any Purchaser or default of any Guarantor or Borrower, or the exercise by Agent or any Purchaser of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Guaranty or any other agreement between any Guarantor or Borrower and Agent and each Purchaser, or the arising of any contingency whatsoever, shall entitle Agent or any Purchaser to collect, in any event, interest exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate") and in no event shall any Guarantor be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Guarantor to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess"), each Guarantor acknowledges and stipulates that any such charge shall be the result of an accident and bona fide error, and such Excess shall be, first applied to reduce the Obligations; and second, returned to the respective Guarantor, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Guarantor recognizes that, with fluctuations in the applicable rate on the Obligations and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Guaranty, each Guarantor covenants that the credit or return of any Excess shall constitute the acceptance by such Guarantor of such Excess.

         SECTION 5.04. CHOICE OF LAW; FORUM SELECTION. THIS GUARANTY AND THE OTHER PURCHASE DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF MARYLAND. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

         Section 5.05. Invalid Provisions. In the case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected thereby, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

         Section 5.06. Parties Bound. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Agent, assign any of its rights, powers, duties or obligations hereunder.

         Section 5.07. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

         Section 5.08. Multiple Counterparts. This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any counterpart.

         Section 5.09. Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Purchaser, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent hereunder shall be cumulative of any and all other rights that Agent may ever have against such Guarantor. The exercise by Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         SECTION 5.10. INDEMNITY. EACH GUARANTOR HEREBY AGREES TO INDEMNIFY, HOLD HARMLESS, AND DEFEND AGENT AND ITS RESPECTIVE DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION,

ATTORNEYS' FEES AND EXPENSES), SUITS, ACTIONS AND PROCEEDINGS ("LOSSES") EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON, AND EACH GUARANTOR SHALL REIMBURSE AGENT AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING HEREFROM AND THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER AGENT OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON OR ENTITY UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF THE BORROWER'S, ANY GUARANTOR'S OR ANY OTHER PERSON'S OR ENTITY'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS GUARANTY, THE OBLIGATION OF EACH GUARANTOR UNDER THIS SECTION 5.10 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWER'S OBLIGATIONS UNDER THE NOTE AGREEMENT AND THE TERMINATION OF THE NOTE AGREEMENT AND THIS GUARANTY.

         Section 5.11. Additional Guarantors. Any Person that becomes a Subsidiary of Borrower subsequent to the date hereof and that was not a "Guarantor" under this Guaranty at the time of initial execution hereof shall become a "Guarantor" hereunder by executing and delivering to Agent an Additional Subsidiaries Supplement in the form attached hereto as Exhibit A. Any such Subsidiary shall thereafter be deemed a "Guarantor" for all purposes under this Guaranty.

         Section 5.12. Intercreditor Agreement. In the event of any conflict between the terms, conditions, covenants, or agreements contained herein and in the Intercreditor Agreement, the terms, conditions, covenants and agreements contained in the Intercreditor Agreement shall control. Notwithstanding anything to the contrary contained herein, (a) each exercise of rights or remedies in respect of the Obligations hereunder by Agent or the Purchasers shall be subject to, and shall only be made in accordance with, the Intercreditor Agreement and
(b) any and all amounts collected by Agent or any Purchaser hereunder shall, subject to the terms of the Intercreditor Agreement, be immediately applied to the Obligations in the order specified in Article 3 of the Note Agreement.

         SECTION 5.13. NOTICE OF FINAL AGREEMENT. THIS GUARANTY CONSTITUTES A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES. SUCH WRITTEN AGREEMENT MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS GUARANTY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED as of the day and year first above written.

                                         GUARANTORS:

                                         CHECK EXPRESS, INC.
                                         Q. C. & G. FINANCIAL, INC.
                                         PUBLIC CURRENCY, INC.
                                         CHECK EXPRESS FLORIDA, INC.
                                         CHECK EXPRESS FINANCE, INC.
                                         CHECK-X-CHANGE CORPORATION
                                         CHECK EXPRESS SOUTH CAROLINA, INC.
                                         CHECK EXPRESS USA, INC.

                                         By:____________________________________
                                            Name:
                                            Time:

         ACKNOWLEDGED AND AGREED TO:

         BORROWER:

         ACE CASH EXPRESS, INC.

         By:_______________________________
            Name:
            Title:

EXHIBIT A

                       ADDITIONAL SUBSIDIARIES SUPPLEMENT

         THIS ADDITIONAL SUBSIDIARIES SUPPLEMENT, dated [_________], to the Unconditional Guaranty Agreement, dated as of [_________], 2003 (as amended, supplemented and otherwise modified, the "Guaranty Agreement"), made by certain Subsidiaries of ACE Cash Express, Inc., a Texas corporation ("Borrower"), in favor of American Capital Financial Services, Inc., as Agent, from time to time parties hereto (collectively, the "Guarantors").

                                   WITNESSETH:

         WHEREAS, the Guaranty Agreement provides that any Subsidiary of Borrower, although not a Guarantor thereunder at the time of the initial execution thereof, may become a Guarantor under the Guaranty Agreement upon the delivery to Agent of a supplement in substantially the form of this Additional Subsidiaries Supplement; and

         WHEREAS, the undersigned was not a Subsidiary of Borrower on the date of the Guaranty Agreement and, therefore, was not a party to the Guaranty Agreement but now desires to become a Guarantor thereunder;

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Guaranty Agreement applicable to a Guarantor thereunder and agrees that it shall, on the date this Additional Subsidiaries Supplement is accepted by Agent, become a Guarantor, for all purposes of the Guaranty Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Unless otherwise defined herein, capitalized terms which are defined in the Guaranty Agreement are used herein as so defined.

         IN WITNESS WHEREOF, the undersigned has caused this Additional Subsidiaries Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                            [NAME OF SUBSIDIARY]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

EXHIBIT E

                           COLLATERAL AGENCY AGREEMENT

         This COLLATERAL AGENCY (this "Agreement") dated as of March 31, 2003 is by and among ACE CASH EXPRESS, INC. (doing business sometimes under the name of Ace America's Cash Express), a Texas corporation (the "Debtor"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("WFB"), as Administrative Agent (WFB in such capacity, the "Bank Agent") for the lenders from time to time a party to the Bank Agreement (as hereinafter defined), AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as Administrative Agent (ACFS in such capacity, the "ACFS Agent") for the purchasers time to time party to the ACFS Note Agreement (as hereinafter defined), TRAVELERS EXPRESS COMPANY, INC., a Minnesota corporation ("Travelers"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, the Debtor, Bank Agent, certain other parties in other capacities, and certain lenders (the "Lenders") have entered into that certain Credit Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Bank Agreement");

         WHEREAS, the Debtor, ACFS Agent and certain purchasers (the "Purchasers") have entered into that certain Note Purchase Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "ACFS Note Agreement");

         WHEREAS, the Debtor and Travelers have entered into that certain Money Order Agreement dated April 16, 1998, pursuant to which Travelers has agreed to serve as Debtor's money order supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Money Order Agreement"); and the Debtor and Travelers have entered into that certain Money Transfer Agreement dated June 30, 2000, pursuant to which Travelers has agreed to serve as the Debtor's money transfer service supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Money Transfer Agreement"), and the Debtor and Travelers have entered into that certain Bill Payment Processing and Funds Transfer Services Agreement dated April 1, 1998, pursuant to which Travelers has agreed to serve as the Debtor's bill payment processing supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Bill Payment Agreement", and together with the Money Order Agreement and the Transfer Agreement, the "Travelers Agreements");

         WHEREAS, in order to secure the payment and performance of its obligations to the Collateral Agent under this Agreement, Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith (as from time to time amended, supplemented, restated or otherwise modified, the "Collateral Agent Security Agreement"), pursuant to which the Debtor has assigned the Subject Deposit Accounts (as such term is defined below) to Collateral Agent;

         WHEREAS, in order to secure the payment and performance of its obligations to the Bank Agent and the Lenders, Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith (as from time to time amended, supplemented, restated or otherwise modified, the "Bank Security Agreement"), pursuant to which Debtor has assigned certain of its deposit accounts, including but not limited to the Subject Deposit Accounts (collectively, the "Deposit Accounts"), and granted a security interest in certain of its assets (collectively, the "Collateral") to Bank Agent for the benefit of the Bank Agent and the Lenders;

         WHEREAS, in order to secure the payment and performance of its obligations to the ACFS Agent and the Purchasers, Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith (as from time to time amended, supplemented, restated or otherwise modified, the "ACFS Security Agreement"), pursuant to which, subject to the security interests granted under the Bank Security Agreement, Debtor has assigned the Deposit Accounts and granted a security interest in the Collateral to ACFS Agent for the benefit of the ACFS Agent and the Lenders;

         WHEREAS, in order to secure the payment and performance of its obligations to Travelers, Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith (as from time to time amended, supplemented, restated or otherwise modified, the "Travelers Security Agreement"; the Collateral Agent Security Agreement, the Bank Security Agreement, the ACFS Security Agreement, and the Travelers Security Agreement, as from time to time amended, supplemented, restated, or otherwise modified, are collectively referred to herein as the "Subject Security Agreements" and each individually as a "Subject Security Agreement"), pursuant to which, subject to the security interests granted under the Bank Security Agreement and the ACFS Security Agreement, Debtor has assigned the Deposit Accounts and granted a security interest in the Collateral to Travelers;

         WHEREAS, Debtor, Bank Agent, ACFS Agent, and Travelers have entered into that certain Intercreditor Agreement of even date herewith (as from time to time amended, supplemented, restated, or otherwise modified, the "Intercreditor Agreement"), pursuant to which Bank Agent, ACFS Agent, and Travelers memorialized agreements, without limitation, with respect to the application of the proceeds of the Collateral upon foreclosure thereon and with respect to the subordination of the rights of ACFS Agent and Travelers in the Collateral to the rights of Bank Agent in the Collateral;

         WHEREAS, prior the date hereof, the Collateral Agent has entered into agreements with the depository institutions which maintain the Subject Deposit Accounts (the "Depository Institutions"), pursuant to which the Depository Institutions have agreed to follow the instructions of the Trustee with respect to the Subject Deposit Accounts;

         WHEREAS, it is a condition precedent to the extension of credit under the Bank Agreement and the ACFS Note Agreement and to Travelers' obligations under the Money Order Agreement that the Debtor, the Collateral Agent, Bank Agent (on behalf of itself and the Lenders), ACFS Agent (on behalf of itself and the Purchasers), and Travelers enter into this Agreement, pursuant to which Collateral Agent shall be appointed collateral agent for itself, the Bank Agent, on behalf of itself and the Lenders, ACFS Agent, on behalf of itself and the

Purchasers, and Travelers solely with respect to the Subject Deposit Accounts and pursuant to which the Collateral Agent shall agree to follow the instructions originated by the Bank Agent or the ACFS Agent with respect to the Depository Institutions and the Subject Deposit Accounts;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, in order to induce the Lenders under the Bank Agreement, and the Purchasers under the ACFS Note Agreement, to extend credit thereunder, and in order to induce Travelers to perform its obligations under the Money Order Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    SECTION 1

                          DEFINITIONS AND OTHER MATTERS

         (a) Capitalized terms used but not defined herein shall have the meanings given to them in the Intercreditor Agreement.

         (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACFS Agent" shall mean American Capital Financial Services, Inc., a Delaware corporation, in its capacity as Agent under the ACFS Note Agreement, and its successors and assigns in such capacity.

         "ACFS Note Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Agreement" shall mean this Collateral Agency Agreement, as it may be amended, restated or otherwise modified from time to time.

         "Bank Agent" shall mean WFB and any successor Administrative Agent appointed pursuant to the terms of the Bank Agreement.

         "Bank Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Collateral Agent" shall mean Wilmington Trust Company, a Delaware banking corporation, and its successors and assigns as provided herein.

         "Collateral Agent's Fees" shall mean all fees, costs and expenses of the Collateral Agent of the types described in Sections 5.1, 5.2, 5.3, and 5.4 of this Agreement.

         "Collateral Agent's Liens" shall mean all liens and security interests against any of the property or assets of the Debtor or its Subsidiaries which result from (i) claims against the Collateral Agent unrelated to the transactions contemplated by this Agreement and the Subject Security Documents or (ii) affirmative acts by the Collateral Agent creating a lien or security interest other than as contemplated by this Agreement or the Subject Security Documents.

         "Debtor" shall mean Ace Cash Express Inc., a Texas corporation, and all other trade names under which Ace Cash Express Inc. transacts business as identified on Schedule 2 to the Intercreditor Agreement.

         "Depository" shall mean each financial institution at which a Subject Deposit Account is maintained.

         "Intercreditor Agreement" shall have the meaning given to such term in the recitals hereto.

         "Letter Agreement" shall mean any written agreement or other authenticated record, whether executed prior to, on, or after the date hereof, pursuant to which any Depository has agreed to follow the instructions of the Collateral Agent with respect to any Subject Deposit Account maintained by such Depository.

         "Letter of Termination" shall mean a letter substantially in the form of Exhibit A attached hereto.

         "Secured Parties" shall mean, collectively, the Collateral Agent, the Bank Agent (for the benefit of itself and the Lenders), the ACFS Agent (for the benefit of itself and the Purchasers), and Travelers.

         "Subject Collateral" shall mean each Subject Deposit Account, all property contained in each Subject Deposit Account, and all Proceeds thereof.

         "Subject Deposit Accounts" shall mean each demand, time, savings, passbook and other like accounts (including any account evidenced by a certificate of deposit), whether interest-bearing or not, and if interest-bearing then all interest accrued and paid or payable thereon, maintained by the Debtor that are identified on Schedule 1 hereto, and all moneys from time to time in or credited to any and all such deposit accounts, including all earnings or profits therefrom in the form of interest or otherwise.

         "Subject Security Agreement" shall have the meaning given to such term in the recitals hereto.

         "Subject Security Documents" shall mean each Security Agreement and any additional documents executed to reflect the grant to any Secured Party of a lien upon or security interest in any Subject Collateral, as the same may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

         "Travelers" shall mean Travelers Express Company, Inc., a Minnesota corporation.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

         (d) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.



                                    SECTION 2

     APPOINTMENT OF COLLATERAL AGENT; CERTAIN OBLIGATIONS AND DUTIES OF THE
               COLLATERAL AGENT AND THE DEBTOR; POWERS OF ATTORNEY

         Section 2.1. Appointment of Collateral Agent; Authorization to Execute Subject Security Documents; Other Authority. In order to expedite the enforcement of the rights and remedies set forth herein and in the Subject Security Documents and in order to take such other actions with respect to the Subject Collateral as specifically set forth herein and in the Subject Security Documents, the Collateral Agent is hereby appointed to act as agent hereunder and thereunder for itself, the Bank Agent, the Lenders, the ACFS Agent, the Purchasers, and Travelers. The Collateral Agent is hereby authorized to take such action on behalf of the Secured Parties under the terms and provisions of the Subject Security Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is hereby expressly further authorized on behalf of the Secured Parties, and in each case subject to and in accordance with the terms of this Agreement and the Intercreditor Agreement:

         (a) to follow all instructions originated under Section 2.3 by the Bank Agent or the ACFS Agent or Travelers, as the case may be, with respect or relating to the Depositories, the Subject Security Agreements, the Subject Collateral, or the Letter Agreements;

         (b) to receive on behalf of each of the Secured Parties any payment of monies paid to the Collateral Agent in accordance herewith or with the Subject Security Documents, and to distribute all payments so received in accordance with the terms of this Agreement;

         (c) to receive all documents and items to be furnished under the Subject Security Documents;

         (d) to maintain physical possession of any of the Subject Collateral as contemplated in any of the Subject Security Documents;

         (e) to act on behalf of the Secured Parties in and under the Subject Security Documents;

         (f) to execute and deliver to the Secured Parties, the Debtor and its Subsidiaries and others requests, demands, notices, approvals, consents and other communications received from the Secured Parties in connection herewith and with the Subject Security Documents, subject to the terms and conditions set forth herein and therein;

         (g) to the extent permitted by this Agreement and the Subject Security Documents, to exercise on behalf of each Secured Party all remedies of the Secured Parties under the Subject Security Documents; and

         (h) to take such other actions, subject to Section 2.3, as may be requested by the Secured Parties in accordance herewith or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation.

         Section 2.2. Certain Representations and Warranties. The Collateral Agent, in its capacity as collateral agent hereunder, and Wilmington Trust Company, in its individual capacity, each represent and warrant to the Secured Parties as follows:

         (a) Wilmington Trust Company is a banking corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Subject Security Documents to which it is a party.

         (b) The execution, delivery and performance by the Collateral Agent of this Agreement and the Subject Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company.

         (c) There are no Collateral Agent's Liens and Wilmington Trust Company, in its individual capacity and not in its capacity as Collateral Agent hereunder, has no liens or security interests against the Subject Collateral.

         (d) There are no actions or proceedings pending or, to the actual knowledge of any officers of Wilmington Trust Company's Corporate Trust Administration, threatened against it before any Governmental Authority (i) which question the validity or enforceability of this Agreement or any Subject Security Documents to which it is a party; or (ii) which relate to the banking or trust powers of Wilmington Trust Company and which, if determined adversely to the position of Wilmington Trust Company, would materially and adversely affect the ability of Wilmington Trust Company or the Collateral Agent to perform their respective obligations under this Agreement or any of the Subject Security Documents to which any one or more of them is a party.

         (e) This Agreement and each of the Subject Security Documents to which the Collateral Agent is a party have been duly executed and delivered by the Collateral Agent (assuming, with respect to the Subject Security Documents, that this Agreement has been duly authorized, executed and delivered by the other parties hereto) and are the legal, valid and binding obligations of the Collateral Agent enforceable in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (f) No Uniform Commercial Code financing statements or other filings or recordations executed by or on behalf of Wilmington Trust Company (in its individual capacity) have been filed by or against it with respect to any of the Subject Collateral.

         Section 2.3 Instructions to the Collateral Agent.

         (a) Collateral Agent hereby agrees to comply with all instructions originated by the Bank Agent or ACFS Agent with respect or relating to the Depositories, the Subject Security Agreements, the Subject Collateral or the Letter Agreements or directing disposition of the Subject Collateral or any or all monies, funds, checks, negotiable instruments or any other items or properties in the Subject Deposit Accounts, in each case without joinder or further consent by the Debtor or any other Person and as promptly after receipt thereof as is reasonably possible so long as each such instruction is accompanied by (i) if such instruction is originated by the Bank Agent, a written certification from Bank Agent stating that Bank Agent is authorized to originate such instruction under, and in accordance with, the Intercreditor Agreement, (ii) if such instruction is originated by the ACFS Agent, a written certification from Bank Agent stating that ACFS Agent is authorized to originate such instruction under, and in accordance with, the Intercreditor Agreement, or
(iii) if such instruction is originated by Travelers a written certification from Bank Agent and a written certification from ACFS Agent stating that Travelers is authorized to originate such instruction under, and in accordance with, the Intercreditor Agreement. Collateral Agent may fully rely upon and shall be protected as set forth in Section 5.4 hereof in relying on any such instruction.

         (b) Notwithstanding anything to the contrary contained in Section 2.3(a), from and after the occurrence of any Insolvency Event, Collateral Agent hereby agrees to comply with all instructions originated by the Bank Agent or ACFS Agent with respect or relating to the Depositories, the Subject Security Agreements, the Subject Collateral or the Letter Agreements or directing disposition of the Subject Collateral or any or all monies, funds, checks, negotiable instruments or any other items or properties in the Subject Deposit Accounts, in each case without joinder or further consent by the Debtor or any other Person and as promptly after receipt thereof as is reasonably possible so long as each such instruction is accompanied by a written certification from either Bank Agent or ACFS Agent, as the case may be, stating that a court of competent jurisdiction has authorized such Person to originate such instruction and having attached thereto a copy of an order of such court granting to such Person. Bank Agent, ACFS Agent, and Travelers shall notify Collateral Agent in writing of the occurrence of an Insolvency Event.

         (c) The Collateral Agent shall not be obligated to follow any written instructions received pursuant to this Agreement to the extent independent counsel has advised that such written instructions are in conflict with any provisions of law or this Agreement; provided, however, under no circumstances shall the Collateral Agent be liable for following the written instructions of Bank Agent or ACFS Agent at such times as such Persons do not have the authority to act as herein provided.

         (d) Nothing in this Agreement shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is not inconsistent with any instruction received by the Collateral Agent in accordance with this Agreement; provided, however, the Collateral Agent shall not be under any obligation, as a result of this Agreement, to take any action which is discretionary with the Collateral Agent under the provisions hereof or under any Subject Security Document unless so instructed by the applicable Secured Parties in accordance herewith.

         Section 2.4. Powers of Attorney. The Debtor hereby irrevocably constitutes and appoints each Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Debtor or the name of such attorney-in-fact, from time to time in such Secured Party's discretion, for the purpose of signing documents and taking other action to perfect, promote and protect the liens and security interests of each Secured Party in the Subject Collateral. This power of attorney is a power coupled with an interest and shall be irrevocable.

         Section 2.5. Copies of Letters and Documents. The Collateral Agent shall promptly provide each Secured Party copies of any letters or documents it receives in connection with any Subject Deposit Account, including, but not limited to, letters and documents related to the termination or opening of any Subject Deposit Account or the termination of, or the entering into any new agreements with, any Depositories. In addition, if not already required to do so, the Collateral Agent shall provide to any Secured Party, upon such Secured Party's request, copies of any letters or documents the Collateral Agent receives from the Debtor or any other Person in connection with this Agreement, including additional Subject Security Documents.

                                    SECTION 3

                                    REMEDIES

         Section 3.1. Remedies.

         (a) Upon receipt of instructions pursuant to Section 2.3, the Collateral Agent shall be entitled to exercise the rights and remedies provided in this Section 3 and the rights and remedies provided in any of the Subject Security Documents.

         (b) The Debtor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement) of any kind in connection with this Agreement, any Subject Collateral or any Subject Security Document.

         (c) The Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Debtor or in its own name, from time to time in such Person's discretion, upon the occurrence and during the continuance of any Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Subject Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right on behalf of the Debtor, without assent by the Debtor, to the extent permitted by applicable law, to do the following:

        (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Subject Collateral,

        (ii) to receive, take, endorse, assign and deliver any and all checks notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments documents and chattel paper taken or received by the Collateral Agent in connection herewith and therewith,

        (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Subject Collateral,

        (iv) to sell, transfer, assign or otherwise deal in or with the Subject Collateral or any part thereof pursuant to the terms and conditions hereunder and thereunder, and

        (v) to do, at its option and at the expense and for the account of the Debtor, at any time or from time to time, all acts and things which the Collateral Agent or such Secured Party deems necessary to protect or preserve the Subject Collateral and to realize upon the Subject Collateral;

provided that either Bank Agent or ACFS Agent or Travelers shall provide the Debtor written notice of any actions taken by Collateral Agent pursuant to this subsection (c); provided further, however, that the failure to provide the Debtor with such written notice shall not affect the validity of the Collateral Agent's actions taken hereunder.

         Section 3.2. Right to Initiate Judicial Proceedings, etc.

         (a) Prior to the occurrence of an Insolvency Event:

                  (i) even if the Collateral Agent has not received instructions pursuant to Section 2.3, the Collateral Agent shall nevertheless have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Subject Security Document;

                  (ii) if and only if the Collateral Agent shall have received instructions pursuant to Section 2.3 and during such time as such instructions shall not have been withdrawn, the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to foreclose upon the Subject Collateral and to sell all or, from time to time, any of the Subject Collateral under the judgment or decree of a court of competent jurisdiction; and

                  (iii) the Secured Parties (other than the Collateral Agent) hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have with respect to the Subject Collateral to exercise any right pursuant to the Subject Security Documents, the Uniform Commercial Code as in effect in any applicable jurisdiction, or under similar provisions of the laws of any jurisdiction or otherwise dispose of or retain any of the Subject Collateral, and, in furtherance thereof, such Secured Parties hereby agree not to take any action whatsoever to enforce any term or provision of the Subject Security Documents with respect to the Subject Collateral or to enforce any right with respect to the Subject Collateral, in conflict with this Agreement or the terms and provisions of the Subject Security Documents.

         (b) After the occurrence of any Insolvency Event, each Secured Party shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Subject Security Document as further set forth in the Intercreditor Agreement.

         Section 3.3. Appointment of a Receiver. If a receiver of the Subject Collateral shall be appointed in judicial proceedings, Wilmington Trust Company may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-agents pursuant to any provision of this Agreement or any Subject Security Document.

         Section 3.4. Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Subject Security Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent as set forth in any Subject Security Document may be exercised from time to time as herein and therein provided.

         Section 3.5. Remedies Not Exclusive.

         (a) No remedy conferred upon or reserved to the Collateral herein or in the Subject Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Subject Security Documents or now or hereafter existing at law or in equity or by statute.

         (b) No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Subject Security Document to the Collateral Agent or any other Secured Party may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent or any other Secured Party.

         (c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Subject Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Debtor, the Collateral Agent and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Subject Security Document with respect to the Subject Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as though no such proceeding had been taken.

         (d) All rights of action and rights to assert claims upon or under this Agreement and the Subject Security Documents may be enforced by the Collateral Agent without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Subject Collateral.

         Section 3.6. Waiver of Certain Rights. The Debtor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshaling of the Subject Collateral upon any sale, whether made under any power of sale granted under the Subject Security Documents, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or the Subject Security Documents and consents and agrees that all the Subject Collateral may at any such sale be offered and sold as an entirety. In no event, however, does the Debtor waive any obligations of the Collateral Agent under applicable law to dispose of the Subject Collateral in a commercially reasonable manner.

         Section 3.7. Limitation on Collateral Agent's Duties in Respect of Subject Collateral. Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Debtor and the Secured Parties for moneys received by it hereunder, the Collateral Agent shall not have any duty to the Debtor or the Secured Parties as to any Subject Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Subject Collateral or the Subject Security Documents at any office of the Debtor, the Collateral Agent shall, or shall instruct such agent or nominee to, grant the Debtor the access to such Subject Collateral or Subject Security Documents which the Debtor requires for the conduct of its business, as permitted by the Bank Agreement, the ACFS Note Agreement and the Travelers Agreements, so long as the Collateral Agent shall not have received contrary instructions under Section 2.3.

         Section 3.8. Limitation by Law. All the provisions of this Section 3 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

         Section 3.9. Absolute Rights of the Secured Parties. Notwithstanding any other provision of this Agreement or any provision of any Subject Security Document, nothing contained in this Agreement shall affect or impair the right, if any, that any Secured Party (other than the Collateral Agent) may have under the terms and conditions governing the Obligations owing to it under the Secured Party Agreements to which it is a party to accelerate and demand repayment of such Obligations. Each Secured Party (other than the Collateral Agent) retains the right to exercise freely its rights and remedies as a general creditor of the Debtor or any Subsidiary in accordance with applicable law and subject to the terms of the Secured Party Agreements, including without limitation the right to file a lawsuit and obtain a judgment in connection therewith against the Debtor or any Subsidiary, and to otherwise exercise any other right it may have (other than the right to commence enforcement actions against the Subject Collateral, which shall in all circumstances prior to an Insolvency Event be exercisable only by the Collateral Agent and only as provided in this Agreement and the Subject Security Documents). Any Secured Party (other than the Collateral Agent) may (but in no event shall be required to), without instruction from the Collateral Agent, take action permitted by applicable law or in accordance with the terms of the Subject Security Documents to preserve its rights, security interests and liens in any item of Subject Collateral securing the payment and performance of the obligations under the Secured Party Agreements to which it is a party, including but not limited to curing any default or alleged default under any contract entered into by the Debtor or any Subsidiary paying any tax, fee or expense on behalf of the Debtor or any Subsidiary exercising any offset or recoupment rights and paying insurance premiums on behalf of the Debtor or any Subsidiary so long as such action shall not impair the rights of the Collateral Agent or of any other Secured Party.

                                    SECTION 4

                              APPLICATION OF MONEYS

         Section 4.1. The Subject Collateral Account. All moneys which are received by the Collateral Agent with respect to the Subject Collateral (whether by means of foreclosure or otherwise and whether received before or after an Insolvency Event), net of Collateral Agent's Fees, shall be deposited (reasonably and promptly after receipt thereof by Collateral Agent) with the Bank Agent and thereafter shall be held, applied and/or disbursed by the Secured Parties in accordance with the terms of the Intercreditor Agreement.

                                    SECTION 5

                      AGREEMENTS WITH THE COLLATERAL AGENT

         Section 5.1. Compensation and Expenses. The Debtor agrees to pay to the Collateral Agent as compensation for the Collateral Agent's services hereunder and under the Subject Security Documents and for administering the Subject Collateral, (a) such fees as shall be agreed to in writing from time to time between the Debtor and the Collateral Agent (with a copy of each such fee agreement and any amendments thereto to be sent by the Collateral Agent to each Secured Party) and (b) from time to time, upon demand, all of the fees, costs and expenses of the Collateral Agent (including without limitation, the reasonable fees and disbursements of its agents and counsel and such special counsel as the Collateral Agent elects to retain) (x) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Subject Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (y) incurred or required to be advanced in connection with the administration of the Subject Collateral (including, but not limited to, reimbursements made by the Collateral Agent to Depositories), the sale or other disposition of Subject Collateral pursuant to any Subject Security Document, the preservation, protection or defense of the Collateral Agent's rights under this Agreement and in and to the Subject Collateral and the transactions contemplated hereby. As security for such payment, the Collateral Agent shall have a lien prior to the liens securing the Secured Debt upon all Collateral Agent Subject Collateral.

         Section 5.2. Stamp and Other Similar Taxes. The Debtor agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from, and shall reimburse the Collateral Agent and each Secured Party for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Subject Security Document, the Subject Collateral, or the attachment or perfection of the security interest granted to the Collateral Agent in any Subject Collateral. The obligations of the Debtor under this
Section 5.2 shall survive the termination of the other provisions of this Agreement.

         Section 5.3. Filing Fees, Excise Taxes, etc. The Debtor agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Subject Security Document and agrees to save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The obligations of the Debtor under this Section 5.3 shall survive the termination of the other provisions of this Agreement.

         Section 5.4. Indemnification.

         (a) Each of the Bank Agent, the ACFS Agent, Travelers, and the Debtor agrees to pay, indemnify and hold the Collateral Agent (including in its individual capacity) and each of its agents, officers, directors, and employees harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Subject Security Documents, unless arising from the gross negligence or willful misconduct of the Collateral Agent or such of the agents as are seeking indemnification. As security for such payment, the Collateral Agent shall have a lien prior to the liens securing the Secured Debt upon all Subject Collateral and other property and funds held or collected by the Collateral Agent as part of the Subject Collateral.

         (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Subject Collateral, or to enforce any provisions of the Subject Security Documents or this Agreement, each of the Bank Agent, the ACFS Agent, Travelers, and the Debtor will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the Debtor of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Debtor.

         (c) The agreements in this Section 5.4 shall survive the termination of the other provisions of this Agreement.

         Section 5.5 Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent or any other Secured Party, and at the expense of the Debtor, the Debtor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent or any other Secured Party reasonably deems necessary or desirable in obtaining the full benefits of this Agreement and the Subject Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements to perfect the liens and security interests granted thereby. The Debtor shall, in all of its published financial statements customarily prepared with footnotes or filed with the Securities and Exchange Commission, indicate by footnote or otherwise that the Secured Debt is secured pursuant to this Agreement and the Subject Security Documents.

                                    SECTION 6

                              THE COLLATERAL AGENT

         Section 6.1. Exculpatory Provisions.

         (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Subject Security Documents, except for those made by the Collateral Agent. The Collateral Agent makes no representations as to the value or condition of the Subject Collateral or any part thereof, or as to the title of the Debtor thereto or as to the security afforded by the Subject Security Documents or this Agreement or, except as set forth in Section 2.2 of this Agreement, as to the validity, execution, enforceability, legality or sufficiency of this Agreement, any Subject Security Document or of the Secured Debt secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Subject Collateral or for the payment of taxes, charges, assessments or liens upon the Subject Collateral or otherwise as to the maintenance of the Subject Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Subject Collateral, the Collateral Agent shall preserve the part in its possession, and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary duly to remove and discharge (by bonding or otherwise) any Collateral Agent's Lien on any part of the Subject Collateral or any other lien on any part of the Subject Collateral resulting from claims against it not related to the administration of the Subject Collateral or (if so related) resulting from gross negligence or willful misconduct on its part.

         (b) The Collateral Agent may consult with counsel, accountants and other experts, and the advice of Richards, Layton & Finger, P.A. or such other independent counsel reasonably satisfactory to the Secured Parties, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Subject Collateral from any court of competent jurisdiction, the Bank Agent or the ACFS Agent.

         (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, instruction, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its bad faith, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Subject Security Document.

         (d) In acting hereunder, including if the Collateral Agent has been instructed to take action pursuant to Section 2.3 of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement or any Subject Security Document unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

         (e) The Collateral Agent shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Collateral Agent. All funds deposited with the Collateral Agent hereunder and not immediately paid out pursuant hereto may be held in a non-interest bearing trust account and the Collateral Agent shall not be liable for any interest thereon. To the extent that, at law or in equity, the Collateral Agent has duties and liabilities relating hereto, the parties hereto agree that such duties and liabilities are replaced by the terms of this Agreement. In the exercise of its duties or administration hereunder, the Collateral Agent may act directly or through agents or attorneys, and the Collateral Agent shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Collateral Agent in good faith. In acting hereunder, the Collateral Agent acts solely as agent and not in its individual capacity, and all persons having any claim against the Collateral Agent by reason of the transactions contemplated by this Agreement shall look only to the property held by the Collateral Agent for payment or satisfaction thereof.

         Section 6.2. Limitations on Duties of the Collateral Agent.

         (a) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Subject Security Document, and no implied covenants or obligations shall be read into this Agreement or any Subject Security Document against the Collateral Agent. Further, any power, authority, or entitlement hereunder shall not be construed as a duty. The Collateral Agent shall, upon receipt of instructions under Section 2.3 hereof and during such time as such instructions shall not have been withdrawn, exercise the rights and powers vested in it by this Agreement, by any Subject Security Document or by any Letter Agreement, and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the instruction of Bank Agent or the ACFS Agent or Travelers pursuant to this Agreement.

        (b) Except as herein otherwise expressly provided, including, without limitation, upon the written request of Bank Agent or the ACFS Agent or Travelers, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or under any Subject Security Document. The Collateral Agent shall furnish to each Secured Party promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Collateral Agent by the Debtor under or in respect of this Agreement, any Subject Security Document or any of the Subject Collateral.

         Section 6.3. Moneys to Be Held in Trust. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any Subject Security Document shall be held in trust for the purposes for which they were paid or are held.

         Section 6.4. Resignation and Removal of the Collateral Agent.

         (a) The Collateral Agent may at any time, by giving thirty (30) days' prior written notice to the Debtor, Bank Agent, ACFS Agent each of the Travelers and each other Secured Party, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the other Secured Parties, and the acceptance of such appointment by such successor collateral agent or collateral agents. The Collateral Agent may be removed at any time without cause and a successor collateral agent appointed by the affirmative vote of the other Secured Parties; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal. If no successor collateral agent or collateral agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty
(30) days from the date of such removal, the Collateral Agent shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act until such time, if any, as a successor collateral agent or collateral agents shall have been appointed as above provided. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the other Secured Parties.

         (b) If at any time the Collateral Agent shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor collateral agent or collateral agents may be appointed by the other Secured Parties, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents terminated and canceled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor collateral agent or collateral agents in writing, duly acknowledged, delivered to the predecessor collateral agent or collateral agents and the Debtor, and filed for record in each public office, if any, in which this Agreement is required to be filed.

         (c) The appointment and designation referred to in Section 6.4(b) of this Agreement shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of any Secured Party, the Debtor, or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents. Should any deed, conveyance or other instrument in writing from the Debtor be required by any successor collateral agent or collateral agents for more fully and certainly vesting in such successor collateral agent or collateral agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor collateral agent or collateral agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or collateral agents, be so executed, acknowledged and delivered.

         (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Debtor. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Debtor, wherever this Agreement is recorded, registered and filed.

         (e) Notwithstanding any provision to the contrary in this Section 6.4, unless there is an Actionable Default, the Secured Parties shall consult with the Debtor when appointing a successor collateral agent or collateral agents; provided that the Debtor may not under any circumstances reject, block or prevent such appointment.

         Section 6.5. Status of Successors to the Collateral Agent. Every successor to Wilmington Trust Company appointed pursuant to Section 6.4 of this Agreement and every corporation resulting from a merger or consolidation pursuant to Section 6.6 of this Agreement shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous States, and shall also have capital, surplus and undivided profits of not less than $250,000,000 and a rating from Standard & Poor's Ratings Group or Moody's Investors Service, Inc. of A or better.

         Section 6.6. Merger of the Collateral Agent. Any corporation into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

         Section 6.7. Additional Co-Collateral Agents; Separate Collateral
Agents.

         (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Subject Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary, or prudent in the interest of the Secured Parties, or the Secured Parties shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Debtor shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Debtor either to act as co-collateral agent or co-collateral agents of all or any of the Subject Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or collateral agents of any such property. In the event the Debtor shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section

6.7 without the concurrence of the Debtor, and the Debtor hereby irrevocably appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6.7 in either of such contingencies.

         (b) Every separate collateral agent and every co-collateral agent, other than any collateral agent which may be appointed as successor to Wilmington Trust Company shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

        (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by Wilmington Trust Company, or its successors as Collateral Agent hereunder;

        (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

        (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, shall be exercised hereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;

        (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

        (v) the Debtor and the Collateral Agent, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate collateral agent or co-collateral agent with or without cause, and in that case may, by an instrument in writing executed by the Debtor and the Collateral Agent jointly, appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary, notwithstanding. In the event that the Debtor shall not have joined in the execution of any such instrument within ten (10) days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of the Debtor, the Debtor hereby irrevocably appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Debtor and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 6.7.

                                    SECTION 7

                 RELEASE OF COLLATERAL; TERMINATION OF AGREEMENT

         Section 7.1. Conditions to Release of Subject Collateral.

         (a) Subject to this Section 7.1(a), Section 7.2, and Section 7.3, the Collateral Agent shall release its security interest in all of the Subject Collateral on the earlier of:

        (i) the date on which (A) Bank Agent, ACFS Agent, and Travelers shall notify Collateral Agent that all the Secured Debt shall have been indefeasibly paid in full and the unfunded commitments of all Secured Parties shall have been terminated and (B) accrued and unpaid Collateral Agent's Fees shall have been paid in full; or

        (ii) the date which is three (3) days after the date on which (A) the Collateral Agent shall have received written instructions from the Bank Agent and the ACFS Agent and Travelers instructing the Collateral Agent to release its security interest in all of the Subject Collateral, and (B) accrued and unpaid Collateral Agent's Fees shall have been paid in full.

         (b) Subject to this Section 7.1(b) and Section 7.2, the Collateral Agent shall release its security interest in specific items or portions of the Subject Collateral on the date which is three (3) days after the date on which
(i) the Collateral Agent shall have received written instructions from the Bank Agent and the ACFS Agent instructing the Collateral Agent to release its security interest in specific items or portions of the Subject Collateral, and
(ii) accrued and unpaid Collateral Agent's Fees shall have been paid in full.

         (c) Without limitation of anything contained in Section 7.1(a) or (b), each of the Debtor and the Collateral Agent shall from time to time execute and deliver to Bank Agent a Letter of Termination with respect to each Subject Deposit Account promptly upon request therefor by Bank Agent.

         Section 7.2. Actions Following Release of the Subject Collateral. To the extent that the Collateral Agent is required to release, and each other Secured Party releases, its security interests in the Subject Collateral in accordance with this Agreement, or the security interest in any Subject Collateral granted to the Collateral Agent pursuant to any of the Subject Security Documents is otherwise terminated or released in accordance with the terms thereof, all right, title and interest of the Collateral Agent in, to and under such Subject Collateral and the security interest of the Collateral Agent therein shall terminate. Following such request, instructions or other termination or release, the Collateral Agent shall, upon the written request of any Secured Party and at the cost and expense of the Secured Parties execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise to effectuate the release of the specified portions of the Subject Collateral from the lien of such security interest. Such termination and release shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent or any other Secured Party to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

         Section 7.3. Termination of Agency Relationship; Termination of Agreement.

         (a) Upon the execution and delivery by Collateral Agent of each Letter of Termination in accordance with Section 7.1(c), (a) Collateral Agent shall cease to be the agent of Bank Agent, ACFS Agent, and Travelers with respect to the Subject Deposit Accounts to which each such Letter of Termination Relates,
(b) all of Collateral Agent's right, titles, and interests in and to such Subject Deposit Accounts and all Subject Collateral held therein shall automatically be released and shall cease and terminate without any further action of any party hereto, and (c) each such Subject Deposit Account shall cease to be a Subject Deposit Account for all purposes hereunder.

         (b) This Agreement and the agency relationship created hereby shall automatically cease and terminate without any further action of any party hereto on the date on which Collateral Agent has released all of its rights, titles, or interests in and to each Subject Deposit Account and all of the Subject Collateral, whether as a result of the execution and delivery of one or more Letters of Termination or otherwise.

                                    SECTION 8

                                  MISCELLANEOUS

         Section 8.1. Amendments, Supplements and Waivers. This Agreement may not be amended, revised, restated or supplemented without the prior written consent of the Secured Parties, the Debtor and the Collateral Agent.

         Section 8.2. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications), shall be sent by mail, telex, telecopier or hand delivery and, except as otherwise provided in this Agreement, the cost thereof shall be for the sole account of the Debtor and shall be added to the Obligations:

         (a) If to the Debtor, to Ace Cash Express, Inc., 1231 Greenway Drive, Suite 800, Irving, Texas 75038, Attention: Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Collateral Agent (a copy of which the Collateral Agent shall send to all other Secured Parties), with a copy thereof to Gardere & Wynne, L.L.P., 333 Clay Avenue, Suite 800, Houston, Texas 77002 Attention: Robert W. Bramlette; provided, however, that the failure to provide a copy of such communications to Gardere & Wynne, L.L.P. shall not affect the validity or effectiveness of such communications.

         (b) If to the Collateral Agent, to the Collateral Agent at: Wilmington Trust Company, Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or at such other address as shall be designated by it in a written notice to the

Debtor and the other Secured Parties, with a copy thereof to Richards, Layton & Finger, 920 King Street, Wilmington, Delaware, 19801, Attention: William J. Wade; provided, however, that the failure to provide a copy of such communications to Richards, Layton & Finger shall not affect the validity or effectiveness of such communications.

         (c) If to Bank Agent, to Wells Fargo Bank Texas, National Association, 4975 Preston Park Road, Plano, Texas 75093, Attention: Michael B. Sullivan or at such other address as shall be designated by it in a written notice to the other Secured Parties, with a copy thereof to Winstead, Sechrest & Minick P.C., 1201 Elm Street, Suite 5400, Dallas, Texas 75270, Attention: James R. Littlejohn; provided, however, that the failure to provide a copy of such communications to Winstead, Sechrest & Minick P.C. shall not affect the validity or effectiveness of such communications.

         (d) If to ACFS Agent, to American Capital Financial Services, Inc., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, Attention:
Compliance Officer and to American Capital Financial Strategies, Ltd., 2200 Ross Avenue, Suite 4500 West, Dallas, Texas 75204 Attention: Jeffrey N. MacDowell, or at such other address as shall be designated by it in a written notice to the other Secured Parties, with a copy thereof to Patton Boggs L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 Attention: Robert J. Cole; provided, however, that the failure to provide a copy of such communications to Patton Boggs L.L.P. shall not affect the validity or effectiveness of such communications.

         (d) If to Travelers, to Travelers Express Company, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Chief Legal Counsel, or at such other address as shall be designated by it in a written notice to the other Secured Parties.

         All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecommunications device, when properly transmitted if on the same day the sender sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid); provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.

         Section 8.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         Section 8.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that this Agreement shall be construed so as to give effect to the intention expressed in Section 3.9 hereof.

         Section 8.5. Dealings with the Debtor.

         (a) Upon any application or demand by the Debtor to the Collateral Agent or any other Secured Party to take or permit any action under any of the provisions of this Agreement or any Subject Security Document, the Debtor shall furnish to the Collateral Agent, with copies to each Secured Party, a certificate signed by a Responsible Officer of the Debtor stating that all conditions precedent, if any, provided for in this Agreement or any Subject Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Subject Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

         (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Responsible Officers of the Debtor delivered to the Collateral Agent and each other Secured Party.

         Section 8.6. Claims Against the Collateral Agent; Payment of Collateral Agent's Fees.

         (a) Any claims or causes of action which any Secured Party or the Debtor shall have against the Collateral Agent shall survive the termination of this Agreement and the release of the Subject Collateral hereunder.

         (b) In the event the Debtor does not pay the Collateral Agent's Fees, each Secured Party (other than the Collateral Agent) agrees to pay the Collateral Agent's Fees ratably in accordance with the proportion of the Secured Debt held by such Secured Party or, if there has been any recovery of the Secured Debt, in accordance with the proportion of (i) the Secured Debt recovered by such Secured Party to (ii) the aggregate amount of Secured Debt recovered by all Secured Parties.

         Section 8.7. Binding Effect.

         (a) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns, and nothing herein or in any Subject Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Subject Security Document, the Subject Collateral.

         (b) The Debtor has agreed to pay on demand the Collateral Agent's Fees. In the event the Debtor fails to pay the Collateral Agent's Fees, each Secured Party (other than the Collateral Agent) has agreed in Section 8.6(b) of this Agreement to pay the Collateral Agent's Fees, ratably in accordance with the proportion of the Secured Debt held by such Secured Party or, if there has been any recovery of the Secured Debt, in accordance with the proportion of (i) the Secured Debt recovered by such Secured Party to (ii) the aggregate amount of Secured Debt recovered by all Secured Parties, all as set forth in this Agreement.

         Section 8.8. Conflict with Other Agreements. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Subject Security Documents, the provisions of this Agreement shall control. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

         Section 8.9. Governing Law. The provisions of this Agreement setting forth the rights, duties, obligations and responsibilities of the Collateral Agent hereunder shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Delaware, so long as Wilmington Trust Company shall serve as Collateral Agent hereunder. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and if Wilmington Trust Company shall cease to serve as Collateral Agent hereunder, this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Texas.

         Section 8.10. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         Section 8.11. Waiver of Jury Trial, Etc.


         (a) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER SUBJECT SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (b) EACH PARTY HERETO (I) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS HEREIN.

         Section 8.12. Submission to Jurisdiction.


         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

         (b) THE DEBTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

         (c) THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT, AT ITS ADDRESS SET FORTH IN SECTION 8.2 HEREOF.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF ANY OF THE OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE DEBTOR IN ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 ACE CASH EXPRESS, INC., as Debtor



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------

                                 WELLS FARGO BANK TEXAS, NATIONAL
                                 ASSOCIATION, as Bank Agent



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------



                                 AMERICAN CAPITAL FINANCIAL SERVICES,
                                 INC., as ACFS Agent



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------



                                 TRAVELERS EXPRESS COMPANY, INC.



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity (except as otherwise expressly provided in this Agreement) but solely as Collateral Agent




                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------

Schedule 1

                            Subject Deposit Accounts


ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
ARKANSAS DEP                                 89440513          BANK OF AMERICA
ARKANSAS R/I                                 89440526          BANK OF AMERICA
ARKANSAS CURR                                89440539          BANK OF AMERICA
NEW MEXICO DEP                               109650382         BANK OF AMERICA
NEW MEXICO CURR                              109650390         BANK OF AMERICA
NEW MEXICO R/I                               109650408         BANK OF AMERICA

NASHVILLE TN. DEP                            112485669         BANK OF AMERICA

NASHVILLE TN. CURR                           112485677         BANK OF AMERICA

NASHVILLE TN. R/I                            112485685         BANK OF AMERICA
WICHITA KANSAS DEP                           2861440603        BANK OF AMERICA
WICHITA KANSAS R/I                           2861440616        BANK OF AMERICA
WICHITA KANSAS CURR                          2861440629        BANK OF AMERICA

SAVANNAH GA. CURR                            3266408527        BANK OF AMERICA

SAVANNAH GA. DEP                             3266408535        BANK OF AMERICA

SAVANNAH GA. R/I                             3266408543        BANK OF AMERICA
WILMINGTON  NC. CURR                         3783622508        BANK OF AMERICA
WILMINGTON  NC. DEP                          3783622511        BANK OF AMERICA
WILMINGTON  NC. R/I                          3783622524        BANK OF AMERICA
CHARLESTON SC. CURR                          3783730461        BANK OF AMERICA
CHARLESTON SC. DEP                           3783730474        BANK OF AMERICA
CHARLESTON SC. R/I                           3783730487        BANK OF AMERICA
CAPITOL R/I                                  3783832589        BANK OF AMERICA
CAPITOL CURR                                 3783832592        BANK OF AMERICA
CAPITOL DEP                                  3783832602        BANK OF AMERICA
HUNTSVILLE CURR                              4771913193        BANK OF AMERICA
HUNTSVILLE DEP                               4771913201        BANK OF AMERICA
HUNTSVILLE R/I                               4771913219        BANK OF AMERICA
PINE BLUFF DEP                               8007072791        BANK OF AMERICA
PINE BLUFF R/I                               8007072805        BANK OF AMERICA

ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
PINE BLUFF CURR                              8007072813        BANK OF AMERICA
OKLAHOMA R/I                                 70108364923       BANK OF AMERICA
OKLAHOMA DEP                                 70108364931       BANK OF AMERICA
OKLAHOMA CURR                                70108364958       BANK OF AMERICA

ST.LOUIS MO. DEP                             100101249510      BANK OF AMERICA

ST.LOUIS MO. CURR                            100101249529      BANK OF AMERICA

ST.LOUIS MO. R/I                             100101249537      BANK OF AMERICA

FT.WAYNE IN. CURR                            715001269599      BANK ONE
FT.WAYNE IN. DEP                             715001269615      BANK ONE
FT.WAYNE IN. R/I                             715002369607      BANK ONE


NEW ORLEANS DEP                              812315781         HIBERNIA NAT'L
NEW ORLEANS CURR                             812315803         HIBERNIA NAT'L
NEW ORLEANS R/I                              812315811         HIBERNIA NAT'L
LONGVIEW TX CURR                             3420000752        HIBERNIA NAT'L
LONGVIEW TX DEP                              3420000760        HIBERNIA NAT'L
LONGVIEW TX R/I                              3420000779        HIBERNIA NAT'L

CLEVELAND OH. DEP                            3765199           NATIONAL CITY

CLEVELAND OH. CURR                           3765201           NATIONAL CITY

CLEVELAND OH. R/I                            3765228           NATIONAL CITY

INDIANAN CURR                                501912286         NATIONAL CITY

INDIANAN DEP                                 501912338         NATIONAL CITY

INDIANAN R/I                                 501912341         NATIONAL CITY

PITTSBURGH CURR                              4600658771127     NATIONAL CITY

PITTSBURGH DEP                               4600658771143     NATIONAL CITY

PITTSBURGH R/I                               4600658771151     NATIONAL CITY

HOMEWOOD AL. DEP                             301060694         REGION'S
HOMEWOOD AL. CURR                            301060708         REGION'S
HOMEWOOD AL. R/I                             301060813         REGION'S
ALBANY CURR                                  2507841006        REGION'S
ALBANY DEP                                   2507842206        REGION'S
ALBANY R/I                                   2507843406        REGION'S

-------------------------------------------------------------------------------
ACCOUNT NAME                                 BANK ACCT #       BANK NAME
-------------------------------------------------------------------------------
CORPUS CHRISTI R/I                           1411001371        TEXAS CAPITOL

CORPUS CHRISTI DEP                           1411001678        TEXAS CAPITOL

CORPUS CHRISTI CURR                          1411001686        TEXAS CAPITOL

NO. CAROLINA DEP                             2000000566115     WACHOVIA

NO. CAROLINA R/I                             2000000566128     WACHOVIA

NO. CAROLINA CURR                            2000000566131     WACHOVIA

ACE CollectionsTrustAcct/ALA                 2000014786923     WACHOVIA

ACE CollectionsTrustAcct/DITORE              2000014787809     WACHOVIA

SO.CAROLINA DEP                              2010000169829     WACHOVIA

SO.CAROLINA R/I                              2010000169832     WACHOVIA

SO.CAROLINA CURR                             2010000175703     WACHOVIA

VIRGINIA DEP                                 2050000054237     WACHOVIA

VIRGINIA R/I                                 2050000054240     WACHOVIA

VIRGINIA CURR                                2050000054253     WACHOVIA
GEORGIA DEP                                  2080000230403     WACHOVIA
GEORGIA R/I                                  2080000230416     WACHOVIA
GEORGIA CURR                                 2080000230429     WACHOVIA
FLORIDA DEP                                  2090001409155     WACHOVIA
FLORIDA CURR                                 2090001409168     WACHOVIA
FLORIDA R/I                                  2090001409171     WACHOVIA
                                             2090001409414     WACHOVIA

Exhibit A
                         [Form of Letter of Termination]

                          _____________________, 200__

[Name and address of Depository]

------------------------------------

------------------------------------

-------------------------------------

Re: Accounts described on the attached schedule maintained by you for ACE Cash Express, Inc. (the "Accounts")

Ladies and Gentlemen:

         Please be advised that Wilmington Trust Company, as Collateral Agent, no longer claims any security interest or lien in the Accounts or any property of ACE Cash Express, Inc. contained in any of the Accounts (the "Account Property"). Accordingly, each of the undersigned hereby (a) terminates any and all rights Collateral Agent may have to originate instructions with respect to the Accounts and the Account Property and (b) acknowledges that Collateral Agent no longer has any rights with respect to the Accounts and the Account Property whatsoever.

    WILMINGTON TRUST COMPANY, not individually but solely as Collateral Agent


    By:
       ------------------------------------
       Name:
       Title

    ACE CASH EXPRESS, INC.

    By:
       ------------------------------------
       Name:
       Title


[Schedule of Accounts to be attached]

                                                                     EXHIBIT F-1



                              [COMPANY LETTERHEAD]

                              ___________ ___, 2003

                         SUBORDINATED CONTROL AGREEMENT



[NAME OF FINANCIAL INSTITUTION]
[                                   ]
 -----------------------------------
[                                   ]
 -----------------------------------
Attn:    [                          ]
          --------------------------

         Re: Each of the accounts described on the attached Account Schedule
             (collectively, the "ACCOUNTS" and individually, an "ACCOUNT")

Ladies and Gentlemen:

         Reference is made to (i) that certain Intercreditor Agreement dated as of [___________ ___], 2003, by and among Ace Cash Express, Inc., a Texas corporation (the "COMPANY"), Wells Fargo Bank Texas, National Association, as Administrative Agent (the "BANK AGENT") for the lenders (the "LENDERS") from time to time party to the Bank Agreement (as such term is defined in the Intercreditor Agreement), American Capital Financial Services, Inc., as Agent ("ACFS AGENT") for the purchasers ("PURCHASERS") from time to time party to the ACFS Note Agreement (as such term is defined in the Intercreditor Agreement), and Travelers Express Company, Inc. ("TRAVELERS")(as such Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT") and (ii) that certain Assignment of Deposit Accounts and Security Agreement dated as of [___________ ___], 2003, by the Company in favor of the ACFS Agent for the benefit of the Purchasers (as such Assignment of Deposit Accounts and Security Agreement may be amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

         Pursuant to the Security Agreement, the Company has granted control of the Accounts to the ACFS Agent and granted to the ACFS Agent a security interest in the Accounts and the Company's monies, funds, checks, negotiable instruments and any other items or property deposited and/or held in the Accounts from time to time and all proceeds thereof (all of the foregoing hereinafter collectively referred to as the "ACCOUNT PROPERTY") subject only to the prior perfected security interest of the Bank Agent therein as set forth below, in each case, to secure certain obligations and indebtedness of the Company owing to the ACFS Agent and the Purchasers described therein. The Company hereby notifies you, and you hereby acknowledge, that the Company has granted a security interest to the ACFS

[NAME OF FINANCIAL INSTITUTION]
Page 2


Agent in, and control of, the Accounts and the other Account Property subject to the rights of the Bank Agent therein as set forth below.

         This letter shall become effective as of 6:00 a.m., Dallas, Texas time (the "EFFECTIVE TIME"), on the date first written above upon execution of this letter by each party hereto and delivery of the same to you.

         The Company hereby agrees with the ACFS Agent, and you hereby acknowledge, that (a) the Company has no power to withdraw from the Accounts except as expressly permitted hereunder and under that certain letter agreement between you and the Bank Agent of even date herewith (the "BANK CONTROL LETTER") and (b) subject to the following paragraph, the ACFS Agent may, at any time by written notice to you, terminate or suspend any and all rights of the Company related to the Accounts.

         The Company hereby irrevocably and unconditionally authorizes, instructs and directs you to comply, and you hereby agree to comply, with all instructions originated by the ACFS Agent with respect to the Accounts or directing disposition of any or all monies, funds, checks, negotiable instruments or any other items or properties in the Accounts, in each case without joinder or further consent by the Company and as promptly after receipt thereof as is reasonably possible so long as each such instruction is accompanied by a written certification from ACFS Agent stating that ACFS Agent is authorized to originate such instruction under, and in accordance with, the Intercreditor Agreement; provided, however, that in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings or any receivership proceedings in connection therewith, relative to the Company, the Company hereby irrevocably and unconditionally authorizes, instructs and directs you to comply, and you hereby agree to comply, with all instructions originated by the ACFS Agent with respect to the Accounts or directing disposition of any or all monies, funds, checks, negotiable instruments or any other items or properties in the Accounts, so long as each such instruction is accompanied by a written certification from ACFS Agent stating that a court of competent jurisdiction has authorized ACFS Agent to originate such instruction and having attached thereto a copy of an order of such court granting to ACFS Agent such authority, in each case without joinder or further consent by the Company and as promptly after receipt thereof as is reasonably possible. You are entitled to rely upon and are authorized and directed to follow all instructions of the ACFS Agent and you have no duty of inquiry as to the authorization or authenticity of any such instructions so long as they are given by an individual designated by the ACFS Agent and accompanied by either of the foregoing described certifications.

         You agree to indicate by appropriate entry in your records with respect to the Accounts or the Account Property the security interest of the ACFS Agent therein.

         This notification and the directions and instructions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[NAME OF FINANCIAL INSTITUTION]
Page 3


         You agree to deliver copies of all correspondence, notices, bank statements and other information which you are otherwise obligated or permitted to send to the Company (by law, agreement or otherwise) to the ACFS Agent at the address specified herein, if so requested by the ACFS Agent in writing. You are further authorized, and the Company hereby consents, to deliver any information requested by the ACFS Agent related to the Accounts, with any reasonable expense therefor to be paid by the Company. Any reasonable additional charge for providing such information shall be billed to the Company, with a copy to the ACFS Agent; if such charge is not paid by the Company within ten (10) days after its receipt of such invoice, you may set off such charge against any of the Accounts or the Account Property; if such charge cannot be paid by set off against the Account or the Account Property, then unless the ACFS Agent agrees to pay such charge, your obligation to provide such information shall cease. All other notices, communications and information to be delivered to the ACFS Agent shall be delivered to the ACFS Agent as set forth in the first sentence of this paragraph. Such address and the name or names of the individual or individuals who are entitled to receive notices and copies of statements sent to the ACFS Agent may be changed by written notice from the ACFS Agent. Requests, consents or notices from the ACFS Agent with respect to the Accounts or Account Property will be effective only if obtained in writing from an individual designated by the ACFS Agent for purposes thereof from time to time. The ACFS Agent and the Company acknowledge and agree that you shall not be bound by any change in address or designation of any responsible party prior to your actual receipt of written notice thereof.

         You hereby waive and release any and all rights of offset, claims or counterclaims against, and any and all security interests, banker's liens or similar rights in or to, the Accounts or the Account Property (whether arising under law, agreement or otherwise) other than the security interests in the Accounts and the Account Property and your interests therein (if any) which have been granted to Bank Agent.

         These instructions may only be modified in writing by an agreement executed by you, the Company and the ACFS Agent; provided, however, that the attached Account Schedule may be amended by delivery of a revised schedule from the Company and the ACFS Agent to you. All notices, approvals, or instructions hereunder shall be sent to the following addressee:

         If to the Company:

                  Ace Cash Express, Inc.
                  1231 Greenway Dr., Ste. 800
                  Irving, Texas 75038
                  Attention: Jay B. Shipowitz
                  Telephone No.: 972 550 5030
                  Facsimile No.: 972 582 1430

         If to the ACFS Agent:

                  American Capital Financial Services, Inc.
                  Two Bethesda Metro Center, 14th Floor

[NAME OF FINANCIAL INSTITUTION]
Page 4


                  Bethesda, Maryland 20814
                  Attention: Compliance Officer -- ACS/ACE
                  Telephone No.: 301 951 6122
                  Facsimile No.: 301 654 6714

                  with a copy to:

                  American Capital Strategies, Ltd.
                  2200 Ross Ave., Ste. 4500W
                  Dallas, Texas 75201
                  Attention: Jeffrey N. MacDowell
                  Telephone No.: 214 273 6630
                  Facsimile No.: 214 273 6635

         If to you: As indicated on the attached Account Schedule

         All notices or other communications provided for hereunder shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three business days (meaning a day other than Saturday, Sunday or a day on which commercial banks in [CITY, STATE] are authorized to close) after being deposited in the mails, postage prepaid, or
(iii) in the case of delivery by facsimile transmission, when delivered or transmitted by facsimile machine, provided that any matter transmitted by facsimile (a) shall be immediately confirmed by a telephone call to the recipient at the number specified herein and (b) shall be followed promptly by a hard copy original thereof.

         Notwithstanding anything to the contrary in this letter agreement: (i) you shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) you shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to you by the Company or ACFS Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the Intercreditor Agreement, the Security Agreement, or any other related documentation or whether any actions by ACFS Agent, the Company or any other person or entity are permitted thereunder or consistent or inconsistent therewith; (iv) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this letter agreement except to the extent such conduct constitutes your own willful misconduct or gross negligence (and to the maximum extent permitted by law, you shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control.

[NAME OF FINANCIAL INSTITUTION]
Page 5


         The Company hereby agrees to indemnify, defend and save you harmless against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be your employee) incurred in connection with this letter agreement or the Accounts (except to the extent due to your willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at the Company's direction or instruction. ACFS Agent hereby agrees to indemnify, defend and save you harmless against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be your employee) incurred in connection with any actions taken by you under this letter agreement with respect to the Accounts (except to the extent due to your willful misconduct or gross negligence). ACFS Agent's and the Company's responsibilities shall survive the termination hereof.

         You hereby agree that (i) you are a "bank" within the meaning of
Section 9.102 of the Uniform Commercial Code as in effect in the State of Texas (the "UCC"), (ii) each Account constitutes a "deposit account" within the meaning of Section 9.102 of the UCC, (iii) this letter agreement shall constitute an "authenticated record" for purposes of the UCC, and (iv) other than the Bank Control Letter and the "Prior Letters" (as defined in the Bank Control Letter), you have not entered into any agreement that grants to or confers upon any other party control of any Account or any of the Account Property and you will not enter into any such agreement during the term of this letter agreement, other than such agreements regarding control of the Accounts and the other Account Property that you may enter into after the Effective Time with Travelers; provided, however, that you and the Company hereby further agree that (a) the interests of each of ACFS Agent and Travelers in the Accounts and the other Account Property are and shall at all times be subject to and subordinate to the interests of the Bank Agent therein and (b) the interests of Travelers in the Accounts and the other Account Property are and shall at all times be subject to and subordinate to the interests of each of the Bank Agent and ACFS Agent therein, in each case to the extent and in the manner provided in the Intercreditor Agreement.

         Each of you and the Company hereby agrees that this letter agreement grants to and confers upon the ACFS Agent "control" of each Account as contemplated in Section 9.104 (and similar related provisions) of the UCC, and the security interest in the Accounts and the other Account Property in favor of the ACFS Agent is and shall at all times be (a) junior and inferior in right of priority to any security interest in any Account or any other Account Property which may have been, or hereafter be, granted to Bank Agent and (b) senior and superior in right of priority to any security interest in any Account or any other Account Property which may have been, or hereafter be, granted to Travelers.

         The Company and you hereby agree that no Account (i) is evidenced by an instrument (as that term is defined in the UCC) or (ii) constitutes a securities account or contains securities or investment property (as such terms are defined in the UCC).

         You hereby agree to comply with the restrictions, authorizations and instructions set forth or described above in this letter agreement. Further, the Company hereby agrees and you also acknowledge and agree that each "deposit account" (as such term is defined in the UCC) maintained by you in the name of, or for the benefit of, the Company and identified on the attached Account Schedule (as amended as permitted hereunder) shall be deemed to be an Account and shall be subject to this letter agreement in all respects.

[NAME OF FINANCIAL INSTITUTION]
Page 6


         Nothing in this letter agreement shall require you to act in violation of any applicable laws or any court order.

         This letter agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Accounts or services provided in connection with the Accounts (the "ACCOUNT DOCUMENTATION"), which Account Documentation will continue to apply to the Accounts and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this letter (however, in the event of any such conflict, the provisions of this letter agreement shall control).

         This letter agreement shall be governed in accordance with the laws of the State of Texas. The State of Texas shall be deemed to be your location for purposes of Section 9.304(b) of the UCC.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[NAME OF FINANCIAL INSTITUTION]
Page 7


         If the foregoing accurately sets forth our agreements with respect to the subject matter hereof, please sign below as indicated and return a signed copy thereof to the ACFS Agent or its legal counsel at such address as the ACFS Agent shall provide. This letter agreement may be executed in multiple counterparts.

         Thank you.


                                     ACE CASH EXPRESS, INC.

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


Approved as of the date first above written:

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as ACFS Agent


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


Accepted and agreed to as of the date first above written:

[NAME OF FINANCIAL INSTITUTION]


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

[NAME OF FINANCIAL INSTITUTION]
Page 8


               ACCOUNT SCHEDULE - [NAME OF FINANCIAL INSTITUTION]
                               [DATE OF SCHEDULE]

                           Account              Account           Custodial
   State                   Number                Type               Agent
   -----                   -------              -------           ---------

*BANK CONTACT FOR THE FOLLOWING IS [NAME OF CONTACT], FACSIMILE NUMBER [_______]

                                                  (1)
                                                  (2)
                                                  (3)
                                                  (4)

                                                  (1)
                                                  (2)
                                                  (3)
                                                  (4)

----------

(1) Currency Account (the "CURRENCY ACCOUNT")

(2) Depository Account (the "DEPOSITORY ACCOUNT")

(3) Operating Account (the "OPERATING ACCOUNT")

(4) Returned Items Account (the "RETURNED ITEMS ACCOUNT")

and each other "deposit account" (as such term is defined in the UCC) maintained by [NAME OF FINANCIAL INSTITUTION] from time to time in the name of, or for the benefit of, the Company and identified on a supplemental schedule

                                                                     EXHIBIT F-2



                              [COMPANY LETTERHEAD]

                              ___________ ___, 2003


                         SUBORDINATED CONTROL AGREEMENT


[NAME OF FINANCIAL INSTITUTION]
[                                   ]
 -----------------------------------
[                                   ]
 -----------------------------------
Attn:    [                          ]
          --------------------------

         Re: Each of the accounts described on the attached Account Schedule
             (collectively, the "ACCOUNTS" and individually, an "ACCOUNT")

Ladies and Gentlemen:

         Reference is made to (i) that certain Intercreditor Agreement dated as of [___________ ___], 2003, by and among Ace Cash Express, Inc., a Texas corporation (the "COMPANY"), Wells Fargo Bank Texas, National Association, as Administrative Agent (the "BANK AGENT") for the lenders (the "LENDERS") from time to time party to the Bank Agreement (as such term is defined in the Intercreditor Agreement), American Capital Financial Services, Inc., as Agent ("ACFS AGENT") for the purchasers ("PURCHASERS") from time to time party to the ACFS Note Agreement (as such term is defined in the Intercreditor Agreement), and Travelers Express Company, Inc. ("TRAVELERS")(as such Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT") and (ii) that certain Assignment of Deposit Accounts and Security Agreement dated as of [___________ ___], 2003, by the Company in favor of the ACFS Agent for the benefit of the Purchasers (as such Assignment of Deposit Accounts and Security Agreement may be amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

         Pursuant to the Security Agreement, the Company has granted control of the Accounts to the ACFS Agent and granted to the ACFS Agent a security interest in the Accounts and the Company's monies, funds, checks, negotiable instruments and any other items or property deposited and/or held in the Accounts from time to time and all proceeds thereof (all of the foregoing hereinafter collectively referred to as the "ACCOUNT PROPERTY") subject only to the prior perfected security interest of the Bank Agent therein as set forth below, in each case, to secure certain obligations and indebtedness of the Company owing to the ACFS Agent and the Purchasers described therein. The Company hereby notifies you, and you hereby acknowledge, that the Company has granted a security interest to the ACFS

[NAME OF FINANCIAL INSTITUTION]
Page 2


Agent in, and control of, the Accounts and the other Account Property subject to the rights of the Bank Agent therein as set forth below.

         This letter shall become effective as of 6:00 a.m., Dallas, Texas time (the "EFFECTIVE TIME"), on the date first written above upon execution of this letter by each party hereto and delivery of the same to you.

         The Company hereby agrees with the ACFS Agent, and you hereby acknowledge, that (a) the Company has no power to withdraw from the Accounts except as expressly permitted hereunder and under that certain letter agreement between you and the Bank Agent of even date herewith (the "BANK CONTROL LETTER") and (b) subject to the following paragraph, the ACFS Agent may, at any time by written notice to you, terminate or suspend any and all rights of the Company related to the Accounts.

         The Company hereby irrevocably and unconditionally authorizes, instructs and directs you to comply, and you hereby agree to comply, with all instructions originated by the ACFS Agent with respect to the Accounts or directing disposition of any or all monies, funds, checks, negotiable instruments or any other items or properties in the Accounts, in each case without joinder or further consent by the Company and as promptly after receipt thereof as is reasonably possible so long as each such instruction is accompanied by a written certification from ACFS Agent stating that ACFS Agent is authorized to originate such instruction under, and in accordance with, the Intercreditor Agreement; provided, however, that in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings or any receivership proceedings in connection therewith, relative to the Company, the Company hereby irrevocably and unconditionally authorizes, instructs and directs you to comply, and you hereby agree to comply, with all instructions originated by the ACFS Agent with respect to the Accounts or directing disposition of any or all monies, funds, checks, negotiable instruments or any other items or properties in the Accounts, so long as each such instruction is accompanied by a written certification from ACFS Agent stating that a court of competent jurisdiction has authorized ACFS Agent to originate such instruction and having attached thereto a copy of an order of such court granting to ACFS Agent such authority, in each case without joinder or further consent by the Company and as promptly after receipt thereof as is reasonably possible. You are entitled to rely upon and are authorized and directed to follow all instructions of the ACFS Agent and you have no duty of inquiry as to the authorization or authenticity of any such instructions so long as they are given by an individual designated by the ACFS Agent and accompanied by either of the foregoing described certifications.

         You agree to indicate by appropriate entry in your records with respect to the Accounts or the Account Property the security interest of the ACFS Agent therein.

         You agree to deliver copies of all bank statements which you send to the Company (by law, agreement or otherwise) to the ACFS Agent at the address specified herein, if so requested by the ACFS Agent in writing. You are further authorized, and the Company

[NAME OF FINANCIAL INSTITUTION]
Page 3


hereby consents, to deliver any information requested by the ACFS Agent related to the Accounts, with any reasonable expense therefor to be paid by the Company.

         You hereby waive and release any and all rights of offset, claims or counterclaims against, and any and all security interests, banker's liens or similar rights in or to, the Accounts or the Account Property (whether arising under law, agreement or otherwise) other than the security interests in the Accounts and the Account Property and your interests therein (if any) which have been granted to Bank Agent.

         These instructions may only be modified in writing by an agreement executed by you, the Company and the ACFS Agent; provided, however, that the attached Account Schedule may be amended by delivery of a revised schedule from the Company and the ACFS Agent to you. All notices hereunder shall be sent to the following addressee:

         If to the Company:

                  Ace Cash Express, Inc.
                  1231 Greenway Dr., Ste. 800
                  Irving, Texas 75038
                  Attention: Jay B. Shipowitz
                  Telephone No.: 972 550 5030
                  Facsimile No.: 972 582 1430

         If to the ACFS Agent:

                  American Capital Financial Services, Inc.
                  Two Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland 20814
                  Attention: Compliance Officer -- ACS/ACE
                  Telephone No.: 301 951 6122
                  Facsimile No.: 301 654 6714

                  with a copy to:

                  American Capital Strategies, Ltd.
                  2200 Ross Ave., Ste. 4500W
                  Dallas, Texas 75201
                  Attention: Jeffrey N. MacDowell
                  Telephone No.: 214 273 6630
                  Facsimile No.: 214 273 6635

         If to you:

                  [NAME OF FINANCIAL INSTITUTION]
                  [                                  ]
                   ----------------------------------
                  [                                  ]
                   ----------------------------------
                  Attention: [                ]
                              ----------------
                  Telephone No.: [            ]
                                  ------------
                  Facsimile No.: [            ]
                                  ------------

[NAME OF FINANCIAL INSTITUTION]
Page 4


         All notices or other communications provided for hereunder shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three business days (meaning a day other than Saturday, Sunday or a day on which commercial banks in [CITY, STATE] are authorized to close) after being deposited in the mails, postage prepaid, or
(iii) in the case of delivery by facsimile transmission, when delivered or transmitted by facsimile machine, provided that any matter transmitted by facsimile (a) shall be immediately confirmed by a telephone call to the recipient at the number specified herein and (b) shall be followed promptly by a hard copy original thereof.

         Notwithstanding anything to the contrary in this letter agreement: (i) you shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) you shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to you by the Company or ACFS Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the Intercreditor Agreement, the Security Agreement, or any other related documentation or whether any actions by ACFS Agent, the Company or any other person or entity are permitted thereunder or consistent or inconsistent therewith; (iv) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this letter agreement except to the extent such conduct constitutes your own willful misconduct or gross negligence (and to the maximum extent permitted by law, you shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control.

         The Company hereby agrees to indemnify, defend and save you harmless against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be your employee) incurred in connection with this letter agreement or the Accounts (except to the extent due to your willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at the Company's direction or instruction. ACFS Agent hereby agrees to indemnify, defend and save you harmless against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be your employee) incurred in connection with any actions taken by you under this letter agreement with respect to the Accounts (except to the extent due to your willful misconduct or gross negligence). ACFS Agent's and the Company's responsibilities shall survive the termination hereof.

         You hereby agree that (i) you are a "bank" within the meaning of
Section 9.102 of the Uniform Commercial Code as in effect in the State of Texas (the "UCC"), (ii) each Account constitutes a "deposit account" within the meaning of Section 9.102 of the UCC, (iii) this letter agreement shall constitute an "authenticated record" for purposes of the UCC, and (iv) other than the Bank Control Letter and the "Prior Letters" (as defined in the Bank Control Letter), you have

[NAME OF FINANCIAL INSTITUTION]
Page 5


not entered into any agreement that grants to or confers upon any other party control of any Account or any of the Account Property and you will not enter into any such agreement during the term of this letter agreement, other than such agreements regarding control of the Accounts and the other Account Property that you may enter into after the Effective Time with Travelers; provided, however, that you and the Company hereby further agree that (a) the interests of each of ACFS Agent and Travelers in the Accounts and the other Account Property are and shall at all times be subject to and subordinate to the interests of the Bank Agent therein and (b) the interests of Travelers in the Accounts and the other Account Property are and shall at all times be subject to and subordinate to the interests of each of the Bank Agent and ACFS Agent therein, in each case to the extent and in the manner provided in the Intercreditor Agreement.

         Each of you and the Company hereby agrees that this letter agreement grants to and confers upon the ACFS Agent "control" of each Account as contemplated in Section 9.104 (and similar related provisions) of the UCC, and the security interest in the Accounts and the other Account Property in favor of the ACFS Agent is and shall at all times be (a) junior and inferior in right of priority to any security interest in any Account or any other Account Property which may have been, or hereafter be, granted to Bank Agent and (b) senior and superior in right of priority to any security interest in any Account or any other Account Property which may have been, or hereafter be, granted to Travelers.

         The Company and you hereby agree that no Account (i) is evidenced by an instrument (as that term is defined in the UCC) or (ii) constitutes a securities account or contains securities or investment property (as such terms are defined in the UCC).

         You hereby agree to comply with the restrictions, authorizations and instructions set forth or described above in this letter agreement. Further, the Company hereby agrees and you also acknowledge and agree that each "deposit account" (as such term is defined in the UCC) maintained by you in the name of, or for the benefit of, the Company and identified on the attached Account Schedule (as amended as permitted hereunder) shall be deemed to be an Account and shall be subject to this letter agreement in all respects.

         Nothing in this letter agreement shall require you to act in violation of any applicable laws or any court order.

         This letter agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Accounts or services provided in connection with the Accounts (the "ACCOUNT DOCUMENTATION"), which Account Documentation will continue to apply to the Accounts and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this letter (however, in the event of any such conflict, the provisions of this letter agreement shall control).

         This letter agreement shall be governed in accordance with the laws of the State of Texas. The State of Texas shall be deemed to be your location for purposes of Section 9.304(b) of the UCC.

[NAME OF FINANCIAL INSTITUTION]
Page 6


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[NAME OF FINANCIAL INSTITUTION]
Page 7


         If the foregoing accurately sets forth our agreements with respect to the subject matter hereof, please sign below as indicated and return a signed copy thereof to the ACFS Agent or its legal counsel at such address as the ACFS Agent shall provide. This letter agreement may be executed in multiple counterparts.

         Thank you.


                                      ACE CASH EXPRESS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


Approved as of the date first above written:

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as ACFS Agent


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


Accepted and agreed to as of the date first above written:

[NAME OF FINANCIAL INSTITUTION]


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

[NAME OF FINANCIAL INSTITUTION]
Page 8


                    Account Schedule - [NAME OF INSTITUTION]


      State                 Account Number               Account Type
      -----                 --------------               ------------
                                                         [(1)/(2)/(3)]

----------

(1) Currency Account (the "CURRENCY ACCOUNT")

(2) Depository Account (the "DEPOSITORY ACCOUNT")

(3) Returned Items Account (the "RETURNED ITEMS ACCOUNT")

and each other "deposit account" (as such term is defined in the UCC) maintained by [NAME OF FINANCIAL INSTITUTION] from time to time in the name of, or for the benefit of, the Company and identified on a supplemental schedule

EXHIBIT G


                              [COMPANY LETTERHEAD]

                            _______________ ___, 2003

[NAME OF ARMORED COURIER]
[                          ]
 --------------------------
[                          ]
 --------------------------
Attn:    [                 ]
          -----------------

         Re:   Custodial Arrangement

Ladies and Gentlemen:

         Reference is made to that certain Intercreditor Agreement dated as of [_____________ ___], 2003, by and among Ace Cash Express, Inc., a Texas corporation (the "COMPANY"), Wells Fargo Bank Texas, National Association, as Administrative Agent ("BANK AGENT") for itself and all other lenders ("LENDERS") from time to time party to the Bank Agreement (as such term is defined in the Intercreditor Agreement), American Capital Financial Services, Inc., as Agent ("ACFS AGENT") for the purchasers ("PURCHASERS") from time to time party to the ACFS Note Agreement (as such term is defined in the Intercreditor Agreement), and Travelers Express Company, Inc. ("TRAVELERS") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT").

         The Company hereby notifies [NAME OF ARMORED COURIER] ("CUSTODIAL AGENT"), and Custodial Agent hereby acknowledges, that the Company has assigned, pledged and granted to the Bank Agent, for the benefit of Bank Agent and the Lenders, a first priority security interest in certain property of the Company (the "ASSETS"), including all of the Company's currency, coin, monies, funds, checks, negotiable instruments, securities and other property and proceeds thereof received, transported and delivered by Custodial Agent from time to time (the "PROPERTY") in accordance with certain agreements and/or contracts from time to time between Custodial Agent and the Company (as amended, restated, supplemented or otherwise modified from time to time, collectively the "CONTRACTS"; the Assets, the Property, and the Contracts are collectively referred to herein as the "COLLATERAL") and pertaining to the store locations of the Company as set forth on the attached schedule (the "TERRITORY"), to secure certain obligations and indebtedness of the Company owing to the Bank Agent and the Lenders. The Company also notifies Custodial Agent that, and Custodial Agent hereby acknowledges that, (a) the Company has assigned, pledged and granted to the ACFS Agent, for the benefit of ACFS Agent and the Purchasers, a second priority security interest in the Collateral to secure certain obligations and indebtedness of the Company owing to the ACFS Agent and the Purchasers and (b) the Company has assigned, pledged and granted to Travelers a third priority security interest in the Collateral to secure certain obligations and indebtedness of the Company owing to Travelers. Bank Agent, ACFS Agent, and Travelers are collectively referred to herein as the "SECURED PARTIES" and each individually as a "SECURED PARTY".

[NAME OF ARMORED COURIER]
Page 2


         WITH RESPECT TO ANY AND ALL INSTRUCTIONS CUSTODIAL AGENT MAY RECEIVE FROM ANY SECURED PARTY, THIS LETTER AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE DATE (AS HEREINAFTER DEFINED), SUPERSEDES ALL PRIOR LETTERS OF INSTRUCTION TO WHICH CUSTODIAL AGENT IS A PARTY OR WHICH HAVE BEEN DELIVERED TO CUSTODIAL AGENT BY THE COMPANY ("PRIOR LETTERS"), BUT EXPRESSLY EXCLUDING LETTERS DELIVERED BY ACE FUNDING, LLC WHICH SHALL REMAIN IN EFFECT.

         This letter shall become effective as of the date first written above (the "EFFECTIVE DATE") upon execution of this letter by each party hereto and delivery of the same to Custodial Agent.

         1. Notwithstanding any provision to the contrary contained in the
Contracts:

         (a) Custodial Agent is hereby irrevocably authorized and directed by the Company, upon the request of any Secured Party or its designee (as any Secured Party may direct) delivered in accordance with Paragraph 3 hereof, to deliver to any Secured Party or its designee (as any Secured Party may direct), to such location or locations in the Territory as may be specified by any Secured Party or its designee (as any Secured Party may direct), any and all Property and other Collateral then and thereafter received, transported and delivered by Custodial Agent pursuant to the Contracts; provided, however, that in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings or any receivership proceedings in connection therewith, relative to the Company, Custodial Agent is hereby irrevocably authorized and directed by the Company, to deliver to such persons any and all Property and other Collateral then and thereafter received, transported and delivered by Custodial Agent pursuant to the Contracts as may be directed in writing by any Secured Party so long as each such written direction is accompanied by a written certification from such Secured Party stating that a court of competent jurisdiction has authorized such Secured Party to issue such written direction and having attached thereto a copy of an order of such court granting to such Secured Party such authority. Custodial Agent acknowledges and agrees to comply
(i) with the preceding authorization and direction from the Company, (ii) with any such request or instruction from any Secured Party or its designee (as any Secured Party may direct), and (iii) with any such written direction from any Secured Party, in each case delivered in accordance with Paragraph 3 hereof. The Company and each Secured Party agrees that Custodial Agent shall incur no liability whatsoever to the Company or any Secured Party in acting upon any request or instruction which Custodial Agent reasonably believes to have been given in the manner provided in Paragraph 3 by an authorized representative of any Secured Party. Instructions of any Secured Party or its designee (as any Secured Party may direct) shall control, and, except as permitted by any Secured Party or its designee (as any Secured Party may direct) below in this letter agreement or otherwise in writing, the Company shall not have any right or authority whatsoever to instruct Custodial Agent with respect to the Property or any other Collateral.

         (b) The Company shall pay directly to Custodial Agent all costs and expenses payable to Custodial Agent pursuant to the Contracts, including any additional cost or expense which Custodial Agent shall require if Custodial Agent is directed by any Secured Party to perform any service additional to or different from the services specifically set forth in the Contracts.

[NAME OF ARMORED COURIER]
Page 3


Custodial Agent hereby waives and releases any and all rights of offset or counterclaim against, and any and all carrier's liens, security interests or similar rights in, the Property or the other Collateral which Custodial Agent may have by reason of the Contracts or otherwise, except to the extent necessary to pay Custodial Agent the fees and expenses due under the Contracts.

         (c) This letter agreement shall not be modified or amended without the prior written consent of Custodial Agent, each Secured Party and the Company. It is expressly agreed that the Contracts may be amended to add thereto or to delete therefrom a location by an amendment duly executed by Custodial Agent and the Company, and that the Contracts as amended shall thereafter continue in full force and effect. This letter agreement shall apply to the Contracts as amended. The Company shall notify each Secured Party of any and all such amendments and will provide copies thereof upon written request from any Secured Party.

         (d) Custodial Agent hereby acknowledges that the Bank Agent, for its benefit and the benefit of the Lenders, has been granted by the Company, and that the Bank Agent, for its benefit and the benefit of the Lenders, currently holds, a first priority security interest in the Collateral. Custodial Agent hereby acknowledges that the ACFS Agent, for its benefit and the benefit of the Purchasers, has been granted by the Company, and that the ACFS Agent, for its benefit and the benefit of the Purchasers, currently holds, a second priority security interest in the Collateral, subject in all cases to the prior security interest of the Bank Agent, for its benefit and the benefit of the Lenders. Custodial Agent hereby acknowledges that Travelers has been granted by the Company, and that Travelers currently holds, a third priority security interest in the Collateral, subject in all cases to the prior security interest of the Bank Agent, for its benefit and the benefit of the Lenders, and the prior security interest of ACFS Agent, for its benefit and the benefit of the Purchasers. Custodial Agent agrees that at all times during which Custodial Agent is in possession of any and all Property or other Collateral, Custodial Agent shall maintain possession of and hold such Property and such other Collateral for the benefit of Bank Agent, for its benefit and the benefit of the Lenders, ACFS Agent, for its benefit and the benefit of the Purchasers, and Travelers.

         (e) Custodial Agent agrees that if any Secured Party succeeds to the interest of the Company in the Contracts by means of enforcement of its security interest or otherwise, Custodial Agent shall, upon notice to Custodial Agent from such Secured Party in accordance with Paragraph 3 below of such succession of interest, accept, recognize and treat such Secured Party, and its transferees, successors and/or assigns, as a party to the Contracts in the name and stead of the Company and shall continue to perform all obligations of Custodial Agent under the Contracts as long as the obligations of the Company are similarly satisfied by such Secured Party, or its transferees, successors and/or assigns (including the payment of amounts owed to Custodial Agent pursuant to the Contracts) and as long as the Contracts otherwise remain in effect.

         (f) Custodial Agent agrees to provide each Secured Party with such information and records relating solely to the performance of the Contracts as such Secured Party may reasonably request from time to time; provided that, Custodial Agent shall furnish to the Company a copy of all such information and records which are so provided to any Secured Party. The Company agrees to reimburse Custodial Agent for any additional costs and expenses incurred in providing such information to the Secured Parties.

[NAME OF ARMORED COURIER]
Page 4



         (g) In the event of loss of the Property, Custodial Agent's liability shall be governed by the terms of the Contracts, provided that either the Secured Parties or the Company (as agent for the Secured Parties) shall have the right to present a claim to Custodial Agent for loss reimbursement in the manner specified and allowed under the terms of the Contracts. Until this letter agreement shall have been terminated, notwithstanding the terms of the Contracts, any loss reimbursement for $25,000 or more shall be made payable to any Secured Party or its designee (as any Secured Party may direct), unless Custodial Agent is expressly directed in writing by any Secured Party or its designee (as any Secured Party may direct) to make such loss reimbursement payable directly to the Company. Any loss reimbursement for less than $25,000 may be made payable to the Company, provided that any loss reimbursement paid after any Secured Party or its designee (as any Secured Party may direct) has delivered a notice to Custodial Agent directing disposition of the Property as provided in Paragraph 1(a) above or Paragraph 2(c) below shall be made payable to the Secured Parties.

         (h) Custodial Agent shall have no liability in the event of any dispute involving ownership of the Property or any other matter relating to this letter agreement other than Custodial Agent's nonperformance of its agreements and obligations set forth herein, and the Company agrees to indemnify and hold Custodial Agent harmless from liability relating to a dispute over ownership of the Property, unless such claim is the result of Custodial Agent's gross negligence or willful misconduct. The Company agrees to pay all court costs and reasonable attorneys' fees which Custodial Agent may incur as a result of any such dispute, provided that such dispute or any claim arising therefrom is not the result of Custodial Agent's nonperformance of its obligations set forth herein or its gross negligence or willful misconduct.

         2. Subject to the terms of Paragraph 1 above:

         (a) Custodial Agent shall continue, pursuant to the Contracts, to pick up sealed shipments said or represented to contain currency from the financial institution set forth on the attached schedule ("DESIGNATED LOCAL BANK") for delivery to the retail stores of the Company (the "STORES") in the Territory. The sealed shipments shall be delivered by Custodial Agent to the Stores specifically designated by the Company, but (notwithstanding any provision of the Contracts to the contrary) no shipment shall be delivered to any location other than one or more of the Stores. Notwithstanding any provision of the Contracts to the contrary, only shipments said or represented to contain only the Company employee payroll checks and/or mail (including the Company's internal correspondence) may be delivered to the regional office or offices of the Company in the Territory.

         (b) Furthermore, Custodial Agent shall continue to pick up sealed shipments said to contain all excess cash, checks, drafts and other instruments that are made available to Custodial Agent at the Stores and shall deliver them only to the Designated Local Bank pursuant to the Contracts.

         (c) The instructions contained in this Paragraph 2 may be revoked at any time by notice to that effect by an authorized representative of any Secured Party or its designee (as any Secured Party may direct) given to Custodial Agent in accordance with Paragraph 3 of this letter.

[NAME OF ARMORED COURIER]
Page 5



         3. All requests, instructions and notices to be given pursuant to this letter agreement shall be sent to the following addressee:

         If to the Company:
                  Ace Cash Express, Inc.
                  1231 Greenway Dr., Ste. 800
                  Irving, Texas 75038
                  Attention:  Jay B. Shipowitz
                  Telephone No.:  972 550 5030
                  Facsimile No.:  972 582 1430

         If to Custodial Agent:
                  [NAME OF CUSTODIAL AGENT]
                  [                                  ]
                   ----------------------------------
                  [                                  ]
                   ----------------------------------
                  Attention:        [                ]
                                     ----------------
                  Telephone No.: [          ]
                                  ----------
                  Facsimile No.:  [         ]
                                   ---------

         If to the Bank Agent:
                  Wells Fargo Bank Texas, National Association
                  4975 Preston Park Road, Suite 280
                  Plano, Texas 75093
                  Attention:        Michael B. Sullivan
                  Telephone No.:  214 740-1595
                  Facsimile No.:   214 969-0906

         If to the ACFS Agent:
                  American Capital Financial Services, Inc.
                  Two Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland 20814
                  Attention:  Compliance Officer -- ACS/ACE
                  Telephone No.:  301 951 6122
                  Facsimile No.:   301 654 6714

                  with a copy to:

                  American Capital Strategies, Ltd.
                  2200 Ross Ave., Ste. 4500W
                  Dallas, Texas 75201
                  Attention:  Jeffrey N. MacDowell
                  Telephone No.:  214 273 6630
                  Facsimile No.:  214 273 6635

[NAME OF ARMORED COURIER]
Page 6

         If to Travelers:
                  Travelers Express Company, Inc.
                  1550 Utica Ave. South MS 8020
                  Minneapolis, Minnesota 55416
                  Attention:        Chief Legal Counsel
                  Telephone No.: 952 591 3000
                  Facsimile No.:   952 591 3859

         Unless provided otherwise in this paragraph, all requests, instructions and notices provided for hereunder shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three business days (meaning a day other than Saturday, Sunday or a day on which commercial banks in [CITY, STATE] are authorized to close) after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile transmission, when delivered or transmitted by facsimile machine. All requests, instructions and notices to be given to Custodial Agent by any Secured Party hereunder may (a) be oral but shall not be binding until confirmed in writing, provided that such Secured Party delivers written confirmation of such request, instruction or notice, as provided in the preceding sentence, within one business day after such oral request, instruction or notice and provided further than notwithstanding anything to the contrary contained herein, the Custodial Agent may immediately rely on such oral notice without liability to the Company and, (b) in the absence of Custodial Agent's representative named herein, may be given to the Branch Manager or, in his or her absence, an Assistant Branch Manager, of the Designated Local Bank as set forth on the attached schedule. Custodial Agent and Designated Local Bank may rely upon oral instructions from any Secured Party, pending written confirmation, without liability to the Company. Custodial Agent shall comply with any request, instruction or notice as promptly after receipt thereof as is reasonably possible.

         4. The information set forth on the attached schedule may be amended by the Company delivering a revised schedule to Bank Agent, ACFS Agent, Travelers, and Custodial Agent.

         5. By accepting this letter agreement, Custodial Agent represents that the Contracts are in full force and effect and that Custodial Agent will not amend the Contracts in any manner except in accordance with paragraph 1(c). Custodial Agent agrees that the Contracts will not be terminated without at least ten (10) days' prior written notice to the Secured Parties.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[NAME OF ARMORED COURIER]
Page 7



         If the foregoing accurately sets forth our agreements with respect to the subject matter hereof, please sign below as indicated and return a signed copy thereof to the Bank Agent or its legal counsel at such address as the Bank Agent shall provide. This letter agreement may be executed in multiple counterparts.

                              Yours very truly,

                              ACE CASH EXPRESS, INC.


                              By:
                                 ----------------------------------------------

                              Name:
                                   --------------------------------------------

                              Title:
                                    -------------------------------------------


Approved as of the date first above written:

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as Bank Agent


By:
   ----------------------------------------------

Name:
     --------------------------------------------

Title:
      -------------------------------------------

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as ACFS Agent



By:
   ----------------------------------------------

Name:
     --------------------------------------------

Title:
      -------------------------------------------

TRAVELERS EXPRESS COMPANY, INC., as Travelers


By:
   ----------------------------------------------

Name:
     --------------------------------------------

Title:
      -------------------------------------------

Accepted and agreed to as of the date first above written:

[NAME OF ARMORED COURIER]


By:
   ----------------------------------------------

Name:
     --------------------------------------------

Title:
      -------------------------------------------

[NAME OF ARMORED COURIER]
Page 8



                            [NAME OF ARMORED COURIER]
                               [DATE OF SCHEDULE]

Store Number    City & State      Designated Local Bank and Contact Information
------------    ------------      ---------------------------------------------

                                    EXHIBIT H
                                       TO
                             NOTE PURCHASE AGREEMENT

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                          Date: ______________, _______

         This certificate is given by ACE CASH EXPRESS, INC. (the "Company") pursuant to that certain Note Purchase Agreement, dated as of March 31, 2003, among Company, the purchasers signatory thereto and American Capital Financial Services, Inc., as administrative agent for the purchasers (in such capacity, the "Agent"), as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

         The officer executing this certificate is the chief financial officer of the Company and as such is duly authorized to execute and deliver this certificate on behalf of the Company. By executing this certificate such officer hereby certifies to Agent that:

         (a) the financial statements delivered with this certificate in accordance with Section 7.1(e) of the Purchase Agreement fairly present in all material respects the consolidated financial condition of the Company as of the dates of such financial statements;

         (b) he has reviewed the terms of the Purchase Agreement and the Notes and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company during the accounting period covered by such financial statements;

         (c) such review has not disclosed the existence during or at the end of such accounting period, and he has no knowledge of the existence, as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, [except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Default or an Event of Default and what action the Company has taken, are undertaking and propose to take with respect thereto]; and

         (d)      the Company is in compliance with the covenants contained in
Section 7.3 of the Purchase Agreement, as demonstrated below, except as set forth below or described in Exhibit A attached hereto.

         IN WITNESS WHEREOF , the Company has caused this Certificate to be executed by its ______________________ this ____ day of ____________, _____.

                                        ACE CASH EXPRESS, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

EXHIBIT I


                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT (this "Agreement") dated as of March 31, 2003 is by and among ACE CASH EXPRESS, INC., a Texas corporation (the "Debtor"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association ("WFB"), as Administrative Agent (WFB in such capacity, the "Bank Agent") for the lenders from time to time a party to the Bank Agreement (as hereinafter defined), AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as Administrative Agent (ACFS in such capacity, the "ACFS Agent") for the purchasers time to time party to the ACFS Note Agreement (as hereinafter defined), TRAVELERS EXPRESS COMPANY, INC., a Minnesota corporation, on behalf of itself and MoneyGram Payment Systems, Inc., and Moneyline Express, Inc., (collectively, "Travelers").

                                   WITNESSETH:

         WHEREAS, the Debtor, Bank Agent, certain other parties in other capacities, and certain lenders (the "Lenders") have entered into that certain Credit Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Bank Agreement");

         WHEREAS, the Debtor, ACFS Agent and certain purchasers (the "Purchasers") have entered into that certain Note Purchase Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "ACFS Note Agreement");

         WHEREAS, the Debtor and Travelers have entered into that certain Money Order Agreement dated April 16, 1998, pursuant to which Travelers has agreed to serve as Debtor's money order supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Money Order Agreement"), the Debtor and Travelers have entered into that certain Money Transfer Agreement dated June 30, 2000, pursuant to which Travelers has agreed to serve as Debtor's money transfer service supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Money Transfer Agreement"), and the Debtor and Travelers have entered into that certain Bill Payment Processing and Funds Transfer Services Agreement dated April 1, 1998, pursuant to which Travelers has agreed to serve as Debtor's bill payment processing supplier (as amended, supplemented, restated or otherwise modified from time to time, the "Bill Payment Agreement", and together with the Money Order Agreement and the Money Transfer Agreement, the "Travelers Agreements");

         WHEREAS, the Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith in favor of the Bank Agent for the benefit of the Bank Agent and the Lenders (as from time to time amended, supplemented, restated or otherwise modified, the "Bank Security Agreement"), pursuant to which the Debtor has assigned certain of its deposit accounts and granted a first priority security interest in certain of its assets to Bank Agent for the benefit of the Bank Agent and the Lenders as collateral security for its obligations to Bank Agent and Lenders under the Credit Documents;

         WHEREAS, the Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith in favor of the ACFS Agent for the benefit of the ACFS Agent and the Purchasers (as from time to time amended, supplemented, restated or otherwise modified, the "ACFS Security Agreement"), pursuant to which, subject to the security interests granted under the Bank Security Agreement, the Debtor has assigned certain of its deposit accounts and granted a second priority security interest in certain of its assets to ACFS Agent for the benefit of the ACFS Agent and the Purchasers as collateral security for its obligations to ACFS Agent and the Purchasers under the ACFS Note Agreement;

         WHEREAS, the Debtor has entered into that certain Assignment of Deposit Accounts and Security Agreement of even date herewith in favor of Travelers (as from time to time amended, supplemented, restated or otherwise modified, the "Travelers Security Agreement"; the Bank Security Agreement, the ACFS Security Agreement, and the Travelers Security Agreement, as each may be amended, supplemented, restated, or otherwise modified from time to time, are collectively referred to herein as the "Security Agreements" and each individually as a "Security Agreement"), pursuant to which, subject to the security interests granted under the Bank Security Agreement and the ACFS Security Agreement, the Debtor has assigned certain of its deposit accounts and granted a third priority security interest in certain of its assets to Travelers as collateral security for its obligations under the Travelers Agreements;

         WHEREAS, it is a condition precedent to the extension of credit under the Bank Agreement and the ACFS Note Agreement that the Debtor, Bank Agent (on behalf of itself and the Lenders), ACFS Agent (on behalf of itself and the Purchasers), and Travelers enter into this Agreement, pursuant to which:

                  (a) ACFS Agent shall, on behalf of itself and the Purchasers, subordinate all security interests and liens securing the obligations of the Debtor and its Subsidiaries (as hereinafter defined) owing to them (whether granted under the ACFS Security Agreement or otherwise) to all security interests and liens securing the obligations of the Debtor and its Subsidiaries owing to Bank Agent and the Lenders (whether granted under the Bank Security Agreement or otherwise);

                  (b) Travelers shall subordinate all security interests and liens securing the obligations of the Debtor and its Subsidiaries owing to Travelers (whether under the Travelers Security Agreement or otherwise) to all security interests and liens securing the obligations of the Debtor and its Subsidiaries owing to Bank Agent and the Lenders (whether granted under the Bank Security Agreement or otherwise) and ACFS Agent and the Purchasers (whether granted under the ACFS Security Agreement or otherwise); and

                  (c) The Bank Agent, on behalf of itself and the Lenders, ACFS Agent, on behalf of itself and the Purchasers, and Travelers, shall establish the relative payment priority of all obligations now or hereafter owing by the Debtor and/or its Subsidiaries to them.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, in order to induce the Lenders under the Bank Agreement, and the Purchasers under the ACFS Note Agreement, to extend credit thereunder, and in order to induce Travelers to perform its obligations under the Travelers Agreements, the parties hereto, intending to be legally bound, agree as follows:

                                    SECTION 1

                          DEFINITIONS AND OTHER MATTERS

         (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACE Funding" shall mean shall mean ACE Funding, LLC, a Delaware limited liability company.

         "ACFS Agent" shall mean American Capital Financial Services, Inc., a Delaware corporation, in its capacity as Administrative Agent under the ACFS Note Agreement, and its successors and assigns in such capacity.

         "ACFS Event of Default" shall have the meaning attributed to the term "Event of Default" in Section 1.1 of the ACFS Note Agreement.

         "ACFS Financial Covenant Default" shall mean an ACFS Event of Default occurring as a result of a violation by the Debtor of Section 7.3(a), (b), (c), or (d) of the ACFS Note Agreement.

         "ACFS Note Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "ACFS Notes" shall the "Notes" as such term is defined in Section 1.1 of the ACFS Note Agreement as in effect on the date hereof.

         "ACFS Obligations" shall mean all obligations, liabilities and indebtedness of each of the Debtor and its Subsidiaries to the Purchasers or their Affiliates and the ACFS Agent arising under or in connection with the ACFS Note Agreement or any other document or instrument executed in connection therewith, and all obligations, liabilities and indemnities of the Debtor and its Subsidiaries under or in respect of any Hedging Contract entered into by the Debtor or any of its Subsidiaries with any Purchaser or any Affiliate of any Purchaser, whether now existing or hereafter created, direct or indirect, matured or unmatured, liquidated or unliquidated, primary or secondary, due or not, including without limitation all of their respective obligations, liabilities and indebtedness with respect to the principal of and interest on the ACFS Notes (including but not limited to interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding relating to the Debtor or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and the payment or performance of all other obligations, liabilities, and indebtedness owed by any of them to the Purchasers or their Affiliates and the ACFS Agent thereunder or under any one or more documents or instruments executed and delivered in connection therewith or any Hedging Contract entered into by the Debtor or any of its Subsidiaries with any Purchaser or any Affiliate of any Purchaser, including without limitation all fees, costs, expenses and indemnity obligations thereunder.

         "ACFS Principal Balance" shall mean, as of any date of determination, an amount equal to the then outstanding unpaid principal balance of the ACFS Notes plus the then outstanding amount of any Additional Permitted Term Loans.

         "ACFS Principal Payments" shall mean any payments of principal on the ACFS Notes.

         "Actionable Default" shall mean:

                  (i) with respect to Bank Agent and Lenders, that a Bank Event of Default has occurred and is continuing;

                  (ii) with respect to ACFS Agent and Purchasers, that an ACFS Event of Default has occurred and is continuing; or

                  (iii) with respect to Travelers, that a Travelers Event of Default has occurred and is continuing and, as a result thereof, there has been a termination by Travelers of the Money Order Agreement.

         "Additional Permitted Term Loans" shall mean one or more term loans made after the date hereof by the Purchasers in an aggregate principal amount not to exceed $15 million.

         "Advance Request" shall mean a written request substantially in the form of Exhibit D to the Bank Agreement delivered by the Debtor to Bank Agent in accordance with the Bank Agreement, pursuant to which the Debtor requests Advances, and, if requested by Bank Agent, certifies the Debtor's compliance with the financial covenants set forth in the Bank Agreement.

         "Advances" shall mean the Loans from time to time advanced to the Debtor pursuant to Advance Requests delivered by the Debtor to Bank Agent in accordance with the Bank Agreement, which Advances shall be for the purposes permitted by Section 3.13 of the Bank Agreement as in effect on the date hereof. Any loan or advance made to the Debtor pursuant to an Advance Request shall be an Advance and Bank Agent shall have no obligation or duty to any Person to verify or review the accuracy of the information contained in such Advance Request.

         "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "Agreement" shall mean this Intercreditor Agreement, as it may be amended, restated or otherwise modified from time to time.

         "Bank Agent" shall mean WFB and any successor Administrative Agent appointed pursuant to the terms of the Bank Agreement.

         "Bank Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Bank Event of Default" shall have the meaning attributed to the term "Event of Default" set forth in Article VII of the Bank Agreement.

         "Bank Financial Covenant Default" shall mean a Bank Event of Default occurring as a result of a violation by the Debtor of Section 6.07. 6.08, 6.09, or 6.10 of the Bank Agreement.

         "Bank Obligations" shall mean all obligations, liabilities and indebtedness of each of the Debtor and its Subsidiaries to the Lenders or their Affiliates and the Bank Agent arising under or in connection with the Bank Agreement or any other document or instrument executed in connection therewith, and all obligations, liabilities and indemnities of the Debtor and its Subsidiaries under or in respect of any Hedging Contract entered into by the Debtor or any of its Subsidiaries with any Lender or any Affiliate of any Lender, whether now existing or hereafter created, direct or indirect, matured or unmatured, liquidated or unliquidated, primary or secondary, due or not, including without limitation all of their respective obligations, liabilities and indebtedness with respect to the principal of and interest on the Revolving Credit Loans and the Seasonal Revolving Credit Loans (including but not limited to interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding relating to the Debtor or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all fees payable to the Bank Agent and the Lenders under the Bank Agreement, drawings under any letter of credit issued under the Bank Agreement, contingent obligations in respect of undrawn amounts under any letter of credit issued under the Bank Agreement, and the payment or performance of all other obligations, liabilities, and indebtedness owed by any of them to the Lenders or their Affiliates and the Bank Agent thereunder or under any one or more documents or instruments executed and delivered in connection therewith (including without limitation the other Credit Documents) or with any letter of credit issued under the Bank Agreement or Hedging Contract entered into by the Debtor or any of its Subsidiaries with any Lender or any Affiliate of any Lender, including without limitation all fees, costs, expenses and indemnity obligations thereunder.

         "Bank Payment Default" shall mean a Bank Event of Default occurring under clause (a) or clause (b) of Article VII of the Bank Agreement.

         "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time.

         "Beneficiary" shall mean Bank Agent, for its benefit and the ratable benefit of the Lenders, each Lender, ACFS Agent, for its benefit and the ratable benefit of the Purchasers, each Purchaser, each Affiliate of a Lender or a Purchaser that is a party to a Hedging Contract with the Debtor, and Travelers.

         "Beneficiary Agreement" shall mean the Bank Agreement, the ACFS Note Agreement, the Travelers Agreements, and any Hedging Contract entered into by the Debtor or any of its Subsidiaries with any Beneficiary or any Affiliate of any Beneficiary.

         "Bill Payment Agreement" shall have the meaning given to such term in the recitals to this Agreement.

         "Borrowing Base" shall have the meaning set forth in Section 1.01 of the Bank Agreement as in effect on the date hereof.

         "Borrowing Base Report" shall have the meaning set forth in Section
1.01 of the Bank Agreement as in effect on the date hereof.

         "Borrowing Notice" shall mean a notice in the form of Exhibit D to the Bank Agreement as in the effect on the date hereof.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the law of the State of Texas or is a day on which banking institutions located in such State are required or authorized by law or other governmental action to close.

         "Collateral" means (a) all "Collateral" as set forth in each Security Agreement, (b) all "Collateral" as set forth in any other Security Document, and
(c) all security interests, liens or charges in, upon, or against any other property or assets of the Debtor or its Subsidiaries (other than ACE Funding) arising under the Uniform Commercial Code of any state or under any other law in favor of any Beneficiary securing any portion of the Obligations or the Secured Debt, whether or not on property of the Debtor, and any guarantees in favor of any Beneficiary by any Person guaranteeing the payment or performance of any portion of the Obligations or the Secured Debt.

         "Collateral Agency Agreement" shall mean that certain Collateral Agency Agreement of even date herewith among the Debtor, Collateral Agent, Bank Agent, ACFS Agent, and Travelers, as the same may from time to time be amended, supplemented, restated, or otherwise modified.

         "Collateral Agent" shall mean Wilmington Trust Company, in its capacity as collateral agent under the Collateral Agency Agreement, and its successors and assigns in such capacity.

         "Debt Instrument" shall mean any promissory note or other instrument, document or agreement evidencing any Secured Debt.

         "Debtor" shall mean Ace Cash Express Inc., a Texas corporation, and its successors and assigns.

         "Enforcement Action" shall mean (a) with respect to Bank Agent or any of the Lenders, (i) the acceleration by Bank Agent or any of the Lenders of all or any portion of the Bank Obligations, (ii) the commencement by the Bank Agent or any of the Lenders, after the occurrence of a Bank Event of Default, of the exercise of any of their respective rights under the Bank Agreement, the Bank Security Agreement, or the other Security Documents executed by the Debtor or its Subsidiaries (other than ACE Funding) for the benefit of Bank Agent or any Lender against the Collateral, (iii) the commencement or exercise by Bank Agent or any of the Lenders of any other right, remedy or enforcement action (whether at law or in equity) available upon the occurrence of a Bank Event of Default or
(iv) the initiation by Bank Agent or any of the Lenders of an Insolvency Proceeding against the Debtor or any of its Subsidiaries or any of their respective assets; (b) with respect to ACFS Agent or any of the Purchasers, (i) the acceleration by ACFS Agent or any of the Purchasers of all or any portion of the ACFS Obligations, (ii) the commencement by ACFS Agent or any of the Purchasers, after the occurrence of an ACFS Event of Default, of the exercise of any of their respective rights under the ACFS Note Agreement, the ACFS Security Agreement, or the other Security Documents executed by the Debtor or its

Subsidiaries (other than ACE Funding) for the benefit of the ACFS Agent or any Purchaser against the Collateral, (iii) the commencement or exercise by ACFS Agent or any of the Purchasers of any other right, remedy or enforcement action (whether at law or in equity) available upon the occurrence of a ACFS Event of Default or (iv) the initiation by ACFS Agent or any of the Purchasers of an Insolvency Proceeding against the Debtor or any of its Subsidiaries or any of their respective assets; or (c) with respect to Travelers, (i) the acceleration by Travelers of all or any portion of the Travelers Obligations, (ii) the commencement by Travelers, after the occurrence of a Travelers Event of Default, of the exercise of any of its rights under the Travelers Agreements, the Travelers Security Agreement, or the other Security Documents executed by the Debtor or its Subsidiaries (other than ACE Funding) for the benefit of Travelers against the Collateral, (iii) the commencement or exercise by Travelers of any other right, remedy or enforcement action (whether at law or in equity) available upon the occurrence of a Travelers Event of Default or (iv) the initiation by Travelers of an Insolvency Proceeding against the Debtor or any of its Subsidiaries or any of their respective assets. "Enforcement Actions" shall include, without limitation, the delivery to the Collateral Agent of instructions in accordance with the Collateral Agency Agreement and the terms of this Agreement and shall exclude all actions by Travelers to terminate, or the termination of, the Travelers Agreements or any action by Travelers to disable, or the disablement of, any equipment used by the Debtor pursuant to the Travelers Agreements.

         "Enforcement Notice" shall mean a written notice from any of (i) Bank Agent to ACFS Agent and Travelers certifying that an Actionable Default under clause (i) of the definition thereof has occurred and is continuing and that Bank Agent intends to commence Enforcement Actions; (ii) ACFS Agent to Bank Agent and Travelers certifying that an Actionable Default under clause (ii) of the definition thereof has occurred and is continuing and that ACFS Agent intends to commence Enforcement Actions; or (iii) Travelers to Bank Agent and ACFS Agent certifying that an Actionable Default under clause (iii) of the definition thereof has occurred and is continuing and that Travelers intends to commence Enforcement Actions.

         "Excess Cash Flow Prepayments" shall mean mandatory prepayments of principal on the ACFS Notes required pursuant to Section 3.5(b)(iv) of the ACFS Note Agreement as in effect on the date hereof.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" shall mean each guaranty executed by any of the Debtor's Subsidiaries (excluding ACE Funding) for the benefit of any Beneficiary, each of which is identified on Schedule 1 to this Agreement.

         "Hedging Contract" shall mean (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures, or forwarded contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Insolvency Event" shall mean occurrence of any of the following:

                  (a) the Debtor or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) below, (iii) apply for or consent to the appointment of a receiver, collateral agent, custodian, sequestrator, conservator or similar official for the Debtor or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing, or (vii) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Debtor or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, collateral agent, custodian, sequestrator, conservator or similar official for the Debtor or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (c) any other marshalling of assets of the Debtor or any of its Subsidiaries.

         "Insolvency Proceeding" shall have the meaning given to such term in
Section 5.1(f) hereof.

         "Lenders" shall have the meaning set forth in the recitals to this Agreement.

         "Letter of Credit" shall have the meaning given to such term in Section
1.1 of the Bank Agreement as in effect on the date hereof.

         "Loans" shall mean the Revolving Credit Loans and the Seasonal Revolving Credit Loans.

         "Majority Holders" shall mean, as of any date, subject to the following sentence, the Beneficiary or Beneficiaries holding more than 66 2/3% of the aggregate unpaid principal amount of the Secured Debt. For purposes of determining Majority Holders, all of the Lenders shall be deemed to have taken or be bound by any action approved by Bank Agent and all of the Purchasers shall be deemed to have taken or be bound by any action approved by ACFS Agent.

         "Mandatory Holders" shall mean, as of any date, Bank Agent, ACFS Agent, and Travelers.

         "Maximum Advances" shall mean, as of any date of determination, the lesser of (a) the Total Commitment then available to Debtor or (b) the sum of
(i) the outstanding amount of all extensions of credit made by the Lenders pursuant to any Borrowing Notice (without waiver or amendment) delivered by the Debtor pursuant to the Bank Agreement, as in effect on the date hereof, plus
(ii) $5,000,000.

         "Money Order Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Money Orders" shall mean money orders provided to Debtor pursuant to the Money Order Agreement.

         "Money Transfer Agreement" shall have the meaning given to such term in the recitals to this Agreement.

         "Obligations" shall mean and include, collectively, the Bank Obligations, the ACFS Obligations, the Travelers Obligations, and all other obligations secured by any Security Document.

         "Payment Blockage Notice" shall mean a written notice from Bank Agent to ACFS Agent (with a copy to Travelers) stating that (i) a Bank Payment Default has occurred and is continuing and, as a result thereof, the Debtor and its Subsidiaries shall not be permitted to make, and ACFS Agent and the Purchasers shall not be permitted to accept or receive, payments on the ACFS Obligations as set forth in Section 6.1(a), (ii) a Bank Financial Covenant Default has occurred and is continuing and, as a result thereof, the Debtor and its Subsidiaries shall not be permitted to make, and ACFS Agent and the Purchasers shall not be permitted to accept or receive, Excess Cash Flow Prepayments as set forth in
Section 6.1(b) hereof, or (iii) that an ACFS Financial Covenant Default has occurred and is continuing, and, as a result thereof, Debtor and its Subsidiaries shall not be permitted to make, and ACFS Agent and the Purchasers shall not be permitted to accept or receive, any ACFS Principal Payments until the date specified in Section 6.1(c) hereof.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

         "Proceeds" shall have the meaning ascribed to it in Section 9-306(a) of the Uniform Commercial Code as in effect in the State of Texas and, whether or not constituting proceeds under such section, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and (iii) any and all other amounts from time to time paid or payable to the Debtor upon the sale, exchange, collection or other disposition of any part of the Collateral.

         "Responsible Officer" shall mean, with respect to any Person (other than individuals and Governmental Authorities), the chief executive officer, the president, the chief financial officer or the chief accounting officer of such Person.

         "Revolving Credit Loans" shall have the meaning set forth in Section
1.01 of the Bank Agreement as in effect on the date hereof, and shall include the revolving credit loans to be made by Lenders to Debtor pursuant to Section
2.01 of the Bank Agreement as in effect on the date hereof.

         "Seasonal Revolving Credit Loans" shall have the meaning set forth in
Section 1.01 of the Bank Agreement as in effect on the date hereof, and shall include the seasonal revolving credit loans to be made by the Lenders to Debtor pursuant to Section 2.01 of the Bank Agreement as in effect on the date hereof.

         "Secured Debt" shall mean, as of any date, the Obligations then outstanding. In no event, unless the Mandatory Holders give their prior written consent, shall Secured Debt include the unadvanced amount of any commitment (other than the undrawn face amount of letters of credit).

         "Security Agreement" and "Security Agreements" shall have the meanings set forth in the recitals to this Agreement.

         "Security Documents" shall mean each Security Agreement, each Stock Pledge Agreement, the Guaranties, any additional documents executed to reflect the grant to any Beneficiary of a lien upon or security interest in any Collateral, and any agreement or document referred to in Section 4.4 hereof as the same may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms but shall not include any of the Travelers Agreements.

         "Standstill Period" shall mean any period commencing on the earlier of:

         (i) the day Bank Agent delivers an Enforcement Notice to the ACFS Agent and Travelers,

         (ii) the day Bank Agent delivers to ACFS Agent a Payment Blockage Notice (with a copy to Travelers) other than a Payment Blockage Notice described in clause (ii) of such definition,

         (iii) the day ACFS Agent delivers an Enforcement Notice to the Bank Agent and Travelers, or

         (iv) the day Travelers delivers an Enforcement Notice to the Bank Agent and the ACFS Agent,

and ending on the earliest of (w) the date on which such Enforcement Notice or Payment Blockage Notice, as applicable, is withdrawn by the party which delivered such notice, (x) the close of business on the day which is 45 days after the date the Standstill Period commenced, (y) the day on which the Bank Obligations are indefeasibly paid in full, in cash or other consideration acceptable to Bank Agent in its sole discretion or (z) the occurrence of an Insolvency Event. Each Standstill Period shall be determined in accordance with the preceding sentence and shall not terminate any earlier notwithstanding that the amount of outstanding Bank Obligations (less the amount of any Letters of Credit issued and Advances made by the Lenders to the Debtor in excess of the Maximum Advances determined as of the date of each such Advance or issuance of Letter of Credit) may, at any time during any Standstill Period, be less than the ACFS Principal Balance. If a Standstill Period commences and later terminates prior to the expiration of the 45-day period thereof because an Enforcement Notice or Payment Blockage Notice has been withdrawn by the party which delivered such notice, additional Standstill Period(s) can be commenced in the manner, for the period, and subject to the limitations set forth in this paragraph if a new Enforcement Notice shall be delivered; provided, if a Standstill Period has commenced as a result of the delivery of an Enforcement Notice or Payment Blockage Notice by Bank Agent, from the day of delivery thereof until 365 days thereafter, the total number of days comprising the Standstill Period(s) during such 365-day period shall be 45 days.

         "Stock Pledge Agreement" shall mean each stock pledge agreement or similar security document executed by Debtor or any of its Subsidiaries (other than ACE Funding) for the benefit of any Beneficiary, each of which is identified on Schedule 1 to this Agreement.

         "Subsidiary" shall mean, when used with reference to any Person, any corporation, association or other business entity in which such Person owns directly or indirectly a majority of the outstanding voting securities or owns sufficient equity or voting interests to enable it, in the absence of contingencies, to elect a majority of the directors of such entity or, if such entity is a partnership or a joint venture, such Person has more than a 50% interest in the profits or capital thereof. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Debtor.

         "Total Commitment" shall mean, as of any date of determination, the sum of the Lenders' Total Revolving Credit Commitments and Total Seasonal Revolving Credit Commitments, as the same may be increased up to, but not in excess of, the aggregate amount of $175,000,000 as set forth in Section 2.15 of the Bank Agreement as in effect on the date hereof.

         "Total Revolving Credit Commitments" shall have the meaning given to such term in Section 1.1 of the Bank Agreement as in effect on the date hereof.

         "Total Seasonal Revolving Credit Commitments" shall have the meaning given to such term in Section 1.1 of the Bank Agreement as in effect on the date hereof.

         "Travelers" shall mean Travelers Express Company, Inc., a Minnesota corporation.

         "Travelers Agreements" shall have the meaning given to such term in the recitals to this Agreement.

         "Travelers Event of Default" shall mean the occurrence of an event or condition (after giving effect to any applicable notice and cure provisions) that permits Travelers to terminate the Money Order Agreement under Section 18.b thereof because of default by Debtor thereunder.

         "Travelers Obligations" shall mean, (A) with respect to the following items for which payment has not been actually received by Travelers or its assignee and for which the Debtor is liable pursuant to the Money Order Agreement, the sum of (i) the face amount of all Money Orders either (x) sold by the Debtor pursuant to the Money Order Agreement or (y) lost, stolen or misappropriated by or from the Debtor, and paid by Travelers or its assignee, plus (ii) the per item fee (as adjusted pursuant to the Money Order Agreement) for each such Money Order, and (B) any and all other payment obligations of Debtor to Travelers under the Money Order Agreement, and (C) all "Sales Proceeds", as defined in the Money Transfer Agreement, for which payment has not been actually received by Travelers or its assignee and for which the Debtor is liable pursuant to the Money Transfer Agreement, and (D) any and all other payment obligations of the Debtor to Travelers under the Money Transfer Agreement, and (E) any and all payment obligations of the Debtor to Travelers under the Bill Payment Agreement, and (F) all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding relating to the Debtor or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

         (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

         (d) Terms describing items or types of collateral not otherwise defined herein which are defined in or used in Article 9 of the Uniform Commercial Code as in effect in the State of Texas shall herein have the respective meanings given to them in such Article 9.

                                    SECTION 2

              STANDSTILL PERIODS AND ENFORCEMENT ACTIONS; REMEDIES

         Section 2.1 Standstill Periods and Enforcement Actions.

                  (a) The Beneficiaries hereby agree to refrain from commencing any Enforcement Action except as set forth below in this Section 2.1.

                  (b) Each Beneficiary agrees that it will not take any Enforcement Action unless and until it first delivers to the other Beneficiaries an Enforcement Notice. The Beneficiaries hereby agree that (i) the delivery of any Enforcement Notice will commence a Standstill Period hereunder, and (ii) the delivery by Bank Agent to ACFS Agent of a Payment Blockage Notice (other than a Payment Blockage Notice described in clause (ii) of such definition) will commence a Standstill Period hereunder.

                  (c) During any Standstill Period, except as specifically provided otherwise in Section 2.1(e) below, no Beneficiary other than Bank Agent may commence any Enforcement Action without the prior written consent of Majority Holders; provided, however, that if Bank Agent or any Lender accelerates all or any portion of the Bank

         Obligations concurrently with the commencement of, or during the continuation of, any Standstill Period, then, in such event, each of the other Beneficiaries may, during any such Standstill Period, accelerate all or any portion of their respective Obligations to the extent and in the manner permitted by their respective Beneficiary Agreements, but such other Beneficiaries may not take any other Enforcement Action during such Standstill Period except as provided in
         Section 2.1(e) below.

                  (d) During any Standstill Period, at all times that the principal amount of outstanding Bank Obligations (less the amount of any Letters of Credit issued and Advances made by the Lenders to the Debtor in excess of the Maximum Advances determined as of the date of each such Advance or issuance of Letter of Credit) is greater than or equal to the ACFS Principal Balance, the Bank Agent may commence (or refrain from commencing) such action with respect to the Collateral and the Security Documents (including but not limited to Enforcement Actions) as it may deem necessary or appropriate without the consent of any other Beneficiary.

                  (e) Notwithstanding anything to the contrary contained in
         Section 2.1(d), ACFS Agent shall have the right to commence Enforcement Actions during any Standstill Period at any time that the principal amount of the outstanding Bank Obligations (less the amount of any Letters of Credit issued and Advances made by the Lenders to the Debtor in excess of the Maximum Advances determined as of the date of each such Advance or issuance of Letter of Credit) is less than the ACFS Principal Balance; provided, however, that in no event shall the ACFS Agent be permitted to, and the ACFS Agent shall not, cause the cessation of any Enforcement Action that was commenced by the Bank Agent during any Standstill Period unless the ACFS Agent is authorized in writing by the Majority Holders to do so.

                  (f) After the expiration of any Standstill Period, each Beneficiary may take any Enforcement Action permitted under its respective Beneficiary Agreements and the Security Documents benefiting such Beneficiary, subject, in each case, to Sections 3.1, 5.1(f), 5.2 and 6.4(d) hereof, and, in such event, such party or parties may not thereafter commence any Enforcement Action unless a new Enforcement Notice is delivered to the other Beneficiaries in accordance with
         Section 2.1(b) above.

         Section 2.2. Withdrawal of Enforcement Notice. The party or parties (or successors in interest thereto) delivering an Enforcement Notice shall be entitled to withdraw it by delivering written notice of withdrawal to each Beneficiary to which the related Enforcement Notice was originally delivered.

         Section 2.3. Exercise of Powers. All of the powers, remedies and rights of the Beneficiaries as set forth in this Agreement may be exercised by the Beneficiaries in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Beneficiaries as set forth in any Security Document may be exercised from time to time as herein and therein provided.

         Section 2.4. Limitation on Duties in Respect of Collateral. Beyond the accounting to the Debtor and the Beneficiaries for moneys received by it hereunder, no Beneficiary shall have any duty to the Debtor or the other Beneficiaries as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that any Beneficiary or an agent or nominee of any Beneficiary maintains possession or control of any of the Collateral or the Security Documents at any office of the Debtor, such Beneficiary shall, or shall instruct such agent or nominee to, grant the Debtor the access to such Collateral or Security Documents which the Debtor requires for the conduct of its business, as permitted by the Bank Agreement, the ACFS Note Agreement, and the Travelers Agreements, so long as no Standstill Period or Insolvency Proceeding shall have been commenced or continuing.

         Section 2.5. Limitation by Law. All the provisions of this Section 2 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

         Section 2.6. Absolute Rights of the Beneficiaries. Notwithstanding any other provision of this Agreement or any provision of any Security Document, but subject in all cases to the rights and obligations of the Beneficiaries under
Section 2.1 hereof, nothing contained in this Agreement shall affect or impair the right, if any, that any Beneficiary may have under the terms and conditions governing the Obligations owing to it under the Beneficiary Agreements to which it is a party to accelerate and demand repayment of such Obligations. Each Beneficiary retains the right to exercise freely its rights and remedies as a general creditor of the Debtor or any Subsidiary in accordance with applicable law and subject to the terms of the Beneficiary Agreements, including without limitation the right to file a lawsuit and obtain a judgment in connection therewith against the Debtor or any Subsidiary, and to otherwise exercise any other right it may have (other than the right to commence Enforcement Actions, which shall in all circumstances prior to an Insolvency Event be exercisable only as provided in this Agreement and the Security Documents). Any Beneficiary may (but in no event shall be required to) take action permitted by applicable law or in accordance with the terms of the Security Documents to preserve its rights, security interests and liens in any item of Collateral securing the payment and performance of the obligations under the Beneficiary Agreements to which it is a party, including but not limited to curing any default or alleged default under any contract entered into by the Debtor or any Subsidiary paying any tax, fee or expense on behalf of the Debtor or any Subsidiary exercising any offset or recoupment rights and paying insurance premiums on behalf of the Debtor or any Subsidiary so long as such action shall not impair the rights of any Beneficiary.

                                    SECTION 3

                              APPLICATION OF MONEYS

         Section 3.1. Application of Proceeds. The net proceeds of any Collateral received by the Beneficiaries as a result of taking any Enforcement Action (whether such Enforcement Action is taken before, during, or after a Standstill Period, an Insolvency Event, or the acceleration of all or any part of the Obligations), all amounts received by any Beneficiary in contravention of
Section 6.1 or 6.2, all amounts received by any Beneficiary after an acceleration of any Bank Obligations or any ACFS Obligations, and all payments or distributions of any kind or character (whether in cash, securities or other property) paid or payable to the Beneficiaries in any Insolvency Proceeding, shall be applied by the Beneficiaries in the following order:

                  FIRST: To Bank Agent in an amount equal to the Bank Obligations (less the amount of any Letters of Credit issued and Advances made by the Lenders to the Debtor in excess of the Maximum Advances determined as of the date of each such Advance or issuance of Letter of Credit);

                  SECOND: To ACFS Agent in an amount equal to the ACFS Obligations (less the amount of any loans made by ACFS Agent or the Purchasers after the date hereof to the Debtor in excess of the Additional Permitted Term Loans);

                  THIRD: To Travelers in an amount equal to the Travelers Obligations;

                  FOURTH: To the Bank Agent in an amount equal to the amount of any Letters of Credit issued and Advances, if any, made by the Lenders to the Debtor in excess of the Maximum Advances determined as of the date of each such Advance or issuance of Letter of Credit;

                  FIFTH: To ACFS Agent in an amount equal to the amount, if any, of any loans made by ACFS Agent or the Purchasers after the date hereof to the Debtor in excess of the Additional Permitted Term Loans;

                  SIXTH: Any surplus then remaining shall be paid to the Debtor or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing provisions of this Section 3.1, in connection with an Insolvency Proceeding each of ACFS Agent and Travelers shall be permitted to accept and retain all Permitted Junior Securities received by such Person pursuant to Section 5.1(f).

                                    SECTION 4

                                   [RESERVED]

                                    SECTION 5

       AGREEMENTS AMONG BENEFICIARIES IN RESPECT OF SUBORDINATION OF LIENS
                       AND IN RESPECT OF INSOLVENCY EVENTS

         Section 5.1. Subordination of Liens, etc.


         (a) Notwithstanding the date, manner or order of perfection or recording of any security interests or liens granted to the Bank Agent, the Lenders, the ACFS Agent, the Purchasers, or Travelers by the Debtor or any of its Subsidiaries which secure all or any part of the Obligations, and notwithstanding any provisions of the Uniform Commercial Code, of any applicable law or decision, or of the Security Documents, or whether any Beneficiary holds possession of all or any part of the Collateral, each party hereto agrees that the Bank Agent, for the benefit of itself, the Lenders, and any Affiliate of a Lender party to any Hedging Contract with the Debtor, shall have a first and prior security interest and lien in and upon the Collateral.

         (b) Without limitation of anything contained in Section 5.1(a) hereof,
(i) the ACFS Agent, on behalf of itself and each Purchaser, hereby agrees that all security interests or liens at any time securing the ACFS Obligations (whether granted under a Security Document or otherwise) are hereby made, and will at all times prior to the termination of this Agreement be, subject, subordinate, junior and inferior in all respects to all security interests and liens securing the Bank Obligations (whether granted under a Security Document or otherwise), and (ii) Travelers hereby agrees that all security interests or liens at any time securing the Travelers Obligations (whether granted under a Security Document or otherwise) are hereby made, and will at all times prior to the termination of this Agreement be, subject, subordinate, junior and inferior in all respects to all security interests and liens securing the Bank Obligations (whether granted under a Security Document or otherwise), and the ACFS Obligations (whether granted under a Security Document or otherwise).

         (c) Each Beneficiary agrees that it will not challenge the legality, validity, enforceability or priority of the security interests or liens granted to any other Beneficiary pursuant to this Agreement or the Security Documents. The subordination provided for in this Section 5.1 is solely for the benefit of the Beneficiaries. No Person other than a Beneficiary shall have or be entitled to assert any rights or benefits under or as a result of this Section 5.1.

         (d) Each Beneficiary agrees that with respect to the perfection of the security interests and liens which secure the Obligations (whether granted hereunder, under a Security Document, or otherwise) it shall not file any financing statements in any jurisdiction without the prior written consent of the Majority Holders; provided, however, that each Beneficiary hereby consents to the filing by Bank Agent from time to time of one or more financing statements and amendments thereto which sufficiently indicate the Collateral so long as each such original financing statement names each of Bank Agent, ACFS Agent, and Travelers as a secured party.

         (e) Each Beneficiary, without the written consent of the Mandatory Holders, agrees that it will not (i) except for the Security Documents, take or receive a security interest in or lien upon any of the property or assets of the Debtor or its Subsidiaries as security for the payment of any indebtedness owed to it under any Beneficiary Agreement to which it is a party, (ii) except for the Guaranties and the Security Documents, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the indebtedness owed to it under any of the Beneficiary Agreements to which it is a party, or (iii) contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Obligations owing to any other Beneficiary.

         (f) (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Debtor or its Subsidiaries following the occurrence of an Insolvency Event (an "Insolvency Proceeding"), any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the ACFS Obligations, and the Travelers Obligations shall be paid or delivered directly to the Bank Agent for application in payment of the Bank Obligations as set forth in Section 3.1, unless and until all of the Bank Obligations shall have been paid indefeasibly paid in full in cash; provided, however, that no such delivery shall be made to Bank Agent of stock or obligations which are issued pursuant to reorganization proceedings in respect of the ACFS Obligations, or the Travelers Obligations if such obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this Agreement to the payment of all Bank Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Bank Obligations then outstanding ("Permitted ACFS Junior Securities"). (ii) In the event of any Insolvency Proceeding, but only after the Bank Obligations shall have been paid indefeasibly paid in full, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Travelers Obligations shall be paid or delivered directly to the ACFS Agent for application in payment of the ACFS Obligations as set forth in Section 3.1, unless and until all of the ACFS Obligations shall have been paid in full in cash; provided, however, that no such delivery shall be made to ACFS Agent of stock or obligations which are issued pursuant to reorganization proceedings in respect of the Travelers Obligations if such obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this Agreement to the payment of all ACFS Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any ACFS Obligations then outstanding. (iii) In the event of any Insolvency Proceeding, but only after the Bank Obligations and the ACFS Obligations shall have been paid indefeasibly paid in full, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Bank Obligations or the ACFS Obligations shall be paid or delivered directly to Travelers for application in payment of the Travelers Obligations as set forth in Section 3.1, unless and until all of the Travelers Obligations shall have been paid in full in cash; provided, however, that no such delivery shall be made to Travelers of stock or obligations which are issued pursuant to reorganization proceedings in respect of the Bank Obligations or the ACFS Obligations if such obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this Agreement to the payment of all Travelers Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Travelers Obligations then outstanding ("Permitted Travelers Junior Securities"; Permitted ACFS Junior Securities and Permitted Travelers Junior Securities are collectively referred to herein as "Permitted Junior Securities").

         (g) Travelers hereby releases and terminates all liens and security interests granted to it by the Debtor or any of its Subsidiaries (including but not limited to all liens and security interests granted to Travelers under the Travelers Agreements) other than those granted to Travelers under the Travelers Security Agreement and any other Security Document benefiting Travelers.

         Section 5.2. Insolvency Events. Each Beneficiary stipulates and agrees that before, from and after the occurrence, and during the continuance, of any Insolvency Event, each of the Bank Agent (on behalf of itself and the Lenders), the Lenders, ACFS Agent (on behalf of itself and the Purchasers), the Purchasers, and Travelers will be entitled to pursue their separate claims against the Debtor and its Subsidiaries and to exercise any and all of its respective rights and remedies independently of one another and as separate and distinct secured creditors of the Debtor and its Subsidiaries; provided, however that the pursuit of such claims and the exercise of such remedies shall at all times prior to an Insolvency Event be subject to the terms and conditions of Section 2.1 of this Agreement. Without limitation of the foregoing, each Beneficiary also stipulates and agrees that all Insolvency Proceedings, including but not limited to all hearings conducted under Section 1129(b) of the Bankruptcy Code, all cases under the Bankruptcy Code in which the Debtor or any of its Subsidiaries is a debtor, and all other aspects of any reorganization of the Debtor and/or its Subsidiaries under the Bankruptcy Code (including but not limited to classification, voting, impairment, and cramdown), shall be conducted by the Beneficiaries and the Debtor and/or its Subsidiaries in a manner that reflects the fact that the Beneficiaries do not comprise a single group of creditors of the Debtor and its Subsidiaries but rather comprise multiple and independent groups of creditors of the Debtor and its Subsidiaries.

         Section 5.3. Continuity of Agreements. The agreements set forth in
Section 5.1 shall continue in full force and effect after the occurrence of any Insolvency Event in respect of Debtor or any of its Subsidiaries and in, during, and after any Insolvency Proceeding (all references herein to Debtor and its Subsidiaries shall be deemed to apply to such Person as debtor-in-possession and to a collateral agent for any such person).

                                    SECTION 6

        AGREEMENTS AMONG BENEFICIARIES AND DEBTOR IN RESPECT OF PAYMENTS
                     ON THE OBLIGATIONS AND OTHER AGREEMENTS

         Section 6.1. Payment Blockages, etc. Subject to Sections 3.1 and 5.1(f) above and Sections 6.1(a), 6.1(b), 6.1(c), and 6.2 below, Debtor and its Subsidiaries may make and pay, and ACFS Agent and the Purchasers may accept and receive, any and all payments on the ACFS Obligations when due and payable in accordance with the terms of the ACFS Note Agreement, the ACFS Notes, the ACFS Security Agreement and the other Security Documents executed by the Debtor and its Subsidiaries (other than ACE Funding) for the benefit of ACFS Agent or any Purchaser, in each case as in effect on the date hereof.

         (a) After Bank Agent delivers to ACFS Agent a Payment Blockage Notice (with a copy to Travelers) in respect of a Bank Payment Default, then, until such Bank Payment Default shall have been remedied by payment in full or waived,
(i) ACFS Agent, on behalf of itself and the Purchasers, hereby agrees that neither it nor any Purchaser shall accept or receive any direct or indirect payment of or on account of the ACFS Obligations and (ii) Debtor, on behalf of itself and its Subsidiaries other than ACE Funding, agrees that neither Debtor nor any such Subsidiary shall make any direct or indirect payment of or on account of the ACFS Obligations.

         (b) After Bank Agent delivers to ACFS Agent a Payment Blockage Notice (with a copy to Travelers) in respect of a Bank Financial Covenant Default, then, until such Bank Financial Covenant Default shall have been remedied or waived, (i) ACFS Agent, on behalf of itself and the Purchasers, hereby agrees that neither it nor any Purchaser shall accept or receive any Excess Cash Flow Prepayments, either directly or indirectly and (ii) Debtor, on behalf of itself and its Subsidiaries other than ACE Funding, agrees that neither Debtor nor any such Subsidiary shall make any Excess Cash Flow Prepayments.

         (c) After Bank Agent delivers to ACFS Agent a Payment Blockage Notice (with a copy to Travelers) in respect of an ACFS Financial Covenant Default, then, until, until the earlier of (1) the day on which such ACFS Financial Covenant Default shall have been remedied or waived or (2) the 45th day after delivery of such Payment Blockage Notice by Bank Agent, (i) ACFS Agent, on behalf of itself and the Purchasers, hereby agrees that neither it nor any Purchaser shall accept or receive any ACFS Principal Payment and (ii) Debtor, on behalf of itself and its Subsidiaries other than ACE Funding, agrees that neither Debtor nor any such Subsidiary shall make any ACFS Principal Payment; provided, however, that Bank Agent shall not be permitted to deliver to ACFS Agent a Payment Blockage Notice in respect of an ACFS Financial Covenant Default more than one time in any 365 day period.

         Section 6.2. Acceleration, etc. Notwithstanding anything to the contrary contained herein, after (i) the acceleration of the Bank Obligations or the ACFS Obligations or (ii) an Insolvency Event, each of ACFS Agent, on behalf of itself and the Purchasers, and Travelers hereby agrees that that it shall not accept or receive any direct or indirect payment of or on account of the ACFS Obligations or the Travelers Obligations (other than Permitted Junior Securities), as applicable, unless and until the Bank Obligations have been indefeasibly paid in full in cash and Debtor, on behalf of itself and its Subsidiaries other than ACE Funding, agrees that neither Debtor nor any such Subsidiary shall make any such payments (it being the intention of the parties that all such payments to which ACFS Agent, any Purchaser, or Travelers would be entitled to receive shall be applied to the Obligations as set forth in Section 3.1).

         Section 6.3. Subrogation. Upon indefeasible payment in full of the Bank Obligations in cash, ACFS Agent and the Purchasers shall be subrogated to the rights of Bank Agent and the Lenders to receive payments or distributions of assets of the Debtor and its Subsidiaries made on the Bank Obligations until the ACFS Obligations shall be paid in full. Upon indefeasible payment in full of the Bank Obligations, and the ACFS Obligations in cash, Travelers shall be subrogated to the rights of Bank Agent, the Lenders, ACFS Agent, and the Purchasers to receive payments or distributions of assets of the Debtor and its Subsidiaries made on the Bank Obligations and, the ACFS Obligations until the Travelers Obligations shall be paid in full.

         Section 6.4. Miscellaneous Agreements Among Beneficiaries.

         (a) Each Beneficiary agrees that it has, independently and without reliance on any other Beneficiary, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor and its Subsidiaries and the Collateral, and its independent decision to enter into this Agreement and the Security Documents, and that it will, independently and without reliance upon any other Beneficiary, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Security Documents.

         (b) Each Beneficiary acknowledges and agrees that it has not made any representation or warranty to any other Beneficiary with respect to the execution, validity, legality, completeness of this Agreement, any Security Documents or the Collateral or with respect to the collectibility or enforceability of the Obligations.

         (c) Each Beneficiary hereby assumes responsibility for keeping itself informed of (i) the financial condition of the Debtor and its Subsidiaries and
(ii) all other circumstances bearing upon the risk of nonpayment of the Secured Debt. Each of the Beneficiaries hereby agrees that no other Beneficiary shall have a duty to advise any of the others of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Beneficiary, it shall be under no obligation (x) to provide any such information to such other Beneficiary on any subsequent occasion, (y) to undertake any investigation, or
(z) to disclose any information which such Beneficiary wishes to maintain confidential.

         (d) Each Beneficiary agrees that should it at any time when it is not entitled to do so hereunder (including, without limitation, under Section 6.1 or 6.2) either (i) obtain, receive or take any payment on the Obligations owed to it, (ii) receive any Collateral, proceeds thereof, or any other property of Debtor, or (iii) recover any amounts under any Security Document, any Guaranty, or any other document or agreement providing security for or guaranteeing the payment of any Obligations, then the entire amount of such payment, all of such Collateral or other property received, and all such amounts recovered shall be held in trust and applied to the payment of the Obligations as set forth in
Section 3.1.

         (e) Each party hereto represents that in entering into this Agreement and related documents, it is not relying on any commitment or agreement made by any other Beneficiary to make or extend credit to Debtor.

         Section 6.5. Cap on ACFS Obligations. ACFS Agent, on behalf of itself and each Purchaser, agrees that the maximum amount of the ACFS Obligations (excluding interest, fees, penalties, and all other amounts other than principal) shall not, without the prior written consent of the Mandatory Holders, which may be exercised in their sole and absolute discretion, exceed a principal amount equal to $40,000,000 plus any portion of the Additional Permitted Term Loans made by ACFS Agent and/or the other Purchasers.

         Section 6.6. Assignment. None of the Beneficiaries shall assign any interest in the Obligations or the Secured Debt unless such assignment is subject to all terms and conditions of this Agreement.

         Section 6.7. Invalidation of Payments. To the extent that any of the Beneficiaries receive payments on the Secured Debt or receive Proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, or are required to be repaid to a collateral agent, receiver or any other Person under the Bankruptcy Code or under state, federal or common law, then, to the extent the payments or Proceeds are so repaid, the Secured Debt or part thereof which was intended to be satisfied shall be revived and will continue to be in full force and effect as if those payments or Proceeds had never been received by the Beneficiary.

         Section 6.8. Possessory Collateral. After the indefeasible payment in full in cash of the Bank Obligations, Bank Agent agrees to deliver all Collateral that may be in its possession to the ACFS Agent, and the Debtor hereby consents to such delivery. After the indefeasible payment in full in cash of the ACFS Obligations, ACFS Agent agrees to deliver all Collateral that may be in its possession to Travelers, and the Debtor hereby consents to such delivery. After the indefeasible payment in full in cash of the Travelers Obligations, Travelers agrees to deliver all Collateral that may be in its possession to the Debtor.

                                    SECTION 7

                                  MISCELLANEOUS

         Section 7.1. Amendments, Supplements and Waivers. This Agreement may not be amended, revised, restated or supplemented without the prior written consent of the Mandatory Holders.

         Section 7.2. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications), shall be sent by mail, telex, telecopier or hand delivery and, except as otherwise provided in this Agreement, the cost thereof shall be for the sole account of the Debtor and shall be added to the Obligations:

         (a) If to the Debtor, to Ace Cash Express, Inc., 1231 Greenway Drive, Suite 800, Irving, Texas 75038, Attention: Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Beneficiaries, with a copy thereof to Gardere Wynne Sewell, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas 75201 Attention: Richard A. Tulli; provided, however, that the failure to provide a copy of such communications to Gardere Wynne Sewell, L.L.P. shall not affect the validity or effectiveness of such communications.

         (b) If to Bank Agent, to Wells Fargo Bank Texas, National Association, 4975 Preston Park Road., Suite 280, Plano, Texas 75093, Attention: Michael B. Sullivan or at such other address as shall be designated by it in a written notice to the Beneficiaries, with a copy thereof to Winstead, Sechrest & Minick P.C., 1201 Elm Street, Suite 5400, Dallas, Texas 75270, Attention: James R. Littlejohn; provided, however, that the failure to provide a copy of such communications to Winstead, Sechrest & Minick P.C. shall not affect the validity or effectiveness of such communications.

         (c) If to ACFS Agent, to American Capital Financial Services, Inc., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, Attention:
Compliance Officer and to American Capital Financial Strategies, Ltd., 2200 Ross Avenue, Suite 4500 West, Dallas, Texas 75204 Attention: Jeffrey N. MacDowell, or at such other address as shall be designated by it in a written notice to the Beneficiaries, with a copy thereof to Patton Boggs L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 Attention: Robert J. Cole; provided, however, that the failure to provide a copy of such communications to Patton Boggs L.L.P. shall not affect the validity or effectiveness of such communications.

         (d) If to Travelers, to Travelers Express Company, Inc., 1550 Utica Avenue South, Minneapolis, Minnesota 55416, Attention: Chief Legal Counsel, or at such other address as shall be designated by it in a written notice to the Beneficiaries.

         All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecommunications device, when properly transmitted if on the same day the sender sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid).

         Section 7.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         Section 7.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.5. [RESERVED]

         Section 7.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Beneficiaries and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, or the Collateral.

         Section 7.7. Conflict with Other Agreements. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the Collateral Agency Agreement, or any Guaranty, the provisions of this Agreement shall control.

         Section 7.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Texas.

         Section 7.9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         Section 7.10. Waiver of Jury Trial, Etc.


         (a) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER BENEFICIARY AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER BENEFICIARY AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (b) EACH PARTY HERETO (I) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS HEREIN.

         Section 7.11. Submission to Jurisdiction.


         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR AND EACH BENEFICIARY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

         (b) THE DEBTOR AND EACH BENEFICIARY HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

         (c) THE DEBTOR AND EACH BENEFICIARY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT, AT ITS ADDRESS SET FORTH IN SECTION 7.2 HEREOF.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF ANY OF THE OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE DEBTOR IN ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 ACE CASH EXPRESS, INC., as Debtor



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------


                                 WELLS FARGO BANK TEXAS, NATIONAL
                                 ASSOCIATION, as Bank Agent



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------



                                 AMERICAN CAPITAL FINANCIAL SERVICES,
                                 INC., as ACFS Agent



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------



                                 TRAVELERS EXPRESS COMPANY, INC.



                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------

         Agreed to and acknowledged as of the date first above written:

                                      Check Express, Inc.
                                      Q. C. & G. Financial, Inc.
                                      Public Currency, Inc.
                                      Check Express Florida, Inc.
                                      Check Express Finance, Inc.
                                      Check-X-Change Corporation
                                      Check Express South Carolina, Inc.
                                      Check Express USA, Inc.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Schedule 1

                     Guaranties and Stock Pledge Agreements

Unconditional Guaranty Agreement by Check Express, Inc., Q. C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. of even date herewith in favor of Bank Agent

Assignment of Deposit Accounts and Security Agreement by Debtor of even date herewith in favor of Bank Agent

Assignment of Deposit Accounts and Security Agreement by Check Express, Inc., Q.
C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. in favor of Bank Agent

Stock Pledge Agreement by Debtor of even date herewith in favor of Bank Agent

Stock Pledge Agreement by Check Express, Inc. of even date herewith in favor of Bank Agent

Unconditional Guaranty Agreement by Check Express, Inc., Q. C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. of even date herewith in favor of ACFS Agent

Assignment of Deposit Accounts and Security Agreement by Debtor of even date herewith in favor of ACFS Agent

Assignment of Deposit Accounts and Security Agreement by Check Express, Inc., Q.
C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. in favor of ACFS Agent

Stock Pledge Agreement by Debtor of even date herewith in favor of ACFS Agent

Stock Pledge Agreement by Check Express, Inc. of even date herewith in favor of ACFS Agent

Unconditional Guaranty Agreement by Check Express, Inc., Q. C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. of even date herewith in favor of Travelers

Assignment of Deposit Accounts and Security Agreement by Debtor of even date herewith in favor of Travelers

Assignment of Deposit Accounts and Security Agreement by Check Express, Inc., Q.
C. & G. Financial, Inc., Public Currency, Inc., Check Express Florida, Inc., Check Express Finance, Inc., Check-X-Change Corporation, Check Express South Carolina, Inc., Check Express USA, Inc. in favor of Travelers

Stock Pledge Agreement by Debtor of even date herewith in favor of Travelers

Stock Pledge Agreement by Check Express, Inc. of even date herewith in favor of Travelers